EXECUTION COPY
================================================================================



                       WACHOVIA MORTGAGE LOAN TRUST, LLC,

                                  as Depositor,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                as Master Servicer and Certificate Administrator,

             NATIONAL CITY MORTGAGE CO. and SUNTRUST MORTGAGE, INC.,

                                  as Servicers,

                                       and

                          U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated November 22, 2005


                       Mortgage Pass-Through Certificates

                                  Series 2005-B



================================================================================

                                 TABLE OF CONTENTS

                                                                            Page

ARTICLE I             DEFINITIONS..............................................4

     Section 1.01          Defined Terms.......................................4

     Section 1.02          Interest Calculations..............................35

ARTICLE II            CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
                      CERTIFICATES............................................35

     Section 2.01          Conveyance of Mortgage Loans.......................35

     Section 2.02          Acceptance by the Custodian of the Mortgage
                           Loans..............................................38

     Section 2.03          Representations, Warranties and Covenants of the
                           Master Servicer and the Servicers..................40

     Section 2.04 Assignment of Interest in the Mortgage Loan Purchase Agreement; Depositor Representations and
                           Warranties.........................................44

     Section 2.05          Intent of Parties and Protection of Title..........46

     Section 2.06          Designation of Interests in the REMIC..............47

     Section 2.07          Designation of Start-up Day........................47

     Section 2.08          REMIC Certificate Maturity Date....................47

     Section 2.09          Execution and Delivery of Certificate..............47

ARTICLE III           ADMINISTRATION AND SERVICING OF MORTGAGE LOANS..........48

     Section 3.01          Servicers to Service Mortgage Loans................48

     Section 3.02          Subservicing; Enforcement of the Obligations of
                           Servicers..........................................49

     Section 3.03          Fidelity Bond; Errors and Omissions
                           Insurance..........................................50

     Section 3.04          Access to Certain Documentation....................50

     Section 3.05          Maintenance of Primary Insurance Policy;
                           Claims.............................................51

     Section 3.06          Rights of the Depositor and the Trustee in
                           Respect of the Servicers...........................52

     Section 3.07          [Reserved].........................................52

     Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Accounts; Certificate Account; and
                           Upper-Tier Certificate Account.....................52

     Section 3.09          Collection of Taxes, Assessments and Similar
                           Items; Escrow Accounts.............................55

     Section 3.10          Access to Certain Documentation and Information
                           Regarding the Mortgage Loans.......................57

                                 TABLE OF CONTENTS
                                   (continued)

                                                                            Page

     Section 3.11 Permitted Withdrawals from the Servicer Custodial Accounts; Certificate Account and Upper-Tier
                           Certificate Account................................57

     Section 3.12          Maintenance of Hazard Insurance....................59

     Section 3.13          Enforcement of Due-On-Sale Clauses;
                           Assumption Agreements..............................60

     Section 3.14          Realization Upon Defaulted Mortgage Loans;
                           REO Property.......................................60

     Section 3.15          Custodian to Cooperate; Release of Mortgage
                           Files..............................................62

     Section 3.16 Documents, Records and Funds in Possession of the Master Servicer and Servicers to be Held for the
                           Trustee............................................64

     Section 3.17          Servicing and Master Servicer Compensation.........64

     Section 3.18          Annual Statements as to Compliance.................65

     Section 3.19 Annual Independent Public Accountants' Servicing and Master Servicing Statement; Financial
                           Statements.........................................66

     Section 3.20          Advances...........................................66

     Section 3.21          Modifications, Waivers, Amendments and
                           Consents...........................................67

     Section 3.22          Reports to the Securities and Exchange
                           Commission.........................................68

     Section 3.23          Annual Certification...............................69

     Section 3.24          Master Servicer....................................69

     Section 3.25          Monitoring of Servicers............................71

     Section 3.26          Power to Act; Procedures...........................72

ARTICLE IV            SERVICER'S monthly reports..............................73

      Section 4.01         Servicer's Monthly Reports.........................73

ARTICLE V             PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                      REMIC ADMINISTRATION....................................73

     Section 5.01          Distributions......................................73

     Section 5.02          Priorities of Distributions........................73

     Section 5.03          Allocation of Losses...............................78

     Section 5.04          Statements to Certificateholders...................80

     Section 5.05          Tax Returns and Reports to Certificateholders......82

     Section 5.06          Tax Matters Person.................................83

     Section 5.07          Rights of the Tax Matters Person in Respect of the
                           Certificate Administrator..........................83

                                 TABLE OF CONTENTS
                                   (continued)

                                                                            Page

     Section 5.08          REMIC Related Covenants............................83

ARTICLE VI            THE CERTIFICATES........................................84

     Section 6.01          The Certificates...................................84

     Section 6.02          Registration of Transfer and Exchange of
                           Certificates.......................................85

     Section 6.03          Mutilated, Destroyed, Lost or Stolen
                           Certificates.......................................89

     Section 6.04          Persons Deemed Owners..............................90

ARTICLE VII           THE DEPOSITOR, THE MASTER SERVICER AND THE
                      SERVICERS...............................................90

     Section 7.01          Respective Liabilities of the Depositor, the Master
                           Servicer and the Servicers.........................90

     Section 7.02          Merger or Consolidation of the Depositor, the Master
                           Servicer or a Servicer.............................90

     Section 7.03 Limitation on Liability of the Depositor, the Master Servicer, the Servicers and Others; Liability of
                           Master Servicer and Servicers......................91

     Section 7.04          Depositor, Master Servicer and Servicers Not to
                           Resign.............................................93

     Section 7.05          Successor Master Servicer..........................93

     Section 7.06          Sale and Assignment of Master Servicing............94

ARTICLE VIII          DEFAULT.................................................94

     Section 8.01          Events of Default..................................94

     Section 8.02          Remedies of Trustee................................97

     Section 8.03          Directions by Certificateholders and Duties of
                           Trustee During Event of Default................... 98

     Section 8.04          Action upon Certain Failures of the Master Servicer
                           or a Servicer and upon Event of Default............98

     Section 8.05          Trustee and Master Servicer to Act; Appointment of
                           Successors.........................................98

     Section 8.06          Notification to Certificateholders................100

ARTICLE IX            THE TRUSTEE AND CERTIFICATE ADMINISTRATOR..............100

     Section 9.01          Duties of Trustee and the Certificate
                           Administrator.....................................100

     Section 9.02          Certain Matters Affecting the Trustee and
                           Certificate Administrator.........................102

                                 TABLE OF CONTENTS
                                   (continued)

                                                                            Page

     Section 9.03          Neither Trustee nor Certificate Administrator
                           Liable for Certificates or Mortgage Loans.........104

     Section 9.04          Trustee and Certificate Administrator May Own
                           Certificates......................................105

     Section 9.05          Eligibility Requirements for Trustee, Certificate
                           Administrator.....................................105

     Section 9.06          Resignation and Removal of Trustee and the
                           Certificate Administrator.........................106

     Section 9.07          Successor Trustee or Certificate
                           Administrator.....................................107

     Section 9.08          Merger or Consolidation of Trustee or the Certificate
                           Administrator.....................................107

     Section 9.09          Appointment of Co-Trustee or Separate
                           Trustee...........................................108

     Section 9.10          Authenticating Agents.............................109

     Section 9.11          Trustee's Fees and Expenses and Certificate
                           Administrator's Fees and Expenses.................110

     Section 9.12          [Reserved]........................................110

     Section 9.13          [Reserved]........................................110

     Section 9.14          Limitation of Liability...........................110

     Section 9.15          Trustee May Enforce Claims Without Possession of
                           Certificates......................................110

     Section 9.16          Suits for Enforcement.............................111

     Section 9.17          Waiver of Bond Requirement........................111

     Section 9.18          Waiver of Inventory, Accounting and Appraisal
                           Requirement.......................................111

ARTICLE X             TERMINATION............................................111

     Section 10.01         Termination upon Purchase by the Master Servicer
                           or Liquidation of All Mortgage Loans..............111

     Section 10.02         Additional Termination Requirements...............113

ARTICLE XI            MISCELLANEOUS PROVISIONS...............................113

     Section 11.01         Amendment.........................................113

     Section 11.02         Recordation of Agreement..........................115

     Section 11.03         Limitation on Rights of Certificateholders........115

     Section 11.04         Governing Law.....................................116

     Section 11.05         Notices...........................................116

     Section 11.06         Severability of Provisions........................117

                                 TABLE OF CONTENTS
                                   (continued)

                                                                            Page

     Section 11.07         Certificates Nonassessable and Fully Paid.........117

     Section 11.08         Access to List of Certificateholders..............117

APPENDICES

Appendix 1                Calculation of Uncertificated Lower-Tier Regular
                          Interest Y Principal Reduction Amounts

EXHIBITS

Exhibit A-1               Form of Class A Certificate
Exhibit A-2               Form of Class A-R Certificate
Exhibit B                 Form of Class B-1, Class B-2 and Class B-3 Certificate
Exhibit C                 Form of Class B-4, Class B-5 and Class B-6 Certificate
Exhibit D-1               Mortgage Loan Schedule (Loan Group 1)
Exhibit D-2               Mortgage Loan Schedule (Loan Group 2)
Exhibit D-3               Mortgage Loan Schedule (Loan Group 3)
Exhibit D-4               Mortgage Loan Schedule (Loan Group 4)
Exhibit E                 Form of Request for Release of Documents
Exhibit F                 Form of Certification of Establishment of Account
Exhibit G-1               Form of Transferor's Certificate
Exhibit G-2A              Form 1 of Transferee's Certificate
Exhibit G-2B              Form 2 of Transferee's Certificate
Exhibit H                 Form of Transferee Representation Letter
                          for ERISA Restricted Certificates
Exhibit I-1               Form of Affidavit Regarding Transfer of Residual
                          Certificates
Exhibit I-2               Form of Transferor Certificate Regarding Transfer of
                          Residual Certificates
Exhibit J                 [Reserved]
Exhibit K                 [Reserved]
Exhibit L                 [Reserved]
Exhibit M                 Form of Lost Note Affidavit
Exhibit N                 Form of Custodial Agreement
Exhibit O                 Form of Initial Certification
Exhibit P                 Form of Final Certification

                         POOLING AND SERVICING AGREEMENT

         THIS POOLING AND SERVICING AGREEMENT, dated November 22, 2005, is hereby executed by and among WACHOVIA MORTGAGE LOAN TRUST, LLC, as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), as Master Servicer and Certificate Administrator, NATIONAL CITY MORTGAGE CO. ("National City"), as a Servicer, SUNTRUST MORTGAGE, INC. ("SunTrust"), as a Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.

                          W I T N E S S E T H  T H A T:

         In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee agree as follows:

                          PRELIMINARY STATEMENT

         In exchange for the Certificates, the Depositor will convey the Trust Estate to the Trustee and create the Trust.

                            LOWER-TIER REMIC

         As provided herein, the Certificate Administrator, on behalf of the Trustee, will make an election to treat the entire segregated pool of assets described in the definition of Trust Estate (including the Mortgage Loans), and subject to this Agreement, as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as the "Lower-Tier REMIC." Component I of the Class 1-A-R Certificates will represent ownership of the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions (as defined herein).

         The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate and initial Uncertificated Principal Balance for each of the "regular interests" in the Lower-Tier REMIC (the "Uncertificated Lower-Tier Regular Interests") and the designation, Pass-Through Rate and initial Class Certificate Balance of Component I of the Class 1-A-R Certificates. None of the Uncertificated Lower-Tier Regular Interests will be certificated. Solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Uncertificated Lower-Tier Regular Interests and Component I of the Class 1-A-R Certificates shall be the REMIC Certificate Maturity Date.

        Designation                (or Pass-Through Rate)             Principal Balance (or Initial Class
                                                                                 Certificate Balance)
----------------------------  ---------------------------------  --------------------------------------------
Y-1 Variable(1) $36,177.05 ----------------------------
--------------------------------- --------------------------------------------
Y-2 Variable(1) $86,169.46 ----------------------------
--------------------------------- --------------------------------------------
Y-3 Variable(1) $52,023.11 ----------------------------
--------------------------------- --------------------------------------------
Y-4 Variable(1) $36,697.89 ----------------------------
--------------------------------- --------------------------------------------
Z-1 Variable(1) $72,317,914.14 ----------------------------
--------------------------------- --------------------------------------------
Z-2 Variable(1) $172,267,587.68 ----------------------------
--------------------------------- --------------------------------------------
Z-3 Variable(1) $103,994,203.44 ----------------------------
--------------------------------- --------------------------------------------
Z-4 Variable(1) $73,365,392.67 ----------------------------
--------------------------------- --------------------------------------------
Component I of the Class Variable(2) $100.00 1-A-R ----------------------------
--------------------------------- --------------------------------------------

(1) Calculated in accordance with the definition of "Uncertificated Pass-Through Rate" herein.

(2) For each Distribution Date, interest will accrue on Component I of the Class 1-A-R Certificates at a per annum rate equal to the Net WAC for the Group 1 Mortgage Loans.

                                UPPER-TIER REMIC

                  A segregated pool of assets consisting of the Uncertificated Lower-Tier Regular Interests will be designated as the "Upper-Tier REMIC" and the Certificate Administrator will make a separate REMIC election with respect thereto. Each of the Certificates (other than the Class 1-A-R Certificates) will be "regular interests" in the Upper-Tier REMIC (referred to collectively as the "Regular Certificates") and Component II of the Class 1-A-R Certificates will represent ownership of the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions. Solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date," for each of the Regular Certificates and Component II of the Class 1-A-R Certificates shall be the REMIC Certificate Maturity Date. The Certificates and the Uncertificated Lower-Tier Regular Interests will represent the entire beneficial ownership interest in the Trust.

                  The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):

                                                                                            Integral
                                                                                            Multiples
                         Initial Class             Pass-Through       Minimum               In Excess
Classes                Certificate Balance         Rate               Denomination          Of Minimum
---------------------  --------------------------  -----------------  --------------------  --------------------
Class 1-A-1                       $65,290,000.00   (1)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class 1-A-2                        $4,278,000.00   (1)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Component II of                            $0.00   (1)                (6)                   N/A
Class 1-A-R
---------------------  --------------------------  -----------------  --------------------  --------------------
Class 2-A-1                       $60,000,000.00   (2)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class 2-A-2                       $62,802,000.00   (2)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class 2-A-3                       $14,016,000.00   (2)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class 2-A-4                       $22,520,000.00   (2)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class 2-A-5                        $6,380,000.00   (2)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class 3-A-1                       $96,188,000.00   (3)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class 3-A-2                        $3,852,000.00   (3)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class 4-A-1                       $67,859,000.00   (4)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class 4-A-2                        $2,717,000.00   (4)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class B-1                          $8,655,000.00   (5)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class B-2                          $2,955,000.00   (5)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class B-3                          $1,477,000.00   (5)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class B-4                          $1,266,000.00   (5)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class B-5                          $1,055,000.00   (5)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------
Class B-6                            $846,065.44   (5)                $ 10,000              $1
---------------------  --------------------------  -----------------  --------------------  --------------------


(1) For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 1 Mortgage Loans.

(2) For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 2 Mortgage Loans.

(3) For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 3 Mortgage Loans.

(4) For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 4 Mortgage Loans.

(5) For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to Net WAC for Mortgage Loans in all Loan Groups, weighted on the basis of the aggregate Stated Principal Balances of the Mortgage Loans in each Loan Group on the Due Date in the month preceding the month of such Distribution Date minus the Class Certificate Balance of the related Classes of Class A Certificates.

(6) Other than the 0.01% Percentage Interest in the Class 1-A-R Certificates to be held by the Seller, the minimum denomination of the Class 1-A-R Certificates will be 20% of the Percentage Interest of the Class 1-A-R Certificates.

                                   ARTICLE I

                                  DEFINITIONS

                  Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

                  1933 Act:  The Securities Act of 1933, as amended.


                  Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer).

                  Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance.

                  Adjusted Pool Amount: With respect to any Distribution Date and Loan Group, the Cut-Off Date Pool Principal Balance of the Mortgage Loans in such Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-Off Date through the end of the month preceding such Distribution Date and (iii) any amounts capitalized as a result of modifications to such Mortgage Loans pursuant to Section 3.21.

                  Advance:  A Periodic Advance or a Servicing Advance.


                  Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  Aggregate Subordinate Percentage: As to any Distribution Date, the aggregate Class Certificate Balance of the Subordinate Certificates divided by the aggregate Pool Stated Principal Balance for all Loan Groups.

                  Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

                  Amount Held for Future Distribution: As to any Distribution Date and Loan Group, the total of the amounts held in the related Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made on the Mortgage Loans in such Loan Group in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments on the Mortgage Loans in such Loan Group in respect of a Due Date or Due Dates subsequent to the related Due Date.

                  Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Insurance Policy in force.

                  Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the assignment of the Mortgage.

                  Authenticating Agents:  As defined in Section 9.10.

                  Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

                  Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of North Carolina, the State of Delaware, the State of Maryland, the State of New York, each state in which the servicing office of a Servicer is located or the states in which the Corporate Trust Offices of the Certificate Administrator and the Trustee are located are required or authorized by law or executive order to be closed.

                  Certificate: Any of the Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates, Series 2005-B that are issued pursuant to this Agreement.

                  Certificate Account: The separate Eligible Account created and maintained by the Certificate Administrator pursuant to Section 3.08(c) in the name of the Certificate Administrator, on behalf of the Trustee, for the benefit of the Certificateholders and designated "Wells Fargo Bank, National Association, in trust for registered holders of Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates, Series 2005-B." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

                  Certificate Administrator:  The Master Servicer.

                  Certificate Balance: With respect to any Certificate at any date, the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

                  Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

                  Certificate Register:  The register maintained pursuant to
Section 6.02.


                  Certificate Registrar:  The registrar appointed pursuant to
Section 6.02.


                  Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, either Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, provided that none of the Certificate Registrar, the Certificate Administrator, or the Trustee shall be responsible for knowing that any Certificate is registered in the name of such an affiliate unless a Responsible Officer of any such party has actual knowledge.

                  Class: The Class 1-A-1, Class 1-A-2, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, as the case may be.

                  Class A Certificates: The Class 1-A-1, Class 1-A-2, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 3-A-1, Class 3-A-2, Class 4-A-1 and Class 4-A-2 Certificates.

                  Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

                  Class 1-A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class 1-A-2 Certificates would be reduced as a result of the allocation of any Realized Loss pursuant to
Section 5.03(b) to such Class, without regard to the operation of Section
5.03(e).

                  Class 2-A-5 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class 2-A-5 Certificates would be reduced as a result of the allocation of any Realized Loss pursuant to
Section 5.03(b) to such Class, without regard to the operation of Section
5.03(e).

                  Class 3-A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class 3-A-2 Certificates would be reduced as a result of the allocation of any Realized Loss pursuant to
Section 5.03(b) to such Class, without regard to the operation of Section
5.03(e).

                  Class 4-A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class 4-A-2 Certificates would be reduced as a result of the allocation of any Realized Loss pursuant to
Section 5.03(b) to such Class, without regard to the operation of Section
5.03(e).

                  Class Certificate Balance: With respect to any Class and any date of determination, the Initial Class Certificate Balance of such Class minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a), and (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b), plus the amount of any Subsequent Recoveries added to the Class Certificate Balance of such Class pursuant to Section 5.03(f).

                  Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

                  Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

                  Closing Date:  November 22, 2005.

                  Code:  The Internal Revenue Code of 1986, as amended.

                  Compensating Interest:  As defined in Section 3.17.

                  Co-op Shares: Shares issued by private non-profit housing corporations.


                  Corporate Trust Office: With respect to the Certificate Administrator, for purposes of transfers and exchanges and for presentment and surrender of the Certificates for final payment, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Client Manager -- Wachovia Mortgage Loan Trust, Series 2005-B, and for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager -- Wachovia Mortgage Loan Trust, Series 2005-B, telephone number (410) 884-2000. With respect to the Trustee, the principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attention: Structured Finance/WMLT 2005-B.

                  Custodial Agreement: The Custodial Agreement, dated as of November 22, 2005, among the Depositor, the Custodian, the Master Servicer, the Servicers and the Trustee, which is attached hereto as Exhibit N, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  Custodian: Wachovia Bank, National Association, or its successor in interest under the Custodial Agreement.

                  Customary Servicing Procedures: With respect to a Servicer, procedures (including collection procedures) that such Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

                  Cut-Off Date: November 1, 2005.

                  Cut-Off Date Pool Principal Balance: For each Loan Group the aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans in such Loan Group which is $72,354,091.19 for Loan Group 1, $172,353,757.14 for Loan Group 2, $104,046,226.55 for Loan Group 3 and $73,402,090.56 for Loan Group 4.

                  Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

                  Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a case initiated by or against the related Mortgagor under the United States Bankruptcy Code, as amended (Title 11, U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer servicing such Mortgage Loan is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect immediately prior to such bankruptcy case or (2) Monthly Payments are being advanced by such Servicer in accordance with the terms of such Mortgage Loan as in effect immediately prior to such bankruptcy case.

                  Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

                  Defaulted Mortgage Loan: Any Mortgage Loan as to which (i) any payment, or part thereof, remains unpaid for 90 days or more after the original due date for such payment, (ii) the related Mortgagor is subject to any bankruptcy or insolvency proceeding, (iii) the related Mortgaged Property has been foreclosed, sold pursuant to a power of sale or trustee's sale or repossessed, or proceedings for foreclosure, sale or repossession have been commenced or (iv) the Servicer servicing such Mortgage Loan has determined, consistent with its Customary Servicing Procedures, that such Mortgage Loan is not collectible and should be written off in whole or in part.

                  Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

                  Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the value of the related Mortgaged Property established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a case initiated by or against the related Mortgagor under the United States Bankruptcy Code, as amended (Title 11, U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer servicing such Mortgage Loan is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect immediately prior to such bankruptcy case or (2) Monthly Payments are being advanced by such Servicer in accordance with the terms of such Mortgage Loan as in effect immediately prior to such bankruptcy case.

                  Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

                  Definitive Certificates:  As defined in Section 6.02(c)(iii).

                  Depositor: Wachovia Mortgage Loan Trust, LLC, a Delaware limited liability company, or its successor in interest, as depositor under this Agreement.

                  Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102 of the New York Uniform Commercial Code.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

                  Distribution Date: The 20th day of each month beginning in December 2005 (or, if such day is not a Business Day, the next Business Day).

                  Distribution Date Statement:  As defined in Section 5.04(b).

                  Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

                  Eligible Account: Any of (i) a federal or state chartered depository institution the short-term unsecured debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, (ii) an account or accounts in a depository institution in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Certificate Administrator and the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution in which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the institutions acting as Certificate Administrator, Master Servicer or Trustee.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA Restricted Certificates: Any Class B-4, Class B-5 or Class B-6 Certificate.

                  Escrow Account:  As defined in Section 3.09.

                  Escrow Payments: The amounts constituting taxes, assessments, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

                  Event of Default:  As defined in Section 8.01.


                  Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the related Servicer as Nonrecoverable Advances with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to
Section 10.01.

                  Financial Market Service: Bloomberg Financial Service or any other financial information provider designated by the Depositor by written notice to the Certificate Administrator.

                  FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

                  Fitch:  Fitch Ratings, and its successors in interest.

                  FNMA:  Fannie Mae, or any successor thereto.

                  Fractional Interest:  As defined in Section 5.02(d).

                  Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Rate Adjustment Date to determine (subject to rounding, the Initial Cap, the Periodic Cap and the Lifetime Cap) the Mortgage Interest Rate on such Mortgage Loan until the next Rate Adjustment Date.

                  Group:  Any of Group 1, Group 2, Group 3 or Group 4.

                  Group 1:  The Group 1-A Certificates.

                  Group 1 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-1 hereto.

                  Group 2:  The Group 2-A Certificates.

                  Group 2 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-2 hereto.

                  Group 3:  The Group 3-A Certificates.

                  Group 3 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-3 hereto.

                  Group 4:  The Group 4-A Certificates.

                  Group 4 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-4 hereto.

                  Group 1-A Certificates: The Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates.

                  Group 2-A Certificates: The Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates.

                  Group 3-A Certificates: The Class 3-A-1 Certificates and Class 3-A-2 Certificates.

                  Group 4-A Certificates: The Class 4-A-1 Certificates and Class 4-A-2 Certificates.

                  Group Subordinate Amount: With respect to any Distribution Date and any Loan Group, the excess of the Pool Stated Principal Balance for such Loan Group over the aggregate Class Certificate Balance of the Senior Certificates of the Related Group immediately prior to such date.

                  Holder:  A Certificateholder.

                  Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor, the Certificate Administrator, the Master Servicer and each Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Certificate Administrator, the Master Servicer, either Servicer or in an affiliate of any of them, and (iii) is not connected with the Depositor, the Master Servicer or either Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  Index: As to any Mortgage Loan and Rate Adjustment Date, a rate per annum that is defined to be the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Rate Adjustment Date or (ii) forty-five days before the applicable Rate Adjustment Date or, in the event that such index is no longer available, a substitute index selected by the applicable Servicer in accordance with the terms of the related Mortgage Note.

                  Initial Cap: For each Mortgage Loan, the applicable limit on the adjustment of the Mortgage Interest Rate for the initial Rate Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule.

                  Initial Class Certificate Balance: As to each Class of Certificates, the Class Certificate Balance set forth in the Preliminary Statement.

                  Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

                  Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

                  Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

                  Interest Accrual Period: As to any Distribution Date and each Class of Certificates, the immediately preceding calendar month.

                  Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

                  Lifetime Cap: As to any Mortgage Loan, the maximum Mortgage Interest Rate set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule.

                  Liquidated Mortgage Loan: With respect to any Distribution Date, a Defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer or the Master Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

                  Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Master Servicing Fees and Advances.

                  Loan Group: Any of Loan Group 1, Loan Group 2, Loan Group 3 or Loan Group 4.

                  Loan Group 1:  The Group 1 Mortgage Loans.

                  Loan Group 2:  The Group 2 Mortgage Loans.

                  Loan Group 3:  The Group 3 Mortgage Loans.

                  Loan Group 4:  The Group 4 Mortgage Loans.

                  Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  Lost Note Affidavit: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note, if available, and indemnifying the Depositor and its assignees against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit M hereto.

                  Lower-Tier Distribution Amount: For any Distribution Date, the Pool Distribution Amount for each Loan Group shall be deemed distributed to the Upper-Tier REMIC, as the holder of the Uncertificated Lower-Tier Regular Interests, and to Holders of the

Class 1-A-R Certificates in respect of Component I thereof, in the following amounts and priority:

                  (a) To the extent of the Pool Distribution Amount for Loan Group 1:

                           (i) first, to Uncertificated Lower-Tier Regular Interests Y-1 and Z-1, concurrently, the Uncertificated Accrued Interest for such regular interests remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

                           (ii) second, to Uncertificated Lower-Tier Regular Interests Y-1 and Z-1, concurrently, the Uncertificated Accrued Interest for such regular interests for the current Distribution Date, pro rata according to their respective Uncertificated Accrued Interest; and

                           (iii) third, to Uncertificated Lower-Tier Regular Interests Y-1 and Z-1, the Uncertificated Lower-Tier Regular Interest Y-1 Principal Distribution Amount and the Uncertificated Lower-Tier Regular Interest Z-1 Principal Distribution Amount, respectively;

                  (b) To the extent of the Pool Distribution Amount for Loan Group 2:

                           (i) first, to Uncertificated Lower-Tier Regular Interests Y-2 and Z-2, concurrently, the Uncertificated Accrued Interest for such regular interests remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

                           (ii) second, to Uncertificated Lower-Tier Regular Interests Y-2 and Z-2, concurrently, the Uncertificated Accrued Interest for such regular interests for the current Distribution Date, pro rata according to their respective Uncertificated Accrued Interest; and

                           (iii) third, to Uncertificated Lower-Tier Regular Interests Y-2 and Z-2, the Uncertificated Lower-Tier Regular Interest Y-2 Principal Distribution Amount and the Uncertificated Lower-Tier Regular Interest Z-2 Principal Distribution Amount, respectively;

                  (c) To the extent of the Pool Distribution Amount for Loan Group 3:

                           (i) first, to Uncertificated Lower-Tier Regular Interests Y-3 and Z-3, concurrently, the Uncertificated Accrued Interest for such regular interests remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

                           (ii) second, to Uncertificated Lower-Tier Regular Interests Y-3 and Z-3, concurrently, the Uncertificated Accrued Interest for such regular interests for the current Distribution Date, pro rata according to their respective Uncertificated Accrued Interest; and

                           (iii) third, to Uncertificated Lower-Tier Regular Interests Y-3 and Z-3, the Uncertificated Lower-Tier Regular Interest Y-3 Principal Distribution Amount and the Uncertificated Lower-Tier Regular Interest Z-3 Principal Distribution Amount, respectively;

                  (d) To the extent of the Pool Distribution Amount for Loan Group 4:

                           (i) first, to Uncertificated Lower-Tier Regular Interests Y-4 and Z-4, concurrently, the Uncertificated Accrued Interest for such regular interests remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

                           (ii) second, to Uncertificated Lower-Tier Regular Interests Y-4 and Z-4, concurrently, the Uncertificated Accrued Interest for such regular interests for the current Distribution Date, pro rata according to their respective Uncertificated Accrued Interest; and

                           (iii) third, to Uncertificated Lower-Tier Regular Interests Y-4 and Z-4, the Uncertificated Lower-Tier Regular Interest Y-4 Principal Distribution Amount and the Uncertificated Lower-Tier Regular Interest Z-4 Principal Distribution Amount, respectively; and

                  (e) To the extent of the Pool Distribution Amount for each Loan Group for such Distribution Date remaining after payment of the amounts pursuant to paragraphs (a) through (d) of this definition of "Lower-Tier Distribution Amount":

                           (i) first, to each of the Uncertificated Lower-Tier Regular Interests, pro rata according to the amount of unreimbursed Realized Losses allocable to principal previously allocated to each such regular interests; provided, however, that any amounts distributed pursuant to this paragraph (e)(i) of this definition of "Lower-Tier Distribution Amount" shall not cause a reduction in the Uncertificated Principal Balances of any of the Uncertificated Lower-Tier Regular Interests; and

                           (ii) second, to the Class 1-A-R Certificates in respect of Component I thereof, any remaining amount.

                  Lower-Tier Realized Losses: Realized Losses on each Loan Group shall be allocated to the Uncertificated Lower-Tier Regular Interests as follows: (1) the interest portion of Realized Losses on Group 1 Mortgage Loans, if any, shall be allocated among Uncertificated Lower-Tier Regular Interests Y-1 and Z-1 pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof; (2) the interest portion of Realized Losses on Group 2 Mortgage Loans, if any, shall be allocated among Uncertificated Lower-Tier Regular Interests Y-2 and Z-2 pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof; (3) the interest portion of Realized Losses on Group 3 Mortgage Loans, if any, shall be allocated among Uncertificated Lower-Tier Regular Interests Y-3 and Z-3 pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof; and (4) the interest portion of Realized Losses on Group 4 Mortgage Loans, if any, shall be allocated among Uncertificated Lower-Tier Regular Interests Y-4 and Z-4 pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof. Any interest portion of such Realized Losses in excess of the amount allocated pursuant to the preceding sentence shall be treated as a principal portion of Realized Losses not attributable to any specific Mortgage Loan in such Loan Group and allocated pursuant to the succeeding sentences. The principal portion of Realized Losses with respect to each Loan Group shall be allocated to the Uncertificated Lower-Tier Regular Interests as follows: (1) the principal portion of Realized Losses on Group 1 Mortgage Loans shall be allocated, first, to Uncertificated Lower-Tier Regular Interest Y-1 to the extent of the Uncertificated Lower-Tier Regular Interest Y-1 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such regular interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to Uncertificated Lower-Tier Regular Interest Z-1 in reduction of the Uncertificated Principal Balance thereof; (2) the principal portion of Realized Losses on Group 2 Mortgage Loans shall be allocated, first, to Uncertificated Lower-Tier Regular Interest Y-2 to the extent of the Uncertificated Lower-Tier Regular Interest Y-2 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such regular interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to Uncertificated Lower-Tier Regular Interest Z-2 in reduction of the Uncertificated Principal Balance thereof; (3) the principal portion of Realized Losses on Group 3 Mortgage Loans shall be allocated, first, to Uncertificated Lower-Tier Regular Interest Y-3 to the extent of the Uncertificated Lower-Tier Regular Interest Y-3 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such regular interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to Uncertificated Lower-Tier Regular Interest Z-3 in reduction of the Uncertificated Principal Balance thereof; and (4) the principal portion of Realized Losses on Group 4 Mortgage Loans shall be allocated, first, to Uncertificated Lower-Tier Regular Interest Y-4 to the extent of the Uncertificated Lower-Tier Regular Interest Y-4 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such regular interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to Uncertificated Lower-Tier Regular Interest Z-4 in reduction of the Uncertificated Principal Balance thereof.

                  Lower-Tier REMIC: As defined in the Preliminary Statement.

                  Master Servicer: As of the Closing Date, Wells Fargo Bank, National Association and, thereafter, its respective successors in interest that meet the qualifications as Master Servicer and Certificate Administrator pursuant to this Agreement.

                  Master Servicer Certification: A written certification covering servicing of the Mortgage Loans by the Servicers and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

                  Master Servicing Fee: With respect to each Loan Group and Distribution Date, a fee in an amount equal to one-twelfth the product of the Master Servicing Fee Rate and the Pool Stated Principal Balance.

                  Master Servicing Fee Rate: 0.0125% per annum.

                  MERS:  As defined in Section 2.01(b)(iii).

                  Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction, Deficient Valuation or Relief Act Reduction that affects the amount of the monthly payment due on such Mortgage Loan.

                  Moody's: Moody's Investors Service, Inc. or any successor thereto.

                  Mortgage: The mortgage, deed of trust or other instrument creating a lien on a Mortgaged Property securing a Mortgage Note or creating a lien on a leasehold interest.

                  Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first Rate Adjustment Date for each such Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan indicated on the Mortgage Loan Schedule and (b) from and after such Rate Adjustment Date, sum of the Index, as of the Rate Adjustment Date applicable to such Due Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Initial Cap, the Periodic Cap and the Lifetime Cap applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

                  Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated November 22, 2005, between Wachovia Bank, National Association, as seller, and the Depositor, as purchaser.

                  Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the applicable Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) attached hereto as Exhibit D-1, Exhibit D-2, Exhibit D-3 and Exhibit D-4. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio as of the Cut-off Date; (vi) the Mortgage Interest Rate as of the Cut-off Date; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date;
(xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style;
(xv) the Appraised Value; (xvi) the first Rate Adjustment Date; (xvii) the Rate Ceiling; (xviii) the Initial Cap; (xix) the Periodic Cap; (xx) the Gross Margin; and (xxi) the closing date of such Mortgage Loan. With respect to the Mortgage Loans in each Loan Group in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

                  Mortgage Loans: The mortgage loans identified in the Mortgage Loan Schedule.

                  Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

                  Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long-term leases.

                  Mortgagor:  The obligor on a Mortgage Note.

                  National City:  As defined in the recitals hereto.

                  National City Mortgage Loans: The Mortgage Loans serviced by National City or any successor thereto as a Servicer hereunder.

                  Net Mortgage Interest Rate: As to any Mortgage Loan and any Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the Servicing Fee Rate and the Master Servicing Fee Rate.

                  Net WAC: As to any Loan Group and any Distribution Date, the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in such Loan Group (based on Stated Principal Balances of the Mortgage Loans in such Loan Group on the Due Date in the month preceding the month of such Distribution Date).

                  Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds Compensating Interest for such Distribution Date.

                  Non-U.S. Person: A Person other than a U.S. Person.

                  Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Master Servicer or the Servicer servicing such Mortgage Loan, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

                  Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor, the Master Servicer or a Servicer, as the case may be.

                  Opinion of Counsel: A written opinion of counsel acceptable to the Trustee if such opinion is delivered to the Trustee or acceptable to the Certificate Administrator if such opinion is delivered to the Certificate Administrator, who may be counsel for the Depositor, the Master Servicer or a Servicer, except that any opinion of counsel relating to the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                                    Class B-1                         1.80%
                                    Class B-2                         1.10%
                                    Class B-3                         0.75%
                                    Class B-4                         0.45%
                                    Class B-5                         0.20%
                                    Class B-6                         0.00%

                  Original Subordinate Certificate Balance: $16,254,065.44.

                  OTS:  The Office of Thrift Supervision.

                  Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections 2.02 or 2.04.

                  Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth in the Preliminary Statement.

                  Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial Class Certificate Balance of the Class of which such Certificate is a part.

                  Periodic Advance: The payment required to be made by a Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee for such Servicer) on the Mortgage Loans serviced by such Servicer (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that such Servicer has determined would constitute a Nonrecoverable Advance if advanced.

                  Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Rate Adjustment Date (other than the initial Rate Adjustment Date) specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule.

                  Permitted Investments:  One or more of the following:

                           (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

                           (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "A-1+" by S&P, "F-1" by Fitch and "P-1" by Moody's;

                           (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution incorporated under the laws of the United States or any state thereof, rated not lower than "A-1+" by S&P, "F-1" by Fitch and "P-1" by Moody's;

                           (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "A-1+" by S&P, "F-1" by Fitch and "P-1" by Moody's;

                           (v) investments in money market funds (including funds of the institutions acting as Trustee, Master Servicer, Certificate Administrator or their affiliates, or funds for which an affiliate of the institutions acting as Trustee, Master Servicer or Certificate Administrator acts as advisor, as well as funds for which the institutions acting as Trustee, Master Servicer or Certificate Administrator and its respective affiliates may receive compensation) rated either "AAA" by S&P, "AAA" by Fitch and "Aaa" by Moody's or otherwise approved in writing by each Rating Agency; and

                           (vi) other obligations or securities that are acceptable to each Rating Agency (but which, in no event, are rated below the top two rating categories by each Rating Agency) and, as evidenced by an Opinion of Counsel obtained by the Servicers, will not affect the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

                  Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C), (v) a U.S. Person with respect to whom income is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other Person and (vi) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

                  Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity or organization, whether or not a legal entity.

                  Physical Certificates: The Class 1-A-R, Class B-4, Class B-5 and Class B-6 Certificates.

                  Plan:  As defined in Section 6.02(e).

                  Pool Distribution Amount: As to any Distribution Date and Loan Group, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a Mortgage Loan in such Loan Group (net of the Servicing Fee for the Servicer of such Loan

Group) and the principal portion of any Monthly Payment on a Mortgage Loan in such Loan Group due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by such Servicer in respect of such Loan Group and Distribution Date deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(vii), or any Periodic Advances or payments of Compensating Interest deposited by the Master Servicer in the Certificate Account pursuant to Section 3.08(f)(ii); (ii) all Liquidation Proceeds and Insurance Proceeds received on the Mortgage Loans in such Loan Group during the preceding calendar month and deposited to the applicable Servicer Custodial Account pursuant to Section 3.08(b)(iii) or to the Certificate Account pursuant to Section 3.08(f)(iii); (iii) all Principal Prepayments received on the Mortgage Loans in such Loan Group during the month preceding the month of such Distribution Date and deposited to the applicable Servicer Custodial Account pursuant to Section 3.08(b)(i) during such period;
(iv) in connection with Defective Mortgage Loans in such Loan Group, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)
(vi); (v) any other amounts in the applicable Servicer Custodial Account deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii), and any other amounts in the Certificate Account deposited therein pursuant to Sections 3.08(f)(iv), (v) or (vi), in respect of such Distribution Date and such Loan Group; and (vi) any Subsequent Recovery with respect to such Distribution Date over (b) any (i) amounts permitted to be withdrawn from the applicable Servicer Custodial Account pursuant to clauses (i) through (ix), inclusive, of Section 3.11(a) in respect of such Loan Group and (ii) amounts permitted to be withdrawn from the Certificate Account pursuant to Section 3.11(b) in respect of such Loan Group; provided that any amounts withdrawn pursuant to clauses (iii), (iv) and
(vii) of Section 3.11(a) and clauses (ii) and (v) of Section 3.11(b) shall be allocated in reduction of the Pool Distribution Amount for each Loan Group on a pro rata basis in accordance with the Pool Stated Principal Balances for such Distribution Date.

                  Pool Stated Principal Balance: As to any Distribution Date and Loan Group, the aggregate Stated Principal Balances of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

                  Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee for the Servicer servicing such Mortgage Loan) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

                  Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

                  Principal Amount: As to any Distribution Date and a Loan Group, the sum of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the principal portion of the Repurchase Price of each Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to this Agreement as of such

Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date,
(f) any Subsequent Recoveries received by the Servicers during the calendar month preceding the month of such Distribution Date, and (g) all Principal Prepayments on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

                  Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date in any month subsequent to the month of prepayment.

                  Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

                  Private Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

                  Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. Solely with respect to Unscheduled Principal Payments, the Pro Rata Share of a Restricted Class shall be 0%. The Pro Rata Share of a Class of Subordinate Certificates may be computed for each of clause (i) and clause (ii) of the definition of "Subordinate Principal Distribution Amount" in the event the Restricted Classes differ with respect to each clause.

                  Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

                  Rate Adjustment Date: As to each Mortgage Loan, the Due Date on which an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note, which Due Date is the date set forth in the Mortgage Loan Schedule as the first Rate Adjustment Date and each subsequent anniversary thereof.

                  Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

                  Rating Agency: Each of S&P and Fitch. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Certificate Administrator and the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

                  Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, as reported by the related Servicer to the Certificate Administrator, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus
(iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. In addition, to the extent the applicable Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Class Certificate Balance of any Class of Certificates on any Distribution Date. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, as reported by the related Servicer to the Certificate Administrator. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced as reported by the related Servicer to the Certificate Administrator.

                  Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

                  Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  Regular Certificates: As defined in the Preliminary Statement hereto.

                  Related Group: With respect to Loan Group 1, means Group 1; with respect to Loan Group 2, means Group 2; with respect to Loan Group 3, means Group 3; and with respect to Loan Group 4, means Group 4.

                  Related Loan Group: With respect to the Group 1-A Certificates, Loan Group 1, with respect to the Group 2-A Certificates, Loan Group 2, with respect to the Group 3-A Certificates, Loan Group 3, and with respect to the Group 4-A Certificates, Loan Group 4.

                  Relief Act: The Servicemembers' Civil Relief Act, as amended.

                  Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.08.

                  REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

                  Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the second Business Day immediately preceding such Distribution Date.

                  REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

                  REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a Defaulted Mortgage Loan.

                  Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04, an amount equal to the sum of (i) the unpaid principal balance thereof, (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became required to be repurchased, and (iii) any costs and damages incurred by the Trust in connection with a breach of the representation contained in Section 7(iii) of the Mortgage Loan Purchase Agreement as a result of any violation of any predatory or abusive lending law with respect to such Mortgage Loan.

                  Request for Release: The Request for Release submitted by the Servicer to the Custodian, substantially in the form of Exhibit E.

                  Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

                  Residual Certificates:  The Class 1-A-R Certificates.

                  Responsible Officer: When used with respect to the Trustee or the Certificate Administrator, any officer of the Corporate Trust Department of the Trustee or Certificate Administrator, as the case may be, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee or Certificate Administrator, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and, in each case, having responsibility for the administration of this Agreement.

                  Restricted Classes:  As defined in Section 5.02(d).

                  S&P: Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., and its successors in interest.

                  Seller: Wachovia Bank, National Association, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

                  Senior Certificates:  The Class A Certificates.

                  Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

                  Senior Percentage: With respect to any Distribution Date and a Loan Group, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates of the Related Loan Group immediately prior to such Distribution Date by the Pool Stated Principal Balance of such Loan Group immediately prior to such Distribution Date.

                  Senior Prepayment Percentage: For any Distribution Date and a Loan Group during the seven years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date and a Loan Group occurring on or after the seven year anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for such Loan Group plus 70% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for such Loan Group plus 60% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for such Loan Group plus 40% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Loan Group plus 20% of the Subordinate Percentage for such Loan Group for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Loan Group for such Distribution Date (unless on any of the foregoing Distribution Dates the Total Senior Percentage exceeds the initial Total Senior Percentage, in which case the Senior Prepayment Percentage for Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4 for such Distribution Date will once again equal 100%); provided, however, if on any Distribution Date prior to the December 2008 Distribution Date, prior to giving effect to any distributions, the Aggregate Subordinate Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group for such

Distribution Date will equal the Senior Percentage for such Loan Group plus 50% of the Subordinate Percentage for such Loan Group; provided further, however, if on or after the December 2008 Distribution Date, prior to giving effect to any distributions, the Aggregate Subordinate Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group. Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Loan Group will occur unless both of the Senior Step Down Conditions are satisfied.

                  Senior Principal Distribution Amount: As to any Distribution Date and Loan Group, the sum of (i) the Senior Percentage for such Loan Group of the amounts described in clauses (a) through (d) of the definition of "Principal Amount" for such Distribution Date and Loan Group and (ii) the Senior Prepayment Percentage for such Loan Group of the amounts described in clauses (e), (f) and
(g) of the definition of "Principal Amount" for such Distribution Date and Loan Group.

                  Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage for any Loan Group applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates, is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance set forth below:

                                                                Percentage of
                                                            Original Subordinate
                Distribution Date Occurring                 Certificate Balance
December 2005 through November 2008                                20%

December 2008 through November 2013                                30%

December 2013 through November 2014                                35%

December 2014 through November 2015                                40%

December 2015 through November 2016                                45%

December 2016 and thereafter                                       50%

                  Servicers: National City with respect to the National City Mortgage Loans and SunTrust with respect to the SunTrust Mortgage Loans, or, in either case, its successor in interest, in its capacity as servicer of the related Mortgage Loans, or any successor servicer appointed as herein provided.

                  Servicer Advance Date: As to any Distribution Date, 2:00 p.m., Eastern time, on the second Business Day immediately preceding such Distribution Date.

                  Servicer Custodial Account: Each separate Eligible Account or Accounts created and maintained by the Servicers pursuant to Section 3.08(b).

                  Servicer's Certificate:  The Monthly Report required by
Section 4.01.

                  Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by a Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to such Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

                  Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer servicing such Mortgage Loan, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. A Servicer's right to receive the Servicing Fee for Mortgage Loans serviced by such Servicer is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by such Servicer, or as otherwise provided under Section 3.11.

                  Servicing Fee Rate: With respect to each Mortgage Loan serviced by National City, 0.25% per annum, and with respect to each Mortgage Loan serviced by SunTrust, 0.375% per annum.

                  Servicing Officer: Any officer of the Master Servicer or a Servicer involved in, or responsible for, the administration and master servicing or servicing of the related Mortgage Loans whose name appears on a list of servicing officers furnished to the Certificate Administrator and the Trustee by the Master Servicer or such Servicer as such list may from time to time be amended.

                  Similar Law:  As defined in Section 6.02(e).

                  Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation, plus any amounts capitalized as a result of modifications to such Mortgage Loan pursuant to Section 3.21.

                  Subordinate Certificates:  The Class B Certificates.

                  Subordinate Percentage: As of any Distribution Date and Loan Group, 100% minus the Senior Percentage for such Loan Group for such Distribution Date.

                  Subordinate Prepayment Percentage: As to any Distribution Date and Loan Group, 100% minus the Senior Prepayment Percentage for such Loan Group for such Distribution Date.

                  Subordinate Principal Distribution Amount: With respect to any Distribution Date and Loan Group, an amount equal to the sum of (i) the Subordinate Percentage for such Loan Group of all amounts described in clauses
(a) through (d) of the definition of "Principal Amount" for such Distribution Date and Loan Group and (ii) the Subordinate Prepayment Percentage of the amounts described in clauses (e), (f) and (g) of the definition of "Principal Amount" for such Distribution Date and Loan Group.

                  Subsequent Recovery: As to any Distribution Date and Loan Group, the sum of all amounts received during the calendar month preceding the month of such Distribution Date on each Mortgage Loan in such Loan Group subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

                  Subservicer: Any Person with which a Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

                  Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the related Servicer, need not be in writing) between a Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

                  Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a Gross Margin equal to that of the Defective Mortgage Loan; (v) have an Initial Cap, a Periodic Cap and Rate Ceiling equal to that of the Defective Mortgage Loan; (vi) have the same Index and frequency of mortgage interest rate adjustment as the Deleted Mortgage Loan; (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (viii) comply, as of the date of substitution, with each Mortgage Loan representation and warranty set forth in this Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

                  Substitution Adjustment Amount:  As defined in Section 2.02.

                  SunTrust:  As defined in the recitals hereto.

                  SunTrust Mortgage Loans: The Mortgage Loans serviced by SunTrust or any successor thereto as a Servicer hereunder.

                  Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

                  Total Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date by the aggregate Pool Stated Principal Balance of all Loan Groups immediately prior to such Distribution Date.

                  Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

                  Trust:  The trust created by this Agreement.

                  Trust Estate: The Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the Certificate Account, in accordance with this Agreement, REO Property, the Primary Insurance Policies and any other Required Insurance Policy.

                  Trustee: U.S. Bank National Association, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

                  Uncertificated Accrued Interest: With respect to any Uncertificated Lower-Tier Regular Interest for any Distribution Date, one month's interest at the related Uncertificated Pass-Through Rate for such Distribution Date, accrued on the Uncertificated Principal Balance immediately prior to such Distribution Date. Uncertificated Accrued Interest for the Uncertificated Lower-Tier Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. For purposes of calculating the amount of Uncertificated Accrued Interest for the Uncertificated Lower-Tier Regular Interests for any Distribution Date, any Prepayment Interest Shortfalls or Relief Act Reduction (to the extent not covered by Compensating Interest) shall be allocated among the Uncertificated Lower-Tier Regular Interests, pro rata, based on, and to the extent of, Uncertificated Accrued Interest, as calculated without application of this sentence.

                  Uncertificated Lower-Tier Regular Interests: As defined in the Preliminary Statement.

                  Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts: For any Distribution Date, the amounts by which the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interests Y-1, Y-2, Y-3 and Y-4 will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as described in Appendix 1.

                  Uncertificated Lower-Tier Regular Interest Y-1: A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

                  Uncertificated Lower-Tier Regular Interest Y-1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Uncertificated Lower-Tier Regular Interest Y-1 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to Uncertificated Lower-Tier Regular Interest Y-1 on such Distribution Date in reduction of the Uncertificated Principal Balance thereof.

                  Uncertificated Lower-Tier Regular Interest Y-1 Principal Reduction Amount: The Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amount for Uncertificated Lower-Tier Regular Interest Y-1 as determined pursuant to the provisions of Appendix 1.

                  Uncertificated Lower-Tier Regular Interest Y-2: A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

                  Uncertificated Lower-Tier Regular Interest Y-2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Uncertificated Lower-Tier Regular Interest Y-2 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to Uncertificated Lower-Tier Regular Interest Y-2 on such Distribution Date in reduction of the Uncertificated Principal Balance thereof.

                  Uncertificated Lower-Tier Regular Interest Y-2 Principal Reduction Amount: The Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amount for Uncertificated Lower-Tier Regular Interest Y-2 as determined pursuant to the provisions of Appendix 1.

                  Uncertificated Lower-Tier Regular Interest Y-3: A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

                  Uncertificated Lower-Tier Regular Interest Y-3 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Uncertificated Lower-Tier Regular Interest Y-3 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to Uncertificated Lower-Tier Regular Interest Y-3 on such Distribution Date in reduction of the Uncertificated Principal Balance thereof.

                  Uncertificated Lower-Tier Regular Interest Y-3 Principal Reduction Amount: The Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amount for Uncertificated Lower-Tier Regular Interest Y-3 as determined pursuant to the provisions of Appendix 1.

                  Uncertificated Lower-Tier Regular Interest Y-4: A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

                  Uncertificated Lower-Tier Regular Interest Y-4 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Uncertificated Lower-Tier Regular Interest Y-4 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to Uncertificated Lower-Tier Regular Interest Y-4 on such Distribution Date in reduction of the Uncertificated Principal Balance thereof.

                  Uncertificated Lower-Tier Regular Interest Y-4 Principal Reduction Amount: The Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amount for Uncertificated Lower-Tier Regular Interest Y-4 as determined pursuant to the provisions of Appendix 1.

                  Uncertificated Lower-Tier Y Regular Interests: Uncertificated Lower-Tier Regular Interests Y-1, Y-2, Y-3 and Y-4.

                  Uncertificated Lower-Tier Regular Interest Z Principal Reduction Amounts: For any Distribution Date, the amounts by which the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interests Z-1, Z-2, Z-3 and Z-4 will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, which shall be in each case the excess of (A) the sum of (x) the excess of the Pool Distribution Amount for the related Loan Group (i.e. the "related Loan Group" for Uncertificated Lower-Tier Regular Interest Z-1 is Loan Group 1, the "related Loan Group" for Uncertificated Lower-Tier Regular Interest Z-2 is the Loan Group 2, the "related Loan Group" for Uncertificated Lower-Tier Regular Interest Z-3 is Loan Group 3 and the "related Loan Group" for Uncertificated Lower-Tier Regular Interest Z-4 is Loan Group 4) over the sum of the amounts thereof distributable (i) in respect of interest on such regular interest and the related Uncertificated Lower-Tier Y Regular Interest, (ii) to such regular interest and the related Uncertificated Lower-Tier Y Regular Interest pursuant to clause (e)(i) of the definition of "Lower-Tier Distribution Amount" and (iii) in the case of the Group 1 Mortgage Loans, to the Class 1-A-R Certificates in respect of Component I thereof and (y) the amount of Realized Losses allocable to principal for the related Loan Group over (B) the related Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amount.

                  Uncertificated Lower-Tier Regular Interest Z-1: A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

                  Uncertificated Lower-Tier Regular Interest Z-1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Uncertificated Lower-Tier Regular Interest Z-1 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to Uncertificated Lower-Tier Regular Interest Z-1 on such Distribution Date in reduction of the principal balance thereof.

                  Uncertificated Lower-Tier Regular Interest Z-1 Principal Reduction Amount: The Uncertificated Lower-Tier Regular Interest Z Principal Reduction Amount for Uncertificated Lower-Tier Regular Interest Z-1 as determined pursuant to the provisions of Appendix 1.

                  Uncertificated Lower-Tier Regular Interest Z-2: A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

                  Uncertificated Lower-Tier Regular Interest Z-2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Uncertificated Lower-Tier Regular Interest Z-2 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to Uncertificated Lower-Tier Regular Interest Z-2 on such Distribution Date in reduction of the principal balance thereof.

                  Uncertificated Lower-Tier Regular Interest Z-2 Principal Reduction Amount: The Uncertificated Lower-Tier Regular Interest Z Principal Reduction Amount for Uncertificated Lower-Tier Regular Interest Z-2 as determined pursuant to the provisions of Appendix 1.

                  Uncertificated Lower-Tier Regular Interest Z-3: A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

                  Uncertificated Lower-Tier Regular Interest Z-3 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Uncertificated Lower-Tier Regular Interest Z-3 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to Uncertificated Lower-Tier Regular Interest Z-3 on such Distribution Date in reduction of the principal balance thereof.

                  Uncertificated Lower-Tier Regular Interest Z-3 Principal Reduction Amount: The Uncertificated Lower-Tier Regular Interest Z Principal Reduction Amount for Uncertificated Lower-Tier Regular Interest Z-3 as determined pursuant to the provisions of Appendix 1.

                  Uncertificated Lower-Tier Regular Interest Z-4: A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

                  Uncertificated Lower-Tier Regular Interest Z-4 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Uncertificated Lower-Tier Regular Interest Z-4 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to Uncertificated Lower-Tier Regular Interest Z-4 on such Distribution Date in reduction of the principal balance thereof.

                  Uncertificated Lower-Tier Regular Interest Z-4 Principal Reduction Amount: The Uncertificated Lower-Tier Regular Interest Z Principal Reduction Amount for Uncertificated Lower-Tier Regular Interest Z-4 as determined pursuant to the provisions of Appendix 1.

                  Uncertificated Pass-Through Rate: With respect to any Distribution Date and (i) Uncertificated Lower-Tier Regular Interests Y-1 and Z-1, the Net WAC for Loan Group 1, (ii) Uncertificated Lower-Tier Regular Interests Y-2 and Z-2, the Net WAC for Loan Group 2, (iii) Uncertificated Lower-Tier Regular Interests Y-3 and Z-3, the Net WAC for Loan Group 3 and (iv) Uncertificated Lower-Tier Regular Interests Y-4 and Z-4, the Net WAC for Loan Group 4.

                  Uncertificated Principal Balance: The principal amount of any Uncertificated Lower-Tier Regular Interest outstanding as of any date of determination. The Uncertificated Principal Balance of each Uncertificated Lower-Tier Regular Interest shall never be less than zero.

                  Underwriting Guidelines: With respect to the National City Mortgage Loans, the underwriting guidelines of National City. With respect to the SunTrust Mortgage Loans, the underwriting guidelines of SunTrust.

                  Unscheduled Principal Payments: The amounts described in clauses (e), (f) and (g) of the definition of Principal Amount.

                  Upper-Tier REMIC: As defined in the Preliminary Statement.

                  U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                  Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of the Residual Certificates and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

                  Wells Fargo:  As defined in the recitals hereto.

                  Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.



                                  ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

                  Section 2.01  Conveyance of Mortgage Loans.

                  (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date), all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing, and all proceeds of the foregoing. The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein. In connection with the conveyance by the Depositor of the Mortgage Loans, the Depositor further agrees, at its own expense, on or prior to the Closing Date, to indicate on its books and records that the Mortgage Loans have been sold to the Trustee on behalf of the Trust pursuant to this Agreement, and to deliver to the Trustee the Mortgage Loan Schedule. The Mortgage Loan Schedule shall be marked as Exhibit D-1, Exhibit D-2, Exhibit D-3 and Exhibit D-4 to this Agreement and is hereby incorporated into and made a part of this Agreement.

                  (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

                           (i) the original Mortgage Note, endorsed by manual or facsimile signature either (A) in blank or (B) in the following form: "Pay to the order of U.S. Bank National Association, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing in and to that Mortgage
         Note);

                           (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage, if such copy is available;

                           (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "U.S. Bank National Association, as trustee for the holders of the WachoviaMortgage Loan Trust, LLC Mortgage Pass-Through Certificates, Series 2005-B Certificates" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or copies of such interim assignments certified by the Depositor as being true and complete copies of the original recorded intervening assignments of mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of the related Mortgage to the assignee thereof); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer servicing such Mortgage shall take all actions as are necessary to cause the Trust or the Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of mortgages maintained by MERS;

                           (iv)     the originals of all assumption,
         modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

                           (v) the original or duplicate original mortgagee title insurance policy and all riders thereto;

                           (vi) the original of any guarantee executed in connection with the Mortgage Note;

                           (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

                           (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

                           (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                                    (A)    The stock certificate;

                                    (B)    The stock power executed in blank;

                                    (C)    The executed proprietary lease;

                                    (D)    The executed recognition agreement;

                                    (E)    The executed assignment of
                           recognition agreement, if any;

                                    (F)    The executed UCC-1 financing
                           statement with evidence of recording thereon; and

                                    (G)    Executed UCC-3 financing statements
                           or other appropriate UCC financing statements, evidencing a complete and unbroken line of assignments from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Custodian a copy of such Assignment of Mortgage in blank and has caused the Servicer servicing the related Mortgage Loan to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a Lost Note Affidavit together with a copy of such Mortgage Note, if a copy is available, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

                  If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy has not been delivered to either the Servicer servicing such Mortgage Loan or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Custodian, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered an Officer's Certificate to such effect to the Custodian. The Depositor shall forward or cause to be forwarded to the Custodian (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the related Servicer to the Custodian. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer servicing such Mortgage Loan shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

                  As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the related Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages in favor of the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer servicing such Mortgage has not received the information required to prepare such assignment in recordable form, such Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required in a state if recording is not required by the Rating Agencies to obtain the initial ratings for the Certificates.

                  In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Custodian will cause the Servicer servicing such Mortgage Loan to deposit in the related Servicer Custodial Account the amount of such payment in full.

                  It is agreed and understood by the Depositor, the Trustee, National City and SunTrust that none of the Mortgage Loans are (a) loans subject to 12 CFR Section 226.31, 12 CFR Section 226.32 or 12 CFR Section 226.34, as amended, or (b) "high cost home," "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loans under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

                  Section 2.02 Acceptance by the Custodian of the Mortgage Loans. Subject to the provisions of the following paragraph, pursuant to the Custodial Agreement, the Custodian, on behalf of the Trustee, declares that it will hold the documents referred to in Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders. Upon execution of this Agreement, the Custodian will deliver to the Depositor and the Trustee an initial certification in the form of Exhibit O hereto, to the effect that, except as may be specified in the list of exceptions attached thereto, it has received the Mortgage File for each Mortgage Loan on the Mortgage Loan Schedule.

                  Within 90 days after the execution and delivery of this Agreement, the Custodian shall review the Mortgage Files in its possession and will deliver to the Depositor and the Trustee a final certification in the form of Exhibit P hereto. If, in the

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


course of such review, the Custodian finds any document described in Section 2.01(b)(i), (ii), (iii), (v) and (ix)(A), (B), (C), (D), (F) and (G) which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Custodian shall promptly so notify the related Servicer and the Depositor. In performing any such review, the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01(b)(i),
(ii), (iii), (v) and (ix)(A), (B), (C), (D), (F) and (G) have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. The Custodian shall not have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) repurchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

                  With respect to each Substitute Mortgage Loan, the Depositor shall deliver to the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01(b)(i). No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be conveyed to the Trust and shall be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

                  The related Servicer shall amend the Mortgage Loan Schedule to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and such Servicer shall deliver the amended Mortgage Loan Schedule to the Custodian, the Master Servicer, the Certificate Administrator and the Trustee. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such repurchase or substitution and the deposit to the related Servicer Custodial Account of any required Repurchase Price or Substitution Adjustment Amount (as described in the next paragraph), as applicable, and receipt of a Request for Release, the Custodian shall release the Mortgage File relating to such Defective

Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to transfer to the Depositor, or its designee, any Defective Mortgage Loan repurchased or substituted for pursuant to this Section 2.02.

                  For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in such Loan Group (the "Substitution Adjustment Amount" for such Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be repurchased or replaced hereunder.

                  The Custodian shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth in the Custodial Agreement. Each Servicer shall promptly deliver to the Custodian, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into each Servicer's possession from time to time.

                  It is understood and agreed that the obligation of the Depositor to substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

                  None of the Certificate Administrator, the Master Servicer, the Trustee or the Custodian shall be under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(b)(iv), (vi), (vii) and (viii) and
(ix)(E).

                  Section 2.03 Representations, Warranties and Covenants of the Master Servicer and the Servicers.

                  (a) National City hereby makes the following representations and warranties to the Depositor, the Master Servicer, the Certificate Administrator and the Trustee, as of the Closing Date:

                  (i) National City is a corporation duly organized, validly existing, and in good standing under the laws of Ohio and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by National City. National City has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by National City and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of National City, except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and
         (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by National City to make this Agreement valid and binding upon National City in accordance with its terms.

                  (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over National City or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

                  (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of National City and will not result in the breach of any term or provision of the charter or by-laws of National City or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which National City or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which National City or its property is subject.

                  (iv) There is no action, suit, proceeding orinvestigation pending or, to the best knowledge of National City, threatened against National City which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of National City, or in any material impairment of the right or ability of National City to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of National City contemplated herein, or which would materially impair the ability of National City to perform under the terms of this Agreement.

                  (v) Each Mortgage Loan serviced by National City was originated (A) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, or (B) by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended.

                  (vi) No Mortgage Loan serviced by National City is secured by a Mortgage on a leasehold estate.

                  The representations and warranties made pursuant to this
Section 2.03(a) shall survive delivery of the respective Mortgage Files for the National City Mortgage Loans to the Custodian.

                  (b) SunTrust hereby makes the following representations and warranties to the Depositor, the Master Servicer, the Certificate Administrator and the Trustee, as of the Closing Date:

                  (i) SunTrust is a corporation duly organized, validly existing, and in good standing under the laws of Virginia and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by SunTrust. SunTrust has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by SunTrust and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of SunTrust, except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by SunTrust to make this Agreement valid and binding upon SunTrust in accordance with its terms.

                  (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over SunTrust or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

                  (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of SunTrust and will not result in the breach of any term or provision of the charter or by-laws of SunTrust or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which SunTrust or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which SunTrust or its property is subject.

                  (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of SunTrust, threatened against SunTrust which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of SunTrust, or in any material impairment of the right or ability of SunTrust to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of SunTrust contemplated herein, or which would materially impair the ability of SunTrust to perform under the terms of this Agreement.

                  (v) Each Mortgage Loan serviced by SunTrust was originated (A) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, or (B) by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended.

                  (vi) No Mortgage Loan serviced by SunTrust is secured by a Mortgage on a leasehold estate.

                  The representations and warranties made pursuant to this
Section 2.03(b) shall survive delivery of the respective Mortgage Files for the SunTrust Mortgage Loans to the Custodian.

                  (c)      Wells Fargo hereby makes the following
representations and warranties to the Depositor, the Trustee and the Servicers, as of the Closing Date:

                  (i) Wells Fargo is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Wells Fargo. Wells Fargo has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Wells Fargo and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of Wells Fargo, except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by Wells Fargo to make this Agreement valid and binding upon Wells Fargo in accordance with its terms.

                  (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over Wells Fargo or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

                  (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Wells Fargo and will not result in the breach of any term or provision of the charter or by-laws of Wells Fargo or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Wells Fargo or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Wells Fargo or its property is subject.

                  (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of Wells Fargo, threatened against Wells Fargo which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of Wells Fargo, or in any material impairment of the right or ability of Wells Fargo to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Wells Fargo contemplated herein, or which would materially impair the ability of Wells Fargo to perform under the terms of this Agreement.

                  Section 2.04 Assignment of Interest in the Mortgage Loan Purchase Agreement; Depositor Representations and Warranties.

                  (a) The Depositor hereby assigns to the Trustee all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to the representations and warranties of the Seller set forth in Section 7 thereof. The obligations of the Seller under the Mortgage Loan Purchase Agreement to substitute or repurchase, as applicable, a Mortgage Loan as to which a representation set forth in Section 7 thereof is breached shall be the Trustee's and the Certificateholders' sole remedy for such breach. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enable the Trustee to enforce such representations and the obligations of the Seller with respect thereto and shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

                  (b) If the Depositor, the Master Servicer, a Servicer, or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties and the Seller. Upon receipt by the Custodian or the applicable Servicer of the applicable Substitute Mortgage Loans, Repurchase Prices, or Substitution Adjustment Amounts (as such terms are defined in the Mortgage Loan Purchase Agreement) from the Seller as provided in the Mortgage Loan Purchase Agreement, the Custodian and the applicable Servicer shall notify the Trustee, the Custodian shall release to the Seller the related Mortgage File, and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Seller, without recourse, representation or warranty, as are necessary to transfer to the Seller the Mortgage Loan or any property acquired with respect thereto. The Custodian shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Trustee, the Master Servicer and the Certificate Administrator of such amendment. If the Seller delivers a Substitute Mortgage Loan, the Custodian shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a).

                  (c) The Depositor makes the following representations and warranties as to the Mortgage Loans on which the Trustee is deemed to have relied in acquiring the Mortgage Loans. Such representations and warranties speak as of the Closing Date, but shall survive until the termination of this Agreement. Such representations and warranties shall not be waived by any of the parties to this Agreement:

                  (i) This Agreement creates a valid and continuing security interest (as defined in the Uniform Commercial Code as in force in the relevant jurisdiction) in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Depositor.

                  (ii) The Mortgage Loans constitute "instruments" within the meaning of the Uniform Commercial Code as in force in the relevant jurisdiction.

                  (iii) The Depositor owns and has good and marketable title to the Mortgage Loans free and clear of any lien, claim or encumbrance of any Person.

                  (iv) The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to the sale of the Mortgage Loans hereunder to the Trustee.

                  (v) The Depositor has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Mortgage Loans granted to the Trustee hereunder.

                  (vi) Other than the security interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against it.

                  (vii) The Custodian has in its possession all original copies of the Mortgage Notes that constitute or evidence the Mortgage Loans. The Mortgage Notes that constitute or evidence the Mortgage Loans do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee. All financing statements filed or to be filed against the Depositor in favor of the Trustee in connection herewith describing the Mortgage Loans contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party as more fully described in, and subject to the terms of, the related transaction documents."

                  (d) The Depositor hereby covenants to maintain the perfection and priority of the security interest of the Trustee created by this Agreement.

                  Section 2.05  Intent of Parties and Protection of Title.

                  (a) It is the express intent of the Depositor and the Trustee that the transfer of the Mortgage Loans by the Depositor to the Trustee pursuant to Section 2.01(a) be, and be construed as, an absolute sale of the Mortgage Loans. It is, further, not the intention of such parties that such transfer be deemed the grant of a security interest in the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then: (1) this Agreement shall constitute a security agreement, and (2) the transfer of the Mortgage Loans provided for in Section 2.01(a) shall be deemed to be a grant by the Depositor to the Trustee of, and the Depositor hereby grants to the Trustee, to secure all of the Depositor's obligations hereunder, a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to (i) the Mortgage Loans, (ii) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and (iii) all proceeds of the foregoing.

                  (b) The Depositor shall file such financing statements, and the Depositor, the Servicers, and the Trustee at the direction of the Depositor shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the relevant jurisdiction.

                  (c) It is the express intent of the parties hereto that the transfer of the Uncertificated Lower-Tier Regular Interests by the Depositor to the Trustee pursuant to this Agreement be, and be construed as, an absolute sale of the Uncertificated Lower-Tier Regular Interests. It is, further, not the intention of the parties that such transfer be deemed the grant of a security interest in the Uncertificated Lower-Tier Regular Interests by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Uncertificated Lower-Tier Regular Interests are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Uncertificated Lower-Tier Regular Interests, then: (1) this Agreement shall constitute a security agreement, and (2) the transfer of the Uncertificated Lower-Tier Regular Interests provided for in this Agreement shall be deemed to be a grant by the Depositor to the Trustee of, and the Depositor hereby grants to the Trustee, to secure all of the Depositor's obligations hereunder, a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to (i) the Uncertificated Lower-Tier Regular Interests, including all rights represented thereby in and to the Mortgage Loans and the proceeds thereof, (ii) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and (iii) all proceeds of the foregoing.

                  (d) The Depositor shall file such financing statements, and the Depositor, the Servicers, and the Trustee at the direction of the Depositor shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the Uncertificated Lower-Tier Regular Interests, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the relevant jurisdiction.

                  Section 2.06 Designation of Interests in the REMIC. The Depositor hereby designates the Classes of Class A Certificates (other than the Class 1-A-R Certificates) and the Classes of Class B Certificates as classes of "regular interests" and Component II of the Class 1-A-R Certificates as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates each Uncertificated Lower-Tier Regular Interest as classes of "regular interests" and Component I of the Class 1-A-R Certificates as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

                  Section 2.07 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. Section
2.08 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is November 1, 2035 (the "REMIC Certificate Maturity Date").

                  Section 2.09 Execution and Delivery of Certificates. The Trustee (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Regular Interests on behalf of the Upper-Tier REMIC and the Certificateholders and (ii) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Regular Interests together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Regular Interests, evidence ownership of the entire Trust Estate.

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                              OF MORTGAGE LOANS

                  Section 3.01 Servicers to Service Mortgage Loans. For and on behalf of the Certificateholders, National City (or any successor Servicer thereto) shall service and administer the National City Mortgage Loans, and SunTrust (or any successor Servicer thereto) shall service and administer the SunTrust Mortgage Loans, in each case in accordance with the terms of this Agreement, the Customary Servicing Procedures applicable to such Servicer, applicable law and the terms of the related Mortgage Notes and Mortgages. In connection with such servicing and administration, each Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in
Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. Each Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. Each Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans it services to the extent that such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of such Servicer, shall promptly execute such documents and deliver them to such Servicer.

                  In accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs, if any, incurred by a Servicer in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of

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calculating monthly distributions to the Certificateholders, be added to the
Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. However, advances for taxes may be capitalized in accordance with a loan modification pursuant to Section 3.21.

                  The relationship of each Servicer (and of any successor to such Servicer as servicer under this Agreement) to the Trustee, the Master Servicer, the Certificateholders and the Certificate Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  Section 3.02 Subservicing; Enforcement of the Obligations of Servicers.

                  (a) Each Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the related Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the related Servicer with the same force and effect as if performed directly by such Servicer.

                  (b) For purposes of this Agreement, each Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to such Servicer.

                  (c) As part of its servicing activities hereunder, each Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by such Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. Such Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

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


                  (d) Any Subservicing Agreement entered into by a Servicer shall provide that it may be assumed or terminated by the Master Servicer, if the Master Servicer has assumed the duties of a Servicer, or any successor Servicer, at the Master Servicer's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05. Each Servicer shall be solely responsible for any fees and expenses payable to any Subservicer in connection with the assumption or termination of any Subservicing Agreement.

                  Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the related Servicer and such Subservicer alone, and the Trustee, the Master Servicer, the Certificate Administrator and the Certificateholders shall not be deemed parties thereto and shall have no obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

                  Section 3.03   Fidelity Bond; Errors and Omissions Insurance.

                  Each Servicer shall maintain, at its own expense, and provide evidence thereof to the Master Servicer upon request, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the related Servicer against losses resulting from dishonest or fraudulent acts committed by such Servicer's personnel, any employees of outside firms that provide data processing services for such Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure such Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve a Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

                  The Master Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on the Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

                  Section 3.04   Access to Certain Documentation.

                  The Master Servicer and each Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the

Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer and each Servicer. Nothing in this
Section 3.04 shall limit the obligation of the Master Servicer or a Servicer to observe any applicable law, and the failure of the Master Servicer or such Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

                  Section 3.05   Maintenance of Primary Insurance Policy;
Claims.

                  With respect to each Mortgage Loan which was covered by a Primary Insurance Policy on the Cut-off Date, or the date that such Mortgage Loan is transferred to the Trustee, the Servicer servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. Each Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Insurance Policy is terminated, the related Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, such Servicer shall notify the Trustee in writing, it being understood that such Servicer shall not have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If the related Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, such Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. No Servicer shall take any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss that, but for the actions of the related Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the related Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, such Servicer shall obtain a replacement Primary Insurance Policy as provided above.

                  In connection with its activities as servicer, each Servicer agrees to prepare and present, on behalf of itself, the Trustee, and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a Defaulted Mortgage Loan. Pursuant to Section 3.08(b)(iii), any amounts collected by a Servicer under any Primary Insurance Policy shall be deposited in the related Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11.

                  Each Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Insurance

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


Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

                  Section 3.06 Rights of the Depositor and Others in Respect of the Servicers.

                  The Depositor may, but is not obligated to, enforce the obligations of either Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of a Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of a Servicer hereunder; provided that no Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee, the Certificate Administrator, the Master Servicer nor the Depositor shall have any responsibility or liability for any action or failure to act by a Servicer nor shall the Trustee, the Certificate Administrator or the Depositor be obligated to supervise the performance of a Servicer hereunder or otherwise.

                  Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the related Servicer alone, and the Trustee, the Certificate Administrator, the Master Servicer and Certificateholders shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Subservicer. Each Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether such Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

                  Section 3.07   [Reserved].

                  Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Accounts; Certificate Account; and Upper-Tier Certificate Account.

                  (a) Each Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, each Servicer will in accordance with all applicable law, the terms of the Mortgage Loans, and Customary Servicing Procedures applicable thereto ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, each Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that such Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, such Servicer shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. No Servicer shall be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or

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


governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

                  (b) Each Servicer shall establish and maintain a Servicer Custodial Account. Each Servicer shall deposit or cause to be deposited into the related Servicer Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by the related Subservicers or received by such Servicer in respect of the Mortgage Loans it services subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

                  (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

                  (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

                  (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures, the terms of the Mortgage Loan, or applicable law or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)
         (iv);

                  (iv) any amount required to be deposited by such Servicer pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the related Servicer Custodial Account;

                  (v) any amounts required to be deposited by such Servicer pursuant to Section 3.14;

                  (vi) all Repurchase Prices, all Substitution Adjustment Amounts and all Subsequent Recoveries received by such Servicer;

                  (vii)    Periodic Advances made by such Servicer pursuant to
         Section 3.20 and any payments of Compensating Interest; and

                  (viii)   any other amounts required to be deposited hereunder.

                  The foregoing requirements for deposits to a Servicer Custodial Account by the related Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by such Servicer. If a Servicer shall deposit in the related Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining such Servicer Custodial Account to withdraw such amount from such Servicer Custodial Account, any provision herein

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


to the contrary notwithstanding. A Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to such Servicer or serviced by such Servicer on behalf of others; provided that such commingling of funds shall not be permitted at any time during which Fitch's senior long-term unsecured debt rating of such Servicer is below "A." Notwithstanding such commingling of funds, each Servicer shall keep records that accurately reflect the funds on deposit in the related Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. Each Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in a Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

                  (c)      [Reserved].

                  (d) Each institution at which a Servicer Custodial Account is maintained shall invest the funds therein as directed in writing by the related Servicer in Permitted Investments, which shall mature not later than the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date), and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income or gain (net of any losses) realized from any such investment of funds on deposit in a Servicer Custodial Account shall be for the benefit of the related Servicer as servicing compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in a Servicer Custodial Account in respect of any such investments shall promptly be deposited by the related Servicer in such Servicer Custodial Account.

                  (e) Each Servicer shall give notice to the Trustee and the Master Servicer of any proposed change of the location of the related Servicer Custodial Account maintained by such Servicer not later than 30 days and not more than 45 days prior to any change thereof. The creation of a Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Master Servicer.

                  (f) The Certificate Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Certificate Account as a segregated trust account or accounts. The Certificate Account shall be an Eligible Account. The Master Servicer will deposit in the Certificate Account, as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

                           (i) Any amounts withdrawn from a Servicer Custodial Account;

                           (ii) Any Periodic Advances made by the Master Servicer pursuant to Section 3.20 and any payments of Compensating Interest;

                           (iii) Any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Master Servicer or which were not deposited in a Servicer Custodial Account;

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


                           (iv) The Repurchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to the Mortgage Loan Purchase Agreement or by the Depositor pursuant to Sections 2.02 or
         2.04 hereof and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Master Servicer pursuant to
         Section 10.01;

                           (v) Any amounts required to be deposited with respect to losses on investments of deposits in a Servicer Custodial Account or the Certificate Account; and

                           (vi) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Certificate Account pursuant to this Agreement.

                  (g) All amounts deposited to the Certificate Account shall be held by the Certificate Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

                  (h) The Certificate Account shall constitute a trust account of the Trust segregated on the books of the Certificate Administrator and held by the Certificate Administrator in trust in its Corporate Trust Office. The Certificate Account shall be an Eligible Account. The amount at any time credited to the Certificate Account may be invested, in the name of the Trustee, for the benefit of the Certificateholders, in Permitted Investments as directed by the Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the institution acting as Certificate Administrator or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Master Servicer as master servicing compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the Certificate Account in respect of any such investments shall promptly be deposited by the Master Servicer in the Certificate Account.

                  (i) The Certificate Administrator shall establish and maintain the Upper-Tier Certificate Account (which may be a sub-account of the Certificate Account). On each Distribution Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Depositor), the Certificate Administrator shall, from funds available on deposit in the Certificate Account, deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account, the Lower-Tier Distribution Amount.

                  Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

                  (a) To the extent required by the related Mortgage Note and not violative of current law, each Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Accounts"), in each case titled "[Insert name of

Servicer], in trust for registered holders of Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates, Series 2005-B and various Mortgagors." Each Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, each Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. Each Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Insurance Policy. Nothing herein shall require a Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law or the terms of the related Mortgage Loan.

                  (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by a Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to a Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (v) for application to restore or repair the Mortgaged Property,
(vi) to pay to the Mortgagor, to the extent required by law or the terms of the Mortgage Loan, any interest paid on the funds deposited in the applicable Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the applicable Escrow Accounts (and not required to be paid to the Mortgagor),
(viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into an Escrow Account, (x) to withdraw any amounts inadvertently deposited in and Escrow Account or (xi) to clear and terminate any Escrow Account upon the termination of this Agreement in accordance with Section
10.01. Any Escrow Account shall not be a part of the Trust Estate.

                  (c) With respect to each Mortgage Loan, each Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage. Each Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by such Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage Loan. To the extent that a Mortgage Loan does not provide for Escrow Payments, such Servicer shall determine whether any such payments are made by the Mortgagor. Each Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. Each Servicer shall advance any such payments that are not timely

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


paid, but each Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the related Servicer, will be recoverable by such Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

                  Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans.

                  Each Servicer shall afford the Master Servicer and the Trustee reasonable access to all records and documentation in its possession regarding the Mortgage Loans it services and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by each Servicer.

                  Upon reasonable advance notice in writing, each Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans it services sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that each Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by such Servicer in providing such reports and access.

                  Section 3.11 Permitted Withdrawals from the Servicer Custodial Accounts, Certificate Account and Upper-Tier Certificate Account.

                  (a) Each Servicer may from time to time make withdrawals from the related Servicer Custodial Account, for the following purposes:

                  (i) to pay to such Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to Section 3.17, and to pay to such Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Servicer Custodial Account;

                  (ii) to reimburse such Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) to reimburse such Servicer for any Nonrecoverable Advance previously made or any Advances capitalized in accordance with
         Section 3.21(c);

                  (iv) to reimburse such Servicer for Insured Expenses from the related Insurance Proceeds;

                  (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to
         Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

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


                  (vi)     [Reserved];

                  (vii) to reimburse such Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

                  (viii) to withdraw any amount deposited in such Servicer Custodial Account and not required to be deposited therein;

                  (ix) to remit to the Certificate Administrator on each Remittance Date (i) all amounts credited to such Servicer Custodial Account as of the close of business on the related Determination Date, net of charges against or withdrawals from such Servicer Custodial Account pursuant to this Section 3.11(a), and excluding any Principal Prepayments received after the end of the preceding calendar month, plus (ii) to the extent not already deposited in such Servicer Custodial Account, all Compensating Interest and Periodic Advances, if any, for such Distribution Date which the Servicer is obligated to remit pursuant to Sections 3.17 and 3.20, respectively, minus (iii) any amounts attributable to Monthly Payments in respect of a Due Date or Due Dates subsequent to the related Due Date for such Remittance Date; and

                  (x) to clear and terminate such Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

                  Each Servicer shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Servicer Custodial Account pursuant to clauses (i), (ii), (iv) and (v). Prior to making any withdrawal from the Servicer Custodial Account pursuant to clause (iii), each Servicer shall deliver to the Master Servicer an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

                  With respect to any remittance received by the Certificate Administrator after the Remittance Date on which such remittance was due, the applicable Servicer shall pay to the Certificate Administrator (for the benefit of the Master Servicer) interest on such late payment at an annual rate equal to the prime rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the related Servicer Custodial Account by the applicable Servicer for remittance to the Certificate Administrator on the date such late payment is made and shall cover the period commencing with the day following such Remittance Date and ending with the day on which such payment is made, both inclusive. The payment by a Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Master Servicer or the Certificate Administrator.

                  (b) The Certificate Administrator shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Certificate Administrator may from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to reimburse the Master Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (i) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

                  (ii) to reimburse the Master Servicer for any Nonrecoverable Advance previously made or any Advances capitalized in accordance with Section 3.21(c);

                  (iii) to reimburse the Master Servicer for Insured Expenses from the related Insurance Proceeds;

                  (iv) on each Distribution Date, to pay to the Master Servicer the Master Servicing Fee with respect to the Mortgage Loans in each Loan Group due on such Distribution Date, from the Pool Distribution Amount, and to pay to the Master Servicer as additional compensation earnings on or investment income with respect to funds in the Certificate Account;

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                  (v)      to reimburse the Trustee, the Master Servicer and the
         Certificate Administrator for, or to pay expenses incurred by either such party which are reimbursable or payable pursuant to Section 3.01, 7.03, 7.05, 8.01, 9.07 or 9.11 of this Agreement;

                  (vi) to withdraw and return to the Master Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

                  (vii) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 10.01.

The Master Servicer shall keep and maintain a separate accounting, on a Mortgage Loan by Mortgage Loan basis, and shall provide a copy to the Certificate Administrator, for the purpose of accounting for any reimbursement from the Certificate Account pursuant to clauses (i) through (iii).

                  (c) Notwithstanding anything herein to the contrary, the Regular Certificates and the Class 1-A-R Certificates shall not receive distributions directly from the Certificate Account. On each Distribution Date, funds on deposit in the Upper-Tier Certificate Account shall be used to make payments on the Regular Certificates and the Class 1-A-R Certificates as provided in Sections 5.01 and 5.02. The Upper-Tier Certificate Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

                  Section 3.12   Maintenance of Hazard Insurance.

                  Each Servicer shall cause to be maintained for each Mortgage Loan it services, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or
(b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer servicing the related Mortgage Loan will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. Each Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by a Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with the terms of the Mortgage Loan, applicable law, or applicable Customary Servicing Procedures) shall be deposited in the related Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by a Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the related Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to such Servicer.

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                  The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

                  Notwithstanding the foregoing, each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the related Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the related Servicer shall deposit in the related Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

                  Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption Agreements. Each Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that no Servicer shall exercise any such rights if prohibited by law from doing so.

                  Section 3.14 Realization Upon Defaulted Mortgage Loans; REO Property.

                  (a) Each Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans (but shall not sell or convey such Mortgage Loan, except as required pursuant to Section 2.02, 2.04 or 10.01 of this Agreement) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, each Servicer shall follow the Customary Servicing Procedures applicable to it and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that a Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates, but the applicable Servicer will be required to continue otherwise to service the Mortgage Loans in accordance with the provisions of this Agreement. Such agreement shall be subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the

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related Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had such Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, no Servicer shall be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the related Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

                  The decision of a Servicer to foreclose on a Defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

                  With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer servicing the related Mortgage Loan shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, such Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, such Servicer may rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. Each Servicer shall prepare for and deliver to the Certificate Administrator and the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Certificate Administrator to comply with the reporting requirements of the REMIC Provisions; provided, however, that no Servicer shall have a duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the related Servicer Custodial Account no later than the close of business on each Determination Date. Each Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by Section 6050P of the Code, with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. Each Servicer shall deliver copies of such reports to the Certificate Administrator and the Trustee.

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                  The Trustee shall furnish each Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable such Servicer to service and administer the related Mortgage Loans and REO Property.

                  The Trustee shall execute and deliver to the related Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable in connection with (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or other security instrument; (iii) obtaining a deficiency judgment against the Mortgagor; or (iv) enforcing any other rights or remedies provided by the Mortgage Note or other security instrument or otherwise available at law or equity.

                  The income earned from the management of any REO Properties, net of reimbursement to a Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances applicable to such Servicer, shall be applied to the payment of principal of and interest on the related Defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

                  The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer servicing such Mortgage Loan for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse such Servicer for any unreimbursed Periodic Advances and to reimburse the related Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(ii) that related to such Mortgage Loan; third, to reimburse the Master Servicer, the Certificate Administrator and the Trustee for any amounts incurred by them in connection with such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Interest Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to Section 3.17.

                  (b) When a Mortgage Loan becomes a Defaulted Mortgage Loan, the related Servicer shall promptly notify the Certificate Administrator of such occurrence.

                  Section 3.15 Custodian to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer servicing such Mortgage

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Loan of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer will (and if the Servicer does not, the Master Servicer may) immediately notify the Custodian by delivering, or causing to be delivered, two copies (one of which will be returned to such Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Custodian and such Servicer). Upon receipt of such request, the Custodian shall within seven Business Days release the related Mortgage File to or at the direction of such Servicer. The Trustee shall at such Servicer's direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by such Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, such Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. To the extent permitted by the terms of the Mortgage Loan and applicable law, expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Custodian shall, upon delivery to the Custodian of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer servicing such Mortgage Loan. The Servicer shall cause the Mortgage File so released to be returned to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Servicer Custodial Account, in which case such Servicer shall deliver to the Custodian a Request for Release, signed by a Servicing Officer.

                  The Trustee shall execute and deliver to each Servicer any powers of attorney and other documents prepared by such Servicer that are reasonably necessary or appropriate to enable such Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of such Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, each Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, such Servicer shall take all necessary action to reflect the release on the records of MERS. Such Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate any foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage otherwise available at law or in equity.

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                  Section 3.16   Documents, Records and Funds in Possession of
the Master Servicer and Servicers to be Held for the Trustee.

                  Each Servicer shall transmit to the Custodian all documents and instruments in respect of a Mortgage Loan coming into the possession of such Servicer from time to time and shall account fully to the Certificate Administrator and the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. The documents constituting the servicing file shall be held by the Servicer servicing the related Mortgage Loan as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the related Servicer Custodial Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the related Servicer Custodial Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by such Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that each Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

                  Section 3.17   Servicing and Master Servicing Compensation.

                  Each Servicer shall be entitled out of each payment of interest (or portion thereof) on a Mortgage Loan it services to retain or withdraw from the related Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

                  Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by a Servicer to the extent not required to be deposited in the related Servicer Custodial Account pursuant to Section 3.08(b). Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

                  Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for a Servicer for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of (a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans it services and (b) one-twelfth of 0.25% of the aggregate Stated Principal Balance of such Mortgage Loans for such Distribution Date in the case of the Mortgage Loans serviced by National City, and one-twelfth of 0.375% of the aggregate Stated Principal Balance of such Mortgage Loans for such Distribution Date in the case of the Mortgage Loans serviced by SunTrust (any such reduction, "Compensating Interest"). To the extent the Servicers fail to pay Compensating Interest in

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respect of any Distribution Date, the Master Servicer shall deposit into the
Certificate Account the amount of any Compensating Interest remaining unpaid by the Servicers on any Distribution Date up to the amount the Master Servicing Fee payable to the Master Servicer on such Distribution Date.

                  The Master Servicer shall be entitled to retain or withdraw from the Certificate Account an amount equal to the Master Servicing Fee for such Distribution Date in accordance with Section 3.11.

                                    In addition, the Master Servicer will be entitled to all income and gain realized from any investment of funds in the Certificate Account, pursuant to Section 3.08, for the performance of its activities hereunder. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as otherwise provided in this Agreement.

                  Section 3.18   Annual Statements as to Compliance.

                  Commencing in the calendar year following the date of this Agreement, each Servicer shall deliver to the Master Servicer on or before February 28th of each calendar year (or if not a Business Day, the immediately preceding Business Day), an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of such Servicer during the preceding calendar year and of the performance of such Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  Commencing in the calendar year following the date of this Agreement, the Master Servicer shall deliver to the Depositor on or before February 28th of each calendar year (or if not a Business Day, the immediately preceding Business Day), an Officer's Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

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                  Section 3.19   Annual Independent Public Accountants'
Servicing and Master Servicing Statements; Financial Statements.

                  Commencing in the calendar year following the date of this Agreement, each Servicer shall, at its own expense, on or before February 28th of each calendar year (or if not a Business Day, the immediately preceding Business Day), cause a firm of independent public accountants (who may also render other services to such Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer to the effect that such firm has with respect to such Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

                  If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Depositor on or before February 28th of each calendar year (or if not a Business Day, the immediately preceding Business Day), commencing in the calendar year following the date of this Agreement, to the effect that, with respect to the most recently ended calendar year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

                  Section 3.20   Advances.

                  Each Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If a Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the related Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the related Servicer Custodial Account that any portion of the Amount Held for Future Distribution with respect to a Loan Group in such Servicer Custodial Account has been used by such Servicer in discharge of its obligation to make any such Periodic Advance on a Mortgage Loan in such Loan Group. Any funds so applied shall be replaced by such Servicer by deposit in such Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. Each Servicer shall be entitled to be reimbursed from the Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in

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Section 3.11(a). The obligation to make Periodic Advances with respect to any
Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. Each Servicer shall inform the Certificate Administrator and the Trustee of the amount of the Periodic Advance to be made by such Servicer with respect to each Loan Group on each Servicer Advance Date no later than the related Remittance Date.

                  Each Servicer shall deliver to the Certificate Administrator on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by such Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, no Servicer shall be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

                  If the Monthly Payment on a Mortgage Loan that was due on a related Due Date is delinquent, other than as a result of application of the Relief Act, and the amount of the Periodic Advance which the related Servicer was required to make pursuant to this Section 3.20 exceeds the amount deposited in the Certificate Account by such Servicer, then an Event of Default shall have occurred with respect to such Servicer. The Master Servicer, in its capacity as successor Servicer, or another successor Servicer appointed by the Master Servicer hereunder will deposit in the Certificate Account not later than the Business Day immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee (and, in the case of the Master Servicer, the Master Servicing Fee) for such Mortgage Loan, except to the extent the Master Servicer or other successor Servicer, as the case may be, determines that any such advance, if made, would be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer or other successor Servicer, as the case may be, shall continue to make such advances through the date that the related Servicer is required to do so under this Agreement. If the Master Servicer or other successor Servicer, as the case may be, deems an advance to be a Nonrecoverable Advance, on the second Business Day prior to the related Distribution Date, the Master Servicer or such other successor Servicer shall present an Officer's Certificate to the Certificate Administrator (i) stating that the Master Servicer or such other successor Servicer elects not to make a Periodic Advance in a stated amount and (ii) detailing the reason it deems the advance to be a Nonrecoverable Advance.

                  Section 3.21   Modifications, Waivers, Amendments and
Consents.

                  (a)      Except as provided in Section 3.08(a) and this
Section 3.21, no Servicer shall agree to enter into, or shall enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan, unless such Mortgage Loan is a Defaulted Mortgage Loan. All modifications, waivers, forbearances or amendments of any Defaulted Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

                  (b) The related Servicer may, with respect to any Defaulted Mortgage Loan, agree to any modification, waiver, forbearance, or amendment of any term of such Defaulted Mortgage Loan without the consent of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Custodian or any Certificateholder; provided, however, that no Servicer shall agree to enter into, or shall enter into, any modification, waiver, forbearance or amendment

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of any Defaulted Mortgage Loan if such modification, waiver, forbearance, or amendment would:

                  (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder; or

                  (ii) in such Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

unless, in either case, such modification, waiver, forbearance or amendment is, in such Servicer's judgment, reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to the applicable Customary Servicing Procedures, the related Servicer may permit a forbearance for a Mortgage Loan which such Servicer has been advised would default if such forbearance is not granted.

                  (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit. However, interest may be capitalized in accordance with a loan modification pursuant to Section 3.21(b).

                  (d) The related Servicer may, to the extent permitted by applicable law or the terms of the Mortgage Loan, as a condition to granting any request by a Mortgagor for consent, modification, or amendment, the granting of which is within such Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to such Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by such Servicer, which amount shall be retained by such Servicer as additional servicing compensation.

                  (e) Each Servicer shall notify the Depositor and the Master Servicer, in writing, of any modification or amendment of any term of any Mortgage Loan it services and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification or amendment is required by applicable law to be recorded, such Servicer (i) shall deliver to the Custodian a copy thereof and (ii) shall deliver to the Custodian such document, with evidence of notification upon receipt thereof from the public recording office, if applicable.

                  Section 3.22   Reports to the Securities and Exchange
Commission.

                  Within 15 days after each Distribution Date, the Certificate Administrator shall, in accordance with industry standards, file with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K (or other comparable form containing the same or comparable information or other information mutually agreed upon) with a copy of the statement to the Trustee who shall (to the extent received from the Certificate

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Administrator) make available (via the Trustee's internet website) a copy of the monthly statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30 in each year, the Certificate Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust, if applicable. Prior to (i) March 15, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall provide the Certificate Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant's servicing report and annual statement of compliance of each Servicer, and, if applicable, the annual independent accountant's servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 3.18 and 3.19. Prior to
(i) March 31, 2006, or such earlier filing date as may be required by the Securities and Exchange Commission, and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, or such earlier filing date as may be required by the Securities and Exchange Commission, the Certificate Administrator shall prepare and file and the Master Servicer shall sign, a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence. The Depositor hereby grants to the Certificate Administrator a limited power of attorney to execute and file each Form 8-K and Form 15 Suspension Notice and hereby grants to the Master Servicer a limited power of attorney to execute and file each Form 10-K on behalf of the Depositor. Such powers of attorney shall continue until either the earlier of (i) receipt by the Certificate Administrator or the Master Servicer, as applicable, from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. The Depositor agrees to promptly furnish to the Certificate Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Certificate Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Certificate Administrator shall have no responsibility to file any items other than those specified in this Section 3.22; provided, however, that the Certificate Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Fees and expenses incurred by the Certificate Administrator in connection with this Section 3.22 shall not be reimbursable from the Trust.

                  Section 3.23   Annual Certification.

                  (a) Commencing in the calendar year following the date of this Agreement, each Servicer shall execute and deliver to the Master Servicer on or before February 28th of each calendar year (or if not a Business Day, the immediately preceding Business Day), an Officer's Certificate for the benefit of the Master Servicer and its officers, directors and affiliates, certifying as to the following matters:

                  (i) Based on such officer's knowledge, the information in the Officer's Certificates and statements delivered pursuant to Sections 3.18 and 3.19 of this Agreement and all Servicer's Certificates and reports, Officer's Certificates and other information relating to the servicing of the Mortgage Loans serviced by such Servicer taken as a whole does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

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                  (ii)     The servicing information required to be provided to
         the Master Servicer by such Servicer under this Agreement has been provided to the Master Servicer;

                  (iii) Such officer is responsible for reviewing the activities performed by such Servicer under this Agreement and, based upon the review required by this Agreement, and except as disclosed in the Officer's Certificates and statements delivered to the Master Servicer pursuant to Sections 3.18 and 3.19 of this Agreement and all Servicer's Certificates and reports, Officer's Certificates and other information relating to the servicing of the Mortgage Loans serviced by such Servicer, such Servicer has, as of the date of the certification, fulfilled its obligations under this Agreement; and

                  (iv) Such officer has disclosed to the Master Servicer all significant deficiencies relating to such Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers.

                  (b) Each Servicer shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by such Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 3.23 or the negligence, bad faith or willful misconduct of such Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then such Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and such Servicer on the other in connection with a breach of such Servicer's obligations under this Section 3.23, or such Servicer's negligence, bad faith or willful misconduct in connection therewith. The provisions of this Section 3.23 shall survive the termination of this Agreement.

                  Section 3.24   Master Servicer.

                  The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time to time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under this Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, the Master Servicer shall provide such information

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to the Certificate Administrator as shall be necessary in order for it to prepare the statements specified in Section 5.04, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers as reported to the Master Servicer.

                  Section 3.25   Monitoring of Servicers.

                  (a) their Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under this Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an Officer's Certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to such Servicer's compliance with the terms of this Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with this Agreement, or that a notice should be sent pursuant to this Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof, and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

                  (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under this Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with this Agreement, subject to the preceding paragraph and to Article VIII, terminate the rights and obligations of such Servicer hereunder and act as servicer of the related Mortgage Loans or appoint a successor Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions (other than the advancing function required by Section 3.20 hereof) can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of servicing and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, except as set forth below, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

                  (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including, but not limited to, all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the

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terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Certificate Account.

                  (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in this Agreement.

                  (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces.

                  Section 3.26   Power to Act; Procedures.

                  The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents,
(ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.25, shall not permit any Servicer to) and each Servicer agrees that it will not knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause the Trust to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause the Trust to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.09 hereof. In the performance of its duties hereunder, the Master Servicer

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shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.


                                  ARTICLE IV

                          SERVICER'S MONTHLY REPORTS

                  Section 4.01   Servicer's Monthly Reports.

                  On the 10th calendar day of each month, each Servicer shall deliver to the Master Servicer a Servicer's Certificate in substance and format mutually acceptable to each Servicer and the Master Servicer) setting forth the information necessary in order for the Master Servicer to perform its reporting obligations under this Agreement.

                                  ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                             REMIC ADMINISTRATION

                  Section 5.01 Distributions. On each Distribution Date, based solely on the information provided to the Certificate Administrator by the Master Servicer and the Servicers, the Certificate Administrator shall distribute out of the Upper-Tier Certificate Account or the Certificate Account, as applicable (to the extent funds are available therein), to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) by wire transfer to the account at a bank or other depository institution having appropriate wire transfer facilities specified in writing by such Certificateholder to the Certificate Administrator or, if no such prior written wire transfer instruction has been provided to the Certificate Administrator, by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or by such other means of payment as such Certificateholder and the Certificate Administrator shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

                  None of the Holders of any Class of Certificates, the Depositor, the Master Servicer, the Servicers, the Certificate Administrator or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

                  Section 5.02   Priorities of Distributions.

                  (a) On each Distribution Date, based solely on the information provided to the Certificate Administrator by the Master Servicer and the Servicers, the Certificate Administrator shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Master Servicer pursuant to Sections 3.11(b) and shall pay such funds to the Master Servicer and (2) the Pool Distribution Amount for each Loan Group, and shall apply such funds, first, to distributions in respect of the Uncertificated Lower-Tier Regular Interests for

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deposit in the Upper-Tier Certificate Account, as specified in this Section
5.02(a) and then from the Upper-Tier Certificate Account to distributions on the Certificates, paying priorities (i) through (ii) to each Group from the applicable Pool Distribution Amount and priorities (iii) and (iv) from the remaining combined Pool Distribution Amounts, in the following order of priority and to the extent of such funds:

                  (i) to each Class of Senior Certificates of such Loan Group, an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

                  (ii) to the Senior Certificates of a Group, in an aggregate amount up to the Senior Principal Distribution Amount for such Group, such distribution to be allocated among such Classes in accordance with Section 5.02(b);

                  (iii) to each Class of Subordinate Certificates, subject to paragraph (d) below, in the following order of priority:

                           (A) to the Class B-1 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                           (B) to the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                           (C) to the Class B-2 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                           (D) to the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                           (E) to the Class B-3 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                           (F) to the Class B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                           (G) to the Class B-4 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                           (H) to the Class B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                           (I) to the Class B-5 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

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                           (J)      to the Class B-5 Certificates, an amount
                  allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                           (K) to the Class B-6 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                           (L) to the Class B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero; and

                  (iv) to the Holder of the Class 1-A-R Certificates, any amounts remaining in the Upper-Tier Certificate Account.

                  No Class of Certificates will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of "Interest Distribution Amount" after its Class Certificate Balance has been reduced to zero.

                  All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

         Distributions on the Uncertificated Lower-Tier Regular Interests. On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated Lower-Tier Regular Interests, the Lower-Tier Distribution Amount in the amounts and with the priorities set forth in the definition thereof.

         Realized Losses shall be allocated among the Uncertificated Lower-Tier Regular Interests as specified in the definition of Lower-Tier Realized Losses.

         Subsequent Recoveries shall be applied to the Uncertificated Lower-Tier Regular Interests in a manner analogous to the application of Realized Losses of the Uncertificated Lower-Tier Regular Interests.

         For federal income tax purposes, the Pass-Through Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for any Distribution Date shall be expressed as a per annum rate equal to the weighted average of the Uncertificated Pass-Through Rates for Uncertificated Lower-Tier Regular Interests Y-1, Y-2, Y-3 and Y-4, weighted, for each of the foregoing determinations, on the basis of the respective Uncertificated Principal Balance of each such Uncertificated Lower-Tier Regular Interest (computed to eight decimal places), immediately prior to such Distribution Date.

                  (b)      (i)      With respect to the Class A Certificates of
Loan Group 1:

                  On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Related Group for Loan Group 1 pursuant to Section 5.02(a)(ii) for

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such Distribution Date, will be distributed based solely on the information contained in each Servicer's Certificate in the following order of priority:

                  first, to the Class 1-A-R Certificates in respect of Component I thereof until its Class Certificate Balance has been reduced to zero;

                  second, concurrently, to the Class 1-A-1 Certificates and the Class 1-A-2 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

                  (ii)     With respect to the Class A Certificates of Loan
Group 2:

                  On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Related Group for Loan Group 2 pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed to the following Classes of Certificates, concurrently, as follows:

                           (A)      36.2060850360% to the Class 2-A-1
                                    Certificates, until their Class Certificate
                                    Balance has been reduced to zero;

                           (B) 59.9440012551%, sequentially, to the Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

                           (C)      3.8499137088% to the Class 2-A-5
                                    Certificates until their Class Certificate
                                    Balance has been reduced to zero.

                  (iii)    With respect to the Class A Certificates of Loan
Group 3:

                  On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Related Group for Loan Group 3 pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed to the Class 3-A-1 Certificates and Class 3-A-2 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

                  (iv)     With respect to the Class A Certificates of Loan
Group 4:

                  On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Related Group for Loan Group 4 pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed to the Class 4-A-1 Certificates and Class 4-A-2 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

                  (v) Notwithstanding the foregoing, on each Distribution Date prior to the Senior Credit Support Depletion Date but on or after the date on which the aggregate Class Certificate Balance of the Class A Certificates of a Group have been reduced to zero, amounts otherwise distributable from the Unscheduled Principal Amounts for the Related Loan Group on the Subordinate Certificates will be paid as principal to the remaining classes of Class A Certificates in accordance with the priorities set forth for the applicable Group in (i), (ii), (iii) or (iv) above, provided that on such Distribution Date
(a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the

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outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates, is greater than or equal to 50%. If the Class A Certificates of two or more Groups remain outstanding, the distributions described above will be made to the Class A Certificates of such Groups, pro rata, in proportion to the aggregate Class Certificate Balance of the Class A Certificates of each such Group. In addition, if on any Distribution Date the aggregate Class Certificate Balance of the Class A Certificates of a Group is greater than the Adjusted Pool Amount of the related Loan Group (any such Group, the "Undercollateralized Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Subordinate Certificates pursuant to 5.02(a)(iii)(L), (J),
(H), (F), (D) and (B), in that order, will be paid as principal to the Class A Certificates of the Undercollateralized Group in accordance with the priorities set forth for the applicable Group above under (i), (ii), (iii) or (iv) until the aggregate Class Certificate Balance of the Class A Certificates of the Undercollateralized Group equals the Adjusted Pool Amount of the related Loan Group. The amount of any Class Unpaid Interest Shortfalls with respect to the Undercollateralized Group (including any Class Unpaid Interest Shortfalls for such Distribution Date) will be paid to the Undercollateralized Group prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates pursuant to Section 5.02(a)(iii)(L), (J), (H), (F), (D) and (B), in that order: such amount will be paid to such Undercollateralized Group in accordance with the priorities set forth in Section 5.02(a)(i) up to their Interest Distribution Amounts for such Distribution Date. If two or more Groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate Class Certificate Balance of the Class A Certificates of each such Group exceeds the Adjusted Pool Amount of the related Loan Group.

                  On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to a Loan Group available to be distributed as principal of the Class A Certificates of the Related Group shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

                 (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of (A) Non-Supported Interest Shortfalls, and (B) each Relief Act Reduction incurred during the calendar month preceding the month of such Distribution Date. In addition, on each Distribution Date on and after the Senior Credit Support Depletion Date, Accrued Certificate Interest for each Class of Certificates relating to a Loan Group for such Distribution Date also shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of any Realized Loss on a Mortgage Loan in the Related Loan Group allocable to interest.

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                  (d)      Notwithstanding the priority and allocation contained
in Section 5.02(a)(iii), if with respect to any Class of Subordinate
Certificates on any Distribution Date, (i) the aggregate of the Class
Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Pool Stated Principal Balance for all Loan Groups immediately prior to such Distribution Date (the "Fractional Interest") is less than the Original Fractional Interest for such Class, no Unscheduled Principal Payments will be made to any Classes junior to such Class (the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes. Any funds remaining will be distributed in the order provided in Section 5.02(a)(iii).

                  Section 5.03   Allocation of Losses.

                  (a) On or prior to the 10th calendar day of each month, each Servicer shall inform the Master Servicer in writing with respect to each Mortgage Loan it services: (1) whether any Realized Loss is a Deficient Valuation or a Debt Service Reduction, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses. The Master Servicer shall provide such information to the Certificate Administrator and, based on such information, the Certificate Administrator shall determine and allocate the total amount of Realized Losses with respect to the related Distribution Date. Realized Losses shall be allocated to the Certificates by a reduction in the Class Certificate Balances of the designated Classes pursuant to Section 5.03(b) below.

                  (b) The Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) equals the sum of the Adjusted Pool Amounts for such Distribution Date.

                  After the Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates of the Related Loan Group in the aggregate shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Senior Certificates of such Related Loan Group (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on the Mortgage Loans in the Related Loan Group on such Distribution Date) exceeds the Adjusted Pool Amount for such Loan Group and such Distribution Date.

                  Any such reduction shall be allocated among the Classes of Senior Certificates of the Related Group pro rata based on the Class Certificate Balances immediately prior to such Distribution Date.

                  (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class pro rata in proportion to their respective Percentage Interests.

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                  (d)      The calculation of the amount to be distributed as
principal to any Class of Certificates with respect to a Distribution Date (the "Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses for such Distribution Date; provided, however, that the actual distribution of principal to the Classes of Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date. In the event that after the allocation of Realized Losses for a Distribution Date, the Calculated Principal Distribution for a Class of Subordinated Certificates is greater than the Class Certificate Balance of such Class, the excess shall be distributed pro rata to the Classes of Subordinate Certificates in accordance with their remaining Class Certificate Balances.

                  (e) After the Senior Credit Support Depletion Date, on any Distribution Date on which the Class 1-A-2 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 1-A-2 Certificates will be reduced by the Class 1-A-2 Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class Certificate Balance of the Class 1-A-1 Certificates will not be reduced by the Class 1-A-2 Loss Allocation Amount. After the Senior Credit Support Depletion Date, on any Distribution Date on which the Class 2-A-5 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 2-A-5 Certificates will be reduced by the Class 2-A-5 Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class Certificate Balances of the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates will not be reduced by the Class 2-A-5 Loss Allocation Amount. After the Senior Credit Support Depletion Date, on any Distribution Date on which the Class 3-A-2 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 3-A-2 Certificates will be reduced by the Class 3-A-2 Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class Certificate Balance of the Class 3-A-1 Certificates will not be reduced by the Class 3-A-2 Loss Allocation Amount. After the Senior Credit Support Depletion Date, on any Distribution Date on which the Class 4-A-2 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 4-A-2 Certificates will be reduced by the Class 4-A-2 Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class Certificate Balance of the Class 4-A-1 Certificates will not be reduced by the Class 4-A-2 Loss Allocation Amount.

                  (f) If, after taking into account any Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Class Certificate Balance of the Class of Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to this Section
5.03. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Class Certificate Balance of the Certificates, beginning with the Class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class or Classes of Certificates pursuant to this Section 5.03. Holders of such Certificates will not be entitled to any payments in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Class Certificate Balance of each Certificate of such Class in accordance with its respective Fractional Interest.

                  (g) Notwithstanding any other provision of this Section 5.03, no Class Certificate Balance of a Class will be increased on any Distribution Date such that the Class Certificate Balance of such Class exceeds its Initial Class Certificate Balance less all

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distributions of principal previously distributed in respect of such Class on prior Distribution Dates.

                  Section 5.04   Statements to Certificateholders.

                  (a) Prior to the Distribution Date in each month, based solely upon the information provided to the Certificate Administrator by the Master Servicer and on each Servicer's Certificate delivered to the Master Servicer pursuant to Section 4.01, the Certificate Administrator shall determine the following information with respect to such Distribution Date:

                  (i) for each Loan Group, the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

                  (ii) for each Loan Group, the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

                  (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

                  (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

                  (v) for each Loan Group, the Pool Stated Principal Balance for the following Distribution Date;

                  (vi) for each Group, the Senior Percentage and the Subordinate Percentage for the following Distribution Date and the Total Senior Percentage and Aggregate Subordinate Percentage for the following Distribution Date;

                  (vii) the amount of the Servicing Fee paid to or retained by each Servicer with respect to each Loan Group and such Distribution Date;

                  (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

                  (ix) for each Loan Group, the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

                  (x) for each Loan Group, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

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                  (xi)     for each Loan Group, with respect to any Mortgage
         Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

                  (xii) for each Loan Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

                  (xiii) for each Loan Group, the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

                  (xiv) for each Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month; and

                  (xv) for each Loan Group, the amount of any Subsequent Recoveries.

                  (b) No later than each Distribution Date, the Certificate Administrator shall make available on its website at www.ctslink.com a statement (the "Distribution Date Statement") setting forth the information set forth in
Section 5.04(a) and shall provide a copy of such Distribution Date Statement to the Trustee. Upon written request, the Certificate Administrator shall mail a paper copy of the Distribution Date Statement to any Person that is unable to use www.ctslink.com. The Certificate Administrator shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or accessible to the Certificateholders and the Rating Agencies and the Certificate Administrator shall provide timely notice to all regarding such changes.

                  In the case of information furnished pursuant to clauses (i),
(ii) and (ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

                  On each Distribution Date, the Certificate Administrator shall prepare and furnish to the Financial Market Service, in electronic or such other format and media mutually agreed upon by the Certificate Administrator, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

                  Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time in force.

                  The Certificate Administrator shall deliver to the Holders of Certificates and the Trustee any reports or information the Certificate Administrator is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates,

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and the Certificate Administrator shall prepare and provide to the
Certificateholders and the Trustee (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Certificate Administrator deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holders of the Residual Certificates for quarterly notices on Schedule Q (Form 1066) (which information shall be forwarded to the Holders of the Residual Certificates by the Certificate Administrator), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Certificate Administrator in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of each REMIC, nothing contained in this Agreement, including without limitation Section 7.03 hereof, shall be interpreted to require the Certificate Administrator periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate, any Certificateholders, or any other Person from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

                  Section 5.05   Tax Returns and Reports to Certificateholders.

                  (a) For federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

                  (b) The Certificate Administrator shall prepare or cause to be prepared, shall cause to be timely signed by the Trustee, and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Certificate Administrator shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

                  (c) In the first federal income tax return of each of the Upper-Tier and the Lower-Tier REMIC for its short taxable year ending December 31, 2005, REMIC status shall be elected for such taxable year and all succeeding taxable years.

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                  (d)      The Certificate Administrator will maintain or cause
to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

                  Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to each REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Seller, as Holder of a Percentage Interest in the Class 1-A-R Certificates, is hereby designated as the Tax Matters Person for the Upper-Tier REMIC and the Lower-Tier REMIC. By its acceptance of a Class 1-A-R Certificate, each Holder thereof irrevocably appoints the Certificate Administrator to act as agent for the Tax Matters Person for the Upper-Tier REMIC and the Lower-Tier REMIC, except that the Certificate Administrator shall not be required to pay any taxes.

                  Section 5.07 Rights of the Tax Matters Person in Respect of the Certificate Administrator. The Certificate Administrator shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Certificate Administrator in respect of its duties hereunder and access to officers of the Certificate Administrator responsible for performing such duties. The Certificate Administrator shall make available to the Tax Matters Person such books, documents or records relating to the Certificate Administrator's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Certificate Administrator and is not obligated to supervise the performance of the Certificate Administrator under this Agreement or otherwise.

                  Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Certificate Administrator, the Depositor and each Servicer shall act in accordance herewith to assure continuing treatment of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs and avoid the imposition of tax on either REMIC. In particular:

                  (a) The Trustee shall not create, or permit the creation of, any "interests" in either REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates, the Residual Certificates and the Uncertificated Lower-Tier Regular Interests.

                  (b) Except as otherwise provided in the Code, (i) the Depositor and each Servicer shall not contribute to the Trust Estate and the Custodian, on behalf of the Trustee, and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to each REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

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                  (c)      Except as otherwise provided in this Agreement,
neither the Trustee nor the Certificate Administrator shall accept on behalf of either REMIC any fee or other compensation for services and none of the Certificate Administrator, the Trustee or any Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

                  (d) Neither the Servicers, the Trustee, nor the Certificate Administrator shall sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.04 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

                  (e) The Certificate Administrator shall maintain books with respect to the Trust and each REMIC on a calendar year taxable year and on an accrual basis.

                  None of the Master Servicer, the Servicers, the Certificate Administrator or the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee or the Certificate Administrator may engage in the activities otherwise prohibited by the foregoing paragraphs
(b), (c) and (d); provided that the Servicers shall have delivered to the Trustee and the Certificate Administrator an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC and will not disqualify either REMIC from treatment as a REMIC; and, provided further, that the Servicers shall have demonstrated to the satisfaction of the Trustee and the Certificate Administrator that such action will not adversely affect the rights of the Holders of the Certificates, the Certificate Administrator, or the Trustee and that such action will not adversely impact the rating of the Certificates.

                                  ARTICLE VI

                               THE CERTIFICATES

                  Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibit A-1, Exhibit A-2, Exhibit B and Exhibit C, as applicable, and shall, on original issue, be executed by the Trustee and shall be authenticated and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Custodian, on behalf of the Trustee, of the documents specified in Section 2.01. The Senior Certificates (other than the Class 1-A-R Certificates) shall be available to investors in interests representing minimum dollar Certificate Balances of $10,000 and integral multiples of $1 in excess thereof. The Subordinate Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $10,000 and integral dollar multiples of $1 in excess thereof (except one Certificate of such Class may be issued with a different Certificate Balance). Other than the 0.01% Percentage Interest in the Class 1-A-R Certificates to be held by the Seller, the minimum denomination of the Class 1-A-R Certificates will be 20% of the Percentage Interest of the Class 1-A-R Certificates. The Senior Certificates (other than the Class 1-A-R Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the

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Depository or its designee, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

                  Section 6.02 Registration of Transfer and Exchange of Certificates.

                  (a) The Certificate Administrator shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Certificate Administrator is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

                  (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of the same Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

                  (c)      (i)      Except as provided in paragraph  (c)(iii)
         below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Depository shall be the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with

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         respect to different Certificate Owners;  and (F) the Certificate
         Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

                  (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (iii) If (A) (1) the Depositor advises the Certificate Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Certificate Administrator or the Depositor is unable to locate a qualified successor, or (B) to the extent permitted by law, the Depositor at its option advises the Certificate Administrator in writing that it elects to terminate the book-entry system through the Depository, the Certificate Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners. Upon surrender to the Certificate Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Certificate Administrator shall prepare the Definitive Certificates, which will be executed and authenticated by the Trustee pursuant to clause (b) above. None of the Servicers, the Depositor, the Certificate Administrator or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Certificate Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Holders of the Definitive Certificates shall be recognized as Certificateholders hereunder.

                  (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Certificate Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Certificate Administrator or the Depositor and (ii) the Certificate Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Certificate Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and

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(ii) shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Seller, the Servicers, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The
Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Master Servicer, the Certificate Administrator, each Servicer, the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(e) No transfer of an ERISA Restricted Certificate or a Residual Certificate shall be made unless the transferee delivers to the Certificate Administrator either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Certificate Administrator, the Trustee, the Master Servicer or the Servicers, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to Title I of ERISA, Section 4975 of the Code, or any federal, state or local law which is similar to Section 406 of ERISA or Section 4975 of the Code ("Similar Law") (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel for the benefit of the Trustee, Servicers, the Master Servicer and the Certificate Administrator upon which they may rely that the purchase of the ERISA Restricted Certificate is permissible under local law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA,
Section 4975 of the Code or Similar Law, and will not subject the Certificate Administrator, the Trustee, the Master Servicer or the Servicers to any obligation or liability in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Certificate Administrator, the Trustee, the Master Servicer or the Servicers. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of a Residual Certificate to or on behalf of a Plan shall be void and of no effect. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Certificate Administrator, the Trustee, the Master Servicer and the Servicers of an Opinion of Counsel satisfactory to the Certificate Administrator and the Servicers as described above shall be void and of no effect.

                  None of the Trustee, the Certificate Administrator, the Servicers, the Master Servicer or the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Certificate Administrator and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

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                  To the extent permitted under applicable law (including, but not limited to, ERISA), none of the Depositor, the Certificate Administrator, the Master Servicer or the Trustee shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.

                  (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Administrator of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the proposed transferee shall deliver to the Certificate Administrator, in form and substance satisfactory to the Certificate Administrator, an affidavit in the form of Exhibit I-1 hereto, and the proposed transferor shall deliver to the Certificate Administrator, in form and substance satisfactory to the Certificate Administrator, a transferor certificate in the form of
         Exhibit I-2 hereto.

                  (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Certificate Administrator has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected by the Certificate Administrator.

                  (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor, the Depositor and the Certificate Administrator with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to the transferor, the Depositor and the Certificate Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

                  (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02 shall be absolutely

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         null and void and shall vest no rights in the purported transferee.
         If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Certificate Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Certificate Administrator and the Depositor shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Certificate Administrator or the Depositor shall be distributed and delivered by the Certificate Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

                  (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Certificate Administrator, based on information provided to the Certificate Administrator by each Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Certificate Administrator under this clause (vii) shall be reimbursable by the Trust.

                  (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

                  (g)      [Reserved]

                  (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

                  Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Administrator, the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Certificate Administrator, the Trustee or the Certificate Registrar that such Certificate has been acquired by a protected purchaser, the Trustee

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shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicers, the Certificate Administrator, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicers, the Certificate Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicers, the Master Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar or any agent of the Depositor, the Servicers, the Certificate Administrator, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

                                  ARTICLE VII

              THE DEPOSITOR, THE MASTER SERVICER AND THE SERVICERS

                  Section 7.01 Respective Liabilities of the Depositor, the Master Servicer and the Servicers. The Depositor, the Master Servicer and each Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor, the Master Servicer and each Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of either Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

                  Section 7.02 Merger or Consolidation of the Depositor, the Master Servicer or a Servicer. The Depositor, the Master Servicer and each Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

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                  Any Person into which the Depositor, the Master Servicer or either Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor, the Master Servicer or such Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or such Servicer, shall be the successor of the Depositor, the Master Servicer or the applicable Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the applicable Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

                  Section 7.03 Limitation on Liability of the Depositor, the Master Servicer, the Servicers and Others; Liability of Master Servicer and Servicers.

                  (a) None of the Depositor, the Master Servicer, either Servicer or any of the directors, officers, employees or agents of the Depositor, the Master Servicer or of a Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Servicers or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer, each Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or a Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, each Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or a Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Master Servicer or either Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Master Servicer or a Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor, the Master Servicer and each Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the related Servicer Custodial Account as provided by Section 3.11.

                  (b) Subject to clause (a) above, each Servicer (except the Trustee if it is required to succeed the Servicer hereunder) indemnifies and holds the Trustee, the Master Servicer, the Certificate Administrator, the Depositor and the Trust harmless against any and all

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claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Master Servicer, the Certificate Administrator, the Depositor and the Trust may sustain in any way related to the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with this Agreement. The related Servicer, the Trustee, the Master Servicer, the Certificate Administrator and the Depositor shall notify the other parties if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the related
Servicer shall assume (with the consent of the Trustee and the Depositor, as applicable) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against any Servicer, the Trustee, the Master Servicer, the Certificate Administrator, the Depositor or the Trust in respect of such claim. The provisions of this Section 7.03(b) shall survive the resignation or removal of any Servicer, the termination of this Agreement and the payment of the outstanding Certificates.

                  (c) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, a Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee and the Certificate Administrator if it has notice of such potential liabilities.

                  (d) A Servicer shall not be liable for any acts or omissions of any other Servicer, except as otherwise expressly provided herein.

                  (e) Subject to clause (a) above, the Master Servicer indemnifies and holds the Trustee, the Certificate Administrator, the Depositor and the Trust harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Administrator, the Depositor and the Trust may sustain related to the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with this Agreement. The Master Servicer, the Trustee, the Certificate Administrator and the Depositor shall notify the other parties if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Master Servicer shall assume (with the consent of the Trustee and the Depositor, as applicable) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Trustee, the Master Servicer, the Certificate Administrator, the Depositor or the Trust in respect of such claim. The provisions of this Section 7.03(e) shall survive the resignation or removal of the Master Servicer, the termination of this Agreement and the payment of the outstanding Certificates.

                  (f) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be

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unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 3.11(b) hereof. Nothing in this Section 7.03(f) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Sections 3.24 and 3.25 hereof.

                  Section 7.04 Depositor, Master Servicer and Servicers Not to Resign. Subject to the provisions of Section 7.02, none of the Depositor, the Master Servicer or any Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor, the Master Servicer or a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Administrator. No such resignation by a Servicer shall become effective until the Master Servicer or a successor Servicer shall have assumed such Servicer's responsibilities and obligations in accordance with
Section 8.05 hereof, and no such resignation by the Master Servicer shall become effective unless and until the Certificate Administrator shall also resign and be removed in accordance with Section 9.06 hereof.

                  Section 7.05 Successor Master Servicer. If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of an Event of Default), the Trustee shall thereupon assume, if it so elects, or shall appoint a successor Master Servicer to assume, all of the rights and obligations of such Master Servicer hereunder arising thereafter (except that the Trustee or any successor Master Servicer shall not be (a) liable for any acts or omissions of such predecessor Master Servicer hereunder,
(b) obligated to make Advances if it is prohibited from doing so by applicable law, (c) deemed to have made any representations or warranties of such predecessor Master Servicer hereunder, (d) fund any losses on any Permitted Investment directed by such predecessor Master Servicer). Any such assumption shall be subject to Section 8.05 hereof and shall require the removal of the Certificate Administrator in accordance with Section 9.06 hereof.

                  In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Trustee and such successor master servicer shall agree. Notwithstanding the foregoing, the compensation payable to a successor master servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

                  All costs incurred in connection with the transition of the master servicing to the Trustee or the successor Master Servicer shall be paid by the predecessor Master Servicer, and if not so paid shall be reimbursed to the Trustee by the Trust. If the Trustee is acting as Master Servicer pursuant to either Section 7.04 or Section 8.05, all costs incurred by the Trustee acting as Master Servicer in connection with the transition of master servicing from the Trustee to a successor Master Servicer shall be paid by the predecessor Master Servicer from which the

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Trustee took over as Master Servicer pursuant to either Section 7.04 or Section
8.05, and if not so paid shall be reimbursed to the Trustee by the Trust.

                  Section 7.06 Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement and the Depositor may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee and the Depositor (as evidenced in a writing signed by the Trustee and the Depositor); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement and any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer, and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement; (iv) in the event the Master Servicer is terminated without cause by the Depositor, the Depositor shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer; and (v) the Certificate Administrator shall also resign and be removed in accordance with Section 9.06 hereof. No such assignment or delegation shall affect any rights or liabilities of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VIII

                                    DEFAULT

                  Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

                  (a) any failure by the Master Servicer or a Servicer to deposit amounts in the Certificate Account or the related Servicer Custodial Account, respectively, in the amount and manner provided herein so as to enable the Certificate Administrator to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement which continues unremedied for a period of one day after the date upon which written notice of such failure shall have been given to the Master Servicer or such Servicer; or

                  (b) failure on the part of the Master Servicer or a Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer or

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such Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or such Servicer by the Certificate Administrator, the Trustee or the Depositor, or to the Master Servicer, the Servicers, the Depositor, the Certificate Administrator and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

                  (c) any breach of a representation or warranty made by a Servicer or the Master Servicer under this Agreement, which materially and adversely affects the interests of the Certificateholders, and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to such Servicer by the Master Servicer, the Certificate Administrator, the Trustee or the Depositor, or to the Servicers, the Master Servicer, the Depositor, the Certificate Administrator and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

                  (d) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Master Servicer or a Servicer, or for the winding up or liquidation of the Master Servicer or a Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (e) the consent by the Master Servicer or a Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or a Servicer or of or relating to substantially all of its property; or the Master Servicer or a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (f) the failure by a Servicer to duly perform, within the required time period, its obligations under Sections 3.18, 3.19 and 3.23, which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer;

then, and in each and every such case (other than an Event of Default described in clause (a) hereof regarding a failure to make required Periodic Advances),
(i) so long as an Event of Default in respect of a Servicer shall not have been remedied by the applicable Servicer, the Master Servicer may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to such Servicer, terminate all of the rights and obligations of such Servicer under this Agreement and (ii) so long as an Event of Default in respect of the Master Servicer shall not have been remedied by the Master Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certficates affected thereby shall, by notice then given in writing to the Master Servicer (and to the Trustee, if given by the Depositor, and to

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the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Master Servicer under this Agreement. If an Event of Default described in clause (a) hereof regarding a failure to make required Periodic Advances shall occur in respect of a Servicer, the Master Servicer shall, by notice to the related Servicer, terminate all of the rights and obligations of such Servicer under this Agreement and the Master Servicer, as successor Servicer, or another successor Servicer appointed by the Master Servicer pursuant to Section 8.05, shall make the Periodic Advance which such Servicer failed to make subject to the Master Servicer's determination as to the recoverability of such Periodic Advance. If an Event of Default described in clause (a) hereof regarding a failure to make required Periodic Advances shall occur in respect of the Master Servicer, the Trustee shall, by notice to the Master Servicer, terminate all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, as successor Servicer, or another successor Servicer appointed by the Trustee, acting as successor Master Servicer, pursuant to Section 8.05, shall make the Periodic Advance which the Master Servicer failed to make. Any Event of Default described in this Section
8.01 in respect of the Master Servicer shall include and refer to the Master Servicer acting as Master Servicer and as Certificate Administrator.

                  On or after the receipt by a Servicer of a written notice of termination pursuant to this Section 8.01, all authority and power of such Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer, subject to Sections 3.25 and 8.05 hereof, pursuant to and under this Section 8.01, unless and until such time as the Master Servicer shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. Each Servicer agrees to cooperate with the Master Servicer in effecting the termination of the responsibilities and rights of such Servicer hereunder, including, without limitation, the transfer to the Master Servicer, for the administration by it, of all amounts that have been deposited by such Servicer in the related Servicer Custodial Account or thereafter received by such Servicer with respect to the Mortgage Loans.

                  The Master Servicer shall be entitled to be reimbursed by the Servicer (or by the Trust, if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

                  If the Master Servicer acts as a successor Servicer, it shall not assume liability for the representations and warranties of the Servicer that it replaces. The Master Servicer shall use reasonable efforts to have any successor Servicer assume liability for the representations and warranties made by the terminated Servicer, and, in the event of any such assumption by the successor Servicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

                  On or after the receipt by the Master Servicer of a written notice of termination pursuant to this Section 8.01, all authority and power of the Master Servicer and Certificate

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Administrator under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, subject to Section 8.05 hereof, pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Master Servicer and Certificate Administrator pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer and Certificate Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Master Servicer and Certificate Administrator agree to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer and Certificate Administrator hereunder, including, without limitation, the transfer to the Trustee, for the administration by it, of all amounts that have been deposited by the Master Servicer or Certificate Administrator in the Certificate Account or thereafter received by the Master Servicer or Certificate Administrator with respect to the Mortgage Loans.

                  Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the servicing files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer (or, if the predecessor Servicer is the Master Servicer, by the predecessor to such predecessor, or, if not so paid, by the Trust). All costs and expenses (including attorneys' fees) incurred in connection with transferring the master servicing files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 8.01 shall be paid by the predecessor Master Servicer (or, if the predecessor Master Servicer is the Trustee, by the predecessor to such predecessor, or, if not so paid, by the Trust). Notwithstanding the termination of the Master Servicer or any Servicer pursuant hereto, the Master Servicer and each Servicer shall remain liable for any causes of action arising out of any Event of Default relating to the Master Servicer or such Servicer, respectively, occurring prior to such termination.

                  The Master Servicer may waive any Event of Default with respect to a Servicer, and the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the Classes of Certificates affected by an Event of Default may, on behalf of all Certificateholders, waive any events permitting removal of the Master Servicer as the Master Servicer or a Servicer as servicer pursuant to this Article VIII, provided, however, that an Event of Default involving making a required distribution on a Certificate may only be waived by all Holders of Certificates. Upon any waiver of a past default, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Certificate Administrator to the Rating Agencies.

                  Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an

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express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                  Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Master Servicer or any successor Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

                  Section 8.04 Action upon Certain Failures of the Master Servicer or a Servicer and upon Event of Default. In the event that a Responsible Officer of the Certificate Administrator or the Trustee shall have actual knowledge of any failure of the Master Servicer or a Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Master Servicer's or such Servicer's failure to remedy the same after notice, the Certificate Administrator or the Trustee, as the case may be, shall give notice thereof to the Master Servicer or such Servicer, as applicable. If a Responsible Officer of the Certificate Administrator or the Trustee shall have knowledge of an Event of Default, the Certificate Administrator or the Trustee, as the case may be, shall give prompt written notice thereof to the Certificateholders.

                  Section 8.05 Trustee and Master Servicer to Act; Appointment of Successors.
                  (a) If an Event of Default occurs with respect to the Master Servicer, the Trustee shall take action as follows:

                           (i)      On and after the time the Master Servicer
receives a notice of termination pursuant to Section 8.01, the Trustee shall, subject to the provisions of Section 7.05 hereof, be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto

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         placed on the Master Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 7.05. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Master Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $15,000,000 as the successor to the terminated Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that any such institution appointed as successor Master Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Master Servicer. The appointment of the Trustee or any other successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer, nor shall the Trustee or any other successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such predecessor Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  (b) If an Event of Default occurs with respect to a Servicer, the Master Servicer shall take action as follows:

                           (i) On and after the time a Servicer receives a notice of termination pursuant to Section 8.01, the Master Servicer shall, subject to the provisions of Section 3.25 hereof, be the successor in all respects to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section
         3.25. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Master Servicer, acting in its capacity as successor to a Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to
         Section 8.05(b)(ii), as compensation therefor, the Master Servicer shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Master Servicer may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $15,000,000 as the successor to the

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         terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated
         Servicer. The appointment of the Master Servicer or any other successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as a Servicer, nor shall the Master Servicer or any other successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such predecessor Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Master Servicer is prohibited by law from so acting, the Master Servicer shall act in such capacity as provided above. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                           (ii) In connection with the appointment of a successor Servicer or the assumption of the duties of a Servicer, as specified in Section 8.05(b)(i), the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate.

                  Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer or a Servicer pursuant to this Article VIII, the Certificate Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

                                  ARTICLE IX

                   THE TRUSTEE AND CERTIFICATE ADMINISTRATOR

                  Section 9.01 Duties of Trustee and the Certificate Administrator.

                  (a) The Trustee prior to the occurrence of an Event of Default with respect to the Master Servicer and after the curing or waiver of all Events of Default with respect to the Master Servicer which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default with respect to the Master Servicer has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The Certificate Administrator shall perform such duties and only such duties as are specifically required of it, as set forth in this Agreement.

                  The Trustee and the Certificate Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Certificate Administrator which are specifically required to be furnished

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pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided however that neither the Trustee nor the Certificate Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicers or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee or the Certificate Administrator, as the case may be, shall notify the Certificateholders of such instrument in the event that the Trustee or the Certificate Administrator, as the case may be, after so requesting, does not receive a satisfactorily corrected instrument.

                  (b) No provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misfeasance; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default with respect to the Master Servicer of which a Responsible
         Officer of the Trustee shall have actual knowledge, and after the curing or waiver of all such Events of Default with respect to the Master Servicer which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement; neither the Trustee nor the Certificate Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator and, in the absence of bad faith on the part of the Trustee and the Certificate Administrator, the Trustee and the Certificate Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Certificate Administrator by the Depositor, the Master Servicer or any Servicer and which on their face, do not contradict the requirements of this Agreement;

                  (ii) Neither the Trustee (in its individual capacity) nor the Certificate Administrator (in its individual capacity) shall be personally liable for an error of judgment made in good faith by any Responsible Officer or other officers thereof, unless it shall be proved that the Trustee or the Certificate Administrator, as the case may be, was negligent in ascertaining the pertinent facts;

                  (iii) Neither the Trustee (in its individual capacity) nor the Certificate Administrator (in its individual capacity) shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

                  (iv) The Trustee shall not be charged with knowledge of any default or Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such default or Event of Default or any officer of the Trustee receives written notice of such default or Event of Default at its Corporate Trust Office. In the absence of such notice or actual knowledge, the Trustee may conclusively assume that there is no default or Event of Default; and

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                  (v)      The Certificate Administrator shall not be charged
         with knowledge of any default (other than a default in payment to the Certificate Administrator) unless a Responsible Officer of the Certificate Administrator assigned to working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Certificate Administrator receives written notice of such failure or event at its Corporate Trust Office and in the absence of receipt of such notice or actual knowledge, the Certificate Administrator may conclusively assume that there is no default or Event of Default;

                  (vi) No provision in this Agreement shall require the Trustee or the Certificate Administrator to expend or risk its own funds (including, without limitation, the making of any Advance by the Trustee as a successor Master Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee or Certificate Administrator hereunder, or in the exercise of any of its rights or powers, if the Trustee or the Certificate Administrator shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Certificate Administrator to perform, or be responsible for the manner or performance of, any of the obligations of a Servicer under this Agreement, except, with respect to the Master Servicer, during such time, if any, as the Master Servicer shall be the successor to, and be vested with the rights, duties, powers and privileges of, a predecessor Servicer in accordance with the terms of this Agreement; and

                  (vii) Neither the Certificate Administrator nor the Trustee shall have a duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to see to the payment or discharge or any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Certificate Account.

                  Section 9.02 Certain Matters Affecting the Trustee and Certificate Administrator.

                  Except as otherwise provided in Section 9.01:

                  (i) Each of the Trustee and the Certificate Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper parties;

                  (ii) Each of the Trustee and the Certificate Administrator may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization

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         and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) Neither the Trustee nor the Certificate Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer shall have actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) Neither the Trustee nor the Certificate Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding;

                  (vi) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Certificate Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Certificate
         Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Certificate Administrator, not reasonably assured to the Certificate Administrator by the security afforded to it by the terms of this Agreement, the Certificate Administrator may require

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         reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

                  (vii) The right of the Trustee and the Certificate Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Certificate Administrator nor the Trustee shall be answerable for other than it negligence or willful misconduct in the performance of such act;

                  (viii) Neither the Trustee nor the Certificate Administrator shall be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

                  (ix) The Certificate Administrator and the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or the Custodian or any other custodian or nominee, and neither the Trustee nor the Certificate Administrator shall be responsible for any misconduct or negligence on the part of (1) any such agent, attorney or custodian appointed by them with due care, or (2) the Custodian.

                  Section 9.03 Neither Trustee nor Certificate Administrator Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the authentication of, the Certificates by the Trustee) shall not be taken as the statements of the Trustee or the Certificate Administrator, and neither the Trustee nor the Certificate Administrator assumes responsibility for their correctness. Neither the Trustee nor the Certificate Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee and the Certificate Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether considered in a proceeding in equity or at law). Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or any Servicer in respect of the Mortgage Loans or deposited into a Servicer Custodial Account or any other account hereunder (other than the Certificate Account) by the Master Servicer or a Servicer.

                  Neither the Trustee nor the Certificate Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of a predecessor Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer); the

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validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of a predecessor Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer); the compliance by the Depositor, the Master Servicer or the Servicers with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Master Servicer or a Servicer or any loss resulting therefrom, it being understood that the Trustee and the Certificate Administrator shall remain responsible for any part of the Trust Estate that either party may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer (other than if the Trustee shall assume the duties of a predecessor Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer), any Servicer, any Subservicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of a predecessor Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer), any Servicer or any Subservicer taken in the name of the Trustee or the Certificate Administrator; the failure of the Master Servicer, any Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee or the Certificate Administrator hereunder; or any action by the Trustee or the Certificate Administrator taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of a predecessor Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer) or any Servicer; provided, however, that the foregoing shall not relieve the Trustee or the Certificate Administrator of its obligation to perform its duties under this Agreement.

                  Section 9.04 Trustee and Certificate Administrator May Own Certificates. Each of the Trustee and the Certificate Administrator in their individual or any other capacities may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or Certificate Administrator and may otherwise deal with the Master Servicer, any Servicer, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee or the Certificate Administrator.

                  Section 9.05 Eligibility Requirements for Trustee, Certificate Administrator. Each of the Trustee and the Certificate Administrator hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee or certificate administrator hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by Fitch and S&P and "A2" by Moody's or (ii) whose serving as Trustee or Certificate Administrator hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor, the Master Servicer or any Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, thenfor the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be

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its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee or the Certificate Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in
Section 9.06. The Certificate Administrator and any successor Certificate Administrator may not be the Depositor or an affiliate of the Depositor, or an originator, the Master Servicer, a Servicer or subservicer of the Mortgage Loans, unless the Certificate Administrator is an institutional trust department.

                  Section 9.06 Resignation and Removal of Trustee and the Certificate Administrator. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, Master Servicer and the Servicers and mailing a copy of such notice to all Holders of record. The Certificate Administrator may at any time resign (including in connection with the resignation or termination of the Master Servicer) by giving written notice thereof to the Trustee and the Depositor and mailing a copy of such notice to all Holders of record; provided that any resignation and removal of the Certificate Administrator shall not be effective unless and until the Master Servicer resigns and is removed in accordance with
Section 7.04 hereof. The Trustee or the Certificate Administrator, as applicable, shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Depositor shall use its best efforts to promptly appoint a mutually acceptable successor Trustee or Certificate Administrator, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Certificate Administrator, as applicable, and one copy to the successor Trustee or Certificate Administrator, as applicable. If no successor Trustee or Certificate Administrator, as the case may be, shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Certificate Administrator.

                  If at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by a Servicer, or if at any time the Trustee or the Certificate Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or conservator of the Trustee or the Certificate Administrator or of their respective property shall be appointed, or any public officer shall take charge or control of the Trustee or the Certificate Administrator or of their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Certificate Administrator, as the case may be, and appoint a successor Trustee or Certificate Administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Certificate Administrator, as applicable, so removed and one copy to the successor.

                  The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee or the Certificate Administrator by written instrument or instruments delivered to the Servicers and the Trustee or the Certificate Administrator, as applicable; the Depositor shall thereupon use its best efforts to appoint a mutually acceptable successor Trustee or Certificate Administrator, as the case may be, in accordance with this Section 9.06.

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                  Any resignation or removal of the Trustee or Certificate
Administrator and appointment of a successor Trustee or successor Certificate Administrator pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee or Certificate Administrator, as the case may be, as provided in Section 9.07. Notwithstanding the foregoing, in the event the Certificate Administrator advises the Trustee that it is unable to continue to perform its obligations pursuant to the terms of this Agreement prior to the appointment of a successor, the Trustee shall be obligated to perform such obligations until a new Certificate Administrator is appointed. Such performance shall be without prejudice to any claim by a party hereto or beneficiary hereof resulting from the Certificate Administrator's breach of its obligations hereunder. As compensation therefore, the Trustee shall be entitled to all fees the Certificate Administrator would have been entitled to if it had continued to act hereunder.

                  Section 9.07 Successor Trustee or Certificate Administrator. Any successor Trustee or successor Certificate Administrator appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Certificate Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator shall become effective and such successor Trustee or Certificate Administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Certificate Administrator, as applicable, herein. The predecessor Trustee or Certificate Administrator shall duly assign, transfer, deliver and pay over to the successor Trustee or Certificate Administrator, as the case may be, all related documents and statements, and money and other property held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee or Certificate Administrator in the administration hereof as may be reasonably requested by the successor Trustee or Certificate Administrator, as the case may be, and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee or Certificate Administrator has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee or Certificate Administrator incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

                  No successor Trustee or Certificate Administrator shall accept appointment as provided in this Section 9.07 unless at the time of such appointment such successor Trustee or Certificate Administrator, as the case may be, shall be eligible under the provisions of Section 9.05.

                  Upon acceptance of appointment by a successor Trustee or Certificate Administrator, as applicable, as provided in this Section 9.07, the Certificate Administrator shall cooperate to mail notice of the succession of such Trustee or Certificate Administrator, as the case may be, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

                  Section 9.08 Merger or Consolidation of Trustee or the Certificate Administrator. Any corporation or banking association into which either the Trustee or the

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Certificate Administrator may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Certificate Administrator, shall be the successor of the Trustee or the Certificate Administrator, as applicable, hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of a co-trustee or a separate trustee shall be required under Section 9.07.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular acts are to be performed, the Trustee shall be incompetent or unqualified to perform such acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

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                  Any separate trustee or co-trustee may, at any time,
constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be U.S. Bank National Association. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Certificate Administrator and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

                  Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Certificate Administrator and to the Master Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Certificate Registrar and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Master Servicer and the Certificate Administrator and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. Each Authenticating Agent shall be entitled to the rights and benefits and immunities of this Article IX.

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                  Section 9.11   Trustee's Fees and Expenses and Certificate
Administrator's Fees and Expenses. The Trustee, as compensation for its services hereunder, shall be entitled to an annual fee in an amount agreed upon between the Trustee and the Master Servicer, payable by the Master Servicer out of its own funds and not out of any funds of the Trust Estate. The Trustee and the Certificate Administrator and any director, officer, employee or agent of the Trustee and the Certificate Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with (i) any claim or legal action relating to this Agreement or the Certificates or (ii) the performance of any of the Trustee's or the Certificate Administrator's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of its duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicers or (c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee or Certificate Administrator, as applicable, hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee or the Certificate Administrator, as applicable, and except for any such expense, disbursement or advance as may arise from the Trustee's or the Certificate Administrator's negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee and the Certificate Administrator for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Certificate Administrator, as applicable, in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations
Section 1.860G-1(b)(3)(ii) and (iii). Except as otherwise provided herein, neither the Trustee nor the Certificate Administrator shall be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee or the Certificate Administrator, as applicable, in the ordinary course of its duties as Trustee or Certificate Administrator, Certificate Registrar or paying agent hereunder or for any other expenses.

                  Section 9.12   [Reserved].

                  Section 9.13   [Reserved].

                  Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

                  Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

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                  Section 9.16   Suits for Enforcement. In case an Event of
Default or other default by the Master Servicer, any Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

                  Section 9.17 Waiver of Bond Requirement. Each of the Trustee and the Certificate Administrator shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust Estate, or any part thereof, may be located that the Trustee or the Certificate Administrator post a bond or other surety with any court, agency or body whatsoever.

                  Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. Each of the Trustee and the Certificate Administrator shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust Estate, or any part thereof, may be located that the Trustee or the Certificate Administrator file any inventory, accounting or appraisal of the Trust Estate with any court, agency or body at any time or in any manner whatsoever.

                                  ARTICLE X

                                 TERMINATION
                  Section 10.01 Termination upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee created hereby (other than the obligation of Certificate Administrator to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Certificate Administrator pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Certificate Administrator on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Master Servicer of all Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the fourth paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as one month's interest at the related Mortgage Interest Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property.

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                  Regardless of the foregoing, in no event shall the Trust
created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                  The right of the Master Servicer to repurchase all of the Mortgage Loans is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than 5% of the Cut-off Date Pool Principal Balance. If such right is exercised, the Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

                  Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Certificate Administrator for payment of the final distribution and for cancellation, shall be given promptly by the Master Servicer (if exercising its right to purchase the assets of the Trust) or by the Certificate Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 20th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Certificate Administrator therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee, the Servicers, the Certificate Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

                  Upon presentation and surrender of the Certificates, the Certificate Administrator shall cause to be distributed to Certificateholders of each Class, to the extent that funds are sufficient therefor, in the order set forth in Section 5.02 hereof, on the Final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus accrued interest thereon in the case of an interest bearing Certificate and (II) as to the Class 1-A-R Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account (other than the amounts retained to meet claims) after application pursuant to clause (I) above.

                  If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Certificate Administrator shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to continue to be held by the Certificate Administrator in an Eligible Account

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


for the benefit of such Certificateholders and the Servicers (if it exercised its right to purchase the assets of the Trust Estate) or the Certificate Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Certificate Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

                  Section 10.02  Additional Termination Requirements.

                  (a) If the Master Servicer exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Certificate Administrator and the Trustee have received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

                  (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Master Servicer under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Master Servicer for cash; and

                  (ii) the notice given by the Master Servicer or the Certificate Administrator pursuant to Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Certificate Administrator shall also specify such date in the final tax return of the Upper-Tier REMIC and Lower-Tier REMIC.

                  (b) By their acceptance of the Residual Certificates, the Holders thereof hereby agree to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor, the Trustee or the Certificate Administrator.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee without the consent of any of the Certificateholders, but if such amendment would adversely affect or add to the duties of the Custodian, with the consent of the Custodian (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement, the Certificates or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs at all times that any Certificates

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


are outstanding or to avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Certificate Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates or the Class B-5 Certificates as evidenced by a letter from any Rating Agency rating such Certificates to such effect, and (v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action pursuant to this clause (v) shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement for which consent of the Certificateholders has not been obtained unless it shall have first received an Opinion of Counsel (subject to Section 5.08 and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Certificate Administrator, the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

                  Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee and the Certificate Administrator with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as REMICs and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in

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


accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as REMICs.

                  Prior to the execution of any amendment to this Agreement, the Trustee and the Certificate Administrator shall be entitled to receive and rely upon an Opinion of Counsel (which shall not be an expense of the Trust Estate) stating that the execution of such amendment is authorized and permitted by this Agreement. Each of the Certificate Administrator and the Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects their respective own rights, duties and immunities under this Agreement.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer servicing the related Mortgage Loans and at its expense on direction by the Depositor, who will act solely at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders (which Opinion of Counsel shall not be at the expense of the Depositor).

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.
                  Section 11.03 Limitation on Rights of Certificateholders.
The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 11.04 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Depositor, Wachovia Mortgage Loan Trust, LLC, 301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578, Attention: General Counsel and Chief Financial Officer, (b) in the case of National City, National City Mortgage Co., 3232 Newmark Dr., Miamisburg, OH 45342, Attention: Mary Beth Criswell, (c) in the case of SunTrust, 1001 Semmes Avenue, 2nd Floor, Richmond, VA 23224, Attention: Annette Holman-Foreman, (d) in the case of the Master Servicer, P.O. Box 98, Columbia, Maryland 21046 (or, if for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: WMLT 2005-B, (e) in the case of the Certificate Administrator, at its Corporate Trust Office, (f) in the case of the Trustee, at its Corporate Trust Office, (g) in the case of Fitch, Fitch Ratings, One State Street Plaza, New York, New York 10004, Attn: Residential Mortgage Surveillance Group, and (h) in the case of S&P, Standard and Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attn: Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the

Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.
                  Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  Section 11.07 Certificates Nonassessable and Fully Paid. It is intended that Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to Section 6.01 are and shall be deemed fully paid.

                  Section 11.08  Access to List of Certificateholders.
The Certificate Registrar will furnish or cause to be furnished to the Trustee and the Certificate Administrator, within 15 days after the receipt of a request by the Trustee and/or the Certificate Administrator in writing, a list, in such form as the Trustee and/or the Certificate Administrator may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

                  If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

                  Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar, the Certificate Administrator and the Trustee that neither the Certificate Registrar, the Trustee nor the Certificate Administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the date first above written.



                                             WACHOVIA MORTGAGE LOAN TRUST, LLC,
                                               as Depositor

                                             By: /s/ Robert J. Perret
                                                --------------------------------
                                                Name: Robert J. Perret
                                                Title: Vice President


                                             NATIONAL CITY MORTGAGE CO.,
                                               as a Servicer

                                             By: /s/ Mary Beth Criswell
                                                --------------------------------
                                                Name: Mary Beth Criswell
                                                Title: Vice President


                                             SUNTRUST MORTGAGE, INC.,
                                               as a Servicer

                                             By: /s/ Amy S. Creason
                                                --------------------------------
                                                Name: Amy S. Creason
                                                Title: First Vice President


                                             WELLS FARGO BANK, NATIONAL
                                              ASSOCIATION,
                                              as Master Servicer

                                             By: /s/ Stacey Taylor
                                                --------------------------------
                                                Name: Stacey Taylor
                                                Title: Vice President


                                             WELLS FARGO BANK, NATIONAL
                                              ASSOCIATION,
                                              as Certificate Administrator

                                             By: /s/ Stacey Taylor
                                                --------------------------------
                                                Name: Stacey Taylor
                                                Title: Vice President

                                             U.S. BANK NATIONAL ASSOCIATION,
                                              as Trustee

                                             By: /s/ Shannon M. Rantz
                                                --------------------------------
                                                Name: Shannon M. Rantz
                                                Title: Vice President

STATE OF MINNESOTA                  )
                                    )        ss.:
COUNTY OF RAMSEY                    )
                                    )



                  On the 22nd day of November, 2005, before me, a notary public in and for the State of Minnesota, personally appeared Shannon M. Rantz, known to me who, being by me duly sworn, did depose and say that s/he is a Vice President of U.S. Bank National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of such association.



                                                   /s/ Tiffany M. Jennson
                                             -----------------------------------
                                                        Notary Public

[Notarial Seal]

My commission expires January 31, 2009

STATE OF North Carolina             )
                                    )        ss.:
COUNTY OF Mecklenburg               )
                                    )

                  On the 17th day of November, 2005, before me, a notary public in and for the State of Delaware, personally appeared Robert J. Perret, known to me who, being by me duly sworn, did depose and say that s/he is a Director of Wachovia Mortgage Loan Trust, LLC, a Delaware limited liability company, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of such corporation.




                                                     /s/ Sharon M. Rose
                                             -----------------------------------
                                                        Notary Public

[Notarial Seal]

My commission expires August 15, 2009

STATE OF Maryland                   )
                                    )        ss.:
COUNTY OF Anne Arundel              )
                                    )

                  On the 22nd day of November, 2005, before me, a notary public in and for the State of Maryland, personally appeared Stacey Taylor, known to me who, being by me duly sworn, did depose and say that she is a Vice President of Wells Fargo Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.



                                                   /s/ Joanne K. Stehling
                                             -----------------------------------
                                                        Notary Public

[Notarial Seal]

STATE OF OHIO                       )
                                    )        ss.:
COUNTY OF Montgomery                )
                                    )

                  On the 17th day of November, 2005, before me, a notary public in and for the State of Ohio, personally appeared Mary Beth Criswell, known to me who, being by me duly sworn, did depose and say that s/he is a Vice President of National City Mortgage Co., an Ohio corporation, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of such corporation.




                                                   /s/ Wendy M. Richardson
                                             -----------------------------------
                                                        Notary Public

[Notarial Seal]

My commission expires October 10, 2006.

COMMONWEALTH OF VIRGINIA            )
                                    )        ss.:
City of Richmond                    )
                                                     )

                  On the 22nd day of November, 2005, before me, a notary public in and for the Commonwealth of Virginia, personally appeared Amy S. Creason, known to me who, being by me duly sworn, did depose and say that she is a First Vice President of SunTrust Mortgage, Inc., a Virginia corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Executive Council of the Board of Directors of such corporation.



                                                   /s/ Harriette Andrews
                                             -----------------------------------
                                                        Notary Public

[Notarial Seal]

My commission expires June 30, 2008.

                                                                      APPENDIX 1

          CALCULATION OF UNCERTIFICATED LOWER-TIER REGULAR INTEREST Y
                         PRINCIPAL REDUCTION AMOUNTS
         Uncertificated Lower-Tier Regular Interest Y Principal Reduction
Amounts: For any Distribution Date the amounts by which the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interests Y-1, Y-2, Y-3 and Y-4, respectively, will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as follows:

         First, for each of Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, determine the Net WAC for the applicable Loan Group for distributions of interest that will be made on the next succeeding Distribution Date (the "Group Interest Rate"). The Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amount for Uncertificated Lower-Tier Regular Interests Y-1, Y-2, Y-3 and Y-4 will be determined pursuant to the "Generic solution for the Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts" set forth below (the "Generic Solution") by making identifications among the actual Loan Groups and their related Uncertificated Lower-Tier Regular Interests and the Net WAC and the Groups named in the Generic Solution and their related Uncertificated Lower-Tier Regular Interests as follows:

A. Determine which Group has the lowest Group Interest Rate. That Group will be identified with Group AA and the Uncertificated Lower-Tier Regular Interests related to that Group will be respectively identified with Uncertificated Lower-Tier Regular Interests Y-AA and Z-AA. The Group Interest Rate for that Group will be identified with J%. If two or more Groups have the lowest Group Interest Rate pick one for this purpose, subject to the restriction that each Group may be picked only once in the course of any such selections pursuant to paragraphs A through D of this definition.

B. Determine which Group has the second lowest Group Interest Rate. That Group will be identified with Group BB and the Uncertificated Lower-Tier Regular Interests related to that Group will be respectively identified with Uncertificated Lower-Tier Regular Interests Y-BB and Z-BB. The Group Interest Rate for that Group will be identified with K%. If two or more Groups have the second lowest Group Interest Rate pick one for this purpose, subject to the restriction that each Group may be picked only once in the course of any such selections pursuant to paragraphs A through D of this definition.

C. Determine which Group has the third lowest Group Interest Rate. That Group will be identified with Group CC and the Uncertificated Lower-Tier Regular Interests related to that Group will be respectively identified with Uncertificated Lower-Tier Regular Interests Y-CC and Z-CC. The Group Interest Rate for that Group will be identified with L%. If two or more Groups have the third lowest Group Interest Rate pick one for this purpose, subject to the restriction that each Group may be picked only once in the course of any such selections pursuant to paragraphs A through D of this definition.

D. Determine which Group has the fourth lowest Group Interest Rate. That Group will be identified with Group DD and the Uncertificated Lower-Tier Regular Interests related to that

Group will be respectively identified with Uncertificated Lower-Tier Regular Interests Y-DD and Z-DD. The Group Interest Rate for that Group will be identified with M%. If two or more Groups have the fourth lowest Group Interest Rate pick one for this purpose, subject to the restriction that each Group may be picked only once in the course of any such selections pursuant to paragraphs A through D of this definition.

Second, apply the Generic Solution set forth below to determine the Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts for the Distribution Date using the identifications made above.

                  GENERIC SOLUTION FOR THE UNCERTIFICATED LOWER-TIER REGULAR INTEREST Y PRINCIPAL REDUCTION AMOUNTS: For any Distribution Date, the amounts by which the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interests Y-AA, Y-BB, Y-CC and Y-DD, respectively, will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as follows:

For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

J% = the Net WAC for Group AA for interest to be distributed on the next succeeding Distribution Date.

K% = the Net WAC for Group BB for interest to be distributed on the next succeeding Distribution Date.

L% = the Net WAC for Group CC for interest to be distributed on the next succeeding Distribution Date.

M% = the Net WAC for Group DD for interest to be distributed on the next succeeding Distribution Date.

For purposes of the succeeding definitions and formulas, it is required that J%<=K%<=L%<=M%.

PJB = the Group AA Subordinate Percentage after the allocation of Realized
      Losses and distributions of principal on such Distribution Date.

PKB = the Group BB Subordinate Percentage after the allocation of Realized
      Losses and distributions of principal on such Distribution Date.

PLB = the Group CC Subordinate Percentage after the allocation of Realized
      Losses and distributions of principal on such Distribution Date.

PMB = the Group DD Subordinate Percentage after the allocation of Realized
      Losses and distributions of principal on such Distribution Date.

R   = the Class B Pass-Through Rate
    = (J%PJB + K%PKB + L%PLB + M%PMB)/(PJB + PKB + PLB + PMB)

R11 = the weighted average of the Net WACs for Group AA, Group BB, Group CC and Group DD after giving effect to the allocation of Realized Losses and distributions of principal to be made on such Distribution Date
       =   {J% (Pj - (DELTA)Pj) + K% (Pk - (DELTA)Pk) + L% (Pl - (DELTA)Pl) +
       M% (Pm - (DELTA)Pm)}/(Pj - (DELTA)Pj + Pk - (DELTA)Pk + Pl - (DELTA)Pl + Pm - (DELTA)Pm)

R21 = the weighted average of the Net WACs for Group AA, Group BB and Group
      CC after giving effect to the allocation of Realized Losses and distributions of principal to be made on such Distribution Date

    = {J% (Pj - (DELTA)Pj) + K% (Pk - (DELTA)Pk) + L% (Pl - (DELTA)Pl)}/(Pj -
      (DELTA)Pj + Pk - (DELTA)Pk + Pl - (DELTA)Pl )

R22 = the Net WAC for Group DD
    = { M% (Pm - (DELTA)Pm)}/( Pm - (DELTA)Pm )

R31 = the weighted average of the Net WACs for Group AA and Group BB after giving effect to the allocation of Realized Losses and distributions of principal to be made on such Distribution Date
    = {(J% (Pj - (DELTA)Pj) + K% (Pk - (DELTA)Pk) }/(Pj - (DELTA)Pj + Pk -
      (DELTA)Pk)

R32 = the weighted average of the Net WACs for Group CC and Group DD after giving effect to the allocation of Realized Losses and distributions of principal to be made on such Distribution Date
    = { L% (Pl - (DELTA)Pl) + M% (Pm - (DELTA)Pm)}/( Pl - (DELTA)Pl + Pm -
      (DELTA)Pm)

R41 = the Net WAC for Group AA after giving effect to the allocation of Realized
      Losses and distributions of principal to be made on such Distribution Date = J%

R42 = the weighted average of the Net WACs for Group BB, Group CC and Group
      DD after giving effect to the allocation of Realized Losses and distributions of principal to be made on such Distribution Date
    = {K% (Pk - (DELTA)Pk) + L% (Pl - (DELTA)Pl) + M% (Pm - (DELTA)Pm)}/
      ( Pk - (DELTA)Pk + Pl - (DELTA)Pl + Pm - (DELTA)Pm )

r11 = the weighted average of the Uncertificated Pass-Through Rates for
      Uncertificated Lower-Tier Regular Interests Y-AA, Y-BB, Y-CC and Y-DD = (J% Yj + K% Yk + L% Yl + M% Ym )/(Yj + Yk + Yl + Ym )

r21 = the weighted average of the Uncertificated Pass-Through Rates for
      Uncertificated Lower-Tier Regular Interests Y-AA, Y-BB and Y-CC
    = (J% Yj + K% Yk + L% Yl )/(Yj + Yk + Yl )

r22 = the Uncertificated Pass-Through Rate for Uncertificated Lower-Tier Regular
      Interest Y-DD
    = ( M% Ym)/( Ym )
r31 = the weighted average of the Uncertificated Pass-Through Rates for
      Uncertificated Lower-Tier Regular Interests Y-AA and Y-BB
    = (J% Yj + K% Yk )/(Yj + Yk )

r32 = the weighted average of the Uncertificated Pass-Through Rates for
      Uncertificated Lower-Tier Regular Interests Y-CC and Y-DD
    = ( L% Yl + M% Ym )/( Yl + Ym)

r41 = the Uncertificated Pass-Through Rate for Uncertificated Lower-Tier Regular
      Interest Y-AA
    = J%

r42 = the weighted average of the Uncertificated Pass-Through Rates for Uncertificated Lower-Tier Regular
      Interests Y-BB, Y-CC and Y-DD
    = (K%  Yk + L% Yl + M% Ym)/(Yk + Yl + Ym)

Yj  = the Uncertificated Principal Balance of Uncertificated Lower-Tier
      Regular Interest Y-AA after distributions on the prior Distribution
      Date.

Yk  = the Uncertificated Principal Balance of Uncertificated Lower-Tier
      Regular Interest Y-BB after distributions on the prior Distribution
      Date.

Yl  = the Uncertificated Principal Balance of Uncertificated Lower-Tier
      Regular Interest Y-CC after distributions on the prior Distribution
      Date.

Ym  = the Uncertificated Principal Balance of Uncertificated Lower-Tier
      Regular Interest Y-DD after distributions on the prior Distribution
      Date.

(DELTA)Yj = the Uncertificated Lower-Tier Regular Interest Y-AA Principal Reduction Amount.

(DELTA)Yk = the Uncertificated Lower-Tier Regular Interest Y-BB Principal Reduction Amount.

(DELTA)Yl = the Uncertificated Lower-Tier Regular Interest Y-CC Principal Reduction Amount.

(DELTA)Ym = the Uncertificated Lower-Tier Regular Interest Y-DD Principal Reduction Amount.

Zj  = the Uncertificated Principal Balance of Uncertificated Lower-Tier
      Regular Interest Z-AA after distributions on the prior Distribution
      Date.

Zk  = the Uncertificated Principal Balance of Uncertificated Lower-Tier
      Regular Interest Z-BB after distributions on the prior Distribution
      Date.

Zl  = the Uncertificated Principal Balance of Uncertificated Lower-Tier
      Regular Interest Z-CC after distributions on the prior Distribution
      Date.

Zm  = the Uncertificated Principal Balance of Uncertificated Lower-Tier
      Regular Interest Z-DD after distributions on the prior Distribution
      Date.

(DELTA)Zj = the Uncertificated Lower-Tier Regular Interest Z-AA Principal Reduction Amount.

(DELTA)Zk = the Uncertificated Lower-Tier Regular Interest Z-BB Principal Reduction Amount.

(DELTA)Zl = the Uncertificated Lower-Tier Regular Interest Z-CC Principal Reduction Amount.

(DELTA)Zm = the Uncertificated Lower-Tier Regular Interest Z-DD Principal Reduction Amount.

Pj  = the aggregate Uncertificated Principal Balance of Uncertificated
      Lower-Tier Regular Interests Y-AA and Z-AA after distributions on the prior Distribution Date.
    = Yj + Zj

Pk  = the aggregate Uncertificated Principal Balance of Uncertificated
      Lower-Tier Regular Interests Y-BB and Z-BB after distributions on the prior Distribution Date.
    = Yk + Zk

Pl  = the aggregate Uncertificated Principal Balance of Uncertificated
      Lower-Tier Regular Interests Y-CC and Z-CC after distributions on the prior Distribution Date.
    = Yl + Zl =

Pm  = the aggregate Uncertificated Principal Balance of Uncertificated
      Lower-Tier Regular Interests Y-DD and Z-DD after distributions on the prior Distribution Date.
    = Ym + Zm

(DELTA)Pj= the aggregate amount of principal reduction occurring with respect to Mortgage Loans in Loan Group AA from Realized Losses or payments of principal to be allocated on such Distribution Date net of any such amounts allocated to the Class 1-A-R Certificates in respect of Component I thereof.
      = the aggregate of the Uncertificated Lower-Tier Regular Interest Y-AA Principal Reduction Amount and the Uncertificated Lower-Tier Regular Interest Z-AA Principal Reduction Amount.
      =  (DELTA)Yj + (DELTA)Zj

(DELTA)Pk= the aggregate amount of principal reduction occurring with respect to Mortgage Loans in Loan Group BB from Realized Losses or payments of principal to be allocated on such Distribution Date net of any such amounts allocated to the Class 1-A-R Certificates in respect of Component I thereof.
       = the aggregate of the Uncertificated Lower-Tier Regular Interest Y-BB
         Principal Reduction Amount and the Uncertificated Lower-Tier Regular Interest Z-BB Principal Reduction Amount.
       = (DELTA)Yk + (DELTA)Zk

(DELTA)Pl= the aggregate amount of principal reduction occurring with respect to Mortgage Loans in Loan Group CC from Realized Losses or payments of principal to be allocated on such Distribution Date net of any such amounts allocated to the Class 1-A-R Certificates in respect of Component I thereof.

    = the aggregate of the Uncertificated Lower-Tier Regular Interest Y-CC
      Principal Reduction Amount and the Uncertificated Lower-Tier Regular Interest Z-CC Principal Reduction Amount.
    = (DELTA)Yl + (DELTA)Zl

(DELTA)Pm= the aggregate amount of principal reduction occurring with respect to Mortgage Loans in Loan Group DD from Realized Losses or payments of principal to be allocated on such Distribution Date net of any such amounts allocated to the Class 1-A-R Certificate in respect of Component I thereof.
        =the aggregate of the Uncertificated Lower-Tier Regular Interest Y-DD
         Principal Reduction Amount and the Uncertificated Lower-Tier Regular Interest Z-DD Principal Reduction Amount.
        = (DELTA)Ym + (DELTA)Zm

(alpha) = .0005

(gamma)1 = (R - R11)/(R12 - R). If R=>M%, (gamma)1 is a non-negative number unless its denominator is zero, in which event it is undefined.

(gamma)2 = (R - R21)/(R22 - R). If R=>L%, (gamma)2 is a non-negative number unless its denominator is zero, in which event it is undefined.

(gamma)3 = (R - R31)/(R32 - R). If R=>K%, (gamma)3 is a non-negative number unless its denominator is zero, in which event it is undefined.

(gamma)4 = (R - R41)/(R42 - R). If R< K%, (gamma)4 is a non-negative number unless its denominator is zero, in which event it is undefined.

If (gamma)1 is undefined, (DELTA)Yj = Yj, (DELTA)Yk = Yk, (DELTA)Yl = Yl, (DELTA)Ym = Ym and (DELTA)Yn = (Yn/Pn)(DELTA)Pn.

If (gamma)4 is zero, (DELTA)Yj = (Yj/Pj)(DELTA)Pj, (DELTA)Yk = Yk, (DELTA)Yl = Yl, (DELTA)Ym = Ym and (DELTA)Yn = Yn.

In the remaining situations, (DELTA)Yj, (DELTA)Yk, (DELTA)Yl, (DELTA)Ym and (DELTA)Yn shall be defined as follows:

I. If R=>M%, make the following additional definitions:

(delta)1Yj =      0,                                                            if R11 < r11;

         (R11- r11)( Yj + Yk + Yl + Ym)Yj/
                  {(R11 - J%)Yj + (R11 - K%)Yk + (R11 - L%)Yl +
                  (R11 - M%)Ym },                                               if R11= > r11 and
         R11=>M%;

         (R11- r11)( Yj + Yk + Yl + Ym )Yj/
                  {(R11 - J%)Yj + (R11 - K%)Yk + (R11 - L%)Yl },                if R11= > r11 and
         M%>R11= > L%;

         (R11- r11)( Yj + Yk + Yl + Ym )Yj/
                  {(R11 - J%)Yj + (R11 - K%)Yk },                               if R11= > r11 and
         L%>R11= > K%; and

         (R11- r11)( Yj + Yk + Yl + Ym )/(R11 - J%),                            if R11= > r11 and
         K% > R11= > J%.

(delta)1Yk =      0,                                                            if R11 < r11 and R11= > K%;

         (R11- r11)( Yj + Yk + Yl + Ym)Yk/
                  { (R11 - K%)Yk + (R11 - L%)Yl + (R11 - M%)Ym },               if R11 < r11 and
         R11 < K%;

         (R11-    r11)( Yj + Yk + Yl + Ym )Yk/ {(R11 - J%)Yj + (R11 - K%)Yk +
                  (R11 - L%)Yl +
                  (R11 - M%)Ym },                                               if R11= > r11 and
         R11= > M%;

         (R11- r11)( Yj + Yk + Yl + Ym )Yk/
                  {(R11 - J%)Yj + (R11 - K%)Yk + (R11 - L%)Yl },                if R11= > r11 and
         M% > R11= > L%;

         (R11- r11)( Yj + Yk + Yl + Ym )Yk/{(R11 - J%)Yj + (R11 - K%)Yk },      if R11= > r11 and
         L% > R11= > K%; and

         0,                                                                     if R11= > r11 and R11 < K%.

(delta)1Yl =      0,                                                            if R11 < r11 and R11= > L%;

         (R11- r11)( Yj + Yk + Yl + Ym)Yl/
                  { (R11 - L%)Yl + (R11 - M%)Ym },                              if R11 < r11 and
         K% < =R11 < L%;

         (R11- r11)( Yj + Yk + Yl + Ym)Yl/
                  { (R11 - K%)Yk + (R11 - L%)Yl + (R11 - M%)Ym },               if R11 < r11 and
         R11 < K%;

         (R11- r11)( Yj + Yk + Yl + Ym)Yl/
                  {(R11 - J%)Yj + (R11 - K%)Yk + (R11 - L%)Yl +
                  (R11 - M%)Ym },                                               if R11= > r11 and
         R11= > M%;

         (R11- r11)( Yj + Yk + Yl + Ym )Yl/
                  {(R11 - J%)Yj + (R11 - K%)Yk + (R11 - L%)Yl },                if R11= > r11 and
         M% > R11= > L%;

         0,                                                                     if R11= > r11 and R11 < L%.

(delta)1Ym =      0,                                                            if R11 < r11 and R11= > M%;

         (R11- r11)( Yj + Yk + Yl + Ym)/(R11 - M%),                             if R11 < r11 and
         L% < =R11 < M%;

         (R11- r11)( Yj + Yk + Yl + Ym)Ym/
                  { (R11 - L%)Yl + (R11 - M%)Ym },                              if R11 < r11 and
         K% < =R11 < L%;

         (R11- r11)( Yj + Yk + Yl + Ym)Ym/
                  { (R11 - K%)Yk + (R11 - L%)Yl + (R11 - M%)Ym },               if R11 < r11 and
         R11 < K%;

         (R11- r11)( Yj + Yk + Yl + Ym)Ym/
                  {(R11 - J%)Yj + (R11 - K%)Yk + (R11 - L%)Yl +
                  (R11 - M%)Ym },                                               if R11= > r11 and
         R11= > M%;

         0,                                                                     if R11=> r11 and R11< M%.

(delta)1Yj,       (delta)1Yk, (delta)1Yl and (delta)1Ym are numbers respectively between Yj, Yk, Yl and Ym and 0 such that {J%(Yj - (delta)1Yj
                  ) + K%( Yk.- (delta)1Yk) + L%( Yl.- (delta)1Yl) + M%( Ym.-
                  (delta)1Ym) }/ (Yj - (delta)1Yj + Yk.- (delta)1Yk + Yl.-
                  (delta)1Yl + Ym.- (delta)1Ym) = R11.

Y11 =    Yj - (delta)1Yj + Yk.- (delta)1Yk + Yl.- (delta)1Yl + Ym.- (delta)1Ym

P11 =    Pj + Pk + Pl + Pm.

Z11 =    Zj + Zk + Zl + Zm.

AY11 = AYj - (delta)1Yj + AYk.- (delta)1Yk + AYl.- (delta)1Yl + AYm.-
(delta)1Ym.

AP11 = APj + APk + APl + APm.

AZ11 = AZj + AZk + AZl + AZm.

1. If Yn - (alpha)(Pn - (DELTA)Pn) => 0, Y11- (alpha)(P11 - (DELTA)P11) => 0, and (gamma)1(P11 - (DELTA)P11) < (Pn - (DELTA)Pn), then (DELTA)Yn = Yn - (alpha)(gamma)1(P11 - (DELTA)P11) and (DELTA)Y11 = Y11 - (alpha)(P11 - (DELTA)P11).

2. If Yn - (alpha)(Pn - (DELTA)Pn) => 0, Y11 - (alpha)(P11 - (DELTA)P11) => 0, and (gamma)1(P11 - (DELTA)P11) => (Pn - (DELTA)Pn), then (DELTA)Yn = Yn - (alpha)(Pn - (DELTA)Pn) and (DELTA)Y11 = Y11 - ((alpha)/(gamma)1)(Pn - (DELTA)Pn).

3. If Yn - (alpha)(Pn - (DELTA)Pn) < 0, Y11 - (alpha)(P11 - (DELTA)P11) => 0, and Y11 - (alpha)(P11 - (DELTA)P11) => Y11 - (Yn/(gamma)1), then (DELTA)Yn = Yn - (alpha)(gamma)1(P11 - (DELTA)P11) and (DELTA)Y11 = Y11
         - (alpha)(P11 - (DELTA)P11).

4.       If Yn - (alpha)(Pn - (DELTA)Pn) < 0, Y11 - (Yn/(gamma)1) => 0, and Y11
         - (alpha)(P11 - (DELTA)P11) <= Y11 - (Yn/(gamma)1), then (DELTA)Yn = 0 and (DELTA)Y11 = Y11 - (Yn/(gamma)1).

5.       If Y11 - (alpha)(P11 - (DELTA)P11) < 0, Y11 - (Yn/(gamma)1) < 0, and
         Yn - (alpha)(Pn - (DELTA)Pn) <= Yn - ((gamma)1Y11), then (DELTA)Yn = Yn
         - ((gamma)1Y11) and
         (DELTA)Y11 = 0.

6. If Y11 - (alpha)(P11 - (DELTA)P11) < 0, Yn - (alpha)(Pn - (DELTA)Pn) => 0, and Yn - (alpha)(Pn - (DELTA)Pn) => Yn - ((gamma)1Y11), then (DELTA) Yn = Yn - (alpha)(Pn - (DELTA)Pn) and (DELTA)Y11 = Y11 -
         ((alpha)/(gamma)1)(Pn - (DELTA)Pn).

AYj = (delta)1Yj + [(Yj - (delta)1Yj )/Y11 ]A Y11

AYk = (delta)1Yk + [(Yk - (delta)1Yk )/Y11 ]AY11

AYl = (delta)1Yl + [(Yl - (delta)1Yl )/Y11 ]A Y11

AYm = (delta)1Ym + [(Ym - (delta)1Ym )/Y11 ]AY11

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized Losses and defining the Principal Distribution Amounts for the respective Uncertificated Lower-Tier Regular Interests is to accomplish the following goals in the following order of priority:

1. Making the ratio of (Yn - AYn ) to (Y11 - AY11 ) equal to (gamma)1 after taking account of the allocation Realized Losses and the distributions that will be made through the end of the Distribution Date to which such provisions relate and assuring that each of the Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts and Uncertificated Lower-Tier Regular Interest Z Principal Reduction Amounts is greater than or equal to zero for such Distribution Date;

2. Making the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-AA less than or equal to 0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interest Y-AA and Uncertificated Lower-Tier Regular Interest Z-AA, the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-BB less than or equal to 0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interest Y-BB and Uncertificated Lower-Tier Regular Interest Z-BB, the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-CC less than or equal to 0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interest Y-CC and Uncertificated Lower-Tier Regular Interest Z-CC, and the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-DD less than or equal to
         0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interest Y-DD and Uncertificated Lower-Tier Regular Interest Z-DD in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and

3. Making the larger of (a) the fraction whose numerator is (Yn - AYn ) and whose denominator is the sum of (Yn - AYn) and (Zn - AZn) and (b) the fraction whose numerator is (Y11 - AY11) and whose denominator is the sum of (Y11 - AY11) and (Z11 - AZ11) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the definition of Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amount must be less than or equal to the sum of (a) the Principal Realized Losses to be allocated on the related Distribution Date for the related Loan Group remaining after the allocation of such Realized Losses to the related class of ratio-strip principal only certificates, if any, and (b) the remainder of the Pool Distribution Amount for the related Loan Group or after reduction thereof by the distributions to be made on such Distribution Date (i) to the related class of ratio-strip principal only certificates, if any, (ii) to the related class of ratio-strip interest only certificates, if any, and (iii) in respect of interest on the related Uncertificated Lower-Tier Regular Interests, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement. In the event of any conflict among the provisions of the definition of Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence. If the formula allocation of AY11 among AYj, AYk, AYl and AYm cannot be achieved because one or more of AYj, AYk, AYl and AYm, as so defined is greater than the related one of APj, APk, APl and APm, such an allocation shall be made as close as possible to the formula allocation within the requirement that AYj < APj, AYk < APk, AYl < APl, AYm < APm and AYm < APm.

II. If L%<=R<=M%, make the following additional definitions:

(delta)2Yj =      0,                                                            if R21 < r21;

         (R21- r21)( Yj + Yk + Yl )Yj/
                  {(R21 - J%)Yj + (R21 - K%)Yk },                               if R21= > r21 and
         L% > R21= > K%; and

         (R21- r21)( Yj + Yk + Yl )/(R21 - J%),                                 if R21= > r21 and K% > R21= > J%.

(delta)2Yk =      0,                                                            if R21 < r21 and R21= > K%;

         (R21- r21)( Yj + Yk + Yl )Yk/
                  { (R21 - K%)Yk + (R21 - L%)Yl },                              if R21 < r21 and
         R21 < K%;

         (R21- r21)( Yj + Yk + Yl )Yk/
                  {(R21 - J%)Yj + (R21 - K%)Yk },                               if R21= > r21 and
         L% > R21= > K%; and

         0,                                                                     if R21= > r21 and R21 < K%.

(delta)2Yl = (R21- r21)( Yj + Yk + Yl )/(R21 - L%),                             if R21 < r21 and
K%<=R21 < L%;

         (R21- r21)( Yj + Yk + Yl )Yl/{ (R21 - K%)Yk + (R21 - L%)Yl },
         R21 < K%;                                                              if R21 < r21 and

         0,                                                                     if R21= > r21.

(delta)2Ym = 0,                                                                 if R22 < r22;

         (R22- r22)( Ym + Yn )/(R22 - M%),                                      if R22= > r22 and R22= > M%;

(delta)2Yn = the greater of 0 and (DELTA)Pn - Zn,                               if R22=N%;

         (R22- r22)( Ym + Yn)/(R22 - N%),  M% < =R22 < N%;                      if R22 < r22 and

         0,                                                                     if R22= > r22 and R22 < N%.

(delta)2Yj, (delta)2Yk, (delta)2Yl, (delta)2Ym and (delta)2Yn are numbers respectively between Yj, Yk, Yl, Ym and Yn and 0 such that:

                  {J%(Yj - (delta)2Yj ) + K%( Yk.- (delta)2Yk) + L%( Yl.- (delta)2Yl)}/ ( Yj - (delta)2Yj + Yk.- (delta)2Yk + Yl.- (delta)2Yl)

                  = R21;

         and

                  { M%( Ym.- (delta)2Ym) + N%( Yn.- (delta)2Yn) }/
                           (Ym.- (delta)2Ym + Yn.- (delta)2Yn)

                  = R22.

Y21 = Yj - (delta)2Yj + Yk.- (delta)2Yk + Yl.- (delta)2Yl.

P21 =  Pj + Pk + Pl.

Z21 =  Zj + Zk + Zl.

AY21 = AYj - (delta)2Yj + AYk.- (delta)2Yk + AYl.- (delta)2Yl.

AP21 = APj + APk + APl.

AZ21 = AZj + AZk + AZl.

Y22 = Ym.- (delta)2Ym + Yn.- (delta)2Yn.

P22 = Pm + Pn.

Z22 = Zm + Zn.

AY22 =   AYm.- (delta)2Ym + AYn.- (delta)2Yn

AP22 = APm + APn.

AZ22 = AZm + AZn.

1.       If Y22 - (alpha)(P22 - (DELTA)P22) => 0, Y21- (alpha)(P21 - (DELTA)P21)
         => 0, and (gamma)2(P21 - (DELTA)P21) < (P22 - (DELTA)P22), then
         (DELTA)Y22 = Y22 - (alpha)(gamma)2(P21 - (DELTA)P21) and (DELTA)Y21 = Y21 - (alpha)(P21 - (DELTA)P21).

2.       If Y22 - (alpha)(P22 - (DELTA)P22) => 0, Y21 - (alpha)(P21 -
         (DELTA)P21) => 0, and (gamma)2(P21 - (DELTA)P21) => (P22 - (DELTA)P22), then (DELTA)Y22 = Y22 - (alpha)(P22 - (DELTA)P22) and (DELTA)Y21 = Y21
         - (alpha)/(gamma)2)(P22 - (DELTA)P22).

3.       If Y22 - (alpha)(P22 - (DELTA)P22) < 0, Y21 - (alpha)(P21 - (DELTA)P21)
         => 0, and Y21 - (alpha)(P21 - (DELTA)P21) => Y21 - (Y22/(gamma)2), then
         (DELTA)Y22 = Y22 - (alpha)(gamma)2(P21 - (DELTA)P21) and (DELTA)Y21 = Y21 - (alpha)(P21 - (DELTA)P21).

4.       If Y22 - (alpha)(P22 - (DELTA)P22) < 0, Y21 - (Y22/(gamma)2) => 0, and
         Y21 - (alpha)(P21 - (DELTA)P21) <= Y21 - (Y22/(gamma)2), then
         (DELTA)Y22 = 0 and (DELTA)Y21 = Y21 - (Y22/(gamma)2).

5.       If Y21 - (alpha)(P21 - (DELTA)P21) < 0, Y21 - (Y22/(gamma)2) < 0, and
         Y22 - (alpha)(P22 - (DELTA)P22) <= Y22 - ((gamma)2Y21), then (DELTA)Y22
         = Y22 - ((gamma)2Y21) and (DELTA)Y21 = 0.

6.       If Y21 - (alpha)(P21 - (DELTA)P21) < 0, Y22 - (alpha)(P22 - (DELTA)P22)
         => 0, and Y22 - (alpha)(P22 - (DELTA)P22) => Y22 - ((gamma)2Y21), then
         (DELTA)Y22 = Y22 - (alpha)(P22 - (DELTA)P22) and (DELTA)Y21 = Y21 - ((alpha)/(gamma)2)(P22 - (DELTA)P22).

(DELTA)Yj = (delta)2Yj + [(Yj - (delta)2Yj )/Y21 ] (DELTA)Y21

(DELTA)Yk = (delta)2Yk + [(Yk - (delta)2Yk )/Y21 ] (DELTA)Y21

(DELTA)Yl = (delta)2Yl + [(Yl - (delta)2Yl )/Y21 ] (DELTA)Y21

(DELTA)Ym = (delta)2Ym + [(Ym - (delta)2Ym )/Y22 ] (DELTA)Y22

(DELTA)Yn = (delta)2Yn + [(Yn - (delta)2Yn )/Y22 ] (DELTA)Y22

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized Losses and defining the Principal Distribution Amounts for the respective Uncertificated Lower-Tier Regular Interests is to accomplish the following goals in the following order of priority:

1. Making the ratio of (Y22 - (DELTA)Y22 ) to (Y21 - (DELTA)Y21 ) equal to (gamma)2 after taking account of the allocation Realized Losses and the distributions that will be made through the end of the Distribution Date to which such provisions relate and assuring that each of the Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts and Uncertificated Lower-Tier Regular Interest Z Principal Reduction Amounts is greater than or equal to zero for such Distribution Date;

2. Making the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-AA less than or equal to 0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interests Y-AA and Uncertificated Lower-Tier Regular Interest Z-AA, the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-BB less than or equal to 0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interest Y-BB and Uncertificated Lower-Tier Regular Interest Z-BB, the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-CC less than or equal to 0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interest Y-CC and Uncertificated Lower-Tier Regular Interest Z-CC and the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-DD less than or equal to
         0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interest Y-DD and Uncertificated Lower-Tier Regular Interest Z-DD, in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and

3. Making the larger of (a) the fraction whose numerator is (Y22 - (DELTA)Y22 ) and whose denominator is the sum of (Y22 - (DELTA)Y22) and (Z22 - (DELTA)Z22) and (b) the fraction whose numerator is (Y21 - (DELTA)Y21) and whose denominator is the sum of (Y21 - (DELTA)Y21) and (Z21 - (DELTA)Z21) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the definition of Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amount must be less than or equal to the sum of (a) the Principal Realized Losses to be allocated on the related Distribution Date for the related Loan Group remaining after the allocation of such Realized Losses to the related class of ratio-strip principal only certificates, if any, and (b) the remainder of the Pool Distribution Amount for the related Loan Group or after reduction thereof by the distributions to be made on such Distribution Date (i) to the related class of ratio-strip principal only certificates, if any, (ii) to the related class of ratio-strip interest only certificates, if any, and (iii) in respect of interest on the related Uncertificated Lower-Tier Regular Interests, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement. In the event of any conflict among the provisions of the definition of the Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence. If the formula allocations of (DELTA)Y21 among (DELTA)Yj, (DELTA)Yk and (DELTA)Yl or (DELTA)Y22 among (DELTA)Ym and (DELTA)Yn cannot be achieved because one or more of (DELTA)Yj, (DELTA)Yk, (DELTA)Yl, (DELTA)Ym and (DELTA)Yn, as so defined, is greater than the related one of (DELTA)Pj, (DELTA)Pk, (DELTA)Pl, (DELTA)Pm and (DELTA)Pn, such an allocation shall be made as close as possible to the formula allocation within the requirement that (DELTA)Yj < (DELTA)Pj, (DELTA)Yk < (DELTA)Pk, (DELTA)Yl < (DELTA)Pl, (DELTA)Ym < (DELTA)Pm and (DELTA)Yn < (DELTA)Pn.

III. If K%<=R<=L%, make the following additional definitions:

(delta)3Yj = 0,                                                                 if R31 < r31; and

         (R31- r31)( Yj + Yk )/(R31 - J%), if R31= > r31 and K% > R31= > J%.

(delta)3Yk = (R31- r31)( Yj + Yk )/(R31 - K%),                                  if R31 < r31 and R31 < K%;
         and
         0,                                                                     if R31= > r31 and R31 < K%.

(delta)3Yl = 0,                                                                 if R32 < r32;

         (R32- r32)( Yl + Ym + Yn)Yl/
                  { (R32 - L%)Yl + (R32 - M%)Ym },                              if R32= > r32 and N% > R32= > M%;

         (R32- r32)( Yl + Ym + Yn)/(R32 - L%),                                  if R32= > r32 and M% > R32= > L%;

(delta)3Ym = 0,                                                                 if R32 < r32 and R32= > M%;

         (R32- r32)( Yl + Ym + Yn)Ym/
                  { (R32 - M%)Ym + (R32 - N%)Yn },                              if R32 < r32 and L%<=R32 < M%;

         (R32- r32)( Yl + Ym + Yn)Ym/
                  { (R32 - L%)Yl + (R32 - M%)Ym },                              if R32= > r32 and N% > R32= > M%;

         0,                                                                     if R32= > r32 and R32 < M%.

(delta)3Yn = 0,                                                                 if R32 < r32 and R32= > N%;

         (R32- r32)( Yl + Ym + Yn)/(R32 - N%),                                  if R32 < r32 and M%<=R32 < N%;
         (R32- r32)( Yl + Ym + Yn )Yn/
                  { (R32 - M%)Ym + (R32 - N%)Yn },                              if R32 < r32 and L%<=R32 < M%;

         0,                                                                     if R32= > r32 and R32 < N%.

(delta)3Yj, (delta)3Yk, (delta)3Yl, (delta)3Ym and (delta)3Yn are numbers respectively between Yj, Yk, Yl, Ym, and Yn and 0 such that:

                  {J%(Yj - (delta)3Yj ) + K%( Yk.- (delta)3Yk) }/
                           ( Yj - (delta)3Yj + Yk.- (delta)3Yk)

                  = R31;

        and

                  {L%( Yl.- (delta)3Yl) + M%( Ym.- (delta)3Ym) + N%(
                           Yn.- (delta)3Yn ) }/ (Yl.- (delta)3Yl + Ym.-
                           (delta)3Ym + Yn.- (delta)3Yn )

                  = R32.

Y31 = Yj - (delta)3Yj + Yk.- (delta)3Yk.

P31 = Pj + Pk.

Z31 = Zj + Zk.

(DELTA)Y31 = (DELTA)Yj - (delta)3Yj + (DELTA)Yk.- (delta)3Yk.

(DELTA)P31 = (DELTA)Pj + (DELTA)Pk.

(DELTA)Z31 = (DELTA)Zj + (DELTA)Zk.

Y32 =    Yl.- (delta)3Yl + Ym.- (delta)3Ym + Yn.- (delta)3Yn .

P32 = Pl + Pm + Pn .

Z32 = Zl + Zm + Zn.

(DELTA)Y32 = (DELTA)Yl.- (delta)3Yl + (DELTA)Ym.- (delta)3Ym + (DELTA)Yn.- (delta)3Yn .

(DELTA)P32 = (DELTA)Pl + (DELTA)Pm + (DELTA)Pn.

(DELTA)Z32 = (DELTA)Zl + (DELTA)Zm + (DELTA)Zn.

1.       If Y32 - (alpha)(P32 - (DELTA)P32) => 0, Y31- (alpha)(P31 - (DELTA)P31)
         => 0, and (gamma)3(P31 - (DELTA)P31) < (P32 - (DELTA)P32), then
         (DELTA)Y32 = Y32 - (alpha)(gamma)3(P31 - (DELTA)P31) and (DELTA)Y31 = Y31 - (alpha)(P31 - (DELTA)P31).

2.       If Y32 - (alpha)(P32 - (DELTA)P32) => 0, Y31 - (alpha)(P31 -
         (DELTA)P31) => 0, and (gamma)3(P31 - (DELTA)P31) => (P32 - (DELTA)P32), then (DELTA)Y32 = Y32 - (alpha)(P32 - (DELTA)P32) and (DELTA)Y31 = Y31
         - ((alpha)/(gamma)3)(P32 - (DELTA)P32).

3.       If Y32 - (alpha)(P32 - (DELTA)P32) < 0, Y31 - (alpha)(P31 - (DELTA)P31)
         => 0, and Y31 - (alpha)(P31 - (DELTA)P31) => Y31 - (Y32/(gamma)3), then
         (DELTA)Y32 = Y32 - (alpha)(gamma)3(P31 - (DELTA)P31) and (DELTA)Y31 = Y31 - (alpha)(P31 - (DELTA)P31).

4.       If Y32 - (alpha)(P32 - (DELTA)P32) < 0, Y31 - (Y32/(gamma)3) => 0, and
         Y31 - (alpha)(P31 - (DELTA)P31) <= Y31 - (Y32/(gamma)3), then
         (DELTA)Y32 = 0 and (DELTA)Y31 = Y31 - (Y32/(gamma)3).

5.       If Y31 - (alpha)(P31 - (DELTA)P31) < 0, Y31 - (Y32/(gamma)3) < 0, and
         Y32 - (alpha)(P32 - (DELTA)P32) <= Y32 - ((gamma)3Y31), then (DELTA)Y32
         = Y32 - ((gamma)3Y31) and (DELTA)Y31 = 0.

6.       If Y31 - (alpha)(P31 - (DELTA)P31) < 0, Y32 - (alpha)(P32 - (DELTA)P32)
         => 0, and Y32 - (alpha)(P32 - (DELTA)P32) => Y32 - ((gamma)3Y31), then
         (DELTA)Y32 = Y32 - (alpha)(P32 - (DELTA)P32) and (DELTA)Y31 = Y31 - ((alpha)/(gamma)3)(P32 - (DELTA)P32).

(DELTA)Yj = (delta)3Yj + [(Yj - (delta)3Yj )/Y31 ] (DELTA)Y31

(DELTA)Yk = (delta)3Yk + [(Yk - (delta)3Yk )/Y31 ] (DELTA)Y31

(DELTA)Yl = (delta)3Yl + [(Yl - (delta)3Yl )/Y32 ] (DELTA)Y32

(DELTA)Ym = (delta)3Ym + [(Ym - (delta)3Ym )/Y32 ] (DELTA)Y32

(DELTA)Yn = (delta)3Yn + [(Yn - (delta)3Yn )/Y32 ] (DELTA)Y32

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized Losses and defining the Principal Distribution Amounts of the respective Uncertificated Lower-Tier Regular Interests is to accomplish the following goals in the following order of priority:

         1. Making the ratio of (Y32 - (DELTA)Y32 ) to (Y31 - (DELTA)Y31 ) equal to (gamma)3 after taking account of the allocation Realized Losses and the distributions that will be made through the end of the Distribution Date to which such provisions relate and assuring that each of the Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts and Uncertificated Lower-Tier Regular Interest Z Principal Reduction Amounts is greater than or equal to zero for such Distribution Date;


         2. Making the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-AA less than or equal to 0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interests Y-AA and Uncertificated Lower-Tier Regular Interest Z-AA, the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-BB less than or equal to 0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interest Y-BB and Uncertificated Lower-Tier Regular Interest Z-BB, the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-CC less than or equal to 0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interest Y-CC and Uncertificated Lower-Tier Regular Interest Z-CC and the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-DD less than or equal to 0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interest Y-DD and Uncertificated Lower-Tier Regular Interest Z-DD, in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and

         3.       Making the larger of (a) the fraction whose numerator is (Y32
                  - (DELTA)Y32 ) and whose denominator is the sum of (Y32 - (DELTA)Y32) and (Z32 - (DELTA)Z32) and (b) the fraction whose numerator is (Y31 - (DELTA)Y31) and whose denominator is the sum of (Y31 - (DELTA)Y31) and (Z31 - (DELTA)Z31) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the definition of Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amount must be less than or equal to the sum of (a) the Principal Realized Losses to be allocated on the related Distribution Date for the related Loan Group remaining after the allocation of such Realized Losses to the related class of ratio-strip principal only certificates, if any, and (b) the remainder of the Pool Distribution Amount for the related Loan Group or after reduction thereof by the distributions to be made on such Distribution Date (i) to the related class of ratio-strip principal only certificates, if any, (ii) to the related class of ratio-strip interest only certificates, if any, and (iii) in respect of interest on the related Uncertificated Lower-Tier Regular Interests, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement. In the event of any conflict among the provisions of the definition of Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence. If the formula allocations of (DELTA)Y31 among (DELTA)Yj and (DELTA)Yk or (DELTA) Y32 among (DELTA)Yl, (DELTA)Ym and (DELTA)Yn cannot be achieved because one or more of (DELTA)Yj, (DELTA)Yk, (DELTA)Yl, (DELTA)Ym and (DELTA)Yn, as so defined, is greater than the related one of (DELTA)Pj, (DELTA)Pk, (DELTA)Pl, (DELTA)Pm and (DELTA)Pn, such an allocation shall be made as close as possible to the formula allocation within the requirement that (DELTA)Yj < (DELTA)Pj, (DELTA)Yk
< (DELTA)Pk, (DELTA)Yl < (DELTA)Pl, (DELTA)Ym < (DELTA)Pm and (DELTA)Yn <
(DELTA)Pn.

IV. If R<=K%, make the following additional definitions:

(delta)4Yk = 0,                                                                 if R42 < r42;

         (R42- r42)( Yk + Yl + Ym + Yn )Yk/
                  { (R42 - K%)Yk + (R42 - L%)Yl + (R42 - M%)Ym },               if R42= > r42 and N% > R42= > M%;

         (R42- r42)( Yk + Yl + Ym + Yn )Yk/
                  { (R42 - K%)Yk + (R42 - L%)Yl },                              if R42= > r42 and M% > R42= > L%; and

         (R42- r42)( Yk + Yl + Ym + Yn )/(R42 - K%),                            if R42= > r42 and
         L% > R42= > K%.

(delta)4Yl = 0,                                                                 if R42 < r42 and R42= > L%;

         (R42- r42)( Yk + Yl + Ym + Yn )Yl/ { (R42 - L%)Yl + (R42 - M%)Ym +
                  (R42 - N%)Yn },  L% > R42= > K%;                              if R42 < r42 and

         (R42- r42)( Yk + Yl + Ym + Yn )Yl/
                  { (R42 - K%)Yk + (R42 - L%)Yl + (R42 - M%)Ym },
                  N% > R42= > M%;                                               if R42= > r42 and

         (R42- r42)( Yk + Yl + Ym + Yn )Yl/
                  { (R42 - K%)Yk + (R42 - L%)Yl }, M% > R42= > L%;              if R42= > r42 and

         0,                                                                     if R42= > r42 and R42 < L%.

(delta)4Ym = 0,                                                                 if R42 < r42 and R42= > M%;

         (R42- r42)( Yk + Yl + Ym + Yn )Ym/
                  { (R42 - M%)Ym + (R42 - N%)Yn },                              if R42 < r42 and L%<=R42 < M%;

         (R42- r42)( Yk + Yl + Ym + Yn )Ym/
                  { (R42 - L%)Yl + (R42 - M%)Ym + (R42 - N%)Yn },               if R42 < r42 and K<=R42 < L%;

         (R42- r42)( Yk + Yl + Ym + Yn )Ym/
                  { (R42 - K%)Yk + (R42 - L%)Yl + (R42 - M%)Ym },               if R42= > r42 and N% > R42= > M%;

         0,                                                                     if R42= > r42 and R42 < M%.

(delta)4Yn = 0,                                                                 if R42 < r42 and R42= > N%;

         (R42- r42)( Yk + Yl + Ym + Yn )/ (R42 - N%),                           if R42 < r42 and
         M%<=R42 < N%;

         (R42- r42)( Yk + Yl + Ym + Yn )Yn/
                  { (R42 - M%)Ym + (R42 - N%)Yn },                              if R42 < r42 and L%<=R42 < M%;

         (R42- r42)( Yk + Yl + Ym + Yn )Yn/
                  { (R42 - L%)Yl + (R42 - M%)Ym + (R42 - N%)Yn },               if R42 < r42 and K%<=R42 < L%;

         0,                                                                     if R42= > r42 and R42 < N%.

(delta)4Yk, (delta)4Yl, (delta)4Ym and (delta)4Yn are numbers respectively between Yk, Yl, Ym and Yn and 0 such that
                  {K%( Yk.- (delta)4Yk) + L%( Yl.- (delta)4Yl) + M%(
                           Ym.- (delta)4Ym) + N%( Yn.- (delta)4Yn) }/ ( Yk.- (delta)4Yk + Yl.- (delta)4Yl + Ym.- (delta)4Ym + Yn.- (delta)4Yn )
                  = R42.

Y42 = Yk.- (delta)4Yk + Yl.- (delta)4Yl + Ym.- (delta)4Ym + Yn.- (delta)4Yn .

P42 = Pk + Pl + Pm + Pn.

Z42 = Zk + Zl + Zm + Zn.

(DELTA)Y42 = (DELTA)Yk.- (delta)4Yk + (DELTA)Yl.- (delta)4Yl + (DELTA)Ym.- (delta)4Ym + (DELTA)Yn.- (delta)4Yn .

(DELTA)P42 = (DELTA)Pk + (DELTA)Pl + (DELTA)Pm + (DELTA)Pn.

(DELTA)Z42 = (DELTA)Zk + (DELTA)Zl + (DELTA)Zm + (DELTA)Zn.
1. If Y42 - (alpha)(P42 - (DELTA)P42) => 0, Yj- (alpha)(Pj - (DELTA)Pj) => 0, and (gamma)4(Pj - (DELTA)Pj) < (P42 - (DELTA)P42), then (DELTA)Y42 = Y42 - (alpha)(gamma)4(Pj - (DELTA)Pj) and (DELTA)Yj = Yj - (alpha)(Pj - (DELTA)Pj).

2. If Y42 - (alpha)(P42 - (DELTA)P42) => 0, Yj - (alpha)(Pj - (DELTA)Pj) => 0, and (gamma)4(Pj - (DELTA)Pj) => (P42 - (DELTA)P42), then (DELTA)Y42 = Y42 - (alpha)(P42 - (DELTA)P42) and (DELTA)Yj = Yj - ((alpha)/(gamma)4)(P42 - (DELTA)P42).

3. If Y42 - (alpha)(P42 - (DELTA)P42) < 0, Yj - (alpha)(Pj - (DELTA)Pj) => 0, and Yj - (alpha)(Pj - (DELTA)Pj) => Yj - (Y42/(gamma)4), then (DELTA)Y42 = Y42 - (alpha)(gamma)4(Pj - (DELTA)Pj) and (DELTA)Yj = Yj - (alpha)(Pj - (DELTA)Pj).

4.       If Y42 - (alpha)(P42 - (DELTA)P42) < 0, Yj - (Y42/(gamma)4) => 0, and
         Yj - (alpha)(Pj - (DELTA)Pj) <= Yj - (Y42/(gamma)4), then (DELTA)Y42 = 0 and (DELTA)Yj = Yj - (Y42/(gamma)4).

5.       If Yj - (alpha)(Pj - (DELTA)Pj) < 0, Yj - (Y42/(gamma)4) < 0, and
         Y42 - (alpha)(P42 - (DELTA)P42) <= Y42 - ((gamma)4Yj), then (DELTA)Y42 = Y42 - ((gamma)4Yj) and (DELTA)Yj = 0.

6. If Yj - (alpha)(Pj - (DELTA)Pj) < 0, Y42 - (alpha)(P42 - (DELTA)P42) => 0, and Y42 - (alpha)(P42 - (DELTA)P42) => Y42 - ((gamma)4Yj), then (DELTA)Y42 = Y42 - (alpha)(P42 - (DELTA)P42) and (DELTA)Yj = Yj - ((alpha)/(gamma)4)(P42 - (DELTA)P42).

(DELTA)Yk = (delta)4Yk + [(Yk - (delta)4Yk )/Y42 ] (DELTA)Y42

(DELTA)Yl = (delta)4Yl + [(Yl - (delta)4Yl )/Y42 ] (DELTA)Y42

(DELTA)Ym = (delta)4Ym + [(Ym - (delta)4Ym )/Y42 ] (DELTA)Y42

(DELTA)Yn = (delta)4Yn + [(Yn - (delta)4Yn )/Y42 ] (DELTA)Y42

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized Losses and defining the Principal Distribution Amounts for the respective Uncertificated Lower-Tier Regular Interests is to accomplish the following goals in the following order of priority:

1. Making the ratio of (Y42 - (DELTA)Y42 ) to (Yj - (DELTA)Yj ) equal to (gamma)4 after taking account of the allocation Realized Losses and the distributions that will be made through the end of the Distribution Date to which such provisions relate and assuring that each of the Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts and Uncertificated Lower-Tier Regular Interest Z Principal Reduction Amounts is greater than or equal to zero for such Distribution Date;

2. Making the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-AA less than or equal to 0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interests Y-AA and Uncertificated

         Lower-Tier Regular Interest Z-AA, the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-BB less than or equal to 0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interest Y-BB and Uncertificated Lower-Tier Regular Interest Z-BB, the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-CC less than or equal to 0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interest Y-CC and Uncertificated Lower-Tier Regular Interest Z-CC and the Uncertificated Principal Balance of Uncertificated Lower-Tier Regular Interest Y-DD less than or equal to 0.0005 of the sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interest Y-DD and Uncertificated Lower-Tier Regular Interest Z-DD, in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and

3. Making the larger of (a) the fraction whose numerator is (Y42 - (DELTA)Y42 ) and whose denominator is the sum of (Y42 - (DELTA)Y42) and (Z42 - (DELTA)Z42) and (b) the fraction whose numerator is (Yj - (DELTA)Yj) and whose denominator is the sum of (Yj - (DELTA)Yj) and (Zj
         - (DELTA)Zj) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the definition of Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amount must be less than or equal to the sum of (a) the Principal Realized Losses to be allocated on the related Distribution Date for the related Loan Group remaining after the allocation of such Realized Losses to the related class of ratio-strip principal only certificates, if any, and (b) the remainder of the Pool Distribution Amount for the related Loan Group or after reduction thereof by the distributions to be made on such Distribution Date (i) to the related class of ratio-strip principal only certificates, if any, (ii) to the related class of ratio-strip interest only certificates, if any, and (iii) in respect of interest on the related Uncertificated Lower-Tier Regular Interests, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement. In the event of any conflict among the provisions of the definition of Uncertificated Lower-Tier Regular Interest Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence. If the formula allocation of (DELTA)Y42 among (DELTA)Yk, (DELTA)Yl, (DELTA)Ym and (DELTA)Yn cannot be achieved because one or more of (DELTA)Yk, (DELTA)Yl, (DELTA)Ym and (DELTA)Yn, as so defined, is greater than the related one of (DELTA)Pk, (DELTA)Pl, (DELTA)Pm and (DELTA)Pn, such an allocation shall be made as close as possible to the formula allocation within the requirement that (DELTA)Yk < (DELTA)Pk, (DELTA)Yl < (DELTA)Pl, (DELTA)Ym < (DELTA)Pm and (DELTA)Yn < (DELTA)Pn.

NOTES:

1. Uncertificated Lower-Tier Regular Interests Y-AA and Z-AA are related to Loan Group AA. The sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interests Y-AA and Z-AA is equal to the aggregate stated principal balance of the Mortgage Loans in Loan Group AA. Uncertificated

Lower-Tier Regular Interests Y-BB and Z-BB are related to Loan Group BB. The sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interests Y-BB and Z-BB is equal to the aggregate stated principal balance of the Mortgage Loans in Loan Group BB. Uncertificated Lower-Tier Regular Interests Y-CC and Z-CC are related to Loan Group CC. The sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interests Y-CC and Z-C is equal to the aggregate stated principal balance of the Mortgage Loans in Loan Group CC. Uncertificated Lower-Tier Regular Interests Y-DD and Z-DD are related to Loan Group DD. The sum of the Uncertificated Principal Balances of Uncertificated Lower-Tier Regular Interests Y-DD and Z-D is equal to the aggregate stated principal balance of the Mortgage Loans in Loan Group DD. The Uncertificated Lower-Tier Regular Interests will be principal and interest classes bearing interest at the pass-through rate for the related Loan Group.

2. The Class B pass-through rate is the weighted average of the pass-through rates on the Uncertificated Lower-Tier Y Regular Interests.

                                   EXHIBIT A-1

                           FORM OF CLASS A CERTIFICATE

                 SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                 THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND ANY REALIZED LOSSES ALLOCATED HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR NAMED HEREIN.

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. _____                       Adjustable Pass-Through Rate


Class _____-A-_____ Senior



Date of Pooling and Servicing Agreement:    Initial Class Certificate Balance
November 22, 2005                           of this Certificate as of the
                                            Cut-off Date:

                                            $___________________


Cut-off Date:
November 1, 2005


First Distribution Date:                    Initial Certificate Balance of this
December 20, 2005                           Certificate as of the Cut-off Date:

                                            $___________________


Master Servicer:                            CUSIP: 92977Y_____
Wells Fargo Bank, National Association


Assumed Final Distribution Date:
September 20, 2035


              WACHOVIA MORTGAGE LOAN TRUST, LLC SERIES 2005-B TRUST
                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2005-B

         evidencing a percentage interest in the distributions allocable to the Class _____-A-_____ Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by WACHOVIA MORTGAGE LOAN TRUST, LLC.

                 This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Wachovia Mortgage Loan Trust, LLC ("WMLT"), the Master Servicer, the Servicers, the Certificate Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by WMLT, the Master Servicer, the Servicers, the Certificate Administrator or the Trustee or any of their affiliates or any other person. None of WMLT, the Master Servicer, the Servicers, the Certificate Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                 This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the "Mortgage Loans") sold by WMLT. The Mortgage Loans were sold by Wachovia Bank, National Association ("WBNA") to WMLT. Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below) and certificate administrator (the "Certificate Administrator," which term includes any successors thereto under the Agreement referred to below). National City Mortgage Co. and SunTrust Mortgage, Inc. will act as servicers of the Mortgage Loans (the "Servicers," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the November 22, 2005 specified above (the "Agreement"), among WMLT, as depositor, Wells Fargo, as master servicer and certificate administrator, National City Mortgage Co. and SunTrust Mortgage, Inc., each as servicers, and U.S. Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                 Interest on this Certificate will accrue during the one-month period ending on the last day of the month preceding the month in which such Distribution Date (as hereinafter defined) occurs on the Certificate Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the Agreement. The Certificate Administrator will distribute on the 20th day of each month, or, if such 20th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the related Record Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Class Certificate Balance of this Class of Certificates will be reduced to zero.

                 Distributions on this Certificate will be made by the Certificate Administrator by wire transfer to the account at a bank or other depository institution having appropriate wire transfer facilities specified in writing by such Certificateholder to the Certificate Administrator or, if no such prior written wire transfer instruction has been provided to the Certificate Administrator, by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, by wire transfer, or by such other means of payment as such Certificateholder and the Certificate Administrator shall agree upon. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the party named in the Agreement or the Certificate Administrator, as described in the Agreement, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose and designated in such notice. The initial Certificate Balance of this Certificate is set forth above. The Certificate Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocated hereto.

                 This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                 The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Certificate Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                 This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Certificate Administrator.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee, with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                 As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                 The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                 No service charge will be made to the Certificateholders for any such registration of transfer, but the Certificate Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Servicers, the Trustee, the Master Servicer, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Trustee, the Master Servicer, the Certificate Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                 The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all REO Property or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if the Pool Stated Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 5% of the Cut-off Date Pool Principal Balance. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                 Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: November 22, 2005                    U.S. BANK NATIONAL ASSOCIATION
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:_________________________________
                                                      Authorized Signatory


                         CERTIFICATE OF AUTHENTICATION

                 This is one of the Class _____-A-_____ Certificates referred to in the within-mentioned Agreement.

                                             U.S. BANK NATIONAL ASSOCIATION
                                             not in its individual capacity but
                                             solely as Trustee


                                             By:________________________________
                                                       Authorized Signatory

                                   ASSIGNMENT

                 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                 I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



Dated:
                     Signature by or on behalf of assignor



                                              Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                 The assignee should include the following for purposes of distribution:

                 Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                 This information is provided by    __________________,    the
assignee    named    above,    or ________________________, as its agent.

                                  EXHIBIT A-2

                        FORM OF CLASS 1-A-R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-U.S. PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR BY A PERSON USING "PLAN ASSETS" OF A PLAN, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR WITH A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT ACQUIRING SUCH PRIVATELY OFFERED CERTIFICATE DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, OR WITH THE "PLAN ASSETS" OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SERVICERS AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN
SECTION 1381(A)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER
SECTION 775(A) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES
(A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS

A "DISQUALIFIED ORGANIZATION"), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION,
(2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

Certificate No. ____                        Adjustable Pass-Through Rate


Class 1-A-R Senior


Date of Pooling and Servicing Agreement:    Initial Class Certificate Balance
November 22, 2005                           of this Certificate as of the
                                            Cut-off Date:
                                            $100.00


Cut-off Date:
November 1, 2005


First Distribution Date:                    Initial Certificate Balance of this
December 20, 2005                           Certificate as of the Cut-off Date:

                                            $____________________


Master Servicer:                            CUSIP: 92977Y_____
Wells Fargo Bank, National Association



Assumed Final Distribution Date:
September 20, 2035


             WACHOVIA MORTGAGE LOAN TRUST, LLC SERIES 2005-B TRUST
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2005-B

         evidencing a percentage interest in the distributions allocable to the Class 1-A-R Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by WACHOVIA MORTGAGE LOAN TRUST, LLC

                 This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Wachovia Mortgage Loan Trust, LLC ("WMLT"), the Master Servicer, the Servicers, the Certificate Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage

Loans are guaranteed or insured by any governmental entity or by WMLT, the Master Servicer, the Servicers, the Certificate Administrator or the Trustee or any of their affiliates or any other person. None of WMLT, the Servicers, the Master Servicer, the Certificate Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                 This certifies that Hare & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the "Mortgage Loans") sold by WMLT. The Mortgage Loans were sold by Wachovia Bank, National Association ("WBNA") to WMLT. Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below) and certificate administrator (the "Certificate Administrator," which term includes any successors thereto under the Agreement referred to below). National City Mortgage Co. and SunTrust Mortgage, Inc. will act as servicers of the Mortgage Loans (the "Servicers," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the November 22, 2005 specified above (the "Agreement"), among WMLT, as depositor, Wells Fargo, as master servicer and certificate administrator, National City Mortgage Co. and SunTrust Mortgage, Inc., each as servicers, and U.S. Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any ownership interest in this Certificate must be a U.S. Person and a Permitted Transferee, (ii) the transfer of any ownership interest in this Certificate will be conditioned upon the delivery to the Certificate Administrator of, among other things, an affidavit to the effect that it is a U.S. Person and Permitted Transferee, (iii) any attempted or purported transfer of any ownership interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a U.S. Person and a Permitted Transferee acquires any ownership interest in this Certificate in violation of such restrictions, then the Seller will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Seller, which purchaser may be the Seller, or any affiliate of the Seller, on such terms and conditions as the Seller may choose.

                 The Certificate Administrator will distribute on the 20th day of each month, or, if such 20th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The

Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

                 Distributions on this Certificate will be made by the Certificate Administrator by wire transfer to the account at a bank or other depository institution having appropriate wire transfer facilities specified in writing by such Certificateholder to the Certificate Administrator or, if no such prior written wire transfer instruction has been provided to the Certificate Administrator, by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, by wire transfer, or by such other means of payment as such Certificateholder and the Certificate Administrator shall agree upon. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the party named in the Agreement or the Certificate Administrator, as described in the Agreement, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose and designated in such notice.

                  No transfer of this Class 1-A-R Certificate will be made unless the Trustee and the Certificate Administrator have received a representation letter stating that the transferee is not acquiring directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code (a "Plan"), or by a person using "plan assets" of a Plan.

                 This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                 The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Certificate Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                 This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Certificate Administrator.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                 As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                 The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                 No service charge will be made to the Certificateholders for any such registration of transfer, but the Certificate Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Servicers, the Trustee, the Master Servicer, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Trustee, the Master Servicer, the Certificate Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                 The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all REO Property or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if the Pool Stated Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 5% of the Cut-off Date Pool Principal Balance. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                 Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: November 22, 2005                    U.S. BANK NATIONAL ASSOCIATION
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:_________________________________
                                                      Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

                 This is one of the Class 1-A-R Certificates referred to in the within-mentioned Agreement.

                                            U.S. BANK NATIONAL ASSOCIATION
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:_________________________________
                                                       Authorized Signatory

                                   ASSIGNMENT

                 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                 I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:




Dated:
                     Signature by or on behalf of assignor



                                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                 The assignee should include the following for purposes of distribution:

                 Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                 This information is provided by    __________________, the
assignee named above, or ________________________, as its agent.

                                   EXHIBIT B

            FORM OF CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES

                 THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A [CLASS B-1][CLASS B-2] CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                 SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                 THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR NAMED HEREIN

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 EACH BENEFICIAL OWNER OF A CLASS B-1 CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT ACQUIRING SUCH CERTIFICATE WITH "PLAN ASSETS" OF A PLAN, (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON PROHIBITED TRANSACTION CLASS EXEMPTION 2002-41 (THE "EXEMPTION"), AND THAT (1) IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT SUCH CERTIFICATE IS RATED AT LEAST "BBB-" OR ITS EQUIVALENT BY FITCH, S&P OR MOODY'S AT THE TIME OF PURCHASE AND (2) IT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1) OF REGULATION D OF THE SECURITIES ACT OF 1933, AS AMENDED OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED

TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED CLASS EXEMPTION ("PTCE") 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND II OF PTCE 95-60 HAVE BEEN SATISFIED.

Certificate No. _____                       Adjustable Pass-Through Rate


Class B-[1][2][3] Subordinate


Date of Pooling and Servicing Agreement:    Initial Class Certificate Balance
November 22, 2005                           of this Certificate as of the
                                            Cut-off Date:

                                            $____________________


Cut-off Date:
November 1, 2005


First Distribution Date:                    Initial Certificate Balance of this
December 20, 2005                           Certificate as of the Cut-off Date:

                                            $____________________


Master Servicer:
Wells Fargo Bank, National Association      CUSIP: 92977Y_____


Assumed Final Distribution Date:
September 20, 2035



             WACHOVIA MORTGAGE LOAN TRUST, LLC SERIES 2005-B TRUST
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2005-B

         evidencing a percentage interest in the distributions allocable to the Class B-[1][2][3] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by WACHOVIA MORTGAGE LOAN TRUST, LLC.

                 This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Wachovia Mortgage Loan Trust, LLC ("WMLT"), the Master Servicer, the Servicers, the Certificate Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage

Loans are guaranteed or insured by any governmental entity or by WMLT, the Master Servicer, the Servicers, the Certificate Administrator or the Trustee or any of their affiliates or any other person. None of WMLT, the Master Servicer, the Servicers, the Certificate Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                 This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the "Mortgage Loans") sold by WMLT. The Mortgage Loans were sold by Wachovia Bank, National Association ("WBNA") to WMLT. Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below) and certificate administrator (the "Certificate Administrator," which term includes any successors thereto under the Agreement referred to below). National City Mortgage Co. and SunTrust Mortgage, Inc. will act as servicers of the Mortgage Loans (the "Servicers," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the November 22, 2005 specified above (the "Agreement"), among WMLT, as depositor (the "Seller"), Wells Fargo, as master servicer and certificate administrator, National City Mortgage Co. and SunTrust Mortgage, Inc., each as servicers, and U.S. Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                 Interest on this Certificate will accrue during the one-month period ending on the last day of the month preceding the month in which such Distribution Date (as hereinafter defined) occurs on the Certificate Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the Agreement. The Certificate Administrator will distribute on the 20th day of each month, or, if such 20th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the related Record Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Class Certificate Balance of this Class of Certificates will be reduced to zero.

                 Distributions on this Certificate will be made by the Certificate Administrator by wire transfer to the account at a bank or other depository institution having appropriate wire transfer facilities specified in writing by such Certificateholder to the Certificate Administrator or, if no such prior written wire transfer instruction has been provided to the Certificate Administrator, by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, by wire transfer, or by such other means of payment as such Certificateholder and the Certificate Administrator shall agree upon. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the party named in the Agreement or the Certificate Administrator, as described in the Agreement, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose and designated in such notice. The initial Certificate Balance of this Certificate is set forth above. The Certificate Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocated hereto.

                 Each beneficial owner of a Class B-[1][2][3] Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) it is not acquiring such Certificate with "plan assets" of a Plan, (ii) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Class Exemption 2002-41 (the "Exemption"), and that (1) it understands that there are certain conditions to the availability of the Exemption, including that such Certificate is rated at least "BBB-" or its equivalent by Fitch, S&P or Moody's at the time of purchase and (2) it is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and II of PTCE 95-60 have been satisfied.

                 This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                 The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Certificate Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                 This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Certificate Administrator.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee, with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                 As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                 The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                 No service charge will be made to the Certificateholders for any such registration of transfer, but the Certificate Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Servicers, the Trustee, the Master Servicer, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Trustee, the Master Servicer, the Certificate Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                 The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all REO Property or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if the Pool Stated Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 5% of the Cut-off Date Pool Principal Balance. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                 Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: November 22, 2005                    U.S. BANK NATIONAL ASSOCIATION
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:_________________________________
                                                      Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

                 This is one of the Class B-[1][2][3] Certificates referred to in the within-mentioned Agreement.

                                            U.S. BANK NATIONAL ASSOCIATION
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:_________________________________
                                                      Authorized Signatory

                                   ASSIGNMENT

                 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                 I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:




Dated:
                     Signature by or on behalf of assignor



                                              Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                 The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to
_____________________________________________.

                 This information is provided by    __________________, the
assignee named above, or ________________________, as its agent.

                                   EXHIBIT C

            FORM OF CLASS B-4, CLASS B-5 AND CLASS B-6 CERTIFICATES

                 THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2 AND CLASS B-3 [CLASS B-4] [CLASS B-5] CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                 SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                 THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND ANY REALIZED LOSSES ALLOCATED HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR NAMED HEREIN.

                 THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, SUBJECT TO (A) THE RECEIPT BY THE CERTIFICATE ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE CERTIFICATE ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE CERTIFICATE ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE

EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR BY A PERSON USING "PLAN ASSETS" OF A PLAN, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE AND CERTIFICATE ADMINISTRATOR WITH A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT ACQUIRING SUCH PRIVATELY OFFERED CERTIFICATE DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, OR WITH THE "PLAN ASSETS" OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

Certificate No. _____                       Adjustable Pass-Through Rate


Class B-[4][5][6] Subordinate


Date of Pooling and Servicing Agreement:
November 22, 2005                           Initial Class Certificate Balance
                                            of this Certificate as of the
                                            Cut-off Date:
Cutt-off Date:                              $____________________
November 1, 2005


First Distribution Date:                    Initial Certificate Balance of this
December 20, 2005                           Certificate as of the Cut-off Date:
                                            $____________________


Master Servicer:                            CUSIP: 92977Y_____
Wells Fargo Bank, National Association


Assumed Final Distribution Date:
September 20, 2035



             WACHOVIA MORTGAGE LOAN TRUST, LLC SERIES 2005-B TRUST
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2005-B

         evidencing a percentage interest in the distributions allocable to the Class B-[4][5][6] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by WACHOVIA MORTGAGE LOAN TRUST, LLC.


                 This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Wachovia Mortgage Loan Trust, LLC ("WMLT"), the

Master Servicer, the Servicers, the Certificate Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by WMLT, the Master Servicer, the Servicers, the Certificate Administrator or the Trustee or any of their affiliates or any other person. None of WMLT, the Master Servicer, the Servicers, the Certificate Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                 This certifies that Hare & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the "Mortgage Loans") sold by WMLT. The Mortgage Loans were sold by Wachovia Bank, National Association ("WBNA") to WMLT. Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below) and certificate administrator (the "Certificate Administrator," which term includes any successors thereto under the Agreement referred to below). National City Mortgage Co. and SunTrust Mortgage, Inc. will act as servicers of the Mortgage Loans (the "Servicers," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the November 22, 2005 specified above (the "Agreement"), among WMLT, as depositor (the "Seller"), Wells Fargo, as master servicer and certificate administrator, National City Mortgage Co. and SunTrust Mortgage, Inc., each as servicers, and U.S. Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                 The Certificate Administrator will distribute on the 20th day of each month, or, if such 20th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Class Certificate Balance of this Class of Certificates will be reduced to zero.

                 Distributions on this Certificate will be made by the Certificate Administrator by wire transfer to the account at a bank or other depository institution having appropriate wire transfer facilities specified in writing by such Certificateholder to the Certificate Administrator or, if no such prior written wire transfer instruction has been provided to the Certificate Administrator, by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, by wire transfer, or by such other means of payment as such Certificateholder and the Certificate Administrator shall agree upon. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the party named in the Agreement or the Certificate Administrator, as described in the Agreement, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose and designated in such notice. The initial Certificate Balance of this Certificate is set forth above. The Certificate Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocated hereto.

                 No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement and (ii) if requested by the Certificate Administrator, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Certificate Administrator or the Servicers in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Certificate Administrator, the Seller, the Seller and the Servicers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                 No transfer of this Class B-[4][5][6] Certificate will be made unless the Trustee and the Certificate Administrator have received either (i) opinion of counsel for the benefit of the Trustee, Servicers and the Certificate Administrator and which they may rely which is satisfactory to the Certificate Administrator that the purchase of this certificate is permissible under local law, will not constitute or result in a non-exempt prohibited transaction under
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code, as amended (the "Code") and will not subject the Servicers, the Trustee or the Certificate Administrator to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter stating that the transferee is not acquiring directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement that is subject to Title I of ERISA, and/or
Section 4975 of the Code (a "Plan"), or by a person using "plan assets" of a Plan.

                 This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                 The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Certificate Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                 This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Certificate Administrator.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                 As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                 The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                 No service charge will be made to the Certificateholders for any such registration of transfer, but the Certificate Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Servicers, the Trustee, the Master Servicer, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Trustee, the Master Servicer, the Certificate Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                 The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all REO Property or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if the Pool Stated Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 5% of the Cut-off Date Pool Principal Balance. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                 Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: November 22, 2005                    U.S. BANK NATIONAL ASSOCIATION
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:_________________________________
                                                      Authorized Signatory


                         CERTIFICATE OF AUTHENTICATION

                 This is one of the Class B-[4][5][6] Certificates referred to in the within-mentioned Agreement.

                                            U.S. BANK NATIONAL ASSOCIATION
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:_________________________________
                                                      Authorized Signatory

                                   ASSIGNMENT

                 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                 I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



Dated:
                     Signature by or on behalf of assignor



                                              Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                 The assignee should include the following for purposes of distribution:

                 Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to
_____________________________________________.

                 This information is provided by    __________________, the
assignee named above, or ________________________, as its agent.

                                  EXHIBIT D-1

                     MORTGAGE LOAN SCHEDULE (LOAN GROUP 1)

WMLT 2005-B
Group 1 Mortgage Loan Schedule

          SERVICER                                                                                      ORIGINAL      CURRENT
 LOANID      ID            GROUP                 SERVICER                     ORIGINATOR                BALANCE       BALANCE
80013405   29557345  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.       1,218,700.00  1,218,700.00
80013420   33380908  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         864,500.00    864,500.00
80013424   34294421  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         805,000.00    805,000.00
80013430  142947464  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         650,000.00    649,772.87
80013431  142947555  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         984,000.00    983,942.50
80013432  142947597  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         560,000.00    560,000.00
80013434  143207629  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         480,000.00    480,000.00
80013436  143209625  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         612,000.00    611,822.96
80013437  143210318  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         556,000.00    552,347.84
80013438  143211985  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         425,000.00    422,597.41
80013439  143212769  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         440,000.00    439,841.27
80013444  143411858  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         380,000.00    380,000.00
80013445  143413342  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         408,000.00    408,000.00
80013446  143415487  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         938,000.00    938,000.00
80013447  143416576  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         371,000.00    371,000.00
80013448  143419042  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         525,000.00    525,000.00
80013452  143437333  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         390,400.00    390,312.57
80013454  143486819  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         424,000.00    424,000.00
80013456  143518108  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         801,600.00    801,600.00
80013459  143523595  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         370,000.00    370,000.00
80013461  143530723  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         419,500.00    419,500.00
80013468  201603057  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         412,000.00    412,000.00
80013470  201653110  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         688,000.00    688,000.00
80013471  201660495  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         256,000.00    256,000.00
80013472  201661014  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         387,000.00    384,645.31
80013473  201664687  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         780,000.00    780,000.00
80013474  201666211  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         400,000.00    400,000.00
80013475  201682200  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         456,800.00    456,800.00
80013477  201712262  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         466,000.00    465,677.23
80013479  201718939  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         391,550.00    390,887.07
80013481  201722188  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         450,000.00    450,000.00
80013482  201736600  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         650,000.00    650,000.00
80013483  201750114  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         700,000.00    699,978.94
80013484  201754421  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         574,250.00    570,513.64
80013485  201762564  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         640,000.00    639,411.67
80013488  201783727  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         400,000.00    400,000.00
80013489  201794708  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         595,000.00    595,000.00
80013490  201798360  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         479,000.00    479,000.00
80013491  201820537  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         455,000.00    452,603.11
80013492  201822434  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         408,000.00    408,000.00
80013493  201822525  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         993,700.00    993,700.00
80013494  201822962  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         516,000.00    516,000.00
80013495  201826146  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         620,000.00    618,712.12
80013645    3239102  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    479,200.00    227,914.66
80013647    3361642  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    239,272.00    238,976.77
80013648    3380236  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    151,000.00    151,000.00
80013649    3380676  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    528,000.00    527,999.75
80013650    3380718  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    149,400.00    149,400.00
80013651    3380731  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    270,000.00    270,000.00
80013652    3414096  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    123,500.00    123,500.00
80013654    3547974  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    500,000.00    493,970.63
80013655    3583172  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    457,500.00    457,500.00
80013656    3590636  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    590,000.00    588,351.88
80013657    3849430  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    251,100.00    251,100.00
80013658    4004116  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    238,600.00    238,554.02
80013659    4066954  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    650,000.00    650,000.00
80013660    4070489  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    300,720.00    300,626.03
80013661    4073571  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    341,700.00    341,700.00
80013662    4138253  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    300,000.00    300,000.00
80013663    4163328  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    351,750.00    351,750.00
80013664    4171318  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    119,150.00    119,100.00
80013666    4177461  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    350,000.00    349,137.55
80013667    4178584  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    240,000.00    240,000.00
80013668    4180297  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    424,000.00    424,000.00
80013669    4188378  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    394,800.00    393,849.26
80013670    4189996  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    268,000.00    268,000.00
80013671    4191365  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    424,000.00    424,000.00
80013672    4196527  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    968,000.00    968,000.00
80013673    4199202  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    443,000.00    443,000.00
80013674    4199265  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    337,600.00    337,600.00
80013675    4203501  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    500,000.00    498,767.90
80013676    4204614  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    200,000.00    200,000.00
80013677    4205219  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    399,200.00    399,200.00
80013678    4209466  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    624,000.00    624,000.00
80013679    4209701  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    490,000.00    488,998.39
80013680    4213129  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    280,000.00    280,000.00
80013681    4213472  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    592,000.00    592,000.00
80013682    4214164  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    585,000.00    585,000.00
80013683    4214276  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    740,200.00    740,200.00
80013684    4215009  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    300,000.00    291,448.29
80013685    4216567  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    510,000.00    510,000.00
80013686    4217471  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    258,000.00    258,000.00
80013687    4218077  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    528,000.00    528,000.00
80013688    4218653  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    287,250.00    287,250.00
80013689    4220443  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    279,135.00    279,135.00
80013690    4225134  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.     90,000.00     89,890.16
80013691    4225285  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    361,000.00    361,000.00
80013692    4226358  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    630,000.00    629,999.99
80013693    4227081  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    750,000.00    750,000.00
80013694    4228559  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    480,000.00    480,000.00
80013696    4228644  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    334,760.00    334,759.99
80013697    4231247  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    200,000.00    200,000.00
80013698    4231866  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    165,750.00    165,750.00
80013699    4236827  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    633,206.00    633,206.00
80013700    4237684  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    650,000.00    650,000.00
80013701    4237768  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    380,000.00    380,000.00
80013702    4238062  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    112,100.00    112,100.00
80013703    4239276  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    383,200.00    383,200.00
80013704    4239318  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    248,000.00    247,999.99
80013705    4245563  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    456,000.00    455,999.99
80013707    4247399  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    328,000.00    328,000.00
80013708    4252612  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    351,920.00    351,918.38
80013709    4253087  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    195,000.00    194,919.56
80013710    4259273  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    200,000.00    200,000.00
80013711    4260284  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    406,000.00    403,973.30
80013712    4261926  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    251,000.00    250,436.22
80013713    4263851  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    504,000.00    504,000.00
80013714    4266208  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    990,500.00    990,500.00
80013715    4269217  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    132,000.00    132,000.00
80013716    4270219  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    366,000.00    366,000.00
80013717    4271438  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    275,000.00    274,900.00
80013718    4271685  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    263,000.00    263,000.00
80013719    4273590  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    400,000.00    399,991.67
80013720    4276678  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    342,750.00    342,725.77
80013721    4276695  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    624,000.00    624,000.00
80013722    4280326  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    345,600.00    345,600.00
80013723    4289362  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    650,000.00    650,000.00
80013724    4289796  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.     96,000.00     96,000.00
80013725    4293293  Group 1 - 3/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    636,000.00    635,857.56
80014040   28504975  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         326,375.00    326,162.56
80014044   30067789  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         250,750.00    250,735.73
80014047   30751218  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         175,500.00    174,206.22
80014051   31621550  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         325,000.00    325,000.00
80014052   31621618  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         282,000.00    282,000.00
80014055   32077836  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         675,000.00    675,000.00
80014057   32160251  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         135,000.00    134,060.72
80014060   32300337  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         115,000.00    115,000.00
80014061   32300360  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         150,000.00    150,000.00
80014062   32300444  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         215,200.00    215,200.00
80014067   33351354  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         320,000.00    320,000.00
80014068   33377011  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         658,000.00    658,000.00
80014070   33547340  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         164,000.00    164,000.00
80014072   33599549  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         116,000.00    115,501.21
80014081   33616228  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         307,000.00    307,000.00
80014083   33619917  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         645,000.00    645,000.00
80014086   33636978  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         204,000.00    203,962.60
80014089   33729591  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         292,320.00    290,806.15
80014090   33757352  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         200,000.00    200,000.00
80014096   34001230  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         231,500.00    231,500.00
80014097   34001339  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         208,500.00    208,500.00
80014100   34165720  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         304,000.00    304,000.00
80014105   34352286  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         186,000.00    186,000.00
80014108   34604900  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         530,200.00    530,200.00
80014110   34696856  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         320,000.00    319,629.29
80014113   34786285  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         169,000.00    169,000.00
80014116   35105980  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         108,232.00    108,232.00
80014117  142949759  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         347,000.00    347,000.00
80014121  143212264  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         336,000.00    335,930.00
80014126  143437614  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         247,500.00    246,408.90
80014127  143439115  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         650,000.00    650,000.00
80014129  143443000  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         194,400.00    193,919.21
80014131  143495737  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         273,500.00    273,417.93
80014135  143556744  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         620,000.00    620,000.00
80014136  143561413  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         417,000.00    416,719.89
80014140  143604635  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         370,000.00    369,334.35
80014141  143606853  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         241,600.00    241,600.00
80014143  143626844  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         318,000.00    317,873.84
80014144  143628634  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         454,000.00    453,872.44
80014146  143740611  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         180,000.00    179,911.43
80014148  143745362  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         533,500.00    533,500.00
80014149  143745685  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         340,000.00    340,000.00
80014152  143758472  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         650,000.00    650,000.00
80014153  143758852  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         416,250.00    416,250.00
80014155  201529963  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         264,000.00    261,808.73
80014157  201605862  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         320,000.00    320,000.00
80014160  201928025  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         488,000.00    488,000.00
80014162  201941788  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         380,000.00    379,999.98
80014163  201963196  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         606,600.00    606,600.00
80014164  201970431  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         315,000.00    315,000.00
80014167  201999307  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         340,000.00    339,970.00
80014168  201999893  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         356,000.00    355,999.25
80014169  202003463  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         333,750.00    333,750.00
80014170  202010252  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         469,000.00    468,903.54
80014171  202010344  Group 1 - 3/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         548,000.00    548,000.00

                                                                             FIRST                  PRINCIPAL    PAID
              OCCUPANCY             PROPERTY                       ORIGINAL   PAID      MATURITY       AND       THRU
 LOANID          TYPE                 TYPE           OTERM  RTERM    LTV      DATE        DATE       INTEREST    DATE
80013405  Primary Residence  PUD-D                     360    354    75.000   6/1/2005    5/1/2035   5,204.86  11/1/2005
80013420  Primary Residence  Single Family Detached    360    355    70.000   7/1/2005    6/1/2035   3,692.14  11/1/2005
80013424  Primary Residence  Condominium               360    355    70.000   7/1/2005    6/1/2035   3,270.31  11/1/2005
80013430  Primary Residence  Single Family Detached    360    356    77.770   8/1/2005    7/1/2035   2,843.75  11/1/2005
80013431  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005    6/1/2035   4,202.30  10/1/2005
80013432  Primary Residence  Single Family Detached    360    356    75.170   8/1/2005    7/1/2035   2,625.00  11/1/2005
80013434  Primary Residence  Single Family Detached    360    354    75.000   6/1/2005    5/1/2035   2,200.00  11/1/2005
80013436  Primary Residence  PUD-D                     360    356    80.000   8/1/2005    7/1/2035   2,741.25  10/1/2005
80013437  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005    6/1/2035   3,113.44  11/1/2005
80013438  Primary Residence  Single Family Detached    360    355    48.850   7/1/2005    6/1/2035   2,379.88  10/1/2005
80013439  Primary Residence  PUD-A                     360    356    80.000   8/1/2005    7/1/2035   1,970.83  10/1/2005
80013444  Primary Residence  Single Family Detached    360    354    63.970   6/1/2005    5/1/2035   1,662.50  10/1/2005
80013445  Primary Residence  Condominium               360    354    80.000   6/1/2005    5/1/2035   1,912.50  11/1/2005
80013446  Primary Residence  Single Family Detached    360    355    78.170   7/1/2005    6/1/2035   3,712.92  10/1/2005
80013447  Primary Residence  Condominium               360    355    62.880   7/1/2005    6/1/2035   1,700.42  11/1/2005
80013448  Primary Residence  Single Family Detached    360    355    70.000   7/1/2005    6/1/2035   2,187.50  10/1/2005
80013452  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005    7/1/2035   1,748.67  11/1/2005
80013454  Second Home        Condominium Hi-Rise       360    356    80.000   8/1/2005    7/1/2035   1,810.83  11/1/2005
80013456  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005    6/1/2035   3,340.00  11/1/2005
80013459  Primary Residence  Single Family Detached    360    355    66.670   7/1/2005    6/1/2035   1,772.92  11/1/2005
80013461  Primary Residence  Condominium               360    356    66.060   8/1/2005    7/1/2035   1,835.31  11/1/2005
80013468  Primary Residence  PUD-A                     360    354    80.000   6/1/2005    5/1/2035   1,888.33  11/1/2005
80013470  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005    6/1/2035   2,795.00  10/1/2005
80013471  Second Home        Single Family Detached    360    355    80.000   7/1/2005    6/1/2035   1,120.00  11/1/2005
80013472  Primary Residence  Single Family Detached    360    355    77.400   7/1/2005    6/1/2035   1,733.44  11/1/2005
80013473  Primary Residence  Single Family Detached    360    354    65.000   6/1/2005    5/1/2035   3,493.75  11/1/2005
80013474  Primary Residence  Single Family Detached    360    355    50.630   7/1/2005    6/1/2035   1,666.67  11/1/2005
80013475  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005    6/1/2035   2,046.08  11/1/2005
80013477  Primary Residence  Single Family Detached    360    355    79.660   7/1/2005    6/1/2035   2,038.48  10/1/2005
80013479  Primary Residence  Single Family Detached    360    356    79.990   8/1/2005    7/1/2035   1,713.03  10/1/2005
80013481  Primary Residence  PUD-D                     360    356    50.000   8/1/2005    7/1/2035   1,921.87  10/1/2005
80013482  Primary Residence  PUD-D                     360    355    76.920   7/1/2005    6/1/2035   2,640.63  11/1/2005
80013483  Primary Residence  Single Family Detached    360    355    47.010   7/1/2005    6/1/2035   2,989.58  10/1/2005
80013484  Primary Residence  Single Family Detached    360    356    66.390   8/1/2005    7/1/2035   3,215.64  11/1/2005
80013485  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005    6/1/2035   2,733.05  11/1/2005
80013488  Primary Residence  Single Family Detached    360    356    77.970   8/1/2005    7/1/2035   1,750.00  11/1/2005
80013489  Primary Residence  Single Family Detached    360    356    76.770   8/1/2005    7/1/2035   2,479.17  10/1/2005
80013490  Primary Residence  Single Family Detached    360    355    65.080   7/1/2005    6/1/2035   2,145.52  11/1/2005
80013491  Primary Residence  PUD-A                     360    356    75.830   8/1/2005    7/1/2035   2,583.44  11/1/2005
80013492  Primary Residence  Condominium               360    356    80.000   8/1/2005    7/1/2035   1,785.00  11/1/2005
80013493  Primary Residence  Single Family Detached    360    356    70.230   8/1/2005    7/1/2035   4,036.91  11/1/2005
80013494  Primary Residence  Single Family Detached    360    356    66.150   8/1/2005    7/1/2035   2,203.75  10/1/2005
80013495  Primary Residence  PUD-D                     360    356    76.070   8/1/2005    7/1/2035   2,583.33  11/1/2005
80013645  Primary Residence  Single Family Detached    360    356    80.000   3/1/2005    2/1/2035   2,046.58  11/1/2005
80013647  Primary Residence  Single Family Detached    360    357    87.850   9/1/2005    8/1/2035   1,271.13  11/1/2005
80013648  Primary Residence  PUD-D                     360    358    60.400  10/1/2005    9/1/2035     644.90  10/1/2005
80013649  Second Home        Single Family Detached    360    358    80.000  10/1/2005    9/1/2035   2,530.00  11/1/2005
80013650  Primary Residence  CP                        360    358    89.970  10/1/2005    9/1/2035     622.50  10/1/2005
80013651  Primary Residence  Single Family Detached    360    358    67.160  10/1/2005    9/1/2035   1,096.88  10/1/2005
80013652  Second Home        Single Family Detached    360    357    68.610   6/1/2005    5/1/2035     463.13  11/1/2005
80013654  Primary Residence  Single Family Detached    360    357    78.740   5/1/2005    4/1/2035   2,239.58  10/1/2005
80013655  Second Home        PUD-D                     360    357    79.990  12/1/2005   11/1/2035   2,144.53  11/1/2005
80013656  Primary Residence  Single Family Detached    360    357    65.920   7/1/2005    6/1/2035   3,680.84  10/1/2005
80013657  Primary Residence  Single Family Detached    360    357    79.990   9/1/2005    8/1/2035   1,150.88  11/1/2005
80013658  Primary Residence  PUD-D                     360    358    79.980  10/1/2005    9/1/2035     919.60  11/1/2005
80013659  Primary Residence  Single Family Detached    360    356    72.630   8/1/2005    7/1/2035   2,911.46  11/1/2005
80013660  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005    9/1/2035   1,284.33  10/1/2005
80013661  Primary Residence  PUD-D                     360    358    79.990  10/1/2005    9/1/2035   1,601.72  11/1/2005
80013662  Primary Residence  PUD-D                     360    356    80.000   8/1/2005    7/1/2035   1,406.25  11/1/2005
80013663  Primary Residence  PUD-D                     360    358    75.000  10/1/2005    9/1/2035   1,648.83  10/1/2005
80013664  Second Home        CL                        360    358    89.990  10/1/2005    9/1/2035     508.87  11/1/2005
80013666  Primary Residence  Single Family Detached    360    358    42.940  10/1/2005    9/1/2035   1,852.23  11/1/2005
80013667  Primary Residence  CL                        360    358    80.000  10/1/2005    9/1/2035   1,175.00  11/1/2005
80013668  Primary Residence  2-4 Family                360    358    78.520  10/1/2005    9/1/2035   2,208.33  11/1/2005
80013669  Primary Residence  PUD-D                     360    358    73.790  10/1/2005    9/1/2035   2,119.38  11/1/2005
80013670  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005    9/1/2035   1,200.42  11/1/2005
80013671  Second Home        PUD-D                     360    358    71.990  10/1/2005    9/1/2035   2,031.67  11/1/2005
80013672  Primary Residence  Single Family Detached    360    357    62.450   9/1/2005    8/1/2035   4,235.00  11/1/2005
80013673  Primary Residence  Single Family Detached    360    358    88.070  10/1/2005    9/1/2035   2,168.85  11/1/2005
80013674  Primary Residence  PUD-D                     360    358    68.900  10/1/2005    9/1/2035   1,301.17  11/1/2005
80013675  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005    9/1/2035   2,646.05  11/1/2005
80013676  Second Home        Single Family Detached    360    358    72.730  10/1/2005    9/1/2035     958.33  11/1/2005
80013677  Primary Residence  PUD-D                     360    357    80.000   9/1/2005    8/1/2035   1,788.08  11/1/2005
80013678  Primary Residence  Single Family Detached    360    358    78.000  10/1/2005    9/1/2035   2,990.00  10/1/2005
80013679  Second Home        PUD-D                     360    358    80.000  10/1/2005    9/1/2035   2,898.54  10/1/2005
80013680  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005    9/1/2035   1,429.17  10/1/2005
80013681  Second Home        PUD-D                     360    358    80.000  10/1/2005    9/1/2035   2,466.67  11/1/2005
80013682  Primary Residence  Single Family Detached    360    358    74.050  10/1/2005    9/1/2035   2,559.38  11/1/2005
80013683  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005    9/1/2035   3,315.48  11/1/2005
80013684  Primary Residence  Single Family Detached    360    358    40.000  10/1/2005    9/1/2035   1,375.00   1/1/2006
80013685  Primary Residence  CL                        360    358    75.000  10/1/2005    9/1/2035   2,337.50  11/1/2005
80013686  Primary Residence  CL                        360    358    70.680  10/1/2005    9/1/2035     940.63  10/1/2005
80013687  Primary Residence  PUD-D                     360    358    80.000  10/1/2005    9/1/2035   2,365.00  11/1/2005
80013688  Primary Residence  Single Family Detached    360    358    75.000  10/1/2005    9/1/2035   1,226.80  11/1/2005
80013689  Primary Residence  PUD-D                     360    358    84.590  10/1/2005    9/1/2035   1,250.29  10/1/2005
80013690  Second Home        Condominium               360    358    56.250  10/1/2005    9/1/2035     393.75  11/1/2005
80013691  Primary Residence  PUD-D                     360    358    79.870  10/1/2005    9/1/2035   1,767.40  11/1/2005
80013692  Primary Residence  Single Family Detached    360    358    68.110  10/1/2005    9/1/2035   3,018.75  10/1/2005
80013693  Primary Residence  Single Family Detached    360    358    69.770  10/1/2005    9/1/2035   3,125.00  11/1/2005
80013694  Primary Residence  CP                        360    358    80.000  10/1/2005    9/1/2035   2,150.00  11/1/2005
80013696  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005    9/1/2035   1,534.32  11/1/2005
80013697  Primary Residence  PUD-D                     360    358    72.860  10/1/2005    9/1/2035     833.33  10/1/2005
80013698  Second Home        PUD-D                     360    358    75.000  10/1/2005    9/1/2035     759.69  11/1/2005
80013699  Primary Residence  PUD-D                     360    358    75.000  10/1/2005    9/1/2035   2,836.24  10/1/2005
80013700  Primary Residence  Single Family Detached    360    358    43.670  10/1/2005    9/1/2035   3,114.58  11/1/2005
80013701  Primary Residence  Single Family Detached    360    358    76.000  10/1/2005    9/1/2035   1,583.33  12/1/2005
80013702  Primary Residence  Single Family Detached    360    358    89.680  10/1/2005    9/1/2035     537.15  11/1/2005
80013703  Primary Residence  PUD-A                     360    358    80.000  10/1/2005    9/1/2035   1,636.58  11/1/2005
80013704  Primary Residence  CL                        360    358    80.000  10/1/2005    9/1/2035   1,188.33  12/1/2005
80013705  Primary Residence  PUD-D                     360    358    80.000  10/1/2005    9/1/2035   1,947.50  10/1/2005
80013707  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005    9/1/2035   1,571.67  11/1/2005
80013708  Primary Residence  PUD-A                     360    358    80.000  10/1/2005    9/1/2035   1,722.94  11/1/2005
80013709  Primary Residence  CL                        360    358    67.240  10/1/2005    9/1/2035     893.75  11/1/2005
80013710  Primary Residence  Single Family Detached    360    358    42.550  10/1/2005    9/1/2035     875.00  11/1/2005
80013711  Primary Residence  PUD-D                     360    358    68.810  10/1/2005    9/1/2035   1,987.71  11/1/2005
80013712  Primary Residence  CL                        360    358    78.440  10/1/2005    9/1/2035   1,405.53  11/1/2005
80013713  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005    9/1/2035   2,467.50  10/1/2005
80013714  Primary Residence  Single Family Detached    360    358    77.690  10/1/2005    9/1/2035   4,849.32  11/1/2005
80013715  Primary Residence  PUD-D                     360    358    84.620  10/1/2005    9/1/2035     646.25  10/1/2005
80013716  Primary Residence  PUD-D                     360    358    65.950  10/1/2005    9/1/2035   1,791.88  11/1/2005
80013717  Second Home        Single Family Detached    360    358    78.570  10/1/2005    9/1/2035   1,346.35  11/1/2005
80013718  Primary Residence  Single Family Detached    360    358    48.700  10/1/2005    9/1/2035   1,205.42  11/1/2005
80013719  Primary Residence  Single Family Detached    360    358    58.820  10/1/2005    9/1/2035   1,791.67  10/1/2005
80013720  Primary Residence  Single Family Detached    360    358    75.000  10/1/2005    9/1/2035   1,535.23  10/1/2005
80013721  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005    9/1/2035   3,250.00  10/1/2005
80013722  Primary Residence  PUD-D                     360    358    80.000  10/1/2005    9/1/2035   1,872.00  11/1/2005
80013723  Primary Residence  Single Family Detached    360    358    74.290  10/1/2005    9/1/2035   2,979.17  10/1/2005
80013724  Second Home        PUD-D                     360    358    80.000  10/1/2005    9/1/2035     440.00  11/1/2005
80013725  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005    9/1/2035   2,848.75  11/1/2005
80014040  Primary Residence  Single Family Detached    360    356    68.280   8/1/2005    7/1/2035   1,359.01  11/1/2005
80014044  Primary Residence  Single Family Detached    360    357    75.410   9/1/2005    8/1/2035     992.55  11/1/2005
80014047  Primary Residence  Single Family Detached    360    354    68.820   6/1/2005    5/1/2035     767.81  12/1/2005
80014051  Primary Residence  Single Family Detached    360    354    61.900   6/1/2005    5/1/2035   1,421.88  11/1/2005
80014052  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005    5/1/2035   1,145.63  11/1/2005
80014055  Primary Residence  Single Family Detached    360    357    42.210   9/1/2005    8/1/2035   3,023.44  11/1/2005
80014057  Primary Residence  Single Family Detached    360    354    60.840   6/1/2005    5/1/2035     745.47  11/1/2005
80014060  Second Home        PUD-D                     360    356    39.790   8/1/2005    7/1/2035     515.10  11/1/2005
80014061  Primary Residence  PUD-D                     360    356    33.750   8/1/2005    7/1/2035     656.25  11/1/2005
80014062  Investor Property  CL                        360    355    74.980   7/1/2005    6/1/2035   1,008.75  11/1/2005
80014067  Second Home        Single Family Detached    360    357    68.820   9/1/2005    8/1/2035   1,333.33  11/1/2005
80014068  Primary Residence  Single Family Detached    360    356    69.260   8/1/2005    7/1/2035   2,741.67  10/1/2005
80014070  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005    6/1/2035     734.58  11/1/2005
80014072  Primary Residence  Single Family Detached    360    354    74.840   6/1/2005    5/1/2035     495.42  11/1/2005
80014081  Primary Residence  Single Family Detached    360    355    60.200   7/1/2005    6/1/2035   1,407.09  11/1/2005
80014083  Primary Residence  PUD-D                     360    356    67.890   8/1/2005    7/1/2035   2,687.50  11/1/2005
80014086  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005    6/1/2035     935.00  10/1/2005
80014089  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005    7/1/2035   1,502.93  10/1/2005
80014090  Primary Residence  Single Family Detached    360    355    74.070   7/1/2005    6/1/2035     812.50  10/1/2005
80014096  Second Home        Single Family Detached    360    355    72.340   7/1/2005    6/1/2035   1,061.04  11/1/2005
80014097  Investor Property  Single Family Detached    360    355    69.500   7/1/2005    6/1/2035     933.91  10/1/2005
80014100  Primary Residence  Single Family Detached    360    354    37.480   6/1/2005    5/1/2035   1,393.33  11/1/2005
80014105  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005    7/1/2035     775.00  11/1/2005
80014108  Primary Residence  PUD-D                     360    357    67.540   9/1/2005    8/1/2035   2,153.94  11/1/2005
80014110  Second Home        CL                        360    356    76.190   8/1/2005    7/1/2035   1,400.00  11/1/2005
80014113  Second Home        CL                        360    357    70.420   9/1/2005    8/1/2035     686.57  10/1/2005
80014116  Primary Residence  PUD-A                     360    357    80.000   9/1/2005    8/1/2035     484.79  11/1/2005
80014117  Primary Residence  Single Family Detached    360    355    69.400   7/1/2005    6/1/2035   1,518.13  11/1/2005
80014121  Second Home        PUD-A                     360    356    80.000   8/1/2005    7/1/2035   1,400.00  10/1/2005
80014126  Primary Residence  Single Family Detached    360    356    75.000   8/1/2005    7/1/2035   1,405.28  10/1/2005
80014127  Primary Residence  PUD-D                     360    357    71.040   9/1/2005    8/1/2035   2,843.75  11/1/2005
80014129  Primary Residence  Single Family Detached    360    357    60.000   9/1/2005    8/1/2035     810.00  11/1/2005
80014131  Primary Residence  Single Family Detached    360    357    72.930   9/1/2005    8/1/2035   1,282.03  10/1/2005
80014135  Primary Residence  Single Family Detached    360    357    45.930   9/1/2005    8/1/2035   2,777.08  10/1/2005
80014136  Primary Residence  Single Family Detached    360    357    59.570   9/1/2005    8/1/2035   1,867.81  11/1/2005
80014140  Primary Residence  PUD-D                     360    356    72.270   8/1/2005    7/1/2035   1,657.29  11/1/2005
80014141  Primary Residence  PUD-D                     360    356    80.000   8/1/2005    7/1/2035   1,006.67  10/1/2005
80014143  Primary Residence  Single Family Detached    360    356    28.910   8/1/2005    7/1/2035   1,358.12  11/1/2005
80014144  Primary Residence  PUD-D                     360    357    60.210   9/1/2005    8/1/2035   1,986.25  10/1/2005
80014146  Primary Residence  PUD-A                     360    357    67.920   9/1/2005    8/1/2035     768.75  11/1/2005
80014148  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005    8/1/2035   2,167.34  11/1/2005
80014149  Primary Residence  Single Family Detached    360    357    75.560   9/1/2005    8/1/2035   1,558.33  10/1/2005
80014152  Primary Residence  Single Family Detached    360    357    72.220   9/1/2005    8/1/2035   3,114.58  10/1/2005
80014153  Investor Property  Single Family Detached    360    357    75.000   9/1/2005    8/1/2035   2,081.25  11/1/2005
80014155  Primary Residence  Single Family Detached    360    354    77.370   6/1/2005    5/1/2035   1,498.97  11/1/2005
80014157  Primary Residence  PUD-A                     360    354    71.110   6/1/2005    5/1/2035   1,633.33  10/1/2005
80014160  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005    7/1/2035   2,185.83  11/1/2005
80014162  Second Home        Single Family Detached    360    357    80.000   9/1/2005    8/1/2035   1,504.17  10/1/2005
80014163  Primary Residence  Single Family Detached    360    356    71.790   8/1/2005    7/1/2035   2,464.31  11/1/2005
80014164  Investor Property  2-4 Family                360    357    75.000   9/1/2005    8/1/2035   1,378.13  10/1/2005
80014167  Primary Residence  Single Family Detached    360    357    68.000   9/1/2005    8/1/2035   1,487.50  10/1/2005
80014168  Primary Residence  Single Family Detached    360    357    64.730   9/1/2005    8/1/2035   1,631.67  10/1/2005
80014169  Investor Property  CL                        360    357    75.000   9/1/2005    8/1/2035   1,564.45  10/1/2005
80014170  Primary Residence  Single Family Detached    360    357    71.820   9/1/2005    8/1/2035   2,051.88  11/1/2005
80014171  Primary Residence  Single Family Detached    360    357    71.540   9/1/2005    8/1/2035   2,625.83  10/1/2005

                                                                        FIRST RATE   CURRENT
                                  DOCUMENTATION           APPRAISAL     FREQUENCY   INTEREST  INITIAL  PERIODIC  LIFE    GROSS
 LOANID   PURPOSE                     TYPE                  VALUE      CHANGE DATE    RATE      CAP      CAP      CAP   MARGIN
80013405  Purchase        Full                           1,650,000.00     5/1/2008     5.125    2.000     2.000  6.000   2.250
80013420  Purchase        Stated Income/Assets Verified  1,240,000.00     6/1/2008     5.125    2.000     2.000  6.000   2.250
80013424  Purchase        Full                           1,150,000.00     6/1/2008     4.875    2.000     2.000  6.000   2.250
80013430  Purchase        Stated Income/Assets Verified    835,844.00     7/1/2008     5.250    2.000     2.000  6.000   2.250
80013431  Purchase        Full                           1,230,000.00     6/1/2008     5.125    2.000     2.000  6.000   2.250
80013432  Rate/Term Refi  Stated Income/Assets Verified    745,000.00     7/1/2008     5.625    2.000     2.000  6.000   2.250
80013434  Cashout Refi    Stated Income/Assets Verified    640,000.00     5/1/2008     5.500    2.000     2.000  6.000   2.250
80013436  Purchase        Stated Income/Assets Verified    765,000.00     7/1/2008     5.375    2.000     2.000  6.000   2.250
80013437  Cashout Refi    Full                             695,000.00     6/1/2008     5.375    2.000     2.000  6.000   2.250
80013438  Cashout Refi    Full                             870,000.00     6/1/2008     5.375    2.000     2.000  6.000   2.250
80013439  Cashout Refi    Full                             550,000.00     7/1/2008     5.375    2.000     2.000  6.000   2.250
80013444  Rate/Term Refi  Stated Income/Assets Verified    594,000.00     5/1/2008     5.250    2.000     2.000  6.000   2.250
80013445  Rate/Term Refi  Stated Income/Assets Verified    510,000.00     5/1/2008     5.625    2.000     2.000  6.000   2.250
80013446  Rate/Term Refi  Full                           1,200,000.00     6/1/2008     4.750    2.000     2.000  6.000   2.250
80013447  Cashout Refi    Full                             590,000.00     6/1/2008     5.500    2.000     2.000  6.000   2.250
80013448  Rate/Term Refi  Stated Income/Assets Verified    750,000.00     6/1/2008     5.000    2.000     2.000  6.000   2.250
80013452  Purchase        Full                             488,000.00     7/1/2008     5.375    2.000     2.000  6.000   2.250
80013454  Purchase        Full                             550,000.00     7/1/2008     5.125    2.000     2.000  6.000   2.250
80013456  Purchase        Full                           1,002,000.00     6/1/2008     5.000    2.000     2.000  6.000   2.250
80013459  Rate/Term Refi  Stated Income/Assets Verified    555,000.00     6/1/2008     5.750    2.000     2.000  6.000   2.250
80013461  Rate/Term Refi  Full                             635,000.00     7/1/2008     5.250    2.000     2.000  6.000   2.250
80013468  Purchase        Full                             515,000.00     5/1/2008     5.500    2.000     2.000  6.000   2.250
80013470  Purchase        Full                             860,000.00     6/1/2008     4.875    2.000     2.000  6.000   2.250
80013471  Purchase        Full                             335,000.00     6/1/2008     5.250    2.000     2.000  6.000   2.250
80013472  Rate/Term Refi  Full                             500,000.00     6/1/2008     5.375    2.000     2.000  6.000   2.250
80013473  Cashout Refi    Full                           1,200,000.00     5/1/2008     5.375    2.000     2.000  6.000   2.250
80013474  Cashout Refi    Full                             790,000.00     6/1/2008     5.000    2.000     2.000  6.000   2.250
80013475  Purchase        Full                             572,000.00     6/1/2008     5.375    2.000     2.000  6.000   2.250
80013477  Purchase        Stated Income/Assets Verified    585,000.00     6/1/2008     5.250    2.000     2.000  6.000   2.250
80013479  Purchase        Full                             500,000.00     7/1/2008     5.250    2.000     2.000  6.000   2.250
80013481  Purchase        Full                             900,000.00     7/1/2008     5.125    2.000     2.000  6.000   2.250
80013482  Purchase        Full                             849,000.00     6/1/2008     4.875    2.000     2.000  6.000   2.250
80013483  Purchase        Full                           1,488,888.00     6/1/2008     5.125    2.000     2.000  6.000   2.250
80013484  Rate/Term Refi  Stated Income/Assets Verified    865,000.00     7/1/2008     5.375    2.000     2.000  6.000   2.250
80013485  Rate/Term Refi  Full                             800,000.00     6/1/2008     5.125    2.000     2.000  6.000   2.250
80013488  Cashout Refi    Full                             513,000.00     7/1/2008     5.250    2.000     2.000  6.000   2.250
80013489  Rate/Term Refi  Full                             775,000.00     7/1/2008     5.000    2.000     2.000  6.000   2.250
80013490  Cashout Refi    Full                             736,000.00     6/1/2008     5.375    2.000     2.000  6.000   2.250
80013491  Cashout Refi    Full                             600,000.00     7/1/2008     5.500    2.000     2.000  6.000   2.250
80013492  Rate/Term Refi  Full                             510,000.00     7/1/2008     5.250    2.000     2.000  6.000   2.250
80013493  Rate/Term Refi  Full                           1,415,000.00     7/1/2008     4.875    2.000     2.000  6.000   2.250
80013494  Cashout Refi    Full                             780,000.00     7/1/2008     5.125    2.000     2.000  6.000   2.250
80013495  Cashout Refi    Full                             815,000.00     7/1/2008     5.000    2.000     2.000  6.000   2.250
80013645  Rate/Term Refi  Full                             599,000.00     2/1/2008     5.125    2.000     2.000  6.000   2.250
80013647  Purchase        Full                             286,000.00     8/1/2008     6.375    2.000     2.000  6.000   2.250
80013648  Cashout Refi    Full                             250,000.00     9/1/2008     5.125    3.000     2.000  6.000   2.250
80013649  Purchase        Full                             665,000.00     9/1/2008     5.750    2.000     2.000  6.000   2.250
80013650  Purchase        Full                             166,048.00     9/1/2008     5.000    3.000     2.000  6.000   2.250
80013651  Cashout Refi    Full                             402,000.00     9/1/2008     4.875    3.000     2.000  6.000   2.250
80013652  Rate/Term Refi  Full                             180,000.00     5/1/2008     4.500    2.000     2.000  6.000   2.250
80013654  Rate/Term Refi  Stated Income/Assets Verified    635,000.00     4/1/2008     5.375    2.000     2.000  6.000   2.250
80013655  Purchase        Full                             577,000.00    11/1/2008     5.625    2.000     2.000  6.000   2.250
80013656  Rate/Term Refi  Full                             895,000.00     6/1/2008     6.375    2.000     2.000  6.000   2.250
80013657  Purchase        Full                             325,000.00     8/1/2008     5.500    2.000     2.000  6.000   2.250
80013658  Purchase        Full                             300,000.00     9/1/2008     4.625    2.000     2.000  6.000   2.250
80013659  Purchase        Stated Income/Assets Verified    895,000.00     7/1/2008     5.375    2.000     2.000  6.000   2.250
80013660  Purchase        Full                             376,000.00     9/1/2008     5.125    2.000     2.000  6.000   2.250
80013661  Purchase        Full                             432,000.00     9/1/2008     5.625    2.000     2.000  6.000   2.250
80013662  Cashout Refi    Full                             375,000.00     7/1/2008     5.625    2.000     2.000  6.000   2.250
80013663  Cashout Refi    Full                             469,000.00     9/1/2008     5.625    2.000     2.000  6.000   2.250
80013664  Purchase        Full                             145,000.00     9/1/2008     5.125    3.000     2.000  6.000   2.250
80013666  Cashout Refi    Stated Income/Assets Verified    815,000.00     9/1/2008     4.875    2.000     2.000  6.000   2.250
80013667  Rate/Term Refi  Full                             300,000.00     9/1/2008     5.875    3.000     2.000  6.000   2.250
80013668  Cashout Refi    Full                             540,000.00     9/1/2008     6.250    3.000     2.000  6.000   2.250
80013669  Rate/Term Refi  Full                             535,000.00     9/1/2008     5.000    2.000     2.000  6.000   2.250
80013670  Cashout Refi    Full                             335,000.00     9/1/2008     5.375    2.000     2.000  6.000   2.250
80013671  Purchase        Full                             590,000.00     9/1/2008     5.750    2.000     2.000  6.000   2.250
80013672  Rate/Term Refi  Full                           1,550,000.00     8/1/2008     5.250    2.000     2.000  6.000   2.250
80013673  Rate/Term Refi  Full                             503,000.00     9/1/2008     5.875    2.000     2.000  6.000   2.250
80013674  Rate/Term Refi  Full                             490,000.00     9/1/2008     4.625    3.000     2.000  6.000   2.250
80013675  Purchase        Full                             630,000.00     9/1/2008     4.875    2.000     2.000  6.000   2.250
80013676  Cashout Refi    Full                             275,000.00     9/1/2008     5.750    3.000     2.000  6.000   2.250
80013677  Purchase        Full                             500,000.00     8/1/2008     5.375    2.000     2.000  6.000   2.250
80013678  Rate/Term Refi  Stated Income/Assets Verified    800,000.00     9/1/2008     5.750    3.000     2.000  6.000   2.250
80013679  Purchase        Stated Income/Assets Verified    612,500.00     9/1/2008     5.875    2.000     2.000  6.000   2.250
80013680  Cashout Refi    Stated Income/Assets Verified    350,000.00     9/1/2008     6.125    3.000     2.000  6.000   2.250
80013681  Purchase        Full                             742,000.00     9/1/2008     5.000    3.000     2.000  6.000   2.250
80013682  Rate/Term Refi  Full                             790,000.00     9/1/2008     5.250    3.000     2.000  6.000   2.250
80013683  Purchase        Full                             926,000.00     9/1/2008     5.375    2.000     2.000  6.000   2.250
80013684  Rate/Term Refi  Stated Income/Assets Verified    750,000.00     9/1/2008     5.500    2.000     2.000  6.000   2.250
80013685  Purchase        Full                             680,000.00     9/1/2008     5.500    3.000     2.000  6.000   2.250
80013686  Cashout Refi    Full                             365,000.00     9/1/2008     4.375    3.000     2.000  6.000   2.250
80013687  Purchase        Stated Income/Assets Verified    660,000.00     9/1/2008     5.375    3.000     2.000  6.000   2.250
80013688  Cashout Refi    Stated Income/Assets Verified    383,000.00     9/1/2008     5.125    3.000     2.000  6.000   2.250
80013689  Rate/Term Refi  Stated Income/Assets Verified    330,000.00     9/1/2008     5.375    2.000     2.000  6.000   2.250
80013690  Purchase        Full                             160,000.00     9/1/2008     5.250    2.000     2.000  6.000   2.250
80013691  Rate/Term Refi  Full                             475,000.00     9/1/2008     5.875    2.000     2.000  6.000   2.250
80013692  Cashout Refi    Stated Income/Assets Verified    925,000.00     9/1/2008     5.750    3.000     2.000  6.000   2.250
80013693  Purchase        Full                           1,170,000.00     9/1/2008     5.000    2.000     2.000  6.000   2.250
80013694  Purchase        Full                             600,000.00     9/1/2008     5.375    3.000     2.000  6.000   2.250
80013696  Purchase        Full                             440,000.00     9/1/2008     5.500    3.000     2.000  6.000   2.250
80013697  Rate/Term Refi  Full                             274,500.00     9/1/2008     5.000    2.000     2.000  6.000   2.250
80013698  Purchase        Stated Income/Assets Verified    221,000.00     9/1/2008     5.500    3.000     2.000  6.000   2.250
80013699  Purchase        Stated Income/Assets Verified    847,000.00     9/1/2008     5.375    2.000     2.000  6.000   2.250
80013700  Cashout Refi    Stated Income/Assets Verified  1,488,500.00     9/1/2008     5.750    2.000     2.000  6.000   2.250
80013701  Rate/Term Refi  Full                             500,000.00     9/1/2008     5.000    2.000     2.000  6.000   2.250
80013702  Rate/Term Refi  Full                             125,000.00     9/1/2008     5.750    2.000     2.000  6.000   2.250
80013703  Purchase        Full                             482,000.00     9/1/2008     5.125    3.000     2.000  6.000   2.250
80013704  Purchase        Full                             313,000.00     9/1/2008     5.750    2.000     2.000  6.000   2.250
80013705  Purchase        Full                             570,000.00     9/1/2008     5.125    3.000     2.000  6.000   2.250
80013707  Purchase        Stated Income/Assets Verified    415,000.00     9/1/2008     5.750    2.000     2.000  6.000   2.250
80013708  Purchase        Full                             440,000.00     9/1/2008     5.875    2.000     2.000  6.000   2.250
80013709  Purchase        Full                             295,000.00     9/1/2008     5.500    3.000     2.000  6.000   2.250
80013710  Cashout Refi    Full                             470,000.00     9/1/2008     5.250    2.000     2.000  6.000   2.250
80013711  Cashout Refi    Full                             590,000.00     9/1/2008     5.875    2.000     2.000  6.000   2.250
80013712  Cashout Refi    Full                             320,000.00     9/1/2008     5.375    2.000     2.000  6.000   2.250
80013713  Rate/Term Refi  Full                             630,000.00     9/1/2008     5.875    3.000     2.000  6.000   2.250
80013714  Rate/Term Refi  Full                           1,275,000.00     9/1/2008     5.875    3.000     2.000  6.000   2.250
80013715  Cashout Refi    Full                             156,000.00     9/1/2008     5.875    3.000     2.000  6.000   2.250
80013716  Cashout Refi    Full                             555,000.00     9/1/2008     5.875    3.000     2.000  6.000   2.250
80013717  Purchase        Full                             350,000.00     9/1/2008     5.875    2.000     2.000  6.000   2.250
80013718  Rate/Term Refi  Stated Income/Assets Verified    540,000.00     9/1/2008     5.500    3.000     2.000  6.000   2.250
80013719  Cashout Refi    Stated Income/Assets Verified    680,000.00     9/1/2008     5.375    3.000     2.000  6.000   2.250
80013720  Cashout Refi    Stated Income/Assets Verified    457,000.00     9/1/2008     5.375    2.000     2.000  6.000   2.250
80013721  Purchase        Full                             780,000.00     9/1/2008     6.250    3.000     2.000  6.000   2.250
80013722  Purchase        Stated Income/Assets Verified    445,000.00     9/1/2008     6.500    3.000     2.000  6.000   2.250
80013723  Purchase        Stated Income/Assets Verified    879,000.00     9/1/2008     5.500    3.000     2.000  6.000   2.250
80013724  Purchase        Full                             128,000.00     9/1/2008     5.500    3.000     2.000  6.000   2.250
80013725  Purchase        Full                             800,000.00     9/1/2008     5.375    2.000     2.000  6.000   2.250
80014040  Purchase        Full                             478,000.00     7/1/2008     5.000    2.000     2.000  6.000   2.250
80014044  Rate/Term Refi  Full                             332,500.00     8/1/2008     4.750    2.000     2.000  6.000   2.250
80014047  Rate/Term Refi  Full                             255,000.00     5/1/2008     5.250    2.000     2.000  6.000   2.250
80014051  Purchase        Full                             525,000.00     5/1/2008     5.250    2.000     2.000  6.000   2.250
80014052  Purchase        Full                             360,000.00     5/1/2008     4.875    2.000     2.000  6.000   2.250
80014055  Purchase        Full                           1,620,000.00     8/1/2008     5.375    2.000     2.000  6.000   2.250
80014057  Purchase        Full                             222,000.00     5/1/2008     5.250    2.000     2.000  6.000   2.250
80014060  Purchase        Full                             289,000.00     7/1/2008     5.375    2.000     2.000  6.000   2.250
80014061  Purchase        Full                             444,500.00     7/1/2008     5.250    2.000     2.000  6.000   2.250
80014062  Purchase        Full                             287,000.00     6/1/2008     5.625    2.000     2.000  6.000   2.625
80014067  Purchase        Full                             465,000.00     8/1/2008     5.000    2.000     2.000  6.000   2.250
80014068  Rate/Term Refi  Full                             950,000.00     7/1/2008     5.000    2.000     2.000  6.000   2.250
80014070  Purchase        Full                             205,000.00     6/1/2008     5.375    2.000     2.000  6.000   2.250
80014072  Rate/Term Refi  Full                             155,000.00     5/1/2008     5.125    2.000     2.000  6.000   2.250
80014081  Rate/Term Refi  Full                             510,000.00     6/1/2008     5.500    2.000     2.000  6.000   2.250
80014083  Rate/Term Refi  Full                             950,000.00     7/1/2008     5.000    2.000     2.000  6.000   2.250
80014086  Purchase        Full                             260,000.00     6/1/2008     5.500    2.000     2.000  6.000   2.250
80014089  Purchase        Full                             375,000.00     7/1/2008     4.625    2.000     2.000  6.000   2.250
80014090  Cashout Refi    Stated Income/Assets Verified    270,000.00     6/1/2008     4.875    2.000     2.000  6.000   2.250
80014096  Rate/Term Refi  Full                             320,000.00     6/1/2008     5.500    2.000     2.000  6.000   2.250
80014097  Rate/Term Refi  Full                             300,000.00     6/1/2008     5.375    2.000     2.000  6.000   2.250
80014100  Cashout Refi    Full                             811,000.00     5/1/2008     5.500    2.000     2.000  6.000   2.250
80014105  Purchase        Full                             232,500.00     7/1/2008     5.000    2.000     2.000  6.000   2.250
80014108  Cashout Refi    Full                             785,000.00     8/1/2008     4.875    2.000     2.000  6.000   2.250
80014110  Purchase        Full                             420,000.00     7/1/2008     5.250    2.000     2.000  6.000   2.250
80014113  Rate/Term Refi  Full                             240,000.00     8/1/2008     4.875    2.000     2.000  6.000   2.250
80014116  Purchase        Full                             136,000.00     8/1/2008     5.375    2.000     2.000  6.000   2.250
80014117  Cashout Refi    Full                             500,000.00     6/1/2008     5.250    2.000     2.000  6.000   2.250
80014121  Purchase        Full                             420,000.00     7/1/2008     5.000    2.000     2.000  6.000   2.250
80014126  Cashout Refi    Stated Income/Assets Verified    330,000.00     7/1/2008     5.500    2.000     2.000  6.000   2.250
80014127  Purchase        Stated Income/Assets Verified    915,000.00     8/1/2008     5.250    2.000     2.000  6.000   2.250
80014129  Cashout Refi    Full                             324,000.00     8/1/2008     5.000    2.000     2.000  6.000   2.250
80014131  Cashout Refi    Full                             375,000.00     8/1/2008     5.625    2.000     2.000  6.000   2.250
80014135  Cashout Refi    Stated Income/Assets Verified  1,350,000.00     8/1/2008     5.375    2.000     2.000  6.000   2.250
80014136  Cashout Refi    Stated Income/Assets Verified    700,000.00     8/1/2008     5.375    2.000     2.000  6.000   2.250
80014140  Cashout Refi    Stated Income/Assets Verified    512,000.00     7/1/2008     5.375    2.000     2.000  6.000   2.250
80014141  Cashout Refi    Full                             302,000.00     7/1/2008     5.000    2.000     2.000  6.000   2.250
80014143  Rate/Term Refi  Full                           1,100,000.00     7/1/2008     5.125    2.000     2.000  6.000   2.250
80014144  Purchase        Full                             755,000.00     8/1/2008     5.250    2.000     2.000  6.000   2.250
80014146  Cashout Refi    Full                             265,000.00     8/1/2008     5.125    2.000     2.000  6.000   2.250
80014148  Purchase        Full                             667,000.00     8/1/2008     4.875    2.000     2.000  6.000   2.250
80014149  Cashout Refi    Full                             450,000.00     8/1/2008     5.500    2.000     2.000  6.000   2.250
80014152  Purchase        Stated Income/Assets Verified    900,000.00     8/1/2008     5.750    2.000     2.000  6.000   2.250
80014153  Purchase        Full                             555,000.00     8/1/2008     6.000    2.000     2.000  6.000   2.625
80014155  Cashout Refi    Full                             341,200.00     5/1/2008     5.500    2.000     2.000  6.000   2.250
80014157  Cashout Refi    Stated Income/Assets Verified    450,000.00     5/1/2008     6.125    2.000     2.000  6.000   2.250
80014160  Purchase        Full                             612,000.00     7/1/2008     5.375    2.000     2.000  6.000   2.250
80014162  Purchase        Full                             495,000.00     8/1/2008     4.750    2.000     2.000  6.000   2.250
80014163  Rate/Term Refi  Full                             845,000.00     7/1/2008     4.875    2.000     2.000  6.000   2.250
80014164  Purchase        Full                             428,000.00     8/1/2008     5.250    2.000     2.000  6.000   2.625
80014167  Cashout Refi    Full                             500,000.00     8/1/2008     5.250    2.000     2.000  6.000   2.250
80014168  Cashout Refi    Full                             550,000.00     8/1/2008     5.500    2.000     2.000  6.000   2.250
80014169  Purchase        Full                             445,000.00     8/1/2008     5.625    2.000     2.000  6.000   2.625
80014170  Rate/Term Refi  Full                             653,000.00     8/1/2008     5.250    2.000     2.000  6.000   2.250
80014171  Cashout Refi    Stated Income/Assets Verified    766,000.00     8/1/2008     5.750    2.000     2.000  6.000   2.250

             DATE
              OF       ORIGINAL
 LOANID   ORIGINATION    FICO
80013405    4/15/2005       783
80013420     5/9/2005       740
80013424    5/20/2005       784
80013430     6/1/2005       755
80013431    5/27/2005       718
80013432     6/2/2005       735
80013434    4/26/2005       724
80013436     6/1/2005       758
80013437    5/12/2005       757
80013438    5/24/2005       719
80013439     6/9/2005       754
80013444    4/20/2005       703
80013445    4/22/2005       777
80013446    5/17/2005       741
80013447    5/15/2005       762
80013448    5/17/2005       778
80013452     6/8/2005       721
80013454    6/17/2005       793
80013456    5/12/2005       699
80013459    5/23/2005       759
80013461    6/15/2005       802
80013468    4/18/2005       762
80013470     5/1/2005       802
80013471     5/4/2005       761
80013472     5/6/2005       808
80013473    4/28/2005       756
80013474     5/9/2005       737
80013475     5/1/2005       747
80013477    5/14/2005       758
80013479     6/1/2005       742
80013481     6/3/2005       766
80013482    5/16/2005       788
80013483    5/20/2005       740
80013484     6/3/2005       725
80013485    5/25/2005       748
80013488     6/8/2005       791
80013489    6/10/2005       730
80013490    5/24/2005       752
80013491     6/8/2005       645
80013492    6/17/2005       719
80013493     6/8/2005       766
80013494     6/2/2005       805
80013495     6/8/2005       713
80013645    5/21/2005       766
80013647    9/17/2004       754
80013648    8/17/2005       696
80013649    8/12/2005       783
80013650    8/17/2005       790
80013651    8/17/2005       808
80013652   12/29/2004       776
80013654   11/18/2004       687
80013655   10/20/2004       767
80013656    9/21/2005       726
80013657    3/11/2005       706
80013658    8/15/2005       805
80013659     6/9/2005       687
80013660    8/12/2005       696
80013661     8/9/2005       667
80013662    6/13/2005       681
80013663    8/12/2005       677
80013664     8/9/2005       767
80013666     8/8/2005       779
80013667    8/16/2005       695
80013668     8/5/2005       649
80013669     8/1/2005       762
80013670    8/11/2005       656
80013671    8/15/2005       809
80013672    7/25/2005       746
80013673     8/8/2005       745
80013674    8/12/2005       714
80013675    8/15/2005       788
80013676    8/12/2005       786
80013677    7/18/2005       737
80013678     8/8/2005       718
80013679    8/15/2005       775
80013680    8/17/2005       688
80013681    8/12/2005       789
80013682     8/3/2005       763
80013683    8/16/2005       802
80013684    8/10/2005       758
80013685    8/15/2005       754
80013686    8/11/2005       685
80013687     8/5/2005       714
80013688    8/10/2005       680
80013689    8/10/2005       691
80013690    8/15/2005       666
80013691    8/12/2005       800
80013692     8/3/2005       699
80013693    8/19/2005       716
80013694    8/12/2005       697
80013696     8/9/2005       686
80013697    8/12/2005       721
80013698    8/12/2005       773
80013699    8/19/2005       775
80013700    8/18/2005       755
80013701    8/17/2005       649
80013702    8/17/2005       703
80013703    8/18/2005       716
80013704    8/11/2005       767
80013705    8/11/2005       713
80013707    8/11/2005       780
80013708    8/17/2005       773
80013709    8/12/2005       740
80013710    8/16/2005       752
80013711    8/11/2005       789
80013712    8/10/2005       657
80013713    8/17/2005       716
80013714    8/11/2005       786
80013715    8/15/2005       748
80013716    8/15/2005       699
80013717    8/12/2005       793
80013718    8/15/2005       714
80013719     8/9/2005       687
80013720    8/12/2005       778
80013721     8/9/2005       728
80013722    8/17/2005       673
80013723    8/16/2005       698
80013724    8/19/2005       703
80013725    8/12/2005       751
80014040    6/21/2005       673
80014044    7/11/2005       727
80014047    4/11/2005       791
80014051     4/4/2005       721
80014052    4/29/2005       742
80014055    7/29/2005       714
80014057     5/4/2005       748
80014060     6/1/2005       788
80014061     6/1/2005       795
80014062    5/18/2005       733
80014067    7/15/2005       706
80014068    6/27/2005       697
80014070    5/12/2005       784
80014072     4/4/2005       767
80014081    5/23/2005       707
80014083     6/6/2005       759
80014086     5/2/2005       636
80014089    6/27/2005       790
80014090    5/19/2005       772
80014096    5/13/2005       692
80014097    5/18/2005       779
80014100    4/20/2005       689
80014105    6/27/2005       738
80014108    7/15/2005       746
80014110    6/15/2005       775
80014113    7/13/2005       707
80014116    7/18/2005       779
80014117     5/4/2005       776
80014121    6/27/2005       760
80014126    6/10/2005       715
80014127    7/18/2005       693
80014129    7/18/2005       633
80014131    7/13/2005       699
80014135    7/11/2005       794
80014136     7/7/2005       737
80014140    6/20/2005       776
80014141    7/11/2005       756
80014143    6/28/2005       805
80014144     7/2/2005       667
80014146    7/14/2005       715
80014148    7/14/2005       680
80014149    7/21/2005       698
80014152    7/21/2005       756
80014153    7/27/2005       728
80014155    4/21/2005       670
80014157    4/15/2005       716
80014160    6/20/2005       754
80014162    7/11/2005       785
80014163    6/24/2005       790
80014164     7/1/2005       748
80014167     7/5/2005       649
80014168    7/19/2005       667
80014169     7/1/2005       719
80014170     7/2/2005       706
80014171     7/6/2005       758

                                  EXHIBIT D-2

                     MORTGAGE LOAN SCHEDULE (LOAN GROUP 2)

WMLT 2005-B
Group 2 Mortgage Loan Schedule

          SERVICER                                                                                    ORIGINAL      CURRENT
 LOANID      ID            GROUP                 SERVICER                       ORIGINATOR             BALANCE      BALANCE
80013499    1776630  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   220,000.00   220,000.00
80013501    1777376  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   248,000.00   248,000.00
80013502    1777422  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   171,000.00   171,000.00
80013506    3551144  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   505,016.00   505,008.88
80013507    3682579  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   532,596.00   531,150.38
80013508    3773926  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   850,000.00   846,589.77
80013509    3816311  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   198,000.00   198,000.00
80013513    3956568  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   180,800.00   180,800.00
80013514    3979106  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   227,200.00   227,200.00
80013515    3981272  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   416,000.00   416,000.00
80013516    3995511  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   150,000.00   149,900.00
80013519    4029503  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   441,000.00   440,788.71
80013520    4031160  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   682,500.00   680,248.58
80013522    4039346  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   348,800.00   348,800.00
80013524    4047459  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   231,375.00   230,489.95
80013525    4048987  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   600,000.00   597,292.56
80013528    4052244  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   544,000.00   543,128.96
80013530    4062110  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   500,000.00   498,388.85
80013531    4063538  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   480,000.00   479,092.77
80013533    4070575  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   485,600.00   485,600.00
80013534    4071575  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   298,196.00   298,196.00
80013536    4077342  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   788,000.00   788,000.00
80013537    4080294  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,000,000.0   299,781.25
80013538    4084095  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   374,000.00   372,499.52
80013539    4086525  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   525,000.00   525,000.00
80013542    4089341  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   156,000.00   156,000.00
80013544    4091606  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   272,000.00   272,000.00
80013545    4093020  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   276,250.00   276,250.00
80013547    4094542  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   276,750.00   276,720.23
80013548    4095223  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   259,100.00   251,389.32
80013549    4099090  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   645,000.00   645,000.00
80013551    4100937  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   175,000.00   173,922.75
80013552    4102114  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   292,000.00   289,073.82
80013554    4104103  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   384,350.00   384,350.00
80013558    4107431  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   448,000.00   448,000.00
80013559    4107821  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   171,500.00   171,500.00
80013560    4110146  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,000,000.0   999,997.66
80013563    4116485  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   385,558.00   384,898.26
80013565    4117565  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   154,950.00   154,950.00
80013567    4119201  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   421,840.00   421,840.00
80013569    4119568  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   415,543.00   415,543.00
80013570    4120643  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   300,000.00   300,000.00
80013571    4121766  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,200,000.0  1,200,000.0
80013572    4122263  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   780,000.00   780,000.00
80013580    4131137  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   868,200.00   859,698.35
80013581    4131682  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   402,000.00   402,000.00
80013582    4133289  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   315,000.00   315,000.00
80013583    4133654  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   472,500.00   472,500.00
80013588    4141170  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   475,000.00   475,000.00
80013589    4141710  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   393,300.00   393,299.91
80013590    4143835  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,400,000.0  1,399,435.1
80013594    4148618  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   104,900.00   104,415.50
80013598    4153885  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   305,000.00   303,686.51
80013603    4156118  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   440,000.00   440,000.00
80013606    4159702  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   469,000.00   469,000.00
80013607    4160041  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   170,000.00   169,700.00
80013608    4160220  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   420,000.00   418,060.28
80013609    4160286  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   649,999.00   644,926.31
80013611    4163582  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   650,000.00   650,000.00
80013613    4163881  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   400,000.00   398,354.66
80013615    4165807  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   360,000.00   358,893.48
80013616    4167599  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   336,000.00   336,000.00
80013617    4167836  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   407,200.00   407,200.00
80013618    4168551  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   388,000.00   388,000.00
80013619    4168581  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   286,200.00   286,200.00
80013623    4171026  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   827,200.00   827,200.00
80013624    4171284  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   580,000.00   580,000.00
80013625    4171298  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   956,250.00   956,250.00
80013626    4171329  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   375,000.00   375,000.00
80013630    4180396  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   397,000.00   396,900.36
80013633    4184030  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   410,000.00   409,719.00
80013726    1776156  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   375,000.00   374,075.92
80013727    1776241  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   264,000.00   264,000.00
80013728    1778189  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   192,000.00   191,987.60
80013729    3116981  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   344,000.00   344,000.00
80013730    3209053  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   512,150.00   512,042.62
80013731    3379650  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   252,000.00   252,000.00
80013732    3380131  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   340,000.00   340,000.00
80013733    3381136  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   394,000.00   394,000.00
80013734    3449228  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   508,000.00   507,739.88
80013735    3488891  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,000,000.0   900,000.00
80013736    3548354  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   440,000.00   440,000.00
80013738    3777000  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   251,000.00   251,000.00
80013739    4048294  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   712,500.00   712,500.00
80013740    4048419  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   260,000.00   259,998.49
80013741    4049069  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   499,000.00   499,000.00
80013742    4060735  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,000,000.0  1,000,000.0
80013743    4065832  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   900,000.00   898,071.17
80013744    4068127  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   400,000.00   400,000.00
80013746    4107547  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   369,200.00   365,828.75
80013747    4130243  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   690,000.00   690,000.00
80013748    4134528  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   286,400.00   285,710.31
80013749    4136235  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    95,000.00    94,999.76
80013750    4137258  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   156,000.00   155,994.15
80013751    4141463  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   675,000.00   675,000.00
80013752    4147496  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   529,200.00   529,200.00
80013753    4156519  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   601,600.00   601,600.00
80013754    4158633  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   850,000.00   850,000.00
80013755    4175712  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   999,999.00   699,999.00
80013756    4182135  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   450,000.00   449,879.41
80013757    4182326  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,774,500.0  1,774,495.0
80013758    4196751  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   405,000.00   405,000.00
80013759    4197118  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   300,000.00   300,000.00
80013760    4199680  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   593,000.00   593,000.00
80013761    4200752  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   253,600.00   253,588.75
80013762    4202648  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   425,000.00   425,000.00
80013763    4204164  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   833,000.00   833,000.00
80013764    4204941  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   680,000.00   680,000.00
80013766    4207339  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   199,920.00   199,880.00
80013767    4207706  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   460,000.00   459,900.33
80013768    4207861  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   216,000.00   216,000.00
80013769    4207919  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   648,000.00   648,000.00
80013770    4209144  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   141,500.00   141,500.00
80013771    4211609  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   600,000.00   600,000.00
80013772    4212649  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   365,150.00   364,385.69
80013773    4212650  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   248,000.00   248,000.00
80013774    4212789  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   440,000.00   440,000.00
80013775    4213090  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   360,000.00   360,000.00
80013776    4213131  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   214,000.00   214,000.00
80013777    4213304  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   250,000.00   250,000.00
80013778    4215408  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   540,000.00   540,000.00
80013779    4215786  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   256,500.00   256,500.00
80013780    4216602  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   850,000.00   848,000.00
80013781    4217381  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   452,000.00   451,837.12
80013782    4219156  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   485,000.00   485,000.00
80013783    4220234  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   420,000.00   420,000.00
80013784    4220325  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   570,000.00   570,000.00
80013785    4222497  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   241,650.00   241,650.00
80013786    4226110  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   285,000.00   284,998.27
80013787    4227622  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   146,400.00   146,400.00
80013788    4228562  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   500,000.00   493,973.10
80013789    4229614  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   288,000.00   288,000.00
80013790    4229718  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   152,800.00   152,800.00
80013791    4229730  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   452,000.00   452,000.00
80013792    4231414  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   910,356.00   910,356.00
80013793    4231819  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   766,200.00   766,131.94
80013794    4232269  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   679,950.00   679,950.00
80013795    4232390  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   256,000.00   255,968.83
80013796    4235125  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   240,000.00   240,000.00
80013797    4235789  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   268,000.00   267,725.00
80013798    4235874  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   200,000.00   199,999.99
80013799    4236457  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   260,000.00   260,000.00
80013800    4236719  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   488,000.00   486,929.25
80013801    4237689  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   285,000.00   285,000.00
80013802    4237775  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   692,000.00   691,500.00
80013803    4237804  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   650,000.00   648,606.96
80013804    4237842  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   544,000.00   544,000.00
80013805    4239387  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   532,000.00   531,999.32
80013806    4239842  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   445,030.00   445,030.00
80013807    4240214  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   244,000.00   244,000.00
80013808    4240562  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   240,000.00   240,000.00
80013810    4241612  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   227,188.00   227,184.62
80013811    4242145  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   143,200.00   143,161.12
80013812    4243076  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   270,000.00   270,000.00
80013813    4243198  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   195,200.00   195,200.00
80013814    4244290  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   506,000.00   505,999.99
80013815    4245529  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   182,600.00   182,235.53
80013816    4247045  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   258,000.00   258,000.00
80013817    4247428  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   425,000.00   425,000.00
80013819    4248523  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   180,800.00   180,666.33
80013820    4252731  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   137,600.00   137,599.75
80013821    4253058  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   450,000.00   450,000.00
80013822    4253522  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   362,000.00   362,000.00
80013823    4253599  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   390,000.00   389,996.58
80013824    4254252  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   224,150.00   223,658.18
80013825    4258857  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   400,000.00   400,000.00
80013826    4259327  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   495,000.00   494,423.44
80013827    4260047  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   182,000.00   182,000.00
80013828    4262039  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   627,000.00   627,000.00
80013829    4262119  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   346,500.00   346,500.00
80013830    4262684  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   438,500.00   438,499.47
80013831    4262821  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   125,000.00   124,850.21
80013833    4263640  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   500,000.00   500,000.00
80013834    4263676  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   345,000.00   345,000.00
80013835    4264371  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   558,000.00   557,825.95
80013836    4264786  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   200,000.00   200,000.00
80013837    4265834  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   125,000.00   124,998.06
80013838    4265870  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   600,000.00   600,000.00
80013839    4265911  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   555,100.00   555,100.00
80013840    4266654  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   420,000.00   420,000.00
80013841    4266812  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   285,000.00   285,000.00
80013842    4268715  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   385,000.00   385,000.00
80013843    4268874  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   368,000.00   368,000.00
80013844    4269252  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   359,600.00   359,600.00
80013845    4269338  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   560,000.00   560,000.00
80013846    4269488  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   316,000.00   316,000.00
80013847    4269564  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   950,000.00   947,964.00
80013848    4271592  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   305,000.00   305,000.00
80013849    4271890  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   423,500.00   423,500.00
80013850    4272630  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   584,000.00   583,950.00
80013851    4273611  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   202,400.00   202,400.00
80013852    4274429  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   259,500.00   259,500.00
80013853    4274923  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   455,000.00   455,000.00
80013854    4275281  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   418,000.00   418,000.00
80013855    4276555  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   379,000.00   379,000.00
80013856    4276662  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   141,000.00   141,000.00
80013857    4276686  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   225,000.00   225,000.00
80013858    4276691  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   637,000.00   637,000.00
80013859    4276725  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   800,000.00   799,670.89
80013860    4277524  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   310,000.00   310,000.00
80013861    4277996  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   464,250.00   464,222.89
80013862    4278995  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   257,000.00   257,000.00
80013863    4279117  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   423,090.00   423,090.00
80013864    4279517  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   350,000.00   349,317.90
80013865    4279568  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   746,800.00   746,800.00
80013866    4280500  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   172,000.00   172,000.00
80013867    4285839  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   341,000.00   340,978.07
80013868    4286820  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   400,000.00   399,489.67
80013869    4287731  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   625,000.00   625,000.00
80013870    4290498  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   392,000.00   392,000.00
80013997    4236661  Group 2 - 5/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.   189,600.00   189,600.00
80014178   29364692  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        178,800.00   178,437.47
80014179   29549623  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        370,400.00   370,400.00
80014180   29549805  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        117,500.00   117,500.00
80014181   29549946  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        251,900.00   251,900.00
80014183   29745445  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        514,800.00   514,800.00
80014184   29769239  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        456,000.00   456,000.00
80014185   29774858  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        174,330.00   174,247.53
80014186   30043814  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        273,000.00   272,400.00
80014187   30075725  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        940,000.00   940,000.00
80014188   30075915  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        499,200.00   497,543.37
80014189   30095178  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        411,200.00   411,200.00
80014190   30095483  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        395,600.00   395,600.00
80014191   30199236  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        565,600.00   311,295.38
80014192   30263305  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        239,200.00   239,200.00
80014193   30263321  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        574,000.00   574,000.00
80014194   30290688  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        228,000.00   226,906.97
80014195   30427975  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        148,000.00   147,515.05
80014196   30644108  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        162,000.00   161,700.50
80014197   30984769  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        296,800.00   296,800.00
80014201   31134521  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        327,400.00   326,000.00
80014204   31285984  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         84,000.00    83,997.49
80014205   31311749  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        389,600.00   389,600.00
80014207   31342249  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        168,800.00   168,800.00
80014208   31368178  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        187,600.00   187,600.00
80014210   31423957  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        260,000.00   260,000.00
80014211   31544968  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        639,200.00   639,060.17
80014212   31614928  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        195,900.00   195,900.00
80014213   31648413  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        136,000.00   136,000.00
80014215   31648959  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        195,034.00   194,914.72
80014216   31701055  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        240,000.00   239,666.07
80014217   31713530  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        281,300.00   281,300.00
80014218   31714876  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        180,250.00   180,250.00
80014219   31838832  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        286,000.00   286,000.00
80014220   31847361  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        120,000.00   120,000.00
80014221   31847510  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        270,000.00   269,683.18
80014222   31847619  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        334,400.00   334,400.00
80014223   31967631  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        605,600.00   605,600.00
80014225   32008567  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        584,000.00   584,000.00
80014226   32042103  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        150,400.00   150,368.67
80014227   32057317  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        115,600.00   115,600.00
80014228   32057705  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        180,000.00   180,000.00
80014230   32096406  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        368,000.00   368,000.00
80014231   32145435  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        296,400.00   296,400.00
80014232   32209439  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        319,200.00   319,200.00
80014233   32209454  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        122,400.00   122,191.96
80014234   32348195  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        116,000.00   116,000.00
80014235   32366007  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        273,200.00   273,150.13
80014236   32368193  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         99,700.00    99,700.00
80014237   32368391  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        167,920.00   167,920.00
80014238   32384703  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        568,000.00   568,000.00
80014240   32400152  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        105,000.00   102,374.18
80014241   33340662  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        282,000.00   282,000.00
80014243   33373283  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        388,000.00   388,000.00
80014244   33377326  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        372,000.00   371,901.40
80014246   33400946  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         85,000.00    85,000.00
80014247   33547761  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        568,000.00   568,000.00
80014248   33572769  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        170,000.00   169,525.67
80014249   33573981  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        293,350.00   293,350.00
80014250   33575697  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        185,100.00   184,899.56
80014251   33586181  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        152,600.00   152,349.78
80014252   33593716  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        254,400.00   254,400.00
80014253   33593757  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        177,750.00   177,709.01
80014254   33596693  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        111,600.00   111,600.00
80014255   33597352  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        635,000.00   634,999.99
80014256   33597923  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        160,000.00   158,986.17
80014257   33599960  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        155,500.00   155,500.00
80014259   33600651  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        104,000.00   104,000.00
80014260   33601279  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        171,500.00   171,500.00
80014264   33603044  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        144,000.00   144,000.00
80014265   33603598  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        211,200.00   211,200.00
80014266   33604117  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        136,250.00   136,250.00
80014267   33604141  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        231,000.00   230,729.67
80014268   33604687  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        151,200.00   150,304.79
80014270   33605361  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        200,000.00   200,000.00
80014271   33606138  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        117,600.00   117,598.00
80014272   33606625  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        124,750.00   124,750.00
80014273   33606757  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        482,000.00   481,546.23
80014274   33606872  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        232,000.00   232,000.00
80014275   33607102  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        196,000.00   195,999.99
80014276   33607284  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        482,000.00   481,894.10
80014277   33607474  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        167,200.00   167,199.99
80014278   33607607  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        150,800.00   150,400.00
80014279   33608134  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        159,650.00   159,650.00
80014281   33609124  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        192,200.00   192,200.00
80014286   33611310  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        174,400.00   174,400.00
80014287   33611575  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        216,000.00   215,970.00
80014288   33612417  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        121,750.00   121,750.00
80014289   33612789  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        120,000.00   120,000.00
80014290   33613688  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        269,500.00   269,178.06
80014291   33613753  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        255,200.00   255,200.00
80014292   33614405  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        615,000.00   562,000.00
80014295   33618059  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        284,000.00   283,716.26
80014296   33618422  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        138,200.00   138,073.36
80014297   33619081  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        106,400.00   106,400.00
80014299   33620329  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        198,300.00   198,300.00
80014302   33621087  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        136,800.00   136,800.00
80014303   33621301  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        324,800.00   324,728.95
80014304   33621632  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        432,000.00   431,997.11
80014305   33621640  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        600,000.00   600,000.00
80014307   33622564  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        184,250.00   184,250.00
80014308   33667635  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        404,000.00   404,000.00
80014310   33667734  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        169,100.00   169,100.00
80014311   33702713  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        124,028.00   124,028.00
80014312   33702739  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        226,400.00   226,400.00
80014313   33702838  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        152,899.00   147,500.00
80014314   33729674  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        199,200.00   198,195.42
80014315   33730128  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        328,000.00   328,000.00
80014317   33730938  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        146,240.00   145,563.34
80014318   33730979  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        148,320.00   147,379.63
80014319   33731340  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        114,300.00   113,796.13
80014320   33731779  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         59,920.00    59,712.91
80014321   33731969  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        135,060.00   134,436.24
80014324   33872896  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        256,800.00   256,800.00
80014325   33872953  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        156,800.00   156,739.63
80014327   33968009  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        155,680.00   155,280.00
80014328   33350901  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        180,000.00   180,000.00
80014329   33983123  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        168,000.00   168,000.00
80014330   34001263  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        320,000.00   320,000.00
80014331   34003202  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        364,960.00   364,882.88
80014333   34062950  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        437,600.00   437,600.00
80014335   34134866  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        417,928.00   417,928.00
80014337   34135251  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        225,600.00   224,852.06
80014339   34184010  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        114,800.00   114,105.69
80014340   34184101  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         88,432.00    87,871.31
80014341   34184275  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         78,877.60    78,471.55
80014342   34251710  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        204,000.00   204,000.00
80014343   34281709  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        200,702.00   200,334.61
80014344   34281832  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        508,000.00   508,000.00
80014345   34293845  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        239,920.00   239,920.00
80014346   34294587  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.       1,500,000.0  1,104,724.5
80014347   34295105  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        372,000.00   371,829.52
80014348   34325019  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        439,500.00   430,500.00
80014349   34351908  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        176,000.00   176,000.00
80014350   34362079  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        200,000.00   149,880.21
80014351   34362681  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        288,000.00   287,280.00
80014352   34464818  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        220,000.00   220,000.00
80014353   34526855  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        240,000.00   240,000.00
80014354   34634881  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        304,000.00   303,930.33
80014355   34669135  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.       1,000,000.0   999,998.00
80014357   34744896  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        279,600.00   279,600.00
80014358   34777078  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        175,100.00   175,100.00
80014359   34777748  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         86,250.00    86,250.00
80014360   34777763  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        206,500.00   206,198.48
80014361   34777938  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        188,000.00   187,924.85
80014362   34778787  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        240,150.00   240,150.00
80014363   34779314  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        317,600.00   317,600.00
80014364   34780320  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        181,000.00   180,183.25
80014365   34781385  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        188,000.00   188,000.00
80014366   34781567  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        236,800.00   236,800.00
80014368   34783183  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        190,400.00   190,400.00
80014369   34784942  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        106,500.00   100,078.02
80014370   34785170  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        184,800.00   184,800.00
80014371   34785865  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        382,600.00   382,600.00
80014372   34785964  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        152,000.00   151,812.74
80014373   34786046  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        223,900.00   223,900.00
80014374   34786467  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        249,900.00   249,400.00
80014375   34786574  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        236,000.00   236,000.00
80014376   34786756  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        272,250.00   272,250.00
80014378   34787184  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        111,900.00   111,900.00
80014380   34791756  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        133,500.00   133,500.00
80014381   34795260  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        444,600.00   444,600.00
80014382   34798314  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        172,000.00   171,996.95
80014387  143176378  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        400,000.00   397,534.00
80014388  143199917  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        747,500.00   741,744.54
80014392  143369197  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        128,000.00   127,775.00
80014394  143374072  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        215,350.00   215,298.41
80014396  143427755  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        502,000.00   502,000.00
80014397  143439917  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        410,000.00   409,998.84
80014398  143440113  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        367,200.00   365,600.00
80014399  143442002  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        164,250.00   164,250.00
80014400  143442192  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        300,000.00   300,000.00
80014401  143443240  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        348,000.00   347,940.00
80014415  143521052  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        195,000.00   195,000.00
80014416  143521466  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        204,500.00   204,500.00
80014417  143523579  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        650,000.00   649,879.17
80014418  143524957  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        202,240.00   202,240.00
80014419  143527489  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        484,000.00   484,000.00
80014420  143540821  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        240,000.00   240,000.00
80014422  143550986  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        520,000.00   518,284.56
80014423  143552024  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        630,000.00   627,090.41
80014424  143552305  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        352,000.00   350,810.50
80014425  143552370  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        580,000.00   580,000.00
80014426  143554129  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        245,250.00   245,250.00
80014428  143556884  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        118,800.00   118,408.09
80014429  143558419  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        260,000.00   258,500.00
80014430  143560662  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        451,600.00   450,178.71
80014431  143561041  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.       1,000,000.0  1,000,000.0
80014434  143576312  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        161,600.00   161,600.00
80014443  143624948  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        347,000.00   346,971.12
80014444  143626588  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        768,000.00   768,000.00
80014445  143626661  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        608,000.00   607,714.09
80014446  143627800  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        546,000.00   546,000.00
80014447  143628279  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        475,000.00   475,000.00
80014448  143628972  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        170,000.00   169,995.57
80014449  143628980  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        426,700.00   426,400.00
80014450  143629178  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        412,000.00   412,000.00
80014451  143669406  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        195,000.00   195,000.00
80014452  143741049  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        365,120.00   365,120.00
80014453  143743516  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         99,500.00    99,500.00
80014454  143745925  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        508,000.00   507,800.00
80014456  143752244  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        464,000.00   463,500.00
80014458  143755791  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        564,000.00   550,069.33
80014459  201257557  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        211,500.00   210,376.11
80014463  201571395  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        215,000.00   213,200.00
80014464  201595329  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        223,600.00   222,148.82
80014465  201681400  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        180,800.00   180,800.00
80014467  201726916  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        224,800.00   223,482.57
80014468  201737558  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        359,650.00   359,650.00
80014469  201765872  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        160,000.00   159,136.64
80014471  201803715  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        429,000.00   428,991.73
80014472  201827441  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        156,500.00   155,675.12
80014475  201834447  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        228,000.00   226,922.37
80014476  201844719  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        600,000.00   599,270.94
80014477  201850930  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        479,900.00   479,900.00
80014478  201864659  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        959,200.00   959,200.00
80014479  201873585  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        320,000.00   319,945.11
80014480  201890290  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        420,000.00   419,987.47
80014481  201892148  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        500,000.00   499,983.30
80014482  201895331  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        249,600.00   249,575.00
80014483  201906963  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        485,500.00   485,500.00
80014484  201906997  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        100,802.00   100,802.00
80014485  201908753  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        675,000.00   675,000.00
80014487  201916319  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        403,900.00   403,900.00
80014488  201916327  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        121,800.00   120,900.00
80014489  201920410  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        104,682.00   104,310.25
80014490  201923976  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        180,000.00   179,419.97
80014491  201931136  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         74,800.00    74,800.00
80014492  201939519  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        137,000.00   137,000.00
80014493  201941424  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        312,000.00   312,000.00
80014495  201942182  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        224,000.00   224,000.00
80014496  201947066  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        225,000.00   225,000.00
80014498  201951647  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        142,400.00   142,400.00
80014499  201953429  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        648,000.00   648,000.00
80014500  201954047  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        444,500.00   443,095.00
80014502  201957743  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        296,000.00   296,000.00
80014503  201960051  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        765,000.00   762,848.31
80014504  201961802  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        435,000.00   434,987.47
80014505  201962370  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        544,000.00   544,000.00
80014507  201967353  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        650,000.00   648,545.46
80014509  201967635  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        540,000.00   540,000.00
80014511  201982378  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        522,400.00   522,377.17
80014512  201984895  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        194,400.00   194,196.05
80014513  201988599  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        508,800.00   508,800.00
80014514  201989464  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        435,000.00   435,000.00
80014515  201993771  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        288,000.00   288,000.00
80014517  201996410  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        340,000.00   340,000.00
80014518  201998309  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        511,000.00   510,985.87
80014519  201999059  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        175,200.00   175,200.00
80014520  201999489  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        580,000.00   580,000.00
80014523  202012746  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        248,000.00   248,000.00
80014524  202016820  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        372,000.00   370,743.84
80014526  202031977  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        520,000.00   520,000.00
80014527  202035226  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        596,000.00   596,000.00
80014528  202036653  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        578,000.00   578,000.00
80014529  202059002  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        348,750.00   348,559.22
80014530  202062519  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        204,000.00   204,000.00
80014532  202070074  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        408,000.00   407,483.90
80014533  202070256  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        184,000.00   183,328.63
80014534  202070645  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        110,400.00   110,018.42
80014535  202073417  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        299,900.00   298,887.30
80014536  202076253  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        452,000.00   451,774.58
80014537  202076840  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        126,400.00   126,400.00
80014538  202081550  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        495,000.00   495,000.00
80014539  202083473  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        188,000.00   188,000.00
80014540  202085056  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        444,000.00   444,000.00
80014541  202086997  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        310,000.00   310,000.00
80014542  202098307  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        185,440.00   185,439.05
80014543  202098711  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        172,800.00   172,776.14
80014544  202102166  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        239,950.00   239,950.00
80014545  202105540  Group 2 - 5/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.        131,250.00   131,169.79

                                                                               FIRST               PRINCIPAL    PAID
              OCCUPANCY             PROPERTY                       ORIGINAL    PAID     MATURITY      AND       THRU
 LOANID         TYPE                  TYPE           OTERM  RTERM     LTV      DATE       DATE     INTEREST     DATE
80013499  Primary Residence  Condominium Hi-Rise       360    357    80.000   9/1/2005   8/1/2035     962.50  10/1/2005
80013501  Primary Residence  PUD-A                     360    356    80.000   8/1/2005   7/1/2035   1,240.00  11/1/2005
80013502  Primary Residence  Single Family Detached    360    357    79.530   9/1/2005   8/1/2035     819.38  11/1/2005
80013506  Primary Residence  PUD-D                     360    357    80.000   9/1/2005   8/1/2035   2,262.05  11/1/2005
80013507  Primary Residence  PUD-D                     360    357    79.500   9/1/2005   8/1/2035   2,330.11  11/1/2005
80013508  Primary Residence  PUD-D                     360    356    43.590   8/1/2005   7/1/2035   5,096.19  11/1/2005
80013509  Primary Residence  PUD-D                     360    356    79.590   8/1/2005   7/1/2035     969.38  11/1/2005
80013513  Second Home        PUD-D                     360    357    80.000   9/1/2005   8/1/2035     885.17  11/1/2005
80013514  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,041.33  11/1/2005
80013515  Second Home        Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,950.00  11/1/2005
80013516  Primary Residence  PUD-D                     360    356    50.000   8/1/2005   7/1/2035     656.25  11/1/2005
80013519  Primary Residence  Single Family Detached    360    355    76.700   7/1/2005   6/1/2035   2,113.13  10/1/2005
80013520  Primary Residence  Single Family Detached    360    357    75.000   9/1/2005   8/1/2035   3,875.17  11/1/2005
80013522  Primary Residence  PUD                       360    357    80.000   9/1/2005   8/1/2035   1,598.67  11/1/2005
80013524  Second Home        Single Family Detached    360    356    75.000   8/1/2005   7/1/2035   1,424.62  10/1/2005
80013525  Primary Residence  Single Family Detached    360    356    53.810   8/1/2005   7/1/2035   3,359.83  10/1/2005
80013528  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   2,380.00  11/1/2005
80013530  Primary Residence  Single Family Detached    360    357    55.870   9/1/2005   8/1/2035   2,878.29  11/1/2005
80013531  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,200.00  11/1/2005
80013533  Primary Residence  Single Family Detached    360    356    79.990   8/1/2005   7/1/2035   2,225.67  11/1/2005
80013534  Primary Residence  PUD-D                     360    356    79.840   8/1/2005   7/1/2035   1,273.55  10/1/2005
80013536  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   3,529.58  11/1/2005
80013537  Primary Residence  Single Family Detached    360    357    45.990   9/1/2005   8/1/2035   4,375.00  11/1/2005
80013538  Primary Residence  CL                        360    356    71.240   8/1/2005   7/1/2035   2,242.32  11/1/2005
80013539  Primary Residence  Single Family Detached    360    357    53.160   9/1/2005   8/1/2035   2,460.94  11/1/2005
80013542  Primary Residence  PUD                       360    357    80.000   9/1/2005   8/1/2035     715.00  11/1/2005
80013544  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,275.00  11/1/2005
80013545  Second Home        CL                        360    356    65.000   8/1/2005   7/1/2035   1,352.47  10/1/2005
80013547  Second Home        PUD-D                     360    356    79.990   8/1/2005   7/1/2035   1,470.23  11/1/2005
80013548  Second Home        PUD-A                     360    357    79.990   9/1/2005   8/1/2035   1,187.54  11/1/2005
80013549  Primary Residence  Single Family Detached    360    356    75.000   8/1/2005   7/1/2035   3,023.44  10/1/2005
80013551  Primary Residence  CP                        360    356    36.840   8/1/2005   7/1/2035     966.36  11/1/2005
80013552  Primary Residence  Single Family Detached    360    356    23.360   8/1/2005   7/1/2035   1,307.92  11/1/2005
80013554  Primary Residence  Single Family Detached    360    356    79.990   8/1/2005   7/1/2035   1,761.60  10/1/2005
80013558  Primary Residence  CL                        360    357    80.000   9/1/2005   8/1/2035   2,100.00  10/1/2005
80013559  Primary Residence  Single Family Detached    360    356    86.620   8/1/2005   7/1/2035     821.77  11/1/2005
80013560  Primary Residence  Condominium Hi-Rise       360    356    58.620   8/1/2005   7/1/2035   4,895.83  10/1/2005
80013563  Primary Residence  Condominium Hi-Rise       360    356    80.000   8/1/2005   7/1/2035   1,726.98  11/1/2005
80013565  Primary Residence  PUD-D                     360    357    79.990   9/1/2005   8/1/2035     726.33  11/1/2005
80013567  Primary Residence  CL                        360    356    80.000   8/1/2005   7/1/2035   1,581.90  11/1/2005
80013569  Primary Residence  PUD-A                     360    356    80.000   8/1/2005   7/1/2035   1,904.57  11/1/2005
80013570  Primary Residence  Single Family Detached    360    357    28.570   9/1/2005   8/1/2035   1,343.75  11/1/2005
80013571  Second Home        Single Family Detached    360    356    68.770   8/1/2005   7/1/2035   5,500.00  11/1/2005
80013572  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   3,737.50  10/1/2005
80013580  Primary Residence  Single Family Detached    360    356    43.410   8/1/2005   7/1/2035   3,888.81  11/1/2005
80013581  Primary Residence  Single Family Detached    360    356    75.000   8/1/2005   7/1/2035   1,842.50  10/1/2005
80013582  Primary Residence  CL                        360    357    75.000   9/1/2005   8/1/2035   1,476.56  11/1/2005
80013583  Primary Residence  Single Family Detached    360    356    75.000   8/1/2005   7/1/2035   2,214.84  10/1/2005
80013588  Primary Residence  PUD-D                     360    356    66.620   8/1/2005   7/1/2035   2,226.56  11/1/2005
80013589  Primary Residence  PUD-D                     360    356    65.220   8/1/2005   7/1/2035   1,884.56  10/1/2005
80013590  Primary Residence  Single Family Detached    360    356    78.650   8/1/2005   7/1/2035   5,979.17  10/1/2005
80013594  Second Home        PUD-D                     360    356    74.980   8/1/2005   7/1/2035     579.27  10/1/2005
80013598  Primary Residence  PUD-A                     360    356    63.540   8/1/2005   7/1/2035   1,755.76  10/1/2005
80013603  Primary Residence  PUD-D                     360    356    68.750   8/1/2005   7/1/2035   2,062.50  10/1/2005
80013606  Primary Residence  Single Family Detached    360    356    68.570   8/1/2005   7/1/2035   2,051.88  10/1/2005
80013607  Primary Residence  CL                        360    357    60.710   9/1/2005   8/1/2035     814.58  11/1/2005
80013608  Primary Residence  Single Family Detached    360    356    73.680   8/1/2005   7/1/2035   2,319.26  12/1/2005
80013609  Primary Residence  Single Family Detached    360    356    46.430   8/1/2005   7/1/2035   3,317.70  11/1/2005
80013611  Primary Residence  Single Family Detached    360    356    77.840   8/1/2005   7/1/2035   3,453.13  10/1/2005
80013613  Primary Residence  Single Family Detached    360    356    74.070   8/1/2005   7/1/2035   1,916.67  11/1/2005
80013615  Primary Residence  CL                        360    357    60.610   9/1/2005   8/1/2035   2,129.54  10/1/2005
80013616  Primary Residence  Single Family Detached    360    357    44.800   9/1/2005   8/1/2035   1,575.00  11/1/2005
80013617  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,654.25  11/1/2005
80013618  Primary Residence  PUD-D                     360    357    80.000   9/1/2005   8/1/2035   1,940.00  11/1/2005
80013619  Primary Residence  Single Family Detached    360    357    75.000   9/1/2005   8/1/2035   1,311.75  11/1/2005
80013623  Primary Residence  PUD                       360    357    79.810   9/1/2005   8/1/2035   3,705.17  11/1/2005
80013624  Second Home        CL                        360    356    80.000   8/1/2005   7/1/2035   2,779.17  11/1/2005
80013625  Primary Residence  Single Family Detached    360    356    75.000   8/1/2005   7/1/2035   4,283.20  11/1/2005
80013626  Primary Residence  PUD-D                     360    356    68.810   8/1/2005   7/1/2035   1,679.69  11/1/2005
80013630  Primary Residence  Single Family Detached    360    357    74.910   9/1/2005   8/1/2035   1,985.00  11/1/2005
80013633  Primary Residence  Single Family Detached    360    356    59.420   8/1/2005   7/1/2035   2,007.29  10/1/2005
80013726  Primary Residence  PUD-D                     360    358    69.510  10/1/2005   9/1/2035   1,984.54  11/1/2005
80013727  Primary Residence  Single Family Detached    360    358    59.860  10/1/2005   9/1/2035   1,182.50  11/1/2005
80013728  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035     860.00  10/1/2005
80013729  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035   1,433.33  11/1/2005
80013730  Primary Residence  PUD-A                     360    349    80.000   1/1/2005  12/1/2034   2,294.01  11/1/2005
80013731  Primary Residence  CP                        360    358    87.200  10/1/2005   9/1/2035   1,050.00  11/1/2005
80013732  Primary Residence  Single Family Detached    360    358    68.000  10/1/2005   9/1/2035   1,487.50  10/1/2005
80013733  Primary Residence  Single Family Detached    360    358    74.340  10/1/2005   9/1/2035   1,887.92  11/1/2005
80013734  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   2,804.58  11/1/2005
80013735  Primary Residence  PUD-D                     360    357    78.430   9/1/2005   8/1/2035   5,520.83  11/1/2005
80013736  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,154.17  10/1/2005
80013738  Primary Residence  Single Family Detached    360    358    79.980  10/1/2005   9/1/2035   1,281.15  11/1/2005
80013739  Primary Residence  CL                        360    358    75.000  10/1/2005   9/1/2035   3,488.28  11/1/2005
80013740  Primary Residence  Condominium               360    358    91.230  10/1/2005   9/1/2035   1,272.92  11/1/2005
80013741  Primary Residence  PUD-D                     360    358    79.970  10/1/2005   9/1/2035   2,287.08  10/1/2005
80013742  Primary Residence  Single Family Detached    360    358    55.560  10/1/2005   9/1/2035   4,895.83  11/1/2005
80013743  Second Home        Single Family Detached    360    358    50.000  10/1/2005   9/1/2035   5,180.91  10/1/2005
80013744  Primary Residence  PUD-D                     360    358    74.420  10/1/2005   9/1/2035   1,833.33  11/1/2005
80013746  Primary Residence  PUD-D                     360    355    89.830   7/1/2005   6/1/2035   2,213.54  10/1/2005
80013747  Primary Residence  PUD-D                     360    358    68.320  10/1/2005   9/1/2035   3,593.75  11/1/2005
80013748  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,537.46  11/1/2005
80013749  Primary Residence  Single Family Detached    360    358    70.370  10/1/2005   9/1/2035     425.52  11/1/2005
80013750  Primary Residence  CL                        360    358    79.070  10/1/2005   9/1/2035     763.75  11/1/2005
80013751  Primary Residence  Single Family Detached    360    358    75.000  10/1/2005   9/1/2035   3,023.44  11/1/2005
80013752  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   2,425.50  10/1/2005
80013753  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,882.67  11/1/2005
80013754  Second Home        Single Family Detached    360    358    70.830  10/1/2005   9/1/2035   4,250.00  11/1/2005
80013755  Primary Residence  Single Family Detached    360    357    68.970   9/1/2005   8/1/2035   4,687.50  11/1/2005
80013756  Primary Residence  Single Family Detached    360    358    50.000  10/1/2005   9/1/2035   2,062.50  11/1/2005
80013757  Second Home        PUD-D                     360    358    65.000  10/1/2005   9/1/2035   9,242.19  11/1/2005
80013758  Primary Residence  Single Family Detached    360    358    54.000  10/1/2005   9/1/2035   1,940.63  11/1/2005
80013759  Primary Residence  Single Family Detached    360    358    78.740  10/1/2005   9/1/2035   1,375.00  11/1/2005
80013760  Primary Residence  PUD-D                     360    358    64.110  10/1/2005   9/1/2035   2,594.38  11/1/2005
80013761  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,188.75  11/1/2005
80013762  Primary Residence  Single Family Detached    360    358    65.380  10/1/2005   9/1/2035   1,815.10  11/1/2005
80013763  Primary Residence  Single Family Detached    360    358    73.130  10/1/2005   9/1/2035   4,078.23  11/1/2005
80013764  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   2,550.00  10/1/2005
80013766  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035     957.95  11/1/2005
80013767  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   2,108.33  11/1/2005
80013768  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,102.50  11/1/2005
80013769  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   3,037.50  11/1/2005
80013770  Primary Residence  Single Family Detached    360    357    78.610   9/1/2005   8/1/2035     633.80  12/1/2005
80013771  Primary Residence  PUD-D                     360    358    72.730  10/1/2005   9/1/2035   3,062.50  11/1/2005
80013772  Second Home        CL                        360    358    51.290  10/1/2005   9/1/2035   2,130.92  10/1/2005
80013773  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,188.33  11/1/2005
80013774  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,925.00  11/1/2005
80013775  Primary Residence  Single Family Detached    360    358    79.300  10/1/2005   9/1/2035   1,762.50  11/1/2005
80013776  Primary Residence  CP                        360    358    63.880  10/1/2005   9/1/2035     847.08  11/1/2005
80013777  Primary Residence  Single Family Detached    360    358    72.670  10/1/2005   9/1/2035   1,119.79  11/1/2005
80013778  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   2,643.75  10/1/2005
80013779  Primary Residence  CP                        360    358    90.000  10/1/2005   9/1/2035   1,255.75  11/1/2005
80013780  Second Home        Single Family Detached    360    358    73.750  10/1/2005   9/1/2035   3,984.38  11/1/2005
80013781  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   2,118.75  11/1/2005
80013782  Primary Residence  PUD-A                     360    358    57.060  10/1/2005   9/1/2035   2,323.96  11/1/2005
80013783  Primary Residence  CL                        360    358    80.000  10/1/2005   9/1/2035   2,100.00  11/1/2005
80013784  Primary Residence  Single Family Detached    360    358    74.030  10/1/2005   9/1/2035   2,731.25  10/1/2005
80013785  Primary Residence  Single Family Detached    360    358    62.280  10/1/2005   9/1/2035   1,032.05  10/1/2005
80013786  Primary Residence  Condominium Hi-Rise       360    358    75.000  10/1/2005   9/1/2035   1,425.00  11/1/2005
80013787  Second Home        Single Family Detached    360    358    80.000  10/1/2005   9/1/2035     716.75  10/1/2005
80013788  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   2,239.58  12/1/2005
80013789  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   1,380.00  11/1/2005
80013790  Primary Residence  CL                        360    358    80.000  10/1/2005   9/1/2035     684.42  11/1/2005
80013791  Primary Residence  CL                        360    358    80.000  10/1/2005   9/1/2035   2,212.92  10/1/2005
80013792  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   4,267.29  11/1/2005
80013793  Primary Residence  Single Family Detached    360    358    78.260  10/1/2005   9/1/2035   3,431.94  10/1/2005
80013794  Second Home        PUD-D                     360    358    79.990  10/1/2005   9/1/2035   3,187.27  11/1/2005
80013795  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,253.33  11/1/2005
80013796  Primary Residence  CL                        360    358    80.000  10/1/2005   9/1/2035   1,150.00  10/1/2005
80013797  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,423.75  11/1/2005
80013798  Primary Residence  PUD-D                     360    358    73.530  10/1/2005   9/1/2035     916.67  11/1/2005
80013799  Primary Residence  PUD-D                     360    358    55.320  10/1/2005   9/1/2035   1,272.92  11/1/2005
80013800  Primary Residence  Single Family Detached    360    358    50.050  10/1/2005   9/1/2035   2,770.82  10/1/2005
80013801  Primary Residence  Single Family Detached    360    358    60.000  10/1/2005   9/1/2035   1,454.69  10/1/2005
80013802  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   3,676.25  11/1/2005
80013803  Primary Residence  Single Family Detached    360    358    72.220  10/1/2005   9/1/2035   3,741.77  11/1/2005
80013804  Primary Residence  Condominium               360    358    80.000  10/1/2005   9/1/2035   2,606.67  10/1/2005
80013805  Second Home        PUD-D                     360    358    80.000  10/1/2005   9/1/2035   2,549.17  10/1/2005
80013806  Primary Residence  PUD-A                     360    358    79.300  10/1/2005   9/1/2035   1,993.36  10/1/2005
80013807  Primary Residence  PUD-D                     360    358    64.550  10/1/2005   9/1/2035   1,016.67  11/1/2005
80013808  Primary Residence  Single Family Detached    360    358    35.290  10/1/2005   9/1/2035   1,075.00  11/1/2005
80013810  Primary Residence  PUD-D                     360    358    58.400  10/1/2005   9/1/2035     946.62  10/1/2005
80013811  Second Home        PUD-D                     360    358    80.000  10/1/2005   9/1/2035     671.25  11/1/2005
80013812  Primary Residence  CL                        360    358    69.230  10/1/2005   9/1/2035   1,265.63  11/1/2005
80013813  Primary Residence  Single Family Detached    360    358    47.040  10/1/2005   9/1/2035     935.33  11/1/2005
80013814  Primary Residence  PUD-A                     360    358    73.330  10/1/2005   9/1/2035   2,266.46  11/1/2005
80013815  Primary Residence  Single Family Detached    360    358    74.990  10/1/2005   9/1/2035   1,094.78  10/1/2005
80013816  Primary Residence  Single Family Detached    360    358    53.200  10/1/2005   9/1/2035   1,316.88  10/1/2005
80013817  Primary Residence  Single Family Detached    360    358    50.000  10/1/2005   9/1/2035   1,992.19  11/1/2005
80013819  Primary Residence  CL                        360    358    80.000  10/1/2005   9/1/2035     866.33  11/1/2005
80013820  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035     645.00  11/1/2005
80013821  Primary Residence  PUD-D                     360    358    35.710  10/1/2005   9/1/2035   2,015.63  11/1/2005
80013822  Primary Residence  Single Family Detached    360    358    68.300  10/1/2005   9/1/2035   1,621.46  10/1/2005
80013823  Primary Residence  PUD-D                     360    358    65.000  10/1/2005   9/1/2035   1,868.75  10/1/2005
80013824  Primary Residence  Single Family Detached    360    358    42.210  10/1/2005   9/1/2035   1,272.70  11/1/2005
80013825  Primary Residence  Single Family Detached    360    358    56.180  10/1/2005   9/1/2035   1,916.67  10/1/2005
80013826  Primary Residence  Single Family Detached    360    358    68.750  10/1/2005   9/1/2035   2,423.44  10/1/2005
80013827  Primary Residence  Single Family Detached    360    358    60.670  10/1/2005   9/1/2035     853.13  10/1/2005
80013828  Primary Residence  Single Family Detached    360    358    75.000  10/1/2005   9/1/2035   2,939.06  10/1/2005
80013829  Primary Residence  PUD-D                     360    358    70.000  10/1/2005   9/1/2035   1,552.03  10/1/2005
80013830  Primary Residence  PUD-D                     360    358    67.150  10/1/2005   9/1/2035   2,055.47  10/1/2005
80013831  Primary Residence  PUD                       360    358    56.820  10/1/2005   9/1/2035     572.92  11/1/2005
80013833  Primary Residence  Single Family Detached    360    358    73.530  10/1/2005   9/1/2035   2,604.17  11/1/2005
80013834  Primary Residence  CL                        360    358    66.990  10/1/2005   9/1/2035   1,689.06  10/1/2005
80013835  Primary Residence  Single Family Detached    360    358    71.540  10/1/2005   9/1/2035   2,731.88  11/1/2005
80013836  Second Home        CL                        360    358    53.620  10/1/2005   9/1/2035     958.33  10/1/2005
80013837  Primary Residence  Condominium               360    358    36.660  10/1/2005   9/1/2035     598.96  10/1/2005
80013838  Primary Residence  PUD-D                     360    358    75.000  10/1/2005   9/1/2035   2,812.50  10/1/2005
80013839  Primary Residence  Condominium               360    358    80.000  10/1/2005   9/1/2035   2,544.21  11/1/2005
80013840  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,968.75  11/1/2005
80013841  Primary Residence  Single Family Detached    360    358    57.000  10/1/2005   9/1/2035   1,395.31  10/1/2005
80013842  Primary Residence  Single Family Detached    360    358    66.380  10/1/2005   9/1/2035   1,884.90  11/1/2005
80013843  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   1,725.00  11/1/2005
80013844  Primary Residence  Single Family Detached    360    358    79.910  10/1/2005   9/1/2035   1,910.38  10/1/2005
80013845  Primary Residence  PUD-D                     360    358    58.330  10/1/2005   9/1/2035   2,391.67  11/1/2005
80013846  Primary Residence  Single Family Detached    360    358    79.000  10/1/2005   9/1/2035   1,514.17  10/1/2005
80013847  Primary Residence  PUD-D                     360    358    61.160  10/1/2005   9/1/2035   5,468.74  10/1/2005
80013848  Primary Residence  Single Family Detached    360    358    66.300  10/1/2005   9/1/2035   1,461.46  10/1/2005
80013849  Primary Residence  Single Family Detached    360    358    70.000  10/1/2005   9/1/2035   2,426.30  11/1/2005
80013850  Primary Residence  PUD-D                     360    358    77.870  10/1/2005   9/1/2035   2,555.00  11/1/2005
80013851  Second Home        PUD-D                     360    358    80.000  10/1/2005   9/1/2035   1,054.17  11/1/2005
80013852  Primary Residence  PUD-D                     360    358    79.850  10/1/2005   9/1/2035   1,270.47  10/1/2005
80013853  Primary Residence  Single Family Detached    360    358    74.960  10/1/2005   9/1/2035   2,275.00  11/1/2005
80013854  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   2,002.92  10/1/2005
80013855  Primary Residence  Single Family Detached    360    358    68.290  10/1/2005   9/1/2035   1,855.52  10/1/2005
80013856  Primary Residence  PUD-D                     360    358    65.580  10/1/2005   9/1/2035     749.06  11/1/2005
80013857  Primary Residence  Single Family Detached    360    358    48.390  10/1/2005   9/1/2035   1,101.56  10/1/2005
80013858  Primary Residence  Single Family Detached    360    358    70.000  10/1/2005   9/1/2035   2,786.88  10/1/2005
80013859  Primary Residence  PUD-D                     360    358    62.020  10/1/2005   9/1/2035   3,833.33  11/1/2005
80013860  Primary Residence  Single Family Detached    360    358    62.000  10/1/2005   9/1/2035   1,550.00  10/1/2005
80013861  Primary Residence  Single Family Detached    360    358    75.000  10/1/2005   9/1/2035   2,272.89  11/1/2005
80013862  Primary Residence  PUD-D                     360    358    69.840  10/1/2005   9/1/2035   1,285.00  11/1/2005
80013863  Primary Residence  Condominium               360    358    90.000  10/1/2005   9/1/2035   2,115.45  11/1/2005
80013864  Primary Residence  CL                        360    358    74.470  10/1/2005   9/1/2035   2,126.64  11/1/2005
80013865  Primary Residence  PUD-D                     360    358    45.820  10/1/2005   9/1/2035   3,500.63  11/1/2005
80013866  Second Home        PUD-D                     360    358    80.000  10/1/2005   9/1/2035     895.83  11/1/2005
80013867  Primary Residence  Single Family Detached    360    358    77.500  10/1/2005   9/1/2035   1,776.04  11/1/2005
80013868  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   1,916.67  11/1/2005
80013869  Primary Residence  Single Family Detached    360    358    49.450  10/1/2005   9/1/2035   3,059.90  11/1/2005
80013870  Primary Residence  Condominium Hi-Rise       360    358    80.000  10/1/2005   9/1/2035   1,837.50  11/1/2005
80013997  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,027.00  10/1/2005
80014178  Second Home        CL                        360    354    80.000   6/1/2005   5/1/2035     838.13  11/1/2005
80014179  Second Home        Single Family Detached    360    355    80.000   7/1/2005   6/1/2035   1,620.50  11/1/2005
80014180  Primary Residence  Single Family Detached    360    356    24.080   8/1/2005   7/1/2035     550.78  11/1/2005
80014181  Primary Residence  CL                        360    357    79.990   9/1/2005   8/1/2035   1,154.54  11/1/2005
80014183  Second Home        CL                        360    356    80.000   8/1/2005   7/1/2035   2,198.63  11/1/2005
80014184  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   2,185.00  11/1/2005
80014185  Primary Residence  Single Family Detached    360    356    79.240   8/1/2005   7/1/2035     780.85  10/1/2005
80014186  Primary Residence  Single Family Detached    360    355    53.010   7/1/2005   6/1/2035   1,250.33  11/1/2005
80014187  Primary Residence  PUD                       360    357    80.000   9/1/2005   8/1/2035   3,916.67  11/1/2005
80014188  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,080.00  11/1/2005
80014189  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,756.17  11/1/2005
80014190  Second Home        PUD-D                     360    357    80.000   9/1/2005   8/1/2035   1,730.75  11/1/2005
80014191  Primary Residence  CL                        360    357    80.000   9/1/2005   8/1/2035   3,123.26  11/1/2005
80014192  Primary Residence  Single Family Detached    360    357    67.380   9/1/2005   8/1/2035   1,121.25  10/1/2005
80014193  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,511.25  10/1/2005
80014194  Primary Residence  CL                        360    355    80.000   7/1/2005   6/1/2035   1,403.84  10/1/2005
80014195  Primary Residence  CL                        360    357    47.110   9/1/2005   8/1/2035     851.97  11/1/2005
80014196  Primary Residence  Single Family Detached    360    356    54.730   8/1/2005   7/1/2035     725.63  11/1/2005
80014197  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035   1,360.33  11/1/2005
80014201  Primary Residence  PUD-D                     360    354    37.420   6/1/2005   5/1/2035   1,500.58  11/1/2005
80014204  Second Home        CL                        360    355    80.000   7/1/2005   6/1/2035     367.50  10/1/2005
80014205  Second Home        Single Family Detached    360    355    80.000   7/1/2005   6/1/2035   1,663.92  10/1/2005
80014207  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035     703.33  10/1/2005
80014208  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     801.21  11/1/2005
80014210  Primary Residence  Single Family Detached    360    353    80.000   5/1/2005   4/1/2035   1,245.83  10/1/2005
80014211  Second Home        Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,796.50  11/1/2005
80014212  Primary Residence  Single Family Detached    360    356    79.990   8/1/2005   7/1/2035     877.47  11/1/2005
80014213  Primary Residence  PUD-D                     360    354    80.000   6/1/2005   5/1/2035     637.50  10/1/2005
80014215  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     893.91  11/1/2005
80014216  Primary Residence  Single Family Detached    360    356    75.000   8/1/2005   7/1/2035   1,050.00  11/1/2005
80014217  Primary Residence  Single Family Detached    360    354    79.990   6/1/2005   5/1/2035   1,289.29  10/1/2005
80014218  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035     788.59  10/1/2005
80014219  Second Home        CL                        360    356    45.760   8/1/2005   7/1/2035   1,310.83  11/1/2005
80014220  Investor Property  Single Family Detached    360    356    61.540   8/1/2005   7/1/2035     550.00  10/1/2005
80014221  Primary Residence  Single Family Detached    360    357    76.060   9/1/2005   8/1/2035   1,237.50  10/1/2005
80014222  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,428.17  11/1/2005
80014223  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,775.67  10/1/2005
80014225  Primary Residence  Single Family Detached    360    356    41.710   8/1/2005   7/1/2035   2,555.00  10/1/2005
80014226  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     626.67  11/1/2005
80014227  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035     529.83  11/1/2005
80014228  Primary Residence  Single Family Detached    360    355    49.320   7/1/2005   6/1/2035     806.25  11/1/2005
80014230  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,725.00  11/1/2005
80014231  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035   1,265.88  11/1/2005
80014232  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035   1,396.50  10/1/2005
80014233  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035     561.00  10/1/2005
80014234  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035     507.50  11/1/2005
80014235  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035   1,223.71  12/1/2005
80014236  Primary Residence  CL                        360    357    79.970   9/1/2005   8/1/2035     436.19  11/1/2005
80014237  Primary Residence  PUD                       360    357    80.000   9/1/2005   8/1/2035     787.13  11/1/2005
80014238  Second Home        PUD                       360    354    80.000   6/1/2005   5/1/2035   2,544.17  10/1/2005
80014240  Primary Residence  Single Family Detached    360    357    33.330   9/1/2005   8/1/2035     547.73  11/1/2005
80014241  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,263.13  11/1/2005
80014243  Second Home        Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,697.50  11/1/2005
80014244  Primary Residence  CL                        360    357    80.000   9/1/2005   8/1/2035   1,627.50  10/1/2005
80014246  Primary Residence  Single Family Detached    360    357    56.670   9/1/2005   8/1/2035     389.58  10/1/2005
80014247  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   2,544.17  11/1/2005
80014248  Primary Residence  Single Family Detached    360    354    43.720   6/1/2005   5/1/2035     743.75  11/1/2005
80014249  Primary Residence  PUD-D                     360    355    80.000   7/1/2005   6/1/2035   1,283.41  11/1/2005
80014250  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035     809.82  10/1/2005
80014251  Primary Residence  PUD-D                     360    355    79.980   7/1/2005   6/1/2035     667.19  11/1/2005
80014252  Second Home        Single Family Detached    360    353    80.000   5/1/2005   4/1/2035   1,139.50  11/1/2005
80014253  Primary Residence  PUD-D                     360    355    80.000   7/1/2005   6/1/2035     796.17  11/1/2005
80014254  Primary Residence  CL                        360    354    80.000   6/1/2005   5/1/2035     499.88  11/1/2005
80014255  Primary Residence  PUD-A                     360    354    73.840   6/1/2005   5/1/2035   2,844.28  11/1/2005
80014256  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035     716.67  11/1/2005
80014257  Primary Residence  Single Family Detached    360    354    72.660   6/1/2005   5/1/2035     712.71  10/1/2005
80014259  Primary Residence  PUD-D                     360    354    80.000   6/1/2005   5/1/2035     487.50  11/1/2005
80014260  Primary Residence  PUD-D                     360    354    74.570   6/1/2005   5/1/2035     803.91  10/1/2005
80014264  Primary Residence  CL                        360    354    80.000   6/1/2005   5/1/2035     660.00  10/1/2005
80014265  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035   1,034.00  10/1/2005
80014266  Primary Residence  PUD-D                     360    355    79.980   7/1/2005   6/1/2035     610.29  10/1/2005
80014267  Primary Residence  PUD-D                     360    355    72.470   7/1/2005   6/1/2035     986.57  11/1/2005
80014268  Primary Residence  CL                        360    355    80.000   7/1/2005   6/1/2035     823.27  11/1/2005
80014270  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035     895.84  10/1/2005
80014271  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035     539.00  11/1/2005
80014272  Primary Residence  PUD-D                     360    354    79.990   6/1/2005   5/1/2035     558.78  11/1/2005
80014273  Primary Residence  Single Family Detached    360    355    77.120   7/1/2005   6/1/2035   2,108.75  10/1/2005
80014274  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035   1,087.50  11/1/2005
80014275  Second Home        CL                        360    354    80.000   6/1/2005   5/1/2035     837.08  11/1/2005
80014276  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035   2,108.75  11/1/2005
80014277  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035     766.33  11/1/2005
80014278  Primary Residence  PUD-D                     360    354    80.000   6/1/2005   5/1/2035     675.46  11/1/2005
80014279  Primary Residence  PUD-D                     360    354    79.990   6/1/2005   5/1/2035     731.73  10/1/2005
80014281  Primary Residence  PUD-D                     360    355    79.980   7/1/2005   6/1/2035     840.88  10/1/2005
80014286  Primary Residence  PUD-D                     360    354    80.000   6/1/2005   5/1/2035     835.67  11/1/2005
80014287  Primary Residence  PUD-D                     360    355    80.000   7/1/2005   6/1/2035     945.00  11/1/2005
80014288  Primary Residence  Single Family Detached    360    355    79.990   7/1/2005   6/1/2035     532.66  11/1/2005
80014289  Primary Residence  CL                        360    355    80.000   7/1/2005   6/1/2035     525.00  11/1/2005
80014290  Primary Residence  Single Family Detached    360    355    79.970   7/1/2005   6/1/2035   1,150.99  10/1/2005
80014291  Primary Residence  PUD-D                     360    355    80.000   7/1/2005   6/1/2035   1,063.34  11/1/2005
80014292  Primary Residence  PUD-D                     360    356    75.000   8/1/2005   7/1/2035   2,626.57  10/1/2005
80014295  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   1,242.50  11/1/2005
80014296  Primary Residence  Condominium Hi-Rise       360    355    79.990   7/1/2005   6/1/2035     705.40  10/1/2005
80014297  Primary Residence  PUD-D                     360    357    95.000   9/1/2005   8/1/2035     487.67  11/1/2005
80014299  Primary Residence  Single Family Detached    360    356    79.990   8/1/2005   7/1/2035     784.94  11/1/2005
80014302  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035     584.25  11/1/2005
80014303  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   1,421.00  10/1/2005
80014304  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   1,800.00  10/1/2005
80014305  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   2,500.00  11/1/2005
80014307  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035     767.71  11/1/2005
80014308  Second Home        CL                        360    356    50.500   8/1/2005   7/1/2035   1,767.50  11/1/2005
80014310  Investor Property  Single Family Detached    360    357    74.980   9/1/2005   8/1/2035     739.81  11/1/2005
80014311  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035     594.30  10/1/2005
80014312  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035   1,084.83  10/1/2005
80014313  Primary Residence  Single Family Detached    360    355    33.680   7/1/2005   6/1/2035     684.86  11/1/2005
80014314  Primary Residence  CL                        360    356    80.000   8/1/2005   7/1/2035   1,084.62  11/1/2005
80014315  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,400.83  11/1/2005
80014317  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035     807.54  11/1/2005
80014318  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035     865.56  11/1/2005
80014319  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035     648.98  11/1/2005
80014320  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     330.88  10/1/2005
80014321  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035     745.81  11/1/2005
80014324  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035   1,123.50  10/1/2005
80014325  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035     669.67  11/1/2005
80014327  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035     712.62  10/1/2005
80014328  Second Home        Single Family Detached    360    354    80.000   6/1/2005   5/1/2035     862.50  11/1/2005
80014329  Second Home        Single Family Detached    360    356    80.000   8/1/2005   7/1/2035     752.50  11/1/2005
80014330  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035   1,500.00  11/1/2005
80014331  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,482.65  10/1/2005
80014333  Primary Residence  PUD                       360    356    80.000   8/1/2005   7/1/2035   1,914.50  11/1/2005
80014335  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,959.04  11/1/2005
80014337  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,010.50  11/1/2005
80014339  Primary Residence  PUD-A                     360    354    80.000   6/1/2005   5/1/2035     688.28  11/1/2005
80014340  Primary Residence  PUD-A                     360    354    80.000   6/1/2005   5/1/2035     516.07  11/1/2005
80014341  Primary Residence  PUD-A                     360    355    80.000   7/1/2005   6/1/2035     466.59  10/1/2005
80014342  Second Home        Single Family Detached    360    354    80.000   6/1/2005   5/1/2035     913.75  10/1/2005
80014343  Primary Residence  PUD-D                     360    357    80.000   9/1/2005   8/1/2035     878.07  11/1/2005
80014344  Primary Residence  PUD-D                     360    357    65.130   9/1/2005   8/1/2035   2,381.25  10/1/2005
80014345  Second Home        CL                        360    354    80.000   6/1/2005   5/1/2035   1,124.63  10/1/2005
80014346  Primary Residence  Single Family Detached    360    357    63.830   9/1/2005   8/1/2035   6,406.25  12/1/2005
80014347  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,705.00  10/1/2005
80014348  Primary Residence  PUD                       360    357    69.210   9/1/2005   8/1/2035   1,877.03  11/1/2005
80014349  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035     788.33  11/1/2005
80014350  Second Home        Single Family Detached    360    354    19.330   6/1/2005   5/1/2035     958.33  11/1/2005
80014351  Second Home        Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,260.00  11/1/2005
80014352  Primary Residence  PUD-D                     360    356    73.330   8/1/2005   7/1/2035     985.42  11/1/2005
80014353  Second Home        PUD-D                     360    357    80.000   9/1/2005   8/1/2035   1,050.00  10/1/2005
80014354  Primary Residence  PUD-D                     360    357    80.000   9/1/2005   8/1/2035   1,393.33  11/1/2005
80014355  Primary Residence  Single Family Detached    360    357    70.420   9/1/2005   8/1/2035   4,583.33  10/1/2005
80014357  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,281.50  10/1/2005
80014358  Primary Residence  PUD-D                     360    355    79.990   7/1/2005   6/1/2035     766.07  11/1/2005
80014359  Investor Property  PUD-A                     360    356    75.000   8/1/2005   7/1/2035     395.32  10/1/2005
80014360  Primary Residence  PUD-D                     360    356    77.630   8/1/2005   7/1/2035     903.44  11/1/2005
80014361  Primary Residence  CL                        360    357    79.990   9/1/2005   8/1/2035     802.92  11/1/2005
80014362  Primary Residence  PUD-D                     360    357    73.890   9/1/2005   8/1/2035   1,075.68  10/1/2005
80014363  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,389.50  11/1/2005
80014364  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   1,013.55  11/1/2005
80014365  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035     822.50  11/1/2005
80014366  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   1,011.34  10/1/2005
80014368  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     833.00  10/1/2005
80014369  Primary Residence  Single Family Detached    360    357    30.430   9/1/2005   8/1/2035     465.94  11/1/2005
80014370  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035     770.00  10/1/2005
80014371  Primary Residence  Single Family Detached    360    356    70.200   8/1/2005   7/1/2035   1,713.73  10/1/2005
80014372  Primary Residence  PUD-D                     360    357    80.000   9/1/2005   8/1/2035     633.34  11/1/2005
80014373  Primary Residence  PUD-D                     360    357    79.990   9/1/2005   8/1/2035     956.24  11/1/2005
80014374  Primary Residence  PUD-D                     360    357    72.460   9/1/2005   8/1/2035   1,067.29  10/1/2005
80014375  Primary Residence  PUD-D                     360    357    78.670   9/1/2005   8/1/2035     983.34  10/1/2005
80014376  Investor Property  PUD-D                     360    356    74.990   8/1/2005   7/1/2035   1,219.46  10/1/2005
80014378  Primary Residence  Condominium               360    356    79.990   8/1/2005   7/1/2035     501.22  11/1/2005
80014380  Primary Residence  Single Family Detached    360    357    79.990   9/1/2005   8/1/2035     542.35  11/1/2005
80014381  Second Home        Single Family Detached    360    357    79.990   9/1/2005   8/1/2035   1,945.13  11/1/2005
80014382  Primary Residence  CL                        360    357    80.000   9/1/2005   8/1/2035     716.67  11/1/2005
80014387  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,404.04  10/1/2005
80014388  Primary Residence  Single Family Detached    360    354    65.000   6/1/2005   5/1/2035   3,659.64  10/1/2005
80014392  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035     613.33  10/1/2005
80014394  Primary Residence  PUD-D                     360    357    79.990   9/1/2005   8/1/2035   1,031.89  11/1/2005
80014396  Primary Residence  Single Family Detached    360    357    79.940   9/1/2005   8/1/2035   2,300.83  10/1/2005
80014397  Primary Residence  Single Family Detached    360    357    68.910   9/1/2005   8/1/2035   1,751.04  10/1/2005
80014398  Second Home        PUD-D                     360    357    80.000   9/1/2005   8/1/2035   1,721.25   1/1/2006
80014399  Second Home        CL                        360    357    74.830   9/1/2005   8/1/2035     735.70  10/1/2005
80014400  Primary Residence  CL                        360    357    73.170   9/1/2005   8/1/2035   1,312.50  10/1/2005
80014401  Second Home        Condominium               360    357    80.000   9/1/2005   8/1/2035   1,740.00  11/1/2005
80014415  Investor Property  Condominium               360    355    73.590   7/1/2005   6/1/2035     914.06  10/1/2005
80014416  Primary Residence  CL                        360    356    67.160   8/1/2005   7/1/2035     873.39  11/1/2005
80014417  Primary Residence  Single Family Detached    360    357    78.220   9/1/2005   8/1/2035   2,979.17  10/1/2005
80014418  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     948.00  10/1/2005
80014419  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,067.08  10/1/2005
80014420  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,150.00  10/1/2005
80014422  Primary Residence  CL                        360    357    80.000   9/1/2005   8/1/2035   2,952.51  11/1/2005
80014423  Primary Residence  Single Family Detached    360    356    71.590   8/1/2005   7/1/2035   3,478.89  10/1/2005
80014424  Primary Residence  Single Family Detached    360    357    48.220   9/1/2005   8/1/2035   1,971.10  10/1/2005
80014425  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,597.92  11/1/2005
80014426  Primary Residence  Single Family Detached    360    357    79.990   9/1/2005   8/1/2035   1,072.97  11/1/2005
80014428  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     674.54  10/1/2005
80014429  Primary Residence  CL                        360    357    80.000   9/1/2005   8/1/2035   1,218.75  11/1/2005
80014430  Second Home        Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,635.42  11/1/2005
80014431  Primary Residence  2-4 Family                360    357    78.430   9/1/2005   8/1/2035   4,479.17  11/1/2005
80014434  Primary Residence  Condominium               360    357    80.000   9/1/2005   8/1/2035     723.83  10/1/2005
80014443  Primary Residence  PUD-D                     360    357    79.950   9/1/2005   8/1/2035   1,590.42  11/1/2005
80014444  Primary Residence  Single Family Detached    360    356    69.190   8/1/2005   7/1/2035   3,360.00  10/1/2005
80014445  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,660.00  11/1/2005
80014446  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,445.63  11/1/2005
80014447  Primary Residence  Single Family Detached    360    357    74.220   9/1/2005   8/1/2035   2,276.04  10/1/2005
80014448  Primary Residence  Single Family Detached    360    357    54.140   9/1/2005   8/1/2035     743.75  11/1/2005
80014449  Primary Residence  Condominium               360    357    76.200   9/1/2005   8/1/2035   1,911.26  10/1/2005
80014450  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,716.67  10/1/2005
80014451  Primary Residence  Single Family Detached    360    357    50.390   9/1/2005   8/1/2035     914.06  10/1/2005
80014452  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   1,673.47  11/1/2005
80014453  Primary Residence  PUD-D                     360    357    79.980   9/1/2005   8/1/2035     414.58  11/1/2005
80014454  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,275.42  11/1/2005
80014456  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,078.33  11/1/2005
80014458  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,585.00  11/1/2005
80014459  Primary Residence  Condominium Hi-Rise       360    355    90.000   7/1/2005   6/1/2035   1,234.26  11/1/2005
80014463  Primary Residence  CL                        360    354    55.840   6/1/2005   5/1/2035   1,007.81  11/1/2005
80014464  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035   1,287.17  10/1/2005
80014465  Primary Residence  CL                        360    355    80.000   7/1/2005   6/1/2035     809.83  11/1/2005
80014467  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035   1,311.88  10/1/2005
80014468  Second Home        Condominium Hi-Rise       360    357    75.720   9/1/2005   8/1/2035   1,760.79  10/1/2005
80014469  Primary Residence  CL                        360    355    80.000   7/1/2005   6/1/2035     921.06  10/1/2005
80014471  Primary Residence  Single Family Detached    360    356    76.610   8/1/2005   7/1/2035   1,966.25  11/1/2005
80014472  Primary Residence  Single Family Detached    360    355    48.830   7/1/2005   6/1/2035     913.30  11/1/2005
80014475  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,241.44  11/1/2005
80014476  Primary Residence  Single Family Detached    360    356    75.950   8/1/2005   7/1/2035   2,875.00  10/1/2005
80014477  Primary Residence  CL                        360    356    80.000   8/1/2005   7/1/2035   2,199.54  10/1/2005
80014478  Primary Residence  PUD                       360    356    80.000   8/1/2005   7/1/2035   4,096.58  10/1/2005
80014479  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,500.00  11/1/2005
80014480  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   1,793.75  11/1/2005
80014481  Primary Residence  Single Family Detached    360    356    78.370   8/1/2005   7/1/2035   2,291.67  11/1/2005
80014482  Primary Residence  PUD-A                     360    357    80.000   9/1/2005   8/1/2035   1,092.00  11/1/2005
80014483  Primary Residence  Single Family Detached    360    356    69.360   8/1/2005   7/1/2035   2,275.78  11/1/2005
80014484  Primary Residence  CL                        360    356    80.000   8/1/2005   7/1/2035     451.51  11/1/2005
80014485  Primary Residence  Single Family Detached    360    356    77.230   8/1/2005   7/1/2035   2,953.13  11/1/2005
80014487  Second Home        PUD-D                     360    356    79.990   8/1/2005   7/1/2035   1,809.14  11/1/2005
80014488  Second Home        Single Family Detached    360    357    42.150   9/1/2005   8/1/2035     545.56  11/1/2005
80014489  Primary Residence  CL                        360    357    80.000   9/1/2005   8/1/2035     569.98  11/1/2005
80014490  Primary Residence  PUD-A                     360    357    80.000   9/1/2005   8/1/2035   1,036.19  11/1/2005
80014491  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035     342.83  10/1/2005
80014492  Primary Residence  PUD-D                     360    357    35.700   9/1/2005   8/1/2035     599.38  11/1/2005
80014493  Second Home        Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,430.00  10/1/2005
80014495  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     933.33  10/1/2005
80014496  Primary Residence  Single Family Detached    360    357    79.230   9/1/2005   8/1/2035   1,007.81  10/1/2005
80014498  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     608.17  10/1/2005
80014499  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,970.00  11/1/2005
80014500  Primary Residence  Single Family Detached    360    357    70.000   9/1/2005   8/1/2035   2,593.99  10/1/2005
80014502  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   1,449.17  10/1/2005
80014503  Primary Residence  Single Family Detached    360    357    63.750   9/1/2005   8/1/2035   3,426.56  11/1/2005
80014504  Primary Residence  Single Family Detached    360    357    75.650   9/1/2005   8/1/2035   1,993.75  11/1/2005
80014505  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,210.00  10/1/2005
80014507  Primary Residence  Single Family Detached    360    357    68.420   9/1/2005   8/1/2035   2,911.46  10/1/2005
80014509  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,362.50  10/1/2005
80014511  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,394.33  11/1/2005
80014512  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     870.75  11/1/2005
80014513  Primary Residence  PUD-D                     360    357    80.000   9/1/2005   8/1/2035   2,226.00  10/1/2005
80014514  Primary Residence  Single Family Detached    360    356    73.110   8/1/2005   7/1/2035   2,129.69  10/1/2005
80014515  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,230.00  10/1/2005
80014517  Second Home        CL                        360    357    80.000   9/1/2005   8/1/2035   1,487.50  11/1/2005
80014518  Primary Residence  Single Family Detached    360    357    78.620   9/1/2005   8/1/2035   2,395.31  11/1/2005
80014519  Primary Residence  CL                        360    357    80.000   9/1/2005   8/1/2035     803.00  10/1/2005
80014520  Primary Residence  PUD-D                     360    357    78.910   9/1/2005   8/1/2035   2,597.92  11/1/2005
80014523  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,162.50  10/1/2005
80014524  Primary Residence  PUD-A                     360    357    80.000   9/1/2005   8/1/2035   2,083.10  11/1/2005
80014526  Primary Residence  PUD-D                     360    357    77.960   9/1/2005   8/1/2035   2,383.33  11/1/2005
80014527  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,421.25  10/1/2005
80014528  Primary Residence  Single Family Detached    360    357    77.070   9/1/2005   8/1/2035   2,588.96  11/1/2005
80014529  Primary Residence  CL                        360    357    75.000   9/1/2005   8/1/2035   1,671.09  11/1/2005
80014530  Primary Residence  Condominium Hi-Rise       360    357    80.000   9/1/2005   8/1/2035     892.50  10/1/2005
80014532  Primary Residence  PUD-A                     360    357    80.000   9/1/2005   8/1/2035   1,742.50  11/1/2005
80014533  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,103.18  11/1/2005
80014534  Primary Residence  PUD-D                     360    357    80.000   9/1/2005   8/1/2035     609.64  11/1/2005
80014535  Primary Residence  PUD-A                     360    357    79.990   9/1/2005   8/1/2035   1,679.36  10/1/2005
80014536  Primary Residence  CL                        360    357    80.000   9/1/2005   8/1/2035   2,024.58  10/1/2005
80014537  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     526.67  11/1/2005
80014538  Primary Residence  Single Family Detached    360    357    68.750   9/1/2005   8/1/2035   2,371.88  10/1/2005
80014539  Primary Residence  PUD-D                     360    357    74.900   9/1/2005   8/1/2035     842.08  10/1/2005
80014540  Primary Residence  CL                        360    357    80.000   9/1/2005   8/1/2035   1,850.00  11/1/2005
80014541  Primary Residence  PUD-D                     360    357    80.000   9/1/2005   8/1/2035   1,388.54  10/1/2005
80014542  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     830.62  11/1/2005
80014543  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     828.00  11/1/2005
80014544  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,149.76  11/1/2005
80014545  Investor Property  Single Family Detached    360    357    75.000   9/1/2005   8/1/2035     628.91  10/1/2005

                                                                       FIRST RATE    CURRENT
                                DOCUMENTATION              APPRAISAL    FREQUENCY   INTEREST  INITIAL  PERIODIC  LIFE   GROSS
 LOANID      PURPOSE                 TYPE                    VALUE     CHANGE DATE    RATE     CAP        CAP     CAP   MARGIN
80013499  Purchase        Full                             275,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80013501  Purchase        Full                             310,000.00     7/1/2010     6.000    5.000     2.000  5.000   2.250
80013502  Rate/Term Refi  Full                             215,000.00     8/1/2010     5.750    5.000     2.000  5.000   2.250
80013506  Purchase        Full                             660,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.750
80013507  Purchase        Full                             675,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80013508  Purchase        Full                           1,950,000.00     7/1/2010     6.000    5.000     2.000  5.000   2.250
80013509  Purchase        Full                             256,000.00     7/1/2010     5.875    5.000     2.000  5.000   2.250
80013513  Purchase        Stated Income/Assets Verified    250,000.00     8/1/2010     5.875    5.000     2.000  5.000   2.250
80013514  Purchase        Full                             285,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80013515  Purchase        Full                             530,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80013516  Purchase        Full                             305,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80013519  Cashout Refi    Full                             575,000.00     6/1/2010     5.750    5.000     2.000  5.000   2.250
80013520  Cashout Refi    Full                             910,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80013522  Purchase        Full                             436,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80013524  Purchase        Stated Income/Assets Verified    315,000.00     7/1/2010     6.250    5.000     2.000  5.000   2.250
80013525  Purchase        Full                           1,115,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80013528  Purchase        Full                             690,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80013530  Purchase        Full                             895,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80013531  Purchase        Full                             610,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80013533  Purchase        Full                             634,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80013534  Purchase        Full                             384,000.00     7/1/2010     5.125    5.000     2.000  5.000   2.250
80013536  Purchase        Full                           1,000,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80013537  Purchase        Full                           2,350,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80013538  Rate/Term Refi  Stated Income/Assets Verified    525,000.00     7/1/2010     6.000    5.000     2.000  5.000   2.250
80013539  Purchase        Stated Income/Assets Verified    990,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80013542  Purchase        Full                             197,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80013544  Purchase        Full                             340,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80013545  Cashout Refi    Stated Income/Assets Verified    425,000.00     7/1/2010     5.875    5.000     2.000  5.000   2.250
80013547  Purchase        Full                             365,000.00     7/1/2010     6.375    5.000     2.000  5.000   2.250
80013548  Purchase        Full                             332,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80013549  Rate/Term Refi  Full                             860,000.00     7/1/2010     5.625    5.000     2.000  5.000   2.250
80013551  Purchase        Full                             475,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80013552  Rate/Term Refi  Full                           1,250,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80013554  Purchase        Full                             481,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80013558  Purchase        Full                             565,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80013559  Cashout Refi    Full                             198,000.00     7/1/2010     5.750    5.000     2.000  5.000   2.250
80013560  Cashout Refi    Stated Income/Assets Verified  1,706,000.00     7/1/2010     5.875    5.000     2.000  5.000   2.250
80013563  Purchase        Stated Income/Assets Verified    485,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80013565  Purchase        Full                             225,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80013567  Purchase        Full                             528,000.00     7/1/2010     4.500    5.000     2.000  5.000   2.250
80013569  Purchase        Full                             525,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80013570  Purchase        Full                           1,100,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80013571  Rate/Term Refi  Full                           1,745,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80013572  Purchase        Full                             990,000.00     7/1/2010     5.750    5.000     2.000  5.000   2.250
80013580  Rate/Term Refi  Stated Income/Assets Verified  2,000,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80013581  Cashout Refi    Full                             536,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80013582  Cashout Refi    Stated Income/Assets Verified    420,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80013583  Purchase        Stated Income/Assets Verified    630,000.00     7/1/2010     5.625    5.000     2.000  5.000   2.250
80013588  Cashout Refi    Stated Income/Assets Verified    713,000.00     7/1/2010     5.625    5.000     2.000  5.000   2.250
80013589  Rate/Term Refi  Stated Income/Assets Verified    603,000.00     7/1/2010     5.750    5.000     2.000  5.000   2.250
80013590  Purchase        Full                           1,790,000.00     7/1/2010     5.125    5.000     2.000  5.000   2.250
80013594  Purchase        Stated Income/Assets Verified    140,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80013598  Cashout Refi    Stated Income/Assets Verified    480,000.00     7/1/2010     5.625    5.000     2.000  5.000   2.250
80013603  Purchase        Full                             640,000.00     7/1/2010     5.625    5.000     2.000  5.000   2.250
80013606  Rate/Term Refi  Stated Income/Assets Verified    684,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80013607  Cashout Refi    Stated Income/Assets Verified    280,000.00     8/1/2010     5.750    5.000     2.000  5.000   2.250
80013608  Cashout Refi    Stated Income/Assets Verified    570,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80013609  Rate/Term Refi  Stated Income/Assets Verified  1,400,000.00     7/1/2010     6.125    5.000     2.000  5.000   2.250
80013611  Purchase        Stated Income/Assets Verified    835,000.00     7/1/2010     6.375    5.000     2.000  5.000   2.250
80013613  Cashout Refi    Stated Income/Assets Verified    540,000.00     7/1/2010     5.750    5.000     2.000  5.000   2.250
80013615  Cashout Refi    Full                             594,000.00     8/1/2010     5.875    5.000     2.000  5.000   2.250
80013616  Rate/Term Refi  Stated Income/Assets Verified    750,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80013617  Purchase        Stated Income/Assets Verified    510,000.00     8/1/2010     4.875    5.000     2.000  5.000   2.250
80013618  Cashout Refi    Full                             485,000.00     8/1/2010     6.000    5.000     2.000  5.000   2.250
80013619  Cashout Refi    Full                             381,600.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80013623  Purchase        Full                           1,150,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80013624  Purchase        Stated Income/Assets Verified    725,000.00     7/1/2010     5.750    5.000     2.000  5.000   2.250
80013625  Purchase        Full                           1,275,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80013626  Cashout Refi    Full                             545,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80013630  Cashout Refi    Stated Income/Assets Verified    530,000.00     8/1/2010     6.000    5.000     2.000  5.000   2.250
80013633  Cashout Refi    Stated Income/Assets Verified    690,000.00     7/1/2010     5.875    5.000     2.000  5.000   2.250
80013726  Purchase        Full                             540,000.00     9/1/2010     4.875    5.000     2.000  5.000   2.250
80013727  Rate/Term Refi  Full                             441,000.00     9/1/2010     5.375    5.000     2.000  5.000   2.250
80013728  Purchase        Full                             240,000.00     9/1/2010     5.375    5.000     2.000  5.000   2.250
80013729  Purchase        Full                             430,000.00     6/1/2010     5.000    5.000     2.000  5.000   2.250
80013730  Purchase        Full                             640,500.00     6/1/2009     5.375    5.000     2.000  5.000   2.250
80013731  Purchase        Full                             300,000.00     9/1/2010     5.000    5.000     2.000  5.000   2.250
80013732  Cashout Refi    Stated Income/Assets Verified    500,000.00     9/1/2010     5.250    5.000     2.000  5.000   2.250
80013733  Cashout Refi    Stated Income/Assets Verified    530,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013734  Purchase        Full                             695,000.00     7/1/2010     6.625    5.000     2.000  5.000   2.250
80013735  Purchase        Full                           1,275,000.00     8/1/2010     6.625    5.000     2.000  5.000   2.250
80013736  Rate/Term Refi  Full                             550,000.00     7/1/2010     5.875    5.000     2.000  5.000   2.250
80013738  Purchase        Full                             316,000.00     9/1/2010     6.125    5.000     2.000  5.000   2.250
80013739  Purchase        Full                             950,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013740  Purchase        Full                             305,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013741  Purchase        Full                             624,000.00     9/1/2010     5.500    5.000     2.000  5.000   2.250
80013742  Rate/Term Refi  Full                           1,800,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013743  Cashout Refi    Full                           1,800,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013744  Purchase        Full                             538,000.00     9/1/2010     5.500    5.000     2.000  5.000   2.250
80013746  Purchase        Full                             422,000.00     6/1/2010     6.000    5.000     2.000  5.000   2.250
80013747  Rate/Term Refi  Stated Income/Assets Verified  1,010,000.00     9/1/2010     6.250    5.000     2.000  5.000   2.250
80013748  Purchase        Full                             360,000.00     9/1/2010     5.000    5.000     2.000  5.000   2.250
80013749  Cashout Refi    Full                             135,000.00     9/1/2010     5.375    5.000     2.000  5.000   2.250
80013750  Purchase        Full                             200,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013751  Purchase        Stated Income/Assets Verified    950,000.00     9/1/2010     5.375    5.000     2.000  5.000   2.250
80013752  Purchase        Full                             662,000.00     9/1/2010     5.500    5.000     2.000  5.000   2.250
80013753  Purchase        Full                             752,000.00     8/1/2010     5.750    5.000     2.000  5.000   2.250
80013754  Purchase        Stated Income/Assets Verified  1,200,000.00     9/1/2010     6.000    5.000     2.000  5.000   2.250
80013755  Purchase        Full                           1,460,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80013756  Purchase        Stated Income/Assets Verified    900,000.00     9/1/2010     5.500    5.000     2.000  5.000   2.250
80013757  Purchase        Stated Income/Assets Verified  2,750,000.00     9/1/2010     6.250    5.000     2.000  5.000   2.250
80013758  Rate/Term Refi  Stated Income/Assets Verified    750,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013759  Cashout Refi    Full                             381,000.00     9/1/2010     5.500    5.000     2.000  5.000   2.250
80013760  Rate/Term Refi  Full                             925,000.00     9/1/2010     5.250    5.000     2.000  5.000   2.250
80013761  Purchase        Full                             317,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013762  Purchase        Full                             665,000.00     9/1/2010     5.125    5.000     2.000  5.000   2.250
80013763  Cashout Refi    Full                           1,139,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013764  Purchase        Full                             850,000.00     9/1/2010     4.500    5.000     2.000  5.000   2.250
80013766  Purchase        Stated Income/Assets Verified    250,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013767  Purchase        Full                             580,000.00     9/1/2010     5.500    5.000     2.000  5.000   2.250
80013768  Rate/Term Refi  Full                             270,000.00     9/1/2010     6.125    5.000     2.000  5.000   2.250
80013769  Rate/Term Refi  Full                             810,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013770  Rate/Term Refi  Full                             180,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80013771  Cashout Refi    Stated Income/Assets Verified    825,000.00     9/1/2010     6.125    5.000     2.000  5.000   2.250
80013772  Rate/Term Refi  Full                             712,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013773  Purchase        Full                             311,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013774  Purchase        Full                             550,000.00     9/1/2010     5.250    5.000     2.000  5.000   2.250
80013775  Cashout Refi    Full                             454,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013776  Purchase        Full                             337,500.00     9/1/2010     4.750    5.000     2.000  5.000   2.250
80013777  Purchase        Full                             344,000.00     9/1/2010     5.375    5.000     2.000  5.000   2.250
80013778  Purchase        Stated Income/Assets Verified    675,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013779  Purchase        Full                             285,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013780  Purchase        Full                           1,175,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013781  Rate/Term Refi  Full                             565,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013782  Cashout Refi    Full                             850,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013783  Rate/Term Refi  Full                             525,000.00     9/1/2010     6.000    5.000     2.000  5.000   2.250
80013784  Purchase        Stated Income/Assets Verified    770,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013785  Cashout Refi    Full                             388,000.00     9/1/2010     5.125    5.000     2.000  5.000   2.250
80013786  Cashout Refi    Stated Income/Assets Verified    380,000.00     9/1/2010     6.000    5.000     2.000  5.000   2.250
80013787  Purchase        Stated Income/Assets Verified    185,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013788  Purchase        Full                             625,000.00     9/1/2010     5.375    5.000     2.000  5.000   2.250
80013789  Cashout Refi    Full                             360,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013790  Rate/Term Refi  Full                             191,000.00     9/1/2010     5.375    5.000     2.000  5.000   2.250
80013791  Cashout Refi    Full                             565,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013792  Purchase        Full                           1,150,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013793  Cashout Refi    Full                             979,000.00     9/1/2010     5.375    5.000     2.000  5.000   2.250
80013794  Purchase        Full                             950,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013795  Purchase        Stated Income/Assets Verified    320,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013796  Cashout Refi    Full                             300,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013797  Purchase        Stated Income/Assets Verified    344,000.00     9/1/2010     6.375    5.000     2.000  5.000   2.250
80013798  Cashout Refi    Full                             272,000.00     9/1/2010     5.500    5.000     2.000  5.000   2.250
80013799  Cashout Refi    Stated Income/Assets Verified    470,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013800  Cashout Refi    Full                             975,000.00     9/1/2010     5.500    5.000     2.000  5.000   2.250
80013801  Cashout Refi    Stated Income/Assets Verified    475,000.00     9/1/2010     6.125    5.000     2.000  5.000   2.250
80013802  Purchase        Full                             865,000.00     9/1/2010     6.375    5.000     2.000  5.000   2.250
80013803  Rate/Term Refi  Stated Income/Assets Verified    900,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013804  Purchase        Stated Income/Assets Verified    680,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013805  Purchase        Full                             675,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013806  Purchase        Full                             597,000.00     9/1/2010     5.375    5.000     2.000  5.000   2.250
80013807  Rate/Term Refi  Full                             378,000.00     9/1/2010     5.000    5.000     2.000  5.000   2.250
80013808  Cashout Refi    Full                             680,000.00     9/1/2010     5.375    5.000     2.000  5.000   2.250
80013810  Rate/Term Refi  Stated Income/Assets Verified    389,000.00     9/1/2010     5.000    5.000     2.000  5.000   2.250
80013811  Purchase        Full                             180,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013812  Purchase        Full                             390,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013813  Cashout Refi    Stated Income/Assets Verified    415,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013814  Rate/Term Refi  Stated Income/Assets Verified    690,000.00     9/1/2010     5.375    5.000     2.000  5.000   2.250
80013815  Cashout Refi    Stated Income/Assets Verified    243,500.00     9/1/2010     6.000    5.000     2.000  5.000   2.250
80013816  Cashout Refi    Full                             485,000.00     9/1/2010     6.125    5.000     2.000  5.000   2.250
80013817  Purchase        Full                             910,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013819  Purchase        Full                             227,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013820  Cashout Refi    Full                             172,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013821  Rate/Term Refi  Full                           1,260,000.00     9/1/2010     5.375    5.000     2.000  5.000   2.250
80013822  Rate/Term Refi  Full                             530,000.00     9/1/2010     5.375    5.000     2.000  5.000   2.250
80013823  Cashout Refi    Stated Income/Assets Verified    600,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013824  Rate/Term Refi  Full                             531,000.00     9/1/2010     5.500    5.000     2.000  5.000   2.250
80013825  Cashout Refi    Stated Income/Assets Verified    712,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013826  Cashout Refi    Stated Income/Assets Verified    720,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013827  Rate/Term Refi  Stated Income/Assets Verified    300,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013828  Purchase        Stated Income/Assets Verified    836,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013829  Cashout Refi    Full                             495,000.00     9/1/2010     5.375    5.000     2.000  5.000   2.250
80013830  Cashout Refi    Full                             653,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013831  Cashout Refi    Full                             220,000.00     9/1/2010     5.500    5.000     2.000  5.000   2.250
80013833  Cashout Refi    Stated Income/Assets Verified    680,000.00     9/1/2010     6.250    5.000     2.000  5.000   2.250
80013834  Rate/Term Refi  Full                             515,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013835  Cashout Refi    Full                             780,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013836  Purchase        Stated Income/Assets Verified    373,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013837  Purchase        Full                             345,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013838  Cashout Refi    Full                             800,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013839  Purchase        Full                             693,888.00     9/1/2010     5.500    5.000     2.000  5.000   2.250
80013840  Purchase        Stated Income/Assets Verified    525,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013841  Cashout Refi    Stated Income/Assets Verified    500,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013842  Cashout Refi    Full                             580,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013843  Purchase        Stated Income/Assets Verified    460,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013844  Cashout Refi    Full                             450,000.00     9/1/2010     6.375    5.000     2.000  5.000   2.250
80013845  Rate/Term Refi  Full                             960,000.00     9/1/2010     5.125    5.000     2.000  5.000   2.250
80013846  Rate/Term Refi  Stated Income/Assets Verified    400,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013847  Purchase        Stated Income/Assets Verified  1,695,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013848  Cashout Refi    Full                             460,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013849  Cashout Refi    Stated Income/Assets Verified    605,000.00     9/1/2010     6.875    5.000     2.000  5.000   2.250
80013850  Cashout Refi    Full                             750,000.00     9/1/2010     5.250    5.000     2.000  5.000   2.250
80013851  Purchase        Stated Income/Assets Verified    253,000.00     9/1/2010     6.250    5.000     2.000  5.000   2.250
80013852  Rate/Term Refi  Full                             325,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013853  Cashout Refi    Full                             607,000.00     9/1/2010     6.000    5.000     2.000  5.000   2.250
80013854  Purchase        Full                             528,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013855  Rate/Term Refi  Stated Income/Assets Verified    555,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013856  Cashout Refi    Full                             215,000.00     9/1/2010     6.375    5.000     2.000  5.000   2.250
80013857  Cashout Refi    Stated Income/Assets Verified    465,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013858  Purchase        Stated Income/Assets Verified    910,000.00     9/1/2010     5.250    5.000     2.000  5.000   2.250
80013859  Purchase        Stated Income/Assets Verified  1,290,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013860  Cashout Refi    Stated Income/Assets Verified    500,000.00     9/1/2010     6.000    5.000     2.000  5.000   2.250
80013861  Purchase        Stated Income/Assets Verified    625,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013862  Cashout Refi    Full                             368,000.00     9/1/2010     6.000    5.000     2.000  5.000   2.250
80013863  Purchase        Full                             473,000.00     9/1/2010     6.000    5.000     2.000  5.000   2.250
80013864  Purchase        Stated Income/Assets Verified    470,000.00     9/1/2010     6.125    5.000     2.000  5.000   2.250
80013865  Rate/Term Refi  Stated Income/Assets Verified  1,630,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013866  Purchase        Full                             216,000.00     9/1/2010     6.250    5.000     2.000  5.000   2.250
80013867  Rate/Term Refi  Stated Income/Assets Verified    440,000.00     9/1/2010     6.250    5.000     2.000  5.000   2.250
80013868  Purchase        Full                             500,000.00     9/1/2010     5.750    5.000     2.000  5.000   2.250
80013869  Cashout Refi    Stated Income/Assets Verified  1,264,000.00     9/1/2010     5.875    5.000     2.000  5.000   2.250
80013870  Purchase        Stated Income/Assets Verified    490,000.00     9/1/2010     5.625    5.000     2.000  5.000   2.250
80013997  Cashout Refi    Full                             237,000.00     9/1/2010     6.500    5.000     2.000  5.000   2.250
80014178  Purchase        Full                             224,000.00     5/1/2010     5.625    5.000     2.000  5.000   2.250
80014179  Purchase        Full                             463,000.00     6/1/2010     5.250    5.000     2.000  5.000   2.250
80014180  Cashout Refi    Full                             488,000.00     7/1/2010     5.625    5.000     2.000  5.000   2.250
80014181  Purchase        Full                             315,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014183  Purchase        Full                             645,000.00     7/1/2010     5.125    5.000     2.000  5.000   2.250
80014184  Purchase        Stated Income/Assets Verified    580,000.00     7/1/2010     5.750    5.000     2.000  5.000   2.250
80014185  Cashout Refi    Full                             220,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80014186  Cashout Refi    Full                             515,000.00     6/1/2010     5.500    5.000     2.000  5.000   2.250
80014187  Purchase        Full                           1,182,000.00     8/1/2010     5.000    5.000     2.000  5.000   2.250
80014188  Purchase        Full                             625,000.00     7/1/2010     5.000    5.000     2.000  5.000   2.250
80014189  Purchase        Full                             515,000.00     7/1/2010     5.125    5.000     2.000  5.000   2.250
80014190  Purchase        Full                             495,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014191  Purchase        Full                             750,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014192  Cashout Refi    Full                             355,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80014193  Purchase        Full                             720,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014194  Purchase        Full                             285,000.00     6/1/2010     6.250    5.000     2.000  5.000   2.250
80014195  Purchase        Stated Income/Assets Verified    450,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80014196  Rate/Term Refi  Full                             296,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80014197  Purchase        Full                             380,000.00     5/1/2010     5.500    5.000     2.000  5.000   2.250
80014201  Rate/Term Refi  Full                             875,000.00     5/1/2010     5.500    5.000     2.000  5.000   2.250
80014204  Purchase        Full                             105,000.00     6/1/2010     5.250    5.000     2.000  5.000   2.250
80014205  Purchase        Full                             495,000.00     6/1/2010     5.125    5.000     2.000  5.000   2.250
80014207  Purchase        Full                             212,000.00     7/1/2010     5.000    5.000     2.000  5.000   2.250
80014208  Purchase        Full                             234,500.00     8/1/2010     5.125    5.000     2.000  5.000   2.250
80014210  Rate/Term Refi  Full                             325,000.00     4/1/2010     5.750    5.000     2.000  5.000   2.250
80014211  Purchase        Full                             800,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014212  Purchase        Full                             255,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80014213  Purchase        Full                             172,000.00     5/1/2010     5.625    5.000     2.000  5.000   2.250
80014215  Purchase        Full                             244,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014216  Cashout Refi    Full                             320,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014217  Purchase        Full                             352,000.00     5/1/2010     5.500    5.000     2.000  5.000   2.250
80014218  Purchase        Full                             227,000.00     6/1/2010     5.250    5.000     2.000  5.000   2.250
80014219  Rate/Term Refi  Full                             625,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80014220  Purchase        Full                             197,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.625
80014221  Cashout Refi    Full                             355,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014222  Purchase        Full                             418,000.00     8/1/2010     5.125    5.000     2.000  5.000   2.250
80014223  Purchase        Full                             760,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80014225  Cashout Refi    Full                           1,400,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014226  Purchase        Full                             190,000.00     8/1/2010     5.000    5.000     2.000  5.000   2.250
80014227  Purchase        Full                             145,000.00     5/1/2010     5.500    5.000     2.000  5.000   2.250
80014228  Purchase        Full                             379,000.00     6/1/2010     5.375    5.000     2.000  5.000   2.250
80014230  Purchase        Full                             465,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80014231  Purchase        Full                             370,500.00     5/1/2010     5.125    5.000     2.000  5.000   2.250
80014232  Purchase        Full                             410,000.00     5/1/2010     5.250    5.000     2.000  5.000   2.250
80014233  Purchase        Full                             153,000.00     5/1/2010     5.500    5.000     2.000  5.000   2.250
80014234  Purchase        Full                             145,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014235  Purchase        Full                             341,500.00     6/1/2010     5.375    5.000     2.000  5.000   2.250
80014236  Purchase        Full                             125,500.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014237  Purchase        Full                             209,900.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80014238  Purchase        Full                             720,000.00     5/1/2010     5.375    5.000     2.000  5.000   2.250
80014240  Cashout Refi    Full                             315,000.00     8/1/2010     4.750    5.000     2.000  5.000   2.250
80014241  Purchase        Full                             352,500.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014243  Purchase        Full                             505,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014244  Purchase        Full                             475,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014246  Cashout Refi    Full                             150,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014247  Purchase        Full                             710,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80014248  Purchase        Full                             400,000.00     5/1/2010     5.250    5.000     2.000  5.000   2.250
80014249  Purchase        Full                             372,000.00     6/1/2010     5.250    5.000     2.000  5.000   2.250
80014250  Purchase        Full                             235,000.00     6/1/2010     5.250    5.000     2.000  5.000   2.250
80014251  Purchase        Full                             192,000.00     6/1/2010     5.250    5.000     2.000  5.000   2.250
80014252  Purchase        Full                             320,000.00     4/1/2010     5.375    5.000     2.000  5.000   2.250
80014253  Purchase        Full                             225,000.00     6/1/2010     5.375    5.000     2.000  5.000   2.250
80014254  Purchase        Full                             142,000.00     5/1/2010     5.375    5.000     2.000  5.000   2.250
80014255  Purchase        Full                             860,000.00     5/1/2010     5.375    5.000     2.000  5.000   2.250
80014256  Purchase        Full                             205,000.00     5/1/2010     5.375    5.000     2.000  5.000   2.250
80014257  Rate/Term Refi  Full                             214,000.00     5/1/2010     5.500    5.000     2.000  5.000   2.250
80014259  Purchase        Full                             130,000.00     5/1/2010     5.625    5.000     2.000  5.000   2.250
80014260  Cashout Refi    Full                             230,000.00     5/1/2010     5.625    5.000     2.000  5.000   2.250
80014264  Purchase        Full                             180,000.00     5/1/2010     5.500    5.000     2.000  5.000   2.250
80014265  Rate/Term Refi  Full                             264,000.00     5/1/2010     5.875    5.000     2.000  5.000   2.250
80014266  Purchase        Full                             171,000.00     6/1/2010     5.375    5.000     2.000  5.000   2.250
80014267  Purchase        Full                             325,000.00     6/1/2010     5.125    5.000     2.000  5.000   2.250
80014268  Purchase        Full                             196,000.00     6/1/2010     5.125    5.000     2.000  5.000   2.250
80014270  Purchase        Full                             279,000.00     6/1/2010     5.375    5.000     2.000  5.000   2.250
80014271  Rate/Term Refi  Full                             147,000.00     5/1/2010     5.500    5.000     2.000  5.000   2.250
80014272  Purchase        Full                             172,000.00     5/1/2010     5.375    5.000     2.000  5.000   2.250
80014273  Cashout Refi    Full                             625,000.00     6/1/2010     5.250    5.000     2.000  5.000   2.250
80014274  Purchase        Full                             295,000.00     5/1/2010     5.625    5.000     2.000  5.000   2.250
80014275  Purchase        Full                             245,000.00     5/1/2010     5.125    5.000     2.000  5.000   2.250
80014276  Purchase        Full                             603,000.00     6/1/2010     5.250    5.000     2.000  5.000   2.250
80014277  Purchase        Full                             214,000.00     5/1/2010     5.500    5.000     2.000  5.000   2.250
80014278  Purchase        Full                             195,000.00     5/1/2010     5.375    5.000     2.000  5.000   2.250
80014279  Purchase        Full                             201,000.00     5/1/2010     5.500    5.000     2.000  5.000   2.250
80014281  Purchase        Full                             242,000.00     6/1/2010     5.250    5.000     2.000  5.000   2.250
80014286  Purchase        Stated Income/Assets Verified    218,000.00     5/1/2010     5.750    5.000     2.000  5.000   2.250
80014287  Purchase        Full                             271,000.00     6/1/2010     5.250    5.000     2.000  5.000   2.250
80014288  Purchase        Full                             153,000.00     6/1/2010     5.250    5.000     2.000  5.000   2.250
80014289  Purchase        Full                             157,000.00     6/1/2010     5.250    5.000     2.000  5.000   2.250
80014290  Rate/Term Refi  Full                             337,000.00     6/1/2010     5.125    5.000     2.000  5.000   2.250
80014291  Purchase        Full                             325,000.00     6/1/2010     5.000    5.000     2.000  5.000   2.250
80014292  Purchase        Full                             845,000.00     7/1/2010     5.125    5.000     2.000  5.000   2.250
80014295  Purchase        Full                             365,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014296  Purchase        Full                             173,000.00     6/1/2010     6.125    5.000     2.000  5.000   2.250
80014297  Purchase        Full                             125,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014299  Purchase        Full                             258,000.00     7/1/2010     4.750    5.000     2.000  5.000   2.250
80014302  Purchase        Full                             172,000.00     7/1/2010     5.125    5.000     2.000  5.000   2.250
80014303  Cashout Refi    Full                             406,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014304  Purchase        Full                             550,000.00     7/1/2010     5.000    5.000     2.000  5.000   2.250
80014305  Rate/Term Refi  Full                             750,000.00     7/1/2010     5.000    5.000     2.000  5.000   2.250
80014307  Purchase        Full                             241,000.00     7/1/2010     5.000    5.000     2.000  5.000   2.250
80014308  Rate/Term Refi  Full                             800,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014310  Purchase        Full                             226,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.625
80014311  Purchase        Full                             170,000.00     6/1/2010     5.750    5.000     2.000  5.000   2.250
80014312  Purchase        Full                             284,000.00     5/1/2010     5.750    5.000     2.000  5.000   2.250
80014313  Rate/Term Refi  Full                             454,000.00     6/1/2010     5.375    5.000     2.000  5.000   2.250
80014314  Purchase        Full                             249,000.00     7/1/2010     5.125    5.000     2.000  5.000   2.250
80014315  Cashout Refi    Full                             410,000.00     8/1/2010     5.125    5.000     2.000  5.000   2.250
80014317  Purchase        Full                             185,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014318  Purchase        Full                             185,400.00     5/1/2010     5.750    5.000     2.000  5.000   2.250
80014319  Purchase        Full                             143,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80014320  Purchase        Full                              75,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014321  Purchase        Full                             168,825.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014324  Purchase        Full                             330,000.00     6/1/2010     5.250    5.000     2.000  5.000   2.250
80014325  Purchase        Full                             196,000.00     7/1/2010     5.125    5.000     2.000  5.000   2.250
80014327  Purchase        Full                             194,600.00     5/1/2010     5.500    5.000     2.000  5.000   2.250
80014328  Purchase        Full                             225,000.00     5/1/2010     5.750    5.000     2.000  5.000   2.250
80014329  Purchase        Full                             215,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80014330  Cashout Refi    Full                             400,000.00     6/1/2010     5.625    5.000     2.000  5.000   2.250
80014331  Purchase        Full                             457,000.00     8/1/2010     4.875    5.000     2.000  5.000   2.250
80014333  Purchase        Full                             558,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014335  Purchase        Full                             540,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80014337  Purchase        Full                             291,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014339  Purchase        Full                             144,000.00     5/1/2010     6.000    5.000     2.000  5.000   2.250
80014340  Purchase        Full                             111,000.00     5/1/2010     5.750    5.000     2.000  5.000   2.250
80014341  Purchase        Full                             100,000.00     6/1/2010     5.875    5.000     2.000  5.000   2.250
80014342  Purchase        Full                             255,000.00     5/1/2010     5.375    5.000     2.000  5.000   2.250
80014343  Purchase        Full                             257,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014344  Cashout Refi    Full                             780,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80014345  Purchase        Full                             299,900.00     5/1/2010     5.625    5.000     2.000  5.000   2.250
80014346  Purchase        Full                           2,400,000.00     8/1/2010     5.125    5.000     2.000  5.000   2.250
80014347  Purchase        Full                             465,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014348  Rate/Term Refi  Full                             635,000.00     8/1/2010     5.125    5.000     2.000  5.000   2.250
80014349  Purchase        Full                             221,000.00     6/1/2010     5.375    5.000     2.000  5.000   2.250
80014350  Purchase        Full                           1,100,000.00     5/1/2010     5.750    5.000     2.000  5.000   2.250
80014351  Purchase        Full                             373,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014352  Cashout Refi    Full                             300,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80014353  Purchase        Full                             300,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014354  Cashout Refi    Full                             380,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014355  Purchase        Full                           1,420,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014357  Purchase        Full                             349,500.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80014358  Purchase        Full                             219,000.00     6/1/2010     5.250    5.000     2.000  5.000   2.250
80014359  Purchase        Full                             115,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.625
80014360  Rate/Term Refi  Full                             266,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014361  Purchase        Full                             240,000.00     8/1/2010     5.125    5.000     2.000  5.000   2.250
80014362  Cashout Refi    Full                             325,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014363  Cashout Refi    Full                             397,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014364  Purchase        Full                             227,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80014365  Purchase        Full                             260,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014366  Rate/Term Refi  Full                             296,000.00     7/1/2010     5.125    5.000     2.000  5.000   2.250
80014368  Rate/Term Refi  Full                             238,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014369  Cashout Refi    Full                             350,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014370  Purchase        Full                             231,000.00     7/1/2010     5.000    5.000     2.000  5.000   2.250
80014371  Cashout Refi    Stated Income/Assets Verified    545,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80014372  Purchase        Full                             199,000.00     8/1/2010     5.000    5.000     2.000  5.000   2.250
80014373  Purchase        Full                             280,000.00     8/1/2010     5.125    5.000     2.000  5.000   2.250
80014374  Purchase        Full                             345,000.00     8/1/2010     5.125    5.000     2.000  5.000   2.250
80014375  Cashout Refi    Full                             300,000.00     8/1/2010     5.000    5.000     2.000  5.000   2.250
80014376  Purchase        Full                             374,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.625
80014378  Purchase        Full                             140,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80014380  Purchase        Full                             167,000.00     8/1/2010     4.875    5.000     2.000  5.000   2.250
80014381  Purchase        Full                             556,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014382  Purchase        Full                             215,000.00     8/1/2010     5.000    5.000     2.000  5.000   2.250
80014387  Purchase        Full                             500,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80014388  Purchase        Full                           1,150,000.00     5/1/2010     5.875    5.000     2.000  5.000   2.250
80014392  Purchase        Full                             162,000.00     6/1/2010     5.750    5.000     2.000  5.000   2.250
80014394  Purchase        Full                             300,000.00     8/1/2010     5.750    5.000     2.000  5.000   2.250
80014396  Rate/Term Refi  Full                             628,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014397  Cashout Refi    Full                             595,000.00     8/1/2010     5.125    5.000     2.000  5.000   2.250
80014398  Purchase        Full                             459,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80014399  Purchase        Full                             219,500.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014400  Cashout Refi    Full                             410,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014401  Purchase        Full                             435,000.00     8/1/2010     6.000    5.000     2.000  5.000   2.250
80014415  Purchase        Full                             264,990.00     6/1/2010     5.625    5.000     2.000  5.000   2.625
80014416  Purchase        Full                             307,000.00     7/1/2010     5.125    5.000     2.000  5.000   2.250
80014417  Rate/Term Refi  Full                             831,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014418  Purchase        Full                             285,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80014419  Purchase        Full                             612,000.00     7/1/2010     5.125    5.000     2.000  5.000   2.250
80014420  Cashout Refi    Full                             300,000.00     7/1/2010     5.750    5.000     2.000  5.000   2.250
80014422  Purchase        Stated Income/Assets Verified    650,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014423  Cashout Refi    Full                             880,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014424  Rate/Term Refi  Full                             730,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014425  Cashout Refi    Full                             725,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014426  Purchase        Full                             309,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014428  Purchase        Full                             149,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014429  Purchase        Stated Income/Assets Verified    325,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80014430  Purchase        Full                             565,000.00     8/1/2010     5.750    5.000     2.000  5.000   2.250
80014431  Purchase        Full                           1,275,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014434  Purchase        Full                             202,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014443  Rate/Term Refi  Full                             434,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014444  Rate/Term Refi  Full                           1,110,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014445  Purchase        Full                             760,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014446  Purchase        Full                             682,500.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014447  Cashout Refi    Full                             640,000.00     8/1/2010     5.750    5.000     2.000  5.000   2.250
80014448  Cashout Refi    Full                             314,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014449  Rate/Term Refi  Full                             560,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014450  Rate/Term Refi  Full                             515,000.00     8/1/2010     5.000    5.000     2.000  5.000   2.250
80014451  Cashout Refi    Full                             387,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80014452  Purchase        Full                             478,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80014453  Purchase        Full                             127,000.00     8/1/2010     5.000    5.000     2.000  5.000   2.250
80014454  Purchase        Full                             635,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014456  Rate/Term Refi  Full                             580,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014458  Purchase        Full                             711,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014459  Purchase        Full                             235,000.00     6/1/2010     5.750    5.000     2.000  5.000   2.250
80014463  Purchase        Full                             385,000.00     5/1/2010     5.625    5.000     2.000  5.000   2.250
80014464  Purchase        Full                             291,000.00     5/1/2010     5.625    5.000     2.000  5.000   2.250
80014465  Purchase        Full                             226,000.00     6/1/2010     5.375    5.000     2.000  5.000   2.250
80014467  Purchase        Full                             281,000.00     6/1/2010     5.750    5.000     2.000  5.000   2.250
80014468  Rate/Term Refi  Full                             475,000.00     8/1/2010     5.875    5.000     2.000  5.000   2.250
80014469  Rate/Term Refi  Full                             200,000.00     6/1/2010     5.625    5.000     2.000  5.000   2.250
80014471  Cashout Refi    Full                             560,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80014472  Purchase        Full                             322,000.00     6/1/2010     5.750    5.000     2.000  5.000   2.250
80014475  Purchase        Full                             285,000.00     7/1/2010     5.125    5.000     2.000  5.000   2.250
80014476  Rate/Term Refi  Full                             790,000.00     7/1/2010     5.750    5.000     2.000  5.000   2.250
80014477  Purchase        Full                             610,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80014478  Purchase        Full                           1,200,000.00     7/1/2010     5.125    5.000     2.000  5.000   2.250
80014479  Cashout Refi    Full                             400,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80014480  Rate/Term Refi  Full                             525,000.00     7/1/2010     5.125    5.000     2.000  5.000   2.250
80014481  Purchase        Full                             639,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80014482  Purchase        Full                             312,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014483  Cashout Refi    Full                             700,000.00     7/1/2010     5.625    5.000     2.000  5.000   2.250
80014484  Purchase        Full                             126,003.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80014485  Rate/Term Refi  Full                             874,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014487  Purchase        Full                             505,000.00     7/1/2010     5.375    5.000     2.000  5.000   2.250
80014488  Rate/Term Refi  Full                             289,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014489  Purchase        Full                             132,900.00     8/1/2010     5.125    5.000     2.000  5.000   2.250
80014490  Purchase        Full                             230,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80014491  Purchase        Full                              94,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80014492  Purchase        Full                             389,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014493  Purchase        Full                             390,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014495  Purchase        Full                             280,000.00     8/1/2010     5.000    5.000     2.000  5.000   2.250
80014496  Cashout Refi    Full                             284,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014498  Cashout Refi    Full                             178,000.00     8/1/2010     5.125    5.000     2.000  5.000   2.250
80014499  Purchase        Stated Income/Assets Verified    810,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80014500  Cashout Refi    Stated Income/Assets Verified    635,000.00     8/1/2010     5.750    5.000     2.000  5.000   2.250
80014502  Purchase        Stated Income/Assets Verified    370,000.00     7/1/2010     5.875    5.000     2.000  5.000   2.250
80014503  Rate/Term Refi  Full                           1,200,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014504  Cashout Refi    Full                             575,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014505  Cashout Refi    Full                             680,000.00     8/1/2010     4.875    5.000     2.000  5.000   2.250
80014507  Rate/Term Refi  Full                             950,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014509  Cashout Refi    Full                             675,000.00     7/1/2010     5.250    5.000     2.000  5.000   2.250
80014511  Purchase        Full                             657,000.00     7/1/2010     5.500    5.000     2.000  5.000   2.250
80014512  Purchase        Full                             243,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014513  Cashout Refi    Full                             636,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014514  Cashout Refi    Full                             595,000.00     7/1/2010     5.875    5.000     2.000  5.000   2.250
80014515  Rate/Term Refi  Full                             360,000.00     8/1/2010     5.125    5.000     2.000  5.000   2.250
80014517  Purchase        Full                             425,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014518  Rate/Term Refi  Full                             650,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80014519  Purchase        Full                             219,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014520  Purchase        Full                             735,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014523  Purchase        Full                             320,000.00     8/1/2010     5.625    5.000     2.000  5.000   2.250
80014524  Purchase        Full                             465,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014526  Cashout Refi    Full                             667,000.00     8/1/2010     5.500    5.000     2.000  5.000   2.250
80014527  Purchase        Full                             745,000.00     8/1/2010     4.875    5.000     2.000  5.000   2.250
80014528  Cashout Refi    Full                             750,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014529  Cashout Refi    Stated Income/Assets Verified    465,000.00     8/1/2010     5.750    5.000     2.000  5.000   2.250
80014530  Purchase        Full                             262,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014532  Cashout Refi    Full                             510,000.00     8/1/2010     5.125    5.000     2.000  5.000   2.250
80014533  Purchase        Full                             230,000.00     8/1/2010     6.000    5.000     2.000  5.000   2.250
80014534  Purchase        Full                             138,000.00     8/1/2010     5.250    5.000     2.000  5.000   2.250
80014535  Purchase        Full                             380,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014536  Cashout Refi    Full                             565,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014537  Purchase        Full                             162,000.00     8/1/2010     5.000    5.000     2.000  5.000   2.250
80014538  Cashout Refi    Full                             720,000.00     8/1/2010     5.750    5.000     2.000  5.000   2.250
80014539  Rate/Term Refi  Full                             251,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014540  Purchase        Full                             555,000.00     8/1/2010     5.000    5.000     2.000  5.000   2.250
80014541  Rate/Term Refi  Full                             387,500.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014542  Purchase        Full                             232,000.00     8/1/2010     5.375    5.000     2.000  5.000   2.250
80014543  Purchase        Full                             216,000.00     8/1/2010     5.750    5.000     2.000  5.000   2.250
80014544  Purchase        Full                             300,000.00     8/1/2010     5.750    5.000     2.000  5.000   2.250
80014545  Purchase        Full                             177,000.00     8/1/2010     5.750    5.000     2.000  5.000   2.625

              DATE
               OF      ORIGINAL
 LOANID   ORIGINATION    FICO
80013499     7/7/2005       765
80013501    6/30/2005       713
80013502     7/5/2005       717
80013506     7/1/2005       795
80013507     7/6/2005       716
80013508    6/30/2005       774
80013509    6/23/2005       768
80013513    6/23/2005       688
80013514     7/1/2005       786
80013515     7/1/2005       702
80013516    6/13/2005       753
80013519     5/4/2005       638
80013520    6/30/2005       665
80013522     7/1/2005       719
80013524    6/30/2005       672
80013525    6/30/2005       636
80013528    6/30/2005       693
80013530     7/1/2005       792
80013531    6/30/2005       753
80013533    6/30/2005       759
80013534    6/30/2005       734
80013536    6/30/2005       738
80013537     7/1/2005       670
80013538    6/21/2005       761
80013539    6/20/2005       735
80013542     7/5/2005       754
80013544     7/5/2005       787
80013545    6/21/2005       683
80013547    6/21/2005       797
80013548     7/1/2005       719
80013549    6/23/2005       662
80013551    6/30/2005       786
80013552    5/31/2005       750
80013554    6/30/2005       732
80013558    6/28/2005       759
80013559    6/29/2005       725
80013560    6/29/2005       681
80013563    6/30/2005       758
80013565    6/30/2005       758
80013567    6/30/2005       751
80013569    7/27/2005       768
80013570     7/6/2005       663
80013571    6/30/2005       798
80013572    6/30/2005       694
80013580    6/29/2005       791
80013581    6/29/2005       733
80013582     7/1/2005       711
80013583    6/27/2005       737
80013588    6/29/2005       662
80013589    6/20/2005       707
80013590    6/30/2005       784
80013594    6/23/2005       672
80013598    6/27/2005       669
80013603    6/29/2005       800
80013606    6/17/2005       699
80013607     7/5/2005       712
80013608    6/28/2005       707
80013609    6/29/2005       680
80013611    6/28/2005       686
80013613    6/27/2005       741
80013615    6/29/2005       757
80013616    6/27/2005       664
80013617     7/1/2005       770
80013618     7/6/2005       627
80013619    6/30/2005       726
80013623     7/1/2005       695
80013624    6/23/2005       686
80013625    6/29/2005       663
80013626    6/27/2005       655
80013630     7/6/2005       682
80013633    6/27/2005       729
80013726    8/15/2005       746
80013727    8/10/2005       749
80013728    8/12/2005       750
80013729     5/3/2005       670
80013730    5/20/2004       783
80013731    8/12/2005       755
80013732    8/15/2005       683
80013733    8/12/2005       695
80013734    8/13/2005       790
80013735     8/6/2005       786
80013736    6/23/2005       669
80013738    8/15/2005       733
80013739    8/15/2005       791
80013740    8/16/2005       671
80013741    8/12/2005       749
80013742    8/12/2005       738
80013743    8/15/2005       680
80013744    8/18/2005       782
80013746    5/25/2005       714
80013747    8/17/2005       721
80013748    8/18/2005       744
80013749    8/18/2005       764
80013750    8/16/2005       781
80013751     8/4/2005       722
80013752    8/10/2005       645
80013753    7/15/2005       750
80013754    8/12/2005       733
80013755    7/29/2005       801
80013756    8/11/2005       678
80013757    8/15/2005       657
80013758     8/5/2005       723
80013759    8/16/2005       692
80013760    8/11/2005       723
80013761    8/15/2005       724
80013762    8/12/2005       768
80013763    8/15/2005       743
80013764    8/15/2005       786
80013766    8/11/2005       742
80013767    8/17/2005       685
80013768     8/9/2005       707
80013769    8/10/2005       800
80013770    7/22/2005       738
80013771    8/11/2005       726
80013772    8/17/2005       760
80013773    8/15/2005       744
80013774    8/15/2005       761
80013775     8/8/2005       712
80013776    8/12/2005       719
80013777    8/12/2005       790
80013778     8/5/2005       711
80013779    8/17/2005       784
80013780    8/15/2005       796
80013781     8/8/2005       729
80013782    8/11/2005       701
80013783    8/15/2005       757
80013784     8/4/2005       760
80013785    8/11/2005       752
80013786    8/11/2005       722
80013787    8/12/2005       804
80013788    8/12/2005       731
80013789    8/12/2005       725
80013790    8/16/2005       717
80013791     8/9/2005       641
80013792    8/12/2005       726
80013793    8/10/2005       755
80013794    8/11/2005       803
80013795     8/2/2005       697
80013796    8/10/2005       653
80013797    8/10/2005       689
80013798    8/18/2005       735
80013799    9/10/2005       772
80013800    8/11/2005       710
80013801    8/16/2005       687
80013802    8/11/2005       769
80013803    8/11/2005       762
80013804     8/5/2005       745
80013805    8/19/2005       772
80013806    8/22/2005       707
80013807    8/17/2005       787
80013808     8/9/2005       682
80013810    8/17/2005       791
80013811    8/19/2005       763
80013812    8/15/2005       734
80013813    8/12/2005       787
80013814     8/3/2005       715
80013815    8/18/2005       661
80013816    8/17/2005       733
80013817     8/4/2005       716
80013819    8/19/2005       756
80013820     8/9/2005       735
80013821    8/11/2005       796
80013822    8/16/2005       674
80013823    8/10/2005       707
80013824    8/16/2005       771
80013825     8/9/2005       774
80013826     8/9/2005       667
80013827    8/17/2005       742
80013828    8/12/2005       748
80013829    8/11/2005       755
80013830     8/4/2005       777
80013831    8/12/2005       675
80013833    8/12/2005       685
80013834    8/17/2005       758
80013835    8/12/2005       708
80013836    8/12/2005       746
80013837    8/11/2005       629
80013838    8/15/2005       686
80013839    8/15/2005       761
80013840    8/11/2005       737
80013841     8/5/2005       681
80013842     8/9/2005       685
80013843     8/4/2005       810
80013844    8/11/2005       700
80013845    8/15/2005       724
80013846    8/11/2005       725
80013847    8/12/2005       778
80013848     8/8/2005       682
80013849    8/16/2005       704
80013850    8/16/2005       663
80013851     8/8/2005       758
80013852    8/15/2005       651
80013853    8/11/2005       704
80013854    8/19/2005       715
80013855    8/15/2005       671
80013856    8/12/2005       748
80013857    8/17/2005       676
80013858    8/12/2005       743
80013859    8/17/2005       741
80013860    8/11/2005       725
80013861    8/10/2005       723
80013862    8/16/2005       758
80013863    8/11/2005       641
80013864    8/12/2005       756
80013865    8/12/2005       773
80013866    8/16/2005       785
80013867    8/18/2005       694
80013868    8/19/2005       755
80013869    8/17/2005       799
80013870    8/17/2005       783
80013997    8/12/2005       673
80014178    4/29/2005       754
80014179    5/20/2005       793
80014180     6/6/2005       786
80014181     7/7/2005       728
80014183    6/27/2005       707
80014184    6/30/2005       686
80014185    6/13/2005       783
80014186     5/4/2005       772
80014187    7/11/2005       788
80014188    6/23/2005       776
80014189    6/27/2005       742
80014190    7/14/2005       781
80014191     7/8/2005       668
80014192    7/14/2005       646
80014193    7/21/2005       811
80014194    5/16/2005       772
80014195    7/19/2005       693
80014196    6/22/2005       811
80014197     5/2/2005       689
80014201    4/27/2005       758
80014204    5/17/2005       701
80014205    5/18/2005       789
80014207    6/17/2005       726
80014208    7/22/2005       794
80014210    3/31/2005       752
80014211    6/29/2005       713
80014212    6/17/2005       792
80014213    4/29/2005       688
80014215     7/7/2005       694
80014216    6/21/2005       725
80014217    4/27/2005       720
80014218    5/27/2005       718
80014219    6/30/2005       780
80014220     6/1/2005       799
80014221    7/19/2005       748
80014222    7/18/2005       716
80014223    6/24/2005       668
80014225    6/24/2005       712
80014226     7/8/2005       757
80014227    4/29/2005       753
80014228    5/13/2005       759
80014230     7/7/2005       698
80014231    4/22/2005       728
80014232     5/5/2005       676
80014233    4/26/2005       660
80014234    6/24/2005       792
80014235    5/20/2005       791
80014236    7/12/2005       707
80014237    7/14/2005       716
80014238     5/2/2005       715
80014240    7/12/2005       779
80014241    7/22/2005       746
80014243     7/8/2005       797
80014244    7/11/2005       648
80014246     7/8/2005       779
80014247    6/30/2005       767
80014248     4/6/2005       750
80014249     5/6/2005       740
80014250    5/13/2005       704
80014251    5/27/2005       776
80014252    3/31/2005       797
80014253    5/26/2005       714
80014254    4/28/2005       792
80014255    4/11/2005       777
80014256    4/20/2005       752
80014257    4/22/2005       662
80014259     4/7/2005       714
80014260    4/14/2005       735
80014264    4/21/2005       785
80014265    4/25/2005       749
80014266     5/2/2005       681
80014267     6/3/2005       766
80014268     5/4/2005       719
80014270    5/12/2005       711
80014271    4/25/2005       714
80014272    4/29/2005       753
80014273    5/25/2005       752
80014274    4/15/2005       715
80014275    4/28/2005       770
80014276    5/11/2005       797
80014277    4/20/2005       772
80014278    4/25/2005       770
80014279    4/25/2005       695
80014281    5/23/2005       725
80014286    4/29/2005       744
80014287    5/25/2005       688
80014288    5/12/2005       745
80014289     6/1/2005       793
80014290    5/11/2005       688
80014291    5/23/2005       660
80014292    6/20/2005       742
80014295     6/8/2005       748
80014296    5/31/2005       757
80014297    7/25/2005       643
80014299    6/15/2005       704
80014302     6/9/2005       773
80014303    6/23/2005       702
80014304    6/24/2005       676
80014305     6/7/2005       789
80014307    6/20/2005       710
80014308    6/28/2005       738
80014310    7/12/2005       709
80014311    5/18/2005       779
80014312    4/22/2005       712
80014313    5/17/2005       771
80014314    6/22/2005       718
80014315    7/13/2005       743
80014317    6/30/2005       665
80014318    4/22/2005       682
80014319    6/30/2005       750
80014320    7/29/2005       766
80014321     7/5/2005       750
80014324    5/20/2005       755
80014325    6/30/2005       747
80014327    4/29/2005       691
80014328     4/8/2005       717
80014329     7/5/2005       802
80014330     5/6/2005       756
80014331    7/14/2005       773
80014333    6/24/2005       774
80014335    7/12/2005       685
80014337     7/7/2005       790
80014339    4/28/2005       673
80014340    4/28/2005       779
80014341    5/31/2005       656
80014342     5/2/2005       716
80014343    7/14/2005       675
80014344     7/7/2005       783
80014345    4/15/2005       705
80014346    7/11/2005       753
80014347    7/22/2005       792
80014348    7/14/2005       750
80014349    5/25/2005       709
80014350     5/6/2005       749
80014351     7/1/2005       798
80014352    5/23/2005       773
80014353    7/27/2005       797
80014354    7/25/2005       670
80014355    7/15/2005       736
80014357    6/20/2005       755
80014358    5/26/2005       662
80014359     6/9/2005       719
80014360    6/16/2005       784
80014361     7/6/2005       666
80014362    6/29/2005       770
80014363    6/21/2005       729
80014364    6/17/2005       716
80014365    6/15/2005       699
80014366    6/24/2005       742
80014368     7/1/2005       784
80014369     7/1/2005       797
80014370    6/27/2005       697
80014371    6/22/2005       693
80014372    7/11/2005       749
80014373     7/7/2005       788
80014374    7/14/2005       787
80014375    7/14/2005       742
80014376    6/28/2005       652
80014378    6/24/2005       777
80014380    7/29/2005       789
80014381    7/29/2005       746
80014382    7/25/2005       771
80014387    6/29/2005       798
80014388    4/14/2005       773
80014392    5/11/2005       759
80014394     7/1/2005       702
80014396    7/11/2005       754
80014397    7/11/2005       694
80014398     7/6/2005       706
80014399    7/11/2005       771
80014400    7/15/2005       739
80014401    7/21/2005       777
80014415    5/20/2005       780
80014416     6/3/2005       802
80014417     7/2/2005       732
80014418     7/6/2005       766
80014419    6/15/2005       671
80014420    6/27/2005       649
80014422     7/8/2005       757
80014423    6/20/2005       744
80014424     7/1/2005       714
80014425     7/1/2005       749
80014426    7/20/2005       721
80014428    7/14/2005       723
80014429     7/6/2005       751
80014430     7/1/2005       729
80014431     7/7/2005       743
80014434    7/28/2005       723
80014443     7/6/2005       688
80014444    6/29/2005       727
80014445    6/21/2005       686
80014446     7/5/2005       701
80014447     7/1/2005       720
80014448     7/7/2005       666
80014449     7/5/2005       679
80014450     7/7/2005       672
80014451    7/21/2005       624
80014452    6/30/2005       754
80014453    7/28/2005       704
80014454    7/15/2005       767
80014456    7/20/2005       794
80014458    7/27/2005       700
80014459    5/27/2005       633
80014463    4/29/2005       784
80014464    4/22/2005       718
80014465    5/12/2005       788
80014467    5/31/2005       732
80014468    7/13/2005       679
80014469    5/31/2005       693
80014471    6/21/2005       742
80014472    5/25/2005       730
80014475    6/14/2005       674
80014476    6/27/2005       660
80014477    6/10/2005       729
80014478    6/24/2005       763
80014479     7/5/2005       661
80014480    6/29/2005       742
80014481    6/10/2005       713
80014482    7/14/2005       717
80014483    6/28/2005       805
80014484    6/29/2005       809
80014485    6/20/2005       735
80014487    6/20/2005       713
80014488     7/5/2005       677
80014489    7/15/2005       718
80014490     8/1/2005       707
80014491    6/29/2005       711
80014492    7/15/2005       746
80014493     7/5/2005       708
80014495    7/18/2005       707
80014496    7/13/2005       697
80014498     7/8/2005       666
80014499    6/24/2005       700
80014500     7/5/2005       723
80014502    6/30/2005       493
80014503     7/8/2005       771
80014504     7/1/2005       774
80014505     7/8/2005       701
80014507     7/6/2005       733
80014509    6/29/2005       765
80014511    6/23/2005       732
80014512    7/11/2005       742
80014513     7/7/2005       695
80014514    6/24/2005       681
80014515    7/11/2005       725
80014517    7/15/2005       785
80014518     7/1/2005       727
80014519     7/6/2005       754
80014520    7/13/2005       736
80014523    7/18/2005       658
80014524    7/22/2005       791
80014526    7/22/2005       731
80014527     7/6/2005       708
80014528     7/5/2005       771
80014529    7/19/2005       703
80014530    7/12/2005       746
80014532    7/18/2005       723
80014533    7/28/2005       617
80014534    7/15/2005       754
80014535    7/22/2005       723
80014536    7/25/2005       712
80014537    7/13/2005       700
80014538    7/12/2005       774
80014539    7/20/2005       663
80014540    7/28/2005       751
80014541    7/20/2005       793
80014542    7/19/2005       715
80014543    7/15/2005       685
80014544    7/26/2005       761
80014545    7/13/2005       798

                                  EXHIBIT D-3

                     MORTGAGE LOAN SCHEDULE (LOAN GROUP 3)

WMLT 2005-B
Group 3 Mortgage Loan Schedule

          SERVICER                                                                                    ORIGINAL      CURRENT
 LOANID      ID            GROUP                 SERVICER                       ORIGINATOR             BALANCE      BALANCE
80013871   1777744    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    800,000.00   799,999.99
80013872   1778289    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    227,500.00   227,500.00
80013873   1778353    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,000,000.00  1,000,000.0
80013874   3380225    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    500,000.00   500,000.00
80013875   3380690    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    300,000.00   299,800.00
80013876   3380712    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    817,500.00   817,497.86
80013877   3849233    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    265,000.00   265,000.00
80013878   3866720    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    335,200.00   334,464.52
80013879   3945651    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    296,000.00   295,999.99
80013880   3994762    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    205,800.00   205,800.00
80013881   4100817    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    640,000.00   640,000.00
80013882   4100947    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    495,000.00   495,000.00
80013883   4118492    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    504,000.00   504,000.00
80013884   4122184    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    232,000.00   232,000.00
80013885   4125238    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,000,000.00   999,624.71
80013886   4132127    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    369,200.00   369,200.00
80013887   4134062    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,250,000.00  1,250,000.0
80013888   4138236    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    400,000.00   400,000.00
80013889   4160662    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    207,000.00   206,000.00
80013890   4163747    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    200,000.00   199,937.50
80013891   4164805    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,000,000.00   999,999.99
80013892   4170290    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    255,400.00   255,400.00
80013893   4176407    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    611,920.00   611,735.50
80013894   4179526    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    450,000.00   449,900.00
80013895   4179795    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    300,000.00   300,000.00
80013896   4180661    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    495,200.00   495,200.00
80013897   4181756    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    262,400.00   262,389.92
80013898   4182312    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    842,000.00   842,000.00
80013899   4188596    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    398,300.00   396,895.77
80013900   4193149    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    136,000.00   136,000.00
80013901   4194549    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    176,200.00   176,200.00
80013902   4195092    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    295,000.00   295,000.00
80013903   4195298    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    845,000.00   845,000.00
80013904   4197541    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    400,000.00   399,999.99
80013905   4200171    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    470,950.00   470,950.00
80013906   4200426    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    500,000.00   499,700.00
80013907   4203326    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    499,900.00   499,605.97
80013908   4207868    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    636,000.00   150,000.00
80013909   4215577    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    450,000.00   449,914.26
80013910   4216252    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    413,000.00   412,135.53
80013911   4216573    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    650,000.00   650,000.00
80013912   4218944    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    199,500.00   199,500.00
80013913   4219000    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    540,000.00   540,000.00
80013914   4219435    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    757,000.00   757,000.00
80013915   4221441    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    481,300.00   481,300.00
80013916   4221551    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    600,000.00   600,000.00
80013917   4222534    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    341,000.00   341,000.00
80013918   4225548    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    384,800.00   384,800.00
80013919   4227621    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    420,000.00   420,000.00
80013920   4228157    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    480,000.00   479,999.99
80013921   4229064    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    225,000.00   225,000.00
80013922   4232641    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    282,300.00   282,098.45
80013923   4233396    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    536,000.00   534,194.54
80013924   4235219    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    379,200.00   379,200.00
80013925   4236164    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    523,900.00   523,900.00
80013926   4242110    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    100,000.00   100,000.00
80013927   4245006    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    228,000.00   228,000.00
80013928   4245129    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    472,000.00   472,000.00
80013929   4248472    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    452,000.00   452,000.00
80013930   4252592    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    431,200.00   431,200.00
80013931   4252678    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.     85,500.00    85,500.00
80013932   4252701    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    134,500.00   134,500.00
80013933   4252880    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,250,000.00  1,250,000.0
80013934   4253698    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    396,000.00   395,190.54
80013935   4253839    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    428,000.00   427,825.27
80013936   4254300    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    448,360.00   448,360.00
80013937   4267532    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    312,000.00   312,000.00
80013938   4270675    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    570,350.00   570,350.00
80013939   4277867    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    234,400.00   234,387.78
80013940   4281873    Group 3 - 7/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    625,000.00   624,559.90
80014547   29557006   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         921,000.00   921,000.00
80014548   29557741   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         335,600.00   335,600.00
80014549   30095087   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         184,000.00   184,000.00
80014550   30095335   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         600,000.00   597,292.56
80014551   30199210   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         236,000.00   236,000.00
80014552   31135429   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         129,120.00   128,843.28
80014553   31311798   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         158,000.00   158,000.00
80014554   31614373   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.       1,000,000.00   995,000.00
80014555   31648462   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         357,070.00   355,864.27
80014556   31662414   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         123,000.00   123,000.00
80014557   31704315   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         576,000.00   576,000.00
80014558   31714645   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         160,750.00   160,750.00
80014559   31838899   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         600,000.00   599,868.75
80014560   32039802   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         744,000.00   744,000.00
80014561   32053308   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         450,000.00   450,000.00
80014562   32081390   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         133,600.00   132,732.91
80014563   32145781   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         800,000.00   799,766.66
80014565   32160616   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         265,000.00   263,344.60
80014567   32209884   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         260,000.00   260,000.00
80014570   32300485   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         400,000.00   398,195.07
80014571   32355786   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         265,000.00   265,000.00
80014572   32355794   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         456,000.00   456,000.00
80014573   32355828   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         360,000.00   359,758.17
80014574   32364192   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         110,000.00   109,700.00
80014575   32365520   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         275,000.00   275,000.00
80014576   32366684   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         187,600.00   187,600.00
80014577   32368235   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         155,850.00   155,850.00
80014578   32370439   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         500,000.00   500,000.00
80014579   32371452   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         314,000.00   313,732.75
80014580   33339169   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.          86,320.00    86,320.00
80014581   33339516   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         358,400.00   358,368.20
80014584   33377540   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         295,000.00   273,886.60
80014585   33377839   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         239,520.00   238,692.17
80014586   33397209   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         335,000.00   230,000.00
80014587   33407917   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         488,000.00   473,000.00
80014588   33490988   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.       1,575,000.00  1,575,000.0
80014589   33491010   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         500,000.00   500,000.00
80014590   33492935   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         359,600.00   359,519.46
80014591   33493107   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         252,000.00   252,000.00
80014592   33547308   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         120,000.00   120,000.00
80014593   33547324   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         650,000.00   650,000.00
80014594   33547555   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         192,000.00   192,000.00
80014595   33567884   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         335,900.00   335,746.01
80014596   33582974   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         220,000.00   219,989.49
80014597   33594151   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         800,000.00   799,804.17
80014598   33599804   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         139,400.00   138,366.79
80014599   33601931   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         260,000.00   260,000.01
80014600   33603796   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         360,000.00   359,396.12
80014601   33605148   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         193,000.00   192,952.75
80014603   33605544   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         285,100.00   285,100.00
80014604   33606203   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         208,000.00   207,882.71
80014605   33606328   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         186,200.00   186,200.00
80014606   33606476   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         527,200.00   526,200.00
80014607   33606906   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         133,600.00   132,752.93
80014608   33609264   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         465,000.00   465,000.00
80014609   33609280   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         148,800.00   148,724.49
80014610   33611914   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         123,900.00   123,900.01
80014611   33612383   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         328,000.00   328,000.00
80014612   33612524   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         120,750.00   120,520.44
80014613   33612565   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         290,500.00   290,500.00
80014615   33616319   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         155,900.00   155,759.22
80014616   33617499   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         141,600.00   140,666.14
80014617   33620493   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         308,000.00   307,954.12
80014618   33637091   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         650,000.00   649,483.83
80014619   33637323   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.          68,800.00    68,800.00
80014620   33729930   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         410,000.00   408,845.84
80014621   33832999   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         186,000.00   186,000.00
80014622   33836883   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         392,000.00   342,000.00
80014623   33840711   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         233,200.00   232,171.97
80014624   33841396   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         180,000.00   179,392.19
80014625   33849274   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         256,000.00   255,850.00
80014626   34001115   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         225,000.00   195,000.00
80014627   34001347   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         441,500.00   436,499.98
80014628   34001586   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         158,400.00   158,400.00
80014629   34067066   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         981,500.00   981,500.00
80014630   34074765   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         114,450.00   112,061.96
80014631   34183988   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.          75,430.00    74,956.92
80014633   34269936   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         616,000.00   615,858.83
80014634   34281873   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         657,250.00   657,250.00
80014635   34284109   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.       1,250,000.00  1,250,000.0
80014636   34294983   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         507,000.00   506,722.37
80014637   34347898   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         193,100.00   193,100.00
80014638   34418699   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         296,000.00   290,532.56
80014639   34452854   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         520,000.00   520,000.00
80014640   34540716   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.       1,500,000.00   910,569.22
80014641   34634790   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         525,000.00   516,000.00
80014642   34779066   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         174,000.00   174,000.00
80014643   34779603   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         530,000.00   530,000.00
80014644   34780148   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         355,000.00   355,000.00
80014645   34784835   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         142,000.00   142,000.00
80014646   34785089   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         689,000.00   680,521.65
80014647   34785139   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         245,900.00   245,900.01
80014648   34788836   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         190,000.00   190,000.00
80014649   34789313   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         308,000.00   306,959.94
80014650   34789529   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         131,650.00   131,512.61
80014651   34792366   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         435,000.00   434,908.31
80014652   34794743   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         264,500.00   263,500.00
80014653   35106145   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.          99,480.00    99,477.04
80014654   35115476   Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         176,000.00   176,000.00
80014655   142866623  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         172,000.00   172,000.00
80014656   143176048  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         404,000.00   402,701.48
80014657   143202661  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         473,600.00   473,107.68
80014658   143210698  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         479,200.00   477,655.89
80014659   143211555  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         551,200.00   551,200.00
80014660   143211688  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         549,448.00   549,447.30
80014661   143438950  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         250,000.00   250,000.00
80014662   143453785  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         436,000.00   436,000.00
80014663   143453959  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         598,500.00   598,097.97
80014664   143455293  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         410,000.00   408,647.50
80014666   143500569  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         122,400.00   122,400.00
80014667   143522662  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         460,000.00   460,000.00
80014668   143541472  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         440,800.00   440,800.00
80014669   143545416  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         800,000.00   800,000.00
80014670   143546166  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         600,000.00   600,000.00
80014671   143546463  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         650,000.00   650,000.00
80014672   143548253  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         438,400.00   438,400.00
80014673   143549442  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         548,000.00   547,849.03
80014674   143552016  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         379,500.00   379,500.00
80014675   143552727  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         508,000.00   508,000.00
80014676   143552875  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         550,000.00   550,000.00
80014677   143556470  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         340,000.00   339,928.00
80014679   143560100  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         522,400.00   522,400.00
80014680   143561058  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         470,000.00   470,000.00
80014681   143563658  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         328,000.00   328,000.00
80014682   143588416  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         315,000.00   315,000.00
80014683   143596062  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         600,000.00   600,000.00
80014684   143598415  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         253,500.00   253,350.00
80014685   143598795  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         280,000.00   280,000.00
80014686   143599058  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         442,400.00   442,400.00
80014688   143627636  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         380,000.00   380,000.00
80014689   143669059  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         475,000.00   472,905.99
80014690   143740181  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         455,000.00   455,000.00
80014691   143743482  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.          64,000.00    63,685.37
80014692   143745354  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         520,000.00   520,000.00
80014693   143751063  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         196,000.00   195,998.26
80014694   143752186  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         379,000.00   378,953.01
80014695   143755692  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         770,000.00   767,518.86
80014696   143919215  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         295,900.00   295,900.00
80014697   201504982  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.          60,000.00    60,000.00
80014698   201516473  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         188,500.00   187,747.42
80014699   201659117  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         228,000.00   227,946.56
80014700   201673621  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         280,000.00   279,054.52
80014701   201686417  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         340,000.00   339,612.07
80014702   201749843  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         139,200.00   139,200.00
80014703   201753019  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         440,000.00   283,900.00
80014704   201802667  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         300,000.00   298,375.73
80014705   201804523  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         600,000.00   600,000.00
80014706   201805348  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         429,000.00   279,000.00
80014707   201826096  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         260,000.00   259,122.04
80014708   201831831  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         394,810.00   394,810.00
80014709   201843059  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         636,000.00   636,000.00
80014710   201882123  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         276,000.00   275,914.45
80014711   201896016  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         456,000.00   455,969.86
80014712   201900289  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         468,000.00   468,000.00
80014713   201917721  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         654,400.00   654,260.26
80014714   201932951  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         199,920.00   199,920.00
80014715   201937711  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         608,000.00   608,000.00
80014716   201940350  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         680,000.00   680,000.00
80014717   201950680  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         460,000.00   458,361.09
80014718   201960408  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         468,000.00   468,000.00
80014719   201961034  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         100,000.00    98,000.00
80014720   201977550  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         700,000.00   700,000.00
80014721   201978699  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         452,500.00   452,426.30
80014722   201981446  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         225,000.00   224,906.67
80014723   201982741  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         600,000.00   600,000.00
80014724   201984713  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         638,400.00   638,275.77
80014725   201993441  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         120,400.00   120,391.52
80014726   201998713  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         253,600.00   253,600.00
80014727   202009072  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         750,000.00   750,000.00
80014730   202022836  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         491,500.00   490,901.51
80014731   202024139  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         450,000.00   449,924.83
80014732   202026332  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         380,000.00   380,000.00
80014733   202028346  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         750,000.00   750,000.00
80014734   202029864  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         408,000.00   406,523.15
80014735   202036497  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         380,800.00   380,800.00
80014736   202038154  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         200,000.00   199,324.63
80014737   202047015  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         319,000.00   318,999.08
80014738   202047650  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         550,000.00   550,000.00
80014739   202056164  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         325,000.00   320,000.00
80014740   202063442  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         495,000.00   494,536.44
80014741   202069555  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         616,000.00   616,000.00
80014742   202074480  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         110,400.00   110,399.00
80014743   202075412  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         118,400.00   118,400.00
80014744   202118048  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         480,000.00   480,000.00
80014745   202120432  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         279,500.00   279,500.00
80014746   202139903  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         258,200.00   256,683.26
80014747   202156964  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         700,000.00   700,000.00
80014748   202158416  Group 3 - 7/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         256,000.00   256,000.00

                                                                               FIRST               PRINCIPAL    PAID
              OCCUPANCY             PROPERTY                       ORIGINAL    PAID     MATURITY      AND       THRU
 LOANID         TYPE                  TYPE           OTERM  RTERM     LTV      DATE       DATE     INTEREST     DATE
80013871  Primary Residence  Single Family Detached    360    358    66.670  10/1/2005   9/1/2035   3,500.00  11/1/2005
80013872  Primary Residence  Single Family Detached    360    358    70.000  10/1/2005   9/1/2035   1,113.80  11/1/2005
80013873  Primary Residence  Single Family Detached    360    358    64.640  10/1/2005   9/1/2035   4,479.17  11/1/2005
80013874  Second Home        PUD-D                     360    358    51.810  10/1/2005   9/1/2035   2,395.83  10/1/2005
80013875  Primary Residence  PUD-D                     360    358    63.160  10/1/2005   9/1/2035   1,375.00  11/1/2005
80013876  Primary Residence  PUD-D                     360    358    79.570  10/1/2005   9/1/2035   3,746.88  11/1/2005
80013877  Primary Residence  CL                        360    357    60.570  11/1/2005  10/1/2035   1,297.40  10/1/2005
80013878  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,903.23  10/1/2005
80013879  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   1,356.67  11/1/2005
80013880  Primary Residence  PUD-D                     360    358    79.980  10/1/2005   9/1/2035   1,007.56  11/1/2005
80013881  Primary Residence  PUD-D                     360    358    74.770  10/1/2005   9/1/2035   3,066.67  11/1/2005
80013882  Second Home        Single Family Detached    360    358    56.900  10/1/2005   9/1/2035   2,217.19  10/1/2005
80013883  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,257.50  11/1/2005
80013884  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,087.50  11/1/2005
80013885  Primary Residence  Single Family Detached    360    358    50.000  10/1/2005   9/1/2035   4,687.50  11/1/2005
80013886  Primary Residence  Single Family Detached    360    358    75.040  10/1/2005   9/1/2035   1,884.46  10/1/2005
80013887  Primary Residence  Single Family Detached    360    356    48.080   8/1/2005   7/1/2035   5,598.96  10/1/2005
80013888  Primary Residence  Condominium Hi-Rise       360    357    68.380   9/1/2005   8/1/2035   1,958.33  11/1/2005
80013889  Primary Residence  Single Family Detached    360    358    79.650  10/1/2005   9/1/2035     948.75  11/1/2005
80013890  Second Home        Single Family Detached    360    358    51.280  10/1/2005   9/1/2035     937.50  11/1/2005
80013891  Primary Residence  PUD-D                     360    358    71.430  10/1/2005   9/1/2035   4,687.50  10/1/2005
80013892  Primary Residence  Single Family Detached    360    358    65.820  10/1/2005   9/1/2035   1,170.58  11/1/2005
80013893  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   2,868.38  11/1/2005
80013894  Primary Residence  Single Family Detached    360    358    75.130  10/1/2005   9/1/2035   2,156.25  11/1/2005
80013895  Primary Residence  Single Family Detached    360    358    46.510  10/1/2005   9/1/2035   1,437.50  10/1/2005
80013896  Primary Residence  Condominium               360    358    80.000  10/1/2005   9/1/2035   2,321.25  11/1/2005
80013897  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,230.00  11/1/2005
80013898  Primary Residence  Single Family Detached    360    358    44.320  10/1/2005   9/1/2035   4,034.58  10/1/2005
80013899  Primary Residence  PUD                       360    358    80.000  10/1/2005   9/1/2035   2,230.37  11/1/2005
80013900  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035     651.67  11/1/2005
80013901  Primary Residence  Single Family Detached    360    358    41.170  10/1/2005   9/1/2035     807.58  10/1/2005
80013902  Primary Residence  Single Family Detached    360    358    47.590  10/1/2005   9/1/2035   1,290.63  11/1/2005
80013903  Primary Residence  Single Family Detached    360    358    70.420  10/1/2005   9/1/2035   3,872.92  10/1/2005
80013904  Second Home        PUD                       360    358    66.670  10/1/2005   9/1/2035   1,833.33  11/1/2005
80013905  Primary Residence  PUD-A                     360    358    79.820  10/1/2005   9/1/2035   2,060.41  10/1/2005
80013906  Primary Residence  PUD-D                     360    358    68.490  10/1/2005   9/1/2035   2,187.50  10/1/2005
80013907  Second Home        Condominium Hi-Rise       360    358    79.360  10/1/2005   9/1/2035   2,343.28  11/1/2005
80013908  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   3,312.50  11/1/2005
80013909  Primary Residence  PUD-D                     360    358    74.140  10/1/2005   9/1/2035   2,156.25  11/1/2005
80013910  Primary Residence  Single Family Detached    360    358    62.110  10/1/2005   9/1/2035   2,410.16  10/1/2005
80013911  Primary Residence  PUD-D                     360    358    75.140  10/1/2005   9/1/2035   3,046.88  10/1/2005
80013912  Primary Residence  Single Family Detached    360    358    70.000  10/1/2005   9/1/2035     872.81  10/1/2005
80013913  Primary Residence  PUD-D                     360    358    64.290  10/1/2005   9/1/2035   2,531.25  11/1/2005
80013914  Primary Residence  PUD-D                     360    358    68.820  10/1/2005   9/1/2035   3,469.58  10/1/2005
80013915  Second Home        Single Family Detached    360    358    62.100  10/1/2005   9/1/2035   2,155.82  11/1/2005
80013916  Primary Residence  Single Family Detached    360    358    69.360  10/1/2005   9/1/2035   2,875.00  10/1/2005
80013917  Primary Residence  PUD-D                     360    358    71.790  10/1/2005   9/1/2035   1,633.96  11/1/2005
80013918  Primary Residence  CL                        360    358    80.000  10/1/2005   9/1/2035   1,843.83  10/1/2005
80013919  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   1,881.25  10/1/2005
80013920  Primary Residence  PUD-D                     360    358    72.180  10/1/2005   9/1/2035   2,350.00  10/1/2005
80013921  Primary Residence  Single Family Detached    360    358    51.370  10/1/2005   9/1/2035   1,195.31  10/1/2005
80013922  Primary Residence  CL                        360    358    63.250  10/1/2005   9/1/2035   1,293.88  10/1/2005
80013923  Primary Residence  Single Family Detached    360    358    59.560  10/1/2005   9/1/2035   2,624.17  11/1/2005
80013924  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,738.00  10/1/2005
80013925  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   2,346.64  11/1/2005
80013926  Second Home        Condominium               360    358    25.000  10/1/2005   9/1/2035     541.67  11/1/2005
80013927  Primary Residence  Single Family Detached    360    358    67.260  10/1/2005   9/1/2035   1,116.25  11/1/2005
80013928  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   2,163.33  11/1/2005
80013929  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   2,071.67  11/1/2005
80013930  Second Home        Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   2,021.25  11/1/2005
80013931  Primary Residence  Single Family Detached    360    358    73.710  10/1/2005   9/1/2035     418.59  10/1/2005
80013932  Primary Residence  Single Family Detached    360    358    57.480  10/1/2005   9/1/2035     658.49  10/1/2005
80013933  Primary Residence  PUD-D                     360    358    58.410  10/1/2005   9/1/2035   5,729.17  10/1/2005
80013934  Second Home        PUD-D                     360    358    80.000  10/1/2005   9/1/2035   2,342.49  11/1/2005
80013935  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   1,872.50  11/1/2005
80013936  Primary Residence  PUD-A                     360    358    79.370  10/1/2005   9/1/2035   2,148.39  11/1/2005
80013937  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,592.50  11/1/2005
80013938  Primary Residence  PUD-D                     360    358    65.000  10/1/2005   9/1/2035   2,614.10  10/1/2005
80013939  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,049.92  11/1/2005
80013940  Primary Residence  PUD-D                     360    358    62.500  10/1/2005   9/1/2035   3,059.90  10/1/2005
80014547  Primary Residence  Single Family Detached    360    357    61.400   9/1/2005   8/1/2035   4,221.25  11/1/2005
80014548  Primary Residence  Single Family Detached    360    356    38.800   8/1/2005   7/1/2035   1,503.21  11/1/2005
80014549  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035     805.00  10/1/2005
80014550  Primary Residence  Single Family Detached    360    356    60.300   8/1/2005   7/1/2035   3,359.83  11/1/2005
80014551  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   1,081.67  11/1/2005
80014552  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     605.25  11/1/2005
80014553  Primary Residence  Single Family Detached    360    356    77.070   8/1/2005   7/1/2035     691.25  11/1/2005
80014554  Primary Residence  Single Family Detached    360    354    37.040   6/1/2005   5/1/2035   4,791.67  11/1/2005
80014555  Primary Residence  PUD-D                     360    357    80.000   9/1/2005   8/1/2035   1,999.49  11/1/2005
80014556  Investor Property  Single Family Detached    360    355    71.100   7/1/2005   6/1/2035     602.19  10/1/2005
80014557  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,760.00  11/1/2005
80014558  Primary Residence  Single Family Detached    360    357    79.280   9/1/2005   8/1/2035     703.28  10/1/2005
80014559  Second Home        Single Family Detached    360    357    79.310   9/1/2005   8/1/2035   2,624.43  10/1/2005
80014560  Primary Residence  Single Family Detached    360    354    62.000   6/1/2005   5/1/2035   3,565.00  10/1/2005
80014561  Primary Residence  PUD-D                     360    357    57.110   9/1/2005   8/1/2035   2,109.38  11/1/2005
80014562  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035     769.08  11/1/2005
80014563  Primary Residence  Single Family Detached    360    356    64.000   8/1/2005   7/1/2035   3,583.33  11/1/2005
80014565  Primary Residence  Single Family Detached    360    356    73.610   8/1/2005   7/1/2035   1,483.92  10/1/2005
80014567  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,137.50  11/1/2005
80014570  Second Home        Single Family Detached    360    356    53.690   8/1/2005   7/1/2035   2,239.88  10/1/2005
80014571  Second Home        Condominium Hi-Rise       360    357    38.410   9/1/2005   8/1/2035   1,186.98  10/1/2005
80014572  Primary Residence  Single Family Detached    360    357    53.020   9/1/2005   8/1/2035   2,042.50  10/1/2005
80014573  Primary Residence  Single Family Detached    360    357    20.810   9/1/2005   8/1/2035   1,612.50  11/1/2005
80014574  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035     504.17  11/1/2005
80014575  Primary Residence  Single Family Detached    360    354    75.860   6/1/2005   5/1/2035   1,289.06  11/1/2005
80014576  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035     879.38  11/1/2005
80014577  Primary Residence  CL                        360    357    80.000   9/1/2005   8/1/2035     714.31  10/1/2005
80014578  Primary Residence  Single Family Detached    360    356    64.520   8/1/2005   7/1/2035   2,187.50  10/1/2005
80014579  Second Home        CL                        360    356    80.000   8/1/2005   7/1/2035   1,341.04  11/1/2005
80014580  Second Home        Single Family Detached    360    354    80.000   6/1/2005   5/1/2035     413.62  11/1/2005
80014581  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035   1,792.00  10/1/2005
80014584  Primary Residence  Single Family Detached    360    356    14.750   8/1/2005   7/1/2035   1,321.35  10/1/2005
80014585  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,322.64  10/1/2005
80014586  Second Home        CL                        360    358    57.770  10/1/2005   9/1/2035   1,605.21  11/1/2005
80014587  Second Home        Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,236.67  12/1/2005
80014588  Primary Residence  PUD                       360    357    75.000   9/1/2005   8/1/2035   7,054.69  11/1/2005
80014589  Primary Residence  Single Family Detached    360    357    35.590   9/1/2005   8/1/2035   2,239.58  11/1/2005
80014590  Primary Residence  Single Family Detached    360    354    63.090   6/1/2005   5/1/2035   1,610.71  11/1/2005
80014591  Primary Residence  Single Family Detached    360    355    79.980   7/1/2005   6/1/2035   1,128.75  11/1/2005
80014592  Second Home        Single Family Detached    360    355    75.950   7/1/2005   6/1/2035     562.50  11/1/2005
80014593  Primary Residence  PUD-D                     360    357    74.290   9/1/2005   8/1/2035   2,911.46  10/1/2005
80014594  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035     880.00  11/1/2005
80014595  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035   1,573.94  10/1/2005
80014596  Primary Residence  PUD-D                     360    354    80.000   6/1/2005   5/1/2035   1,031.25  10/1/2005
80014597  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035   3,916.67  11/1/2005
80014598  Primary Residence  PUD-D                     360    354    78.760   6/1/2005   5/1/2035     667.96  10/1/2005
80014599  Primary Residence  PUD-D                     360    354    80.000   6/1/2005   5/1/2035   1,245.84  10/1/2005
80014600  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035   1,725.00  11/1/2005
80014601  Primary Residence  Single Family Detached    360    356    48.750   8/1/2005   7/1/2035     944.90  10/1/2005
80014603  Primary Residence  PUD-D                     360    356    79.990   8/1/2005   7/1/2035   1,306.71  11/1/2005
80014604  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035     996.67  10/1/2005
80014605  Primary Residence  PUD-D                     360    355    79.980   7/1/2005   6/1/2035     872.82  11/1/2005
80014606  Primary Residence  PUD-D                     360    355    79.990   7/1/2005   6/1/2035   2,471.25  11/1/2005
80014607  Primary Residence  CL                        360    354    80.000   6/1/2005   5/1/2035     779.66  10/1/2005
80014608  Primary Residence  Single Family Detached    360    355    65.490   7/1/2005   6/1/2035   2,082.82  10/1/2005
80014609  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035     682.00  10/1/2005
80014610  Primary Residence  PUD-D                     360    355    79.990   7/1/2005   6/1/2035     542.07  11/1/2005
80014611  Primary Residence  PUD-D                     360    355    80.000   7/1/2005   6/1/2035   1,469.17  10/1/2005
80014612  Primary Residence  PUD-D                     360    355    74.540   7/1/2005   6/1/2035     591.18  11/1/2005
80014613  Primary Residence  PUD-D                     360    355    77.470   7/1/2005   6/1/2035   1,331.46  10/1/2005
80014615  Primary Residence  PUD-D                     360    355    79.990   7/1/2005   6/1/2035     698.31  12/1/2005
80014616  Primary Residence  PUD-D                     360    355    80.000   7/1/2005   6/1/2035     771.00  11/1/2005
80014617  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,379.59  11/1/2005
80014618  Primary Residence  Single Family Detached    360    357    79.270   9/1/2005   8/1/2035   3,046.88  11/1/2005
80014619  Primary Residence  CL                        360    357    80.000   9/1/2005   8/1/2035     322.50  11/1/2005
80014620  Primary Residence  PUD-D                     360    357    50.620   9/1/2005   8/1/2035   1,622.92  11/1/2005
80014621  Primary Residence  Single Family Detached    360    355    79.150   7/1/2005   6/1/2035     910.63  10/1/2005
80014622  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,755.83  11/1/2005
80014623  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,324.08  12/1/2005
80014624  Primary Residence  Single Family Detached    360    357    78.600   9/1/2005   8/1/2035   1,007.95  11/1/2005
80014625  Second Home        Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,120.00  10/1/2005
80014626  Primary Residence  Single Family Detached    360    354    35.890   6/1/2005   5/1/2035   1,101.56  11/1/2005
80014627  Primary Residence  Single Family Detached    360    355    70.640   7/1/2005   6/1/2035   2,069.53  11/1/2005
80014628  Second Home        Single Family Detached    360    355    80.000   7/1/2005   6/1/2035     709.50  10/1/2005
80014629  Primary Residence  Single Family Detached    360    357    33.840   9/1/2005   8/1/2035   4,703.02  10/1/2005
80014630  Second Home        Single Family Detached    360    354    79.970   6/1/2005   5/1/2035     524.56  12/1/2005
80014631  Primary Residence  PUD-A                     360    354    80.000   6/1/2005   5/1/2035     446.20  11/1/2005
80014633  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,823.33  10/1/2005
80014634  Primary Residence  Single Family Detached    360    357    35.530   9/1/2005   8/1/2035   3,012.40  10/1/2005
80014635  Primary Residence  Single Family Detached    360    357    71.430   9/1/2005   8/1/2035   5,338.54  11/1/2005
80014636  Primary Residence  Single Family Detached    360    357    78.000   9/1/2005   8/1/2035   2,323.75  11/1/2005
80014637  Primary Residence  PUD-D                     360    357    80.000   9/1/2005   8/1/2035     885.04  11/1/2005
80014638  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035   1,370.49  11/1/2005
80014639  Second Home        CL                        360    357    80.000   9/1/2005   8/1/2035   2,275.00  10/1/2005
80014640  Primary Residence  Single Family Detached    360    356    61.860   8/1/2005   7/1/2035   7,187.50  10/1/2005
80014641  Primary Residence  Single Family Detached    360    356    10.980   8/1/2005   7/1/2035   2,351.56  11/1/2005
80014642  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035     761.25  11/1/2005
80014643  Primary Residence  Single Family Detached    360    357    74.870   9/1/2005   8/1/2035   2,263.55  10/1/2005
80014644  Primary Residence  PUD-D                     360    357    74.740   9/1/2005   8/1/2035   1,664.07  11/1/2005
80014645  Primary Residence  PUD-D                     360    356    74.740   8/1/2005   7/1/2035     695.21  11/1/2005
80014646  Primary Residence  Single Family Detached    360    356    74.810   8/1/2005   7/1/2035   3,086.15  10/1/2005
80014647  Primary Residence  Single Family Detached    360    357    79.990   9/1/2005   8/1/2035   1,075.82  10/1/2005
80014648  Primary Residence  PUD-D                     360    357    79.170   9/1/2005   8/1/2035     930.21  11/1/2005
80014649  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,724.72  11/1/2005
80014650  Primary Residence  PUD-D                     360    357    79.980   9/1/2005   8/1/2035     589.69  11/1/2005
80014651  Primary Residence  PUD-D                     360    357    56.490   9/1/2005   8/1/2035   1,903.13  11/1/2005
80014652  Primary Residence  Single Family Detached    360    357    53.430   9/1/2005   8/1/2035   1,184.74  10/1/2005
80014653  Primary Residence  PUD-A                     360    357    80.000   9/1/2005   8/1/2035     466.31  11/1/2005
80014654  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     770.00  10/1/2005
80014655  Primary Residence  Single Family Detached    360    357    79.680   9/1/2005   8/1/2035     824.17  11/1/2005
80014656  Primary Residence  Single Family Detached    360    357    67.450   9/1/2005   8/1/2035   1,851.67  11/1/2005
80014657  Primary Residence  Condominium               360    357    80.000   9/1/2005   8/1/2035   2,220.00  11/1/2005
80014658  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,758.55  11/1/2005
80014659  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   2,468.92  11/1/2005
80014660  Primary Residence  PUD-A                     360    357    80.000   9/1/2005   8/1/2035   2,518.30  10/1/2005
80014661  Primary Residence  Single Family Detached    360    357    39.680   9/1/2005   8/1/2035   1,145.83  10/1/2005
80014662  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,952.92  11/1/2005
80014663  Primary Residence  Single Family Detached    360    357    79.800   9/1/2005   8/1/2035   2,680.78  11/1/2005
80014664  Primary Residence  PUD-D                     360    357    78.100   9/1/2005   8/1/2035   2,327.94  10/1/2005
80014666  Second Home        PUD-D                     360    357    80.000   9/1/2005   8/1/2035     586.50  10/1/2005
80014667  Primary Residence  CL                        360    356    61.330   8/1/2005   7/1/2035   2,204.17  10/1/2005
80014668  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   2,020.33  12/1/2005
80014669  Primary Residence  Single Family Detached    360    357    61.350   9/1/2005   8/1/2035   3,583.33  11/1/2005
80014670  Primary Residence  PUD-D                     360    357    60.000   9/1/2005   8/1/2035   2,750.00  10/1/2005
80014671  Primary Residence  PUD-D                     360    357    68.420   9/1/2005   8/1/2035   2,843.75  10/1/2005
80014672  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   2,009.33  11/1/2005
80014673  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,397.50  10/1/2005
80014674  Primary Residence  Single Family Detached    360    357    55.400   9/1/2005   8/1/2035   1,818.44  10/1/2005
80014675  Primary Residence  Single Family Detached    360    357    73.090   9/1/2005   8/1/2035   2,328.33  11/1/2005
80014676  Primary Residence  PUD-D                     360    356    55.000   8/1/2005   7/1/2035   2,520.83  10/1/2005
80014677  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,629.17  10/1/2005
80014679  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,448.75  11/1/2005
80014680  Primary Residence  PUD-D                     360    357    67.630   9/1/2005   8/1/2035   2,154.17  11/1/2005
80014681  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,435.00  11/1/2005
80014682  Primary Residence  PUD-D                     360    357    68.480   9/1/2005   8/1/2035   1,443.75  10/1/2005
80014683  Primary Residence  Single Family Detached    360    357    65.220   9/1/2005   8/1/2035   2,562.50  10/1/2005
80014684  Primary Residence  Single Family Detached    360    357    78.000   9/1/2005   8/1/2035   1,161.87  11/1/2005
80014685  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,254.17  10/1/2005
80014686  Primary Residence  Single Family Detached    360    357    70.780   9/1/2005   8/1/2035   1,935.50  10/1/2005
80014688  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,781.25  11/1/2005
80014689  Primary Residence  Single Family Detached    360    356    65.520   8/1/2005   7/1/2035   2,697.00  11/1/2005
80014690  Primary Residence  CL                        360    357    79.820   9/1/2005   8/1/2035   2,038.02  10/1/2005
80014691  Investor Property  Single Family Detached    360    357    68.090   9/1/2005   8/1/2035     320.00  11/1/2005
80014692  Primary Residence  Single Family Detached    360    357    59.840   9/1/2005   8/1/2035   2,383.33  10/1/2005
80014693  Second Home        Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     898.33  11/1/2005
80014694  Primary Residence  CL                        360    357    74.310   9/1/2005   8/1/2035   1,776.56  11/1/2005
80014695  Primary Residence  Single Family Detached    360    357    70.000   9/1/2005   8/1/2035   4,432.56  10/1/2005
80014696  Primary Residence  Single Family Detached    360    357    79.990   9/1/2005   8/1/2035   1,356.21  11/1/2005
80014697  Primary Residence  CL                        360    355    32.200   7/1/2005   6/1/2035     287.50  10/1/2005
80014698  Primary Residence  Single Family Detached    360    354    79.540   6/1/2005   5/1/2035     903.23  10/1/2005
80014699  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035   1,068.50  11/1/2005
80014700  Primary Residence  Single Family Detached    360    357    76.500   9/1/2005   8/1/2035   1,567.92  10/1/2005
80014701  Primary Residence  PUD-D                     360    355    60.710   7/1/2005   6/1/2035   1,381.25  11/1/2005
80014702  Second Home        PUD-A                     360    357    80.000   9/1/2005   8/1/2035     652.50  10/1/2005
80014703  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   1,970.83  10/1/2005
80014704  Second Home        Single Family Detached    360    356    70.590   8/1/2005   7/1/2035   1,281.25  10/1/2005
80014705  Primary Residence  Single Family Detached    360    357    40.680   9/1/2005   8/1/2035   2,687.50  10/1/2005
80014706  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,921.56  11/1/2005
80014707  Second Home        Condominium               360    357    80.000   9/1/2005   8/1/2035   1,455.93  11/1/2005
80014708  Primary Residence  PUD-A                     360    357    80.000   9/1/2005   8/1/2035   1,809.55  11/1/2005
80014709  Second Home        Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,848.75  10/1/2005
80014710  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,236.24  12/1/2005
80014711  Primary Residence  PUD-D                     360    356    73.550   8/1/2005   7/1/2035   2,090.00  11/1/2005
80014712  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   2,193.75  10/1/2005
80014713  Primary Residence  CL                        360    356    80.000   8/1/2005   7/1/2035   2,794.83  11/1/2005
80014714  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     895.48  10/1/2005
80014715  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,723.33  11/1/2005
80014716  Primary Residence  Single Family Detached    360    356    71.960   8/1/2005   7/1/2035   3,116.67  10/1/2005
80014717  Primary Residence  Single Family Detached    360    357    70.770   9/1/2005   8/1/2035   2,156.25  11/1/2005
80014718  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,096.25  11/1/2005
80014719  Primary Residence  PUD-D                     360    357    21.050   9/1/2005   8/1/2035     468.75  11/1/2005
80014720  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   3,208.33  11/1/2005
80014721  Primary Residence  Single Family Detached    360    357    77.680   9/1/2005   8/1/2035   2,073.96  10/1/2005
80014722  Primary Residence  Single Family Detached    360    356    52.940   8/1/2005   7/1/2035   1,031.25  11/1/2005
80014723  Primary Residence  Single Family Detached    360    356    62.500   8/1/2005   7/1/2035   2,750.00  11/1/2005
80014724  Second Home        PUD-D                     360    357    75.000   9/1/2005   8/1/2035   2,926.00  10/1/2005
80014725  Second Home        Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     564.38  10/1/2005
80014726  Primary Residence  PUD-A                     360    357    80.000   9/1/2005   8/1/2035   1,109.50  11/1/2005
80014727  Primary Residence  Single Family Detached    360    357    71.430   9/1/2005   8/1/2035   3,437.50  11/1/2005
80014730  Primary Residence  Single Family Detached    360    357    79.920   9/1/2005   8/1/2035   2,201.51  11/1/2005
80014731  Primary Residence  PUD-D                     360    357    78.950   9/1/2005   8/1/2035   2,062.50  10/1/2005
80014732  Primary Residence  PUD-D                     360    357    73.080   9/1/2005   8/1/2035   1,741.67  11/1/2005
80014733  Primary Residence  Single Family Detached    276    273    72.820   9/1/2005   8/1/2028   3,359.38  10/1/2005
80014734  Primary Residence  Condominium               360    357    80.000   9/1/2005   8/1/2035   2,190.24  11/1/2005
80014735  Primary Residence  CL                        360    357    80.000   9/1/2005   8/1/2035   1,705.67  11/1/2005
80014736  Primary Residence  Single Family Detached    360    357    64.720   9/1/2005   8/1/2035   1,119.95  10/1/2005
80014737  Primary Residence  PUD-D                     360    357    78.770   9/1/2005   8/1/2035   1,462.08  10/1/2005
80014738  Primary Residence  2-4 Family                360    357    73.830   9/1/2005   8/1/2035   2,463.54  10/1/2005
80014739  Primary Residence  Single Family Detached    360    357    76.470   9/1/2005   8/1/2035   1,455.73  11/1/2005
80014740  Primary Residence  PUD-A                     360    357    77.710   9/1/2005   8/1/2035   2,268.75  11/1/2005
80014741  Primary Residence  PUD-D                     360    357    80.000   9/1/2005   8/1/2035   2,823.33  11/1/2005
80014742  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     494.50  11/1/2005
80014743  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035     505.67  10/1/2005
80014744  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,300.00  11/1/2005
80014745  Primary Residence  Single Family Detached    360    357    79.970   9/1/2005   8/1/2035   1,310.16  10/1/2005
80014746  Primary Residence  Single Family Detached    360    357    71.720   9/1/2005   8/1/2035   1,486.35  11/1/2005
80014747  Primary Residence  PUD-D                     360    357    58.380   9/1/2005   8/1/2035   3,354.17  10/1/2005
80014748  Investor Property  Condominium               360    357    56.140   9/1/2005   8/1/2035   1,253.33  10/1/2005

                                                                       FIRST RATE    CURRENT
                                DOCUMENTATION              APPRAISAL    FREQUENCY   INTEREST  INITIAL  PERIODIC  LIFE   GROSS
 LOANID      PURPOSE                 TYPE                    VALUE     CHANGE DATE    RATE     CAP        CAP     CAP   MARGIN
80013871  Purchase        Full                           1,350,000.00     9/1/2012     5.250    5.000     2.000  5.000   2.250
80013872  Purchase        Stated Income/Assets Verified    330,000.00     9/1/2012     5.875    5.000     2.000  5.000   2.250
80013873  Purchase        Full                           1,550,000.00     9/1/2012     5.375    5.000     2.000  5.000   2.250
80013874  Purchase        Stated Income/Assets Verified    995,000.00     9/1/2012     5.750    5.000     2.000  5.000   2.250
80013875  Cashout Refi    Full                             475,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013876  Purchase        Full                           1,050,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013877  Purchase        Full                             440,000.00    10/1/2012     5.875    5.000     2.000  5.000   2.250
80013878  Purchase        Full                             420,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013879  Purchase        Full                             370,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013880  Purchase        Full                             259,500.00     9/1/2012     5.875    5.000     2.000  5.000   2.250
80013881  Rate/Term Refi  Full                             856,000.00     9/1/2012     5.750    5.000     2.000  5.000   2.250
80013882  Purchase        Full                             870,000.00     9/1/2012     5.375    5.000     2.000  5.000   2.250
80013883  Purchase        Full                             630,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80013884  Purchase        Full                             290,000.00     9/1/2012     5.625    5.000     2.000  5.000   2.250
80013885  Cashout Refi    Full                           2,000,000.00     9/1/2012     5.625    5.000     2.000  5.000   2.250
80013886  Rate/Term Refi  Full                             492,000.00     9/1/2012     6.125    5.000     2.000  5.000   2.250
80013887  Cashout Refi    Full                           2,600,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80013888  Cashout Refi    Stated Income/Assets Verified    585,000.00     8/1/2012     5.875    5.000     2.000  5.000   2.250
80013889  Purchase        Full                             260,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013890  Cashout Refi    Full                             390,000.00     9/1/2012     5.625    5.000     2.000  5.000   2.250
80013891  Purchase        Full                           1,400,000.00     9/1/2012     5.625    5.000     2.000  5.000   2.250
80013892  Cashout Refi    Stated Income/Assets Verified    388,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013893  Purchase        Full                             767,000.00     9/1/2012     5.625    5.000     2.000  5.000   2.250
80013894  Purchase        Full                             600,000.00     9/1/2012     5.750    5.000     2.000  5.000   2.250
80013895  Cashout Refi    Full                             645,000.00     9/1/2012     5.750    5.000     2.000  5.000   2.250
80013896  Purchase        Full                             625,000.00     9/1/2012     5.625    5.000     2.000  5.000   2.250
80013897  Purchase        Full                             328,000.00     9/1/2012     5.625    5.000     2.000  5.000   2.250
80013898  Cashout Refi    Full                           1,900,000.00     9/1/2012     5.750    5.000     2.000  5.000   2.250
80013899  Purchase        Full                             498,000.00     9/1/2012     5.375    5.000     2.000  5.000   2.250
80013900  Rate/Term Refi  Stated Income/Assets Verified    170,000.00     9/1/2012     5.750    5.000     2.000  5.000   2.250
80013901  Cashout Refi    Full                             428,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013902  Purchase        Full                             620,000.00     9/1/2012     5.250    5.000     2.000  5.000   2.250
80013903  Cashout Refi    Stated Income/Assets Verified  1,200,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013904  Purchase        Full                             600,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013905  Purchase        Full                             623,000.00     9/1/2012     5.250    5.000     2.000  5.000   2.250
80013906  Purchase        Full                             740,000.00     9/1/2012     5.250    5.000     2.000  5.000   2.250
80013907  Purchase        Full                             645,000.00     9/1/2012     5.625    5.000     2.000  5.000   2.250
80013908  Purchase        Full                             796,000.00     9/1/2012     6.250    5.000     2.000  5.000   2.250
80013909  Cashout Refi    Stated Income/Assets Verified    607,000.00     9/1/2012     5.750    5.000     2.000  5.000   2.250
80013910  Cashout Refi    Stated Income/Assets Verified    665,000.00     9/1/2012     5.750    5.000     2.000  5.000   2.250
80013911  Rate/Term Refi  Full                             865,000.00     9/1/2012     5.625    5.000     2.000  5.000   2.250
80013912  Cashout Refi    Full                             285,000.00     9/1/2012     5.250    5.000     2.000  5.000   2.250
80013913  Purchase        Full                             840,000.00     9/1/2012     5.625    5.000     2.000  5.000   2.250
80013914  Cashout Refi    Full                           1,100,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013915  Rate/Term Refi  Stated Income/Assets Verified    775,000.00     9/1/2012     5.375    5.000     2.000  5.000   2.250
80013916  Cashout Refi    Stated Income/Assets Verified    865,000.00     9/1/2012     5.750    5.000     2.000  5.000   2.250
80013917  Rate/Term Refi  Full                             475,000.00     9/1/2012     5.750    5.000     2.000  5.000   2.250
80013918  Purchase        Full                             483,000.00     9/1/2012     5.750    5.000     2.000  5.000   2.250
80013919  Purchase        Full                             526,000.00     9/1/2012     5.375    5.000     2.000  5.000   2.250
80013920  Cashout Refi    Full                             665,000.00     9/1/2012     5.875    5.000     2.000  5.000   2.250
80013921  Cashout Refi    Stated Income/Assets Verified    438,000.00     9/1/2012     6.375    5.000     2.000  5.000   2.250
80013922  Purchase        Full                             446,300.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013923  Rate/Term Refi  Full                             900,000.00     9/1/2012     5.875    5.000     2.000  5.000   2.250
80013924  Purchase        Full                             480,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013925  Purchase        Full                             655,000.00     9/1/2012     5.375    5.000     2.000  5.000   2.250
80013926  Cashout Refi    Full                             400,000.00     9/1/2012     6.500    5.000     2.000  5.000   2.250
80013927  Cashout Refi    Full                             339,000.00     9/1/2012     5.875    5.000     2.000  5.000   2.250
80013928  Purchase        Full                             600,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013929  Purchase        Full                             565,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013930  Purchase        Full                             540,000.00     9/1/2012     5.625    5.000     2.000  5.000   2.250
80013931  Cashout Refi    Full                             116,000.00     9/1/2012     5.875    5.000     2.000  5.000   2.250
80013932  Cashout Refi    Full                             234,000.00     9/1/2012     5.875    5.000     2.000  5.000   2.250
80013933  Purchase        Full                           2,140,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013934  Purchase        Full                             495,000.00     9/1/2012     5.875    5.000     2.000  5.000   2.250
80013935  Purchase        Full                             540,000.00     9/1/2012     5.250    5.000     2.000  5.000   2.250
80013936  Purchase        Full                             566,000.00     9/1/2012     5.750    5.000     2.000  5.000   2.250
80013937  Cashout Refi    Full                             390,000.00     9/1/2012     6.125    5.000     2.000  5.000   2.250
80013938  Purchase        Full                             885,000.00     9/1/2012     5.500    5.000     2.000  5.000   2.250
80013939  Purchase        Full                             305,000.00     9/1/2012     5.375    5.000     2.000  5.000   2.250
80013940  Cashout Refi    Full                           1,000,000.00     9/1/2012     5.875    5.000     2.000  5.000   2.250
80014547  Rate/Term Refi  Full                           1,500,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014548  Rate/Term Refi  Full                             865,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014549  Purchase        Full                             230,000.00     6/1/2012     5.250    5.000     2.000  5.000   2.250
80014550  Purchase        Full                           1,100,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014551  Cashout Refi    Full                             295,000.00     7/1/2012     5.500    5.000     2.000  5.000   2.250
80014552  Purchase        Stated Income/Assets Verified    163,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014553  Cashout Refi    Full                             205,000.00     7/1/2012     5.250    5.000     2.000  5.000   2.250
80014554  Purchase        Full                           2,700,000.00     5/1/2012     5.750    5.000     2.000  5.000   2.250
80014555  Purchase        Full                             448,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014556  Purchase        Full                             174,000.00     6/1/2012     5.875    5.000     2.000  5.000   2.250
80014557  Purchase        Full                             720,000.00     7/1/2012     5.750    5.000     2.000  5.000   2.250
80014558  Purchase        Full                             203,000.00     8/1/2012     5.250    5.000     2.000  5.000   2.250
80014559  Purchase        Full                             758,000.00     8/1/2012     5.250    5.000     2.000  5.000   2.250
80014560  Rate/Term Refi  Stated Income/Assets Verified  1,200,000.00     5/1/2012     5.750    5.000     2.000  5.000   2.250
80014561  Purchase        Full                             788,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014562  Purchase        Full                             169,300.00     5/1/2012     5.625    5.000     2.000  5.000   2.250
80014563  Cashout Refi    Full                           1,250,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014565  Cashout Refi    Full                             360,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014567  Cashout Refi    Full                             325,000.00     8/1/2012     5.250    5.000     2.000  5.000   2.250
80014570  Purchase        Full                             745,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014571  Cashout Refi    Full                             690,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014572  Cashout Refi    Full                             860,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014573  Cashout Refi    Full                           1,730,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014574  Purchase        Full                             139,000.00     5/1/2012     5.500    5.000     2.000  5.000   2.250
80014575  Purchase        Full                             375,000.00     5/1/2012     5.625    5.000     2.000  5.000   2.250
80014576  Purchase        Full                             234,500.00     6/1/2012     5.625    5.000     2.000  5.000   2.250
80014577  Purchase        Full                             198,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014578  Purchase        Full                             775,000.00     7/1/2012     5.250    5.000     2.000  5.000   2.250
80014579  Purchase        Full                             392,500.00     7/1/2012     5.125    5.000     2.000  5.000   2.250
80014580  Purchase        Full                             108,000.00     5/1/2012     5.750    5.000     2.000  5.000   2.250
80014581  Cashout Refi    Full                             448,000.00     6/1/2012     6.000    5.000     2.000  5.000   2.250
80014584  Rate/Term Refi  Full                           2,000,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014585  Purchase        Full                             300,000.00     8/1/2012     5.250    5.000     2.000  5.000   2.250
80014586  Purchase        Full                             620,000.00     9/1/2012     5.750    5.000     2.000  5.000   2.250
80014587  Purchase        Full                             610,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014588  Purchase        Full                           2,225,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014589  Purchase        Full                           1,440,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014590  Purchase        Full                             580,000.00     5/1/2012     5.375    5.000     2.000  5.000   2.250
80014591  Purchase        Full                             315,500.00     6/1/2012     5.375    5.000     2.000  5.000   2.250
80014592  Purchase        Full                             158,000.00     6/1/2012     5.625    5.000     2.000  5.000   2.250
80014593  Purchase        Full                             875,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014594  Purchase        Full                             240,000.00     7/1/2012     5.500    5.000     2.000  5.000   2.250
80014595  Purchase        Full                             419,900.00     5/1/2012     5.625    5.000     2.000  5.000   2.250
80014596  Purchase        Full                             275,000.00     5/1/2012     5.625    5.000     2.000  5.000   2.250
80014597  Purchase        Full                           1,050,000.00     6/1/2012     5.875    5.000     2.000  5.000   2.250
80014598  Rate/Term Refi  Full                             177,000.00     5/1/2012     5.750    5.000     2.000  5.000   2.250
80014599  Purchase        Full                             325,000.00     5/1/2012     5.750    5.000     2.000  5.000   2.250
80014600  Purchase        Full                             450,000.00     5/1/2012     5.750    5.000     2.000  5.000   2.250
80014601  Purchase        Full                             405,000.00     7/1/2012     5.875    5.000     2.000  5.000   2.250
80014603  Purchase        Full                             357,000.00     7/1/2012     5.500    5.000     2.000  5.000   2.250
80014604  Purchase        Full                             260,000.00     5/1/2012     5.750    5.000     2.000  5.000   2.250
80014605  Purchase        Full                             237,000.00     6/1/2012     5.625    5.000     2.000  5.000   2.250
80014606  Purchase        Stated Income/Assets Verified    660,000.00     6/1/2012     5.625    5.000     2.000  5.000   2.250
80014607  Purchase        Full                             167,000.00     5/1/2012     5.750    5.000     2.000  5.000   2.250
80014608  Rate/Term Refi  Full                             710,000.00     6/1/2012     5.375    5.000     2.000  5.000   2.250
80014609  Purchase        Full                             198,000.00     6/1/2012     5.500    5.000     2.000  5.000   2.250
80014610  Purchase        Full                             160,000.00     6/1/2012     5.250    5.000     2.000  5.000   2.250
80014611  Purchase        Full                             410,000.00     6/1/2012     5.375    5.000     2.000  5.000   2.250
80014612  Rate/Term Refi  Full                             162,000.00     6/1/2012     5.875    5.000     2.000  5.000   2.250
80014613  Rate/Term Refi  Full                             375,000.00     6/1/2012     5.500    5.000     2.000  5.000   2.250
80014615  Purchase        Full                             195,000.00     6/1/2012     5.375    5.000     2.000  5.000   2.250
80014616  Purchase        Full                             179,000.00     6/1/2012     5.125    5.000     2.000  5.000   2.250
80014617  Purchase        Full                             406,500.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014618  Purchase        Full                             860,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014619  Purchase        Full                              90,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014620  Purchase        Full                             810,000.00     8/1/2012     4.750    5.000     2.000  5.000   2.250
80014621  Cashout Refi    Full                             235,000.00     6/1/2012     5.875    5.000     2.000  5.000   2.250
80014622  Purchase        Full                             490,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014623  Purchase        Full                             298,000.00     7/1/2012     5.500    5.000     2.000  5.000   2.250
80014624  Rate/Term Refi  Full                             229,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014625  Purchase        Full                             325,000.00     7/1/2012     5.250    5.000     2.000  5.000   2.250
80014626  Purchase        Full                             630,000.00     5/1/2012     5.875    5.000     2.000  5.000   2.250
80014627  Rate/Term Refi  Full                             625,000.00     6/1/2012     5.625    5.000     2.000  5.000   2.250
80014628  Purchase        Full                             212,000.00     6/1/2012     5.375    5.000     2.000  5.000   2.250
80014629  Rate/Term Refi  Stated Income/Assets Verified  2,900,000.00     8/1/2012     5.750    5.000     2.000  5.000   2.250
80014630  Purchase        Full                             145,000.00     5/1/2012     5.500    5.000     2.000  5.000   2.250
80014631  Purchase        Full                              97,000.00     5/1/2012     5.875    5.000     2.000  5.000   2.250
80014633  Purchase        Full                           1,250,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014634  Rate/Term Refi  Full                           1,850,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014635  Purchase        Full                           1,765,000.00     8/1/2012     5.125    5.000     2.000  5.000   2.250
80014636  Cashout Refi    Full                             650,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014637  Purchase        Full                             244,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014638  Purchase        Full                             380,000.00     5/1/2012     5.625    5.000     2.000  5.000   2.250
80014639  Purchase        Full                             650,000.00     8/1/2012     5.250    5.000     2.000  5.000   2.250
80014640  Purchase        Full                           2,625,000.00     7/1/2012     5.750    5.000     2.000  5.000   2.250
80014641  Cashout Refi    Full                           4,780,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014642  Purchase        Full                             218,000.00     7/1/2012     5.250    5.000     2.000  5.000   2.250
80014643  Purchase        Full                             730,000.00     8/1/2012     5.125    5.000     2.000  5.000   2.250
80014644  Cashout Refi    Full                             475,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014645  Cashout Refi    Full                             190,000.00     7/1/2012     5.875    5.000     2.000  5.000   2.250
80014646  Cashout Refi    Full                             921,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014647  Purchase        Full                             318,000.00     8/1/2012     5.250    5.000     2.000  5.000   2.250
80014648  Rate/Term Refi  Full                             240,000.00     8/1/2012     5.875    5.000     2.000  5.000   2.250
80014649  Purchase        Full                             385,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014650  Purchase        Full                             170,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014651  Cashout Refi    Full                             770,000.00     8/1/2012     5.250    5.000     2.000  5.000   2.250
80014652  Cashout Refi    Full                             495,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014653  Purchase        Full                             124,500.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014654  Purchase        Full                             225,000.00     8/1/2012     5.250    5.000     2.000  5.000   2.250
80014655  Purchase        Full                             216,000.00     8/1/2012     5.750    5.000     2.000  5.000   2.250
80014656  Purchase        Full                             600,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014657  Purchase        Full                             592,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014658  Purchase        Full                             599,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014659  Purchase        Full                             690,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014660  Purchase        Full                             690,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014661  Cashout Refi    Full                             630,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014662  Purchase        Full                             545,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014663  Rate/Term Refi  Full                             750,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014664  Cashout Refi    Full                             525,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014666  Purchase        Full                             165,000.00     8/1/2012     5.750    5.000     2.000  5.000   2.250
80014667  Cashout Refi    Stated Income/Assets Verified    750,000.00     7/1/2012     5.750    5.000     2.000  5.000   2.250
80014668  Purchase        Full                             554,000.00     7/1/2012     5.500    5.000     2.000  5.000   2.250
80014669  Cashout Refi    Full                           1,304,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014670  Cashout Refi    Full                           1,000,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014671  Cashout Refi    Full                             950,000.00     8/1/2012     5.250    5.000     2.000  5.000   2.250
80014672  Purchase        Full                             550,000.00     7/1/2012     5.500    5.000     2.000  5.000   2.250
80014673  Purchase        Full                             685,000.00     7/1/2012     5.250    5.000     2.000  5.000   2.250
80014674  Cashout Refi    Stated Income/Assets Verified    685,000.00     8/1/2012     5.750    5.000     2.000  5.000   2.250
80014675  Rate/Term Refi  Full                             695,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014676  Cashout Refi    Stated Income/Assets Verified  1,000,000.00     7/1/2012     5.500    5.000     2.000  5.000   2.250
80014677  Rate/Term Refi  Stated Income/Assets Verified    425,000.00     8/1/2012     5.750    5.000     2.000  5.000   2.250
80014679  Purchase        Full                             653,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014680  Cashout Refi    Full                             695,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014681  Purchase        Full                             413,000.00     9/1/2012     5.250    5.000     2.000  5.000   2.250
80014682  Cashout Refi    Full                             460,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014683  Cashout Refi    Full                             920,000.00     8/1/2012     5.125    5.000     2.000  5.000   2.250
80014684  Cashout Refi    Full                             325,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014685  Cashout Refi    Full                             350,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014686  Cashout Refi    Full                             625,000.00     8/1/2012     5.250    5.000     2.000  5.000   2.250
80014688  Purchase        Full                             475,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014689  Purchase        Full                             726,000.00     7/1/2012     5.500    5.000     2.000  5.000   2.250
80014690  Cashout Refi    Full                             570,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014691  Purchase        Full                              95,000.00     8/1/2012     6.000    5.000     2.000  5.000   2.625
80014692  Purchase        Full                             869,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014693  Purchase        Full                             245,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014694  Rate/Term Refi  Full                             510,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014695  Purchase        Stated Income/Assets Verified  1,100,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014696  Purchase        Full                             372,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014697  Purchase        Full                             187,000.00     6/1/2012     5.750    5.000     2.000  5.000   2.250
80014698  Cashout Refi    Full                             237,000.00     5/1/2012     5.750    5.000     2.000  5.000   2.250
80014699  Purchase        Full                             291,000.00     6/1/2012     5.625    5.000     2.000  5.000   2.250
80014700  Purchase        Full                             366,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014701  Cashout Refi    Full                             560,000.00     6/1/2012     4.875    5.000     2.000  5.000   2.250
80014702  Purchase        Full                             174,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014703  Purchase        Full                             555,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014704  Purchase        Full                             425,000.00     7/1/2012     5.125    5.000     2.000  5.000   2.250
80014705  Purchase        Full                           1,520,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014706  Purchase        Full                             537,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014707  Purchase        Full                             325,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014708  Purchase        Full                             494,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014709  Purchase        Full                             795,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014710  Purchase        Full                             345,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014711  Rate/Term Refi  Full                             620,000.00     7/1/2012     5.500    5.000     2.000  5.000   2.250
80014712  Purchase        Stated Income/Assets Verified    585,000.00     7/1/2012     5.625    5.000     2.000  5.000   2.250
80014713  Purchase        Full                             818,000.00     7/1/2012     5.125    5.000     2.000  5.000   2.250
80014714  Purchase        Full                             255,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014715  Purchase        Full                             760,000.00     7/1/2012     5.375    5.000     2.000  5.000   2.250
80014716  Rate/Term Refi  Full                             945,000.00     7/1/2012     5.500    5.000     2.000  5.000   2.250
80014717  Cashout Refi    Full                             650,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014718  Purchase        Full                             585,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014719  Rate/Term Refi  Full                             475,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014720  Purchase        Full                             875,000.00     7/1/2012     5.500    5.000     2.000  5.000   2.250
80014721  Purchase        Full                             583,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014722  Purchase        Full                             425,000.00     7/1/2012     5.500    5.000     2.000  5.000   2.250
80014723  Cashout Refi    Full                             960,000.00     7/1/2012     5.500    5.000     2.000  5.000   2.250
80014724  Purchase        Full                             852,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014725  Purchase        Full                             151,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014726  Purchase        Full                             317,000.00     8/1/2012     5.250    5.000     2.000  5.000   2.250
80014727  Cashout Refi    Full                           1,050,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014730  Rate/Term Refi  Full                             615,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014731  Cashout Refi    Full                             570,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014732  Purchase        Full                             530,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014733  Cashout Refi    Full                           1,030,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014734  Purchase        Full                             510,000.00     8/1/2012     5.000    5.000     2.000  5.000   2.250
80014735  Purchase        Full                             476,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014736  Cashout Refi    Full                             309,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014737  Cashout Refi    Full                             405,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014738  Cashout Refi    Full                             745,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014739  Purchase        Full                             443,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014740  Rate/Term Refi  Full                             637,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014741  Purchase        Full                             785,000.00     8/1/2012     5.500    5.000     2.000  5.000   2.250
80014742  Cashout Refi    Full                             138,000.00     8/1/2012     5.375    5.000     2.000  5.000   2.250
80014743  Rate/Term Refi  Full                             148,000.00     8/1/2012     5.125    5.000     2.000  5.000   2.250
80014744  Purchase        Full                             600,000.00     8/1/2012     5.750    5.000     2.000  5.000   2.250
80014745  Purchase        Full                             355,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014746  Cashout Refi    Full                             360,000.00     8/1/2012     5.625    5.000     2.000  5.000   2.250
80014747  Purchase        Stated Income/Assets Verified  1,200,000.00     8/1/2012     5.750    5.000     2.000  5.000   2.250
80014748  Purchase        Full                             456,000.00     8/1/2012     5.875    5.000     2.000  5.000   2.625

              DATE
               OF      ORIGINAL
 LOANID   ORIGINATION    FICO
80013871    8/15/2005       689
80013872    8/19/2005       741
80013873    8/16/2005       759
80013874    8/15/2005       790
80013875    8/16/2005       747
80013876    8/19/2005       682
80013877    3/17/2005       660
80013878    8/15/2005       658
80013879    8/11/2005       763
80013880    8/12/2005       768
80013881    8/18/2005       738
80013882    8/20/2005       801
80013883    6/29/2005       721
80013884    8/15/2005       731
80013885    8/16/2005       715
80013886    8/10/2005       705
80013887    6/20/2005       727
80013888    7/18/2005       682
80013889    8/15/2005       727
80013890    8/10/2005       775
80013891     8/3/2005       770
80013892    8/16/2005       715
80013893    8/18/2005       677
80013894    8/12/2005       747
80013895    8/12/2005       702
80013896    8/11/2005       768
80013897    8/17/2005       713
80013898     8/5/2005       664
80013899    8/16/2005       714
80013900    8/17/2005       775
80013901    8/15/2005       823
80013902    8/16/2005       760
80013903    7/29/2005       707
80013904     8/1/2005       792
80013905    8/19/2005       678
80013906    8/15/2005       792
80013907    8/11/2005       771
80013908    8/17/2005       811
80013909     8/9/2005       704
80013910    8/16/2005       686
80013911    8/10/2005       759
80013912    8/11/2005       783
80013913    8/11/2005       753
80013914     8/9/2005       784
80013915    8/12/2005       782
80013916     8/2/2005       727
80013917    8/15/2005       719
80013918    8/16/2000       710
80013919    8/19/2005       733
80013920    8/12/2005       709
80013921    8/16/2005       662
80013922    8/15/2005       779
80013923     8/3/2005       701
80013924    8/15/2005       759
80013925    8/12/2005       765
80013926    8/11/2005       800
80013927    9/15/2005       710
80013928    9/19/2005       806
80013929    8/17/2005       790
80013930    8/12/2005       793
80013931    8/11/2005       727
80013932    8/10/2005       690
80013933     8/9/2005       749
80013934    8/18/2005       788
80013935    8/15/2005       808
80013936    8/19/2005       766
80013937    8/16/2005       738
80013938    8/18/2005       740
80013939    8/12/2005       780
80013940    8/15/2005       791
80014547    7/18/2005       787
80014548    6/23/2005       787
80014549     6/1/2005       675
80014550    6/24/2005       729
80014551     7/1/2005       716
80014552    7/11/2005       770
80014553    6/10/2005       805
80014554    4/28/2005       772
80014555    7/13/2005       750
80014556    5/16/2005       806
80014557    6/28/2005       703
80014558    7/27/2005       766
80014559    7/15/2005       773
80014560    4/25/2005       741
80014561    7/20/2005       753
80014562    4/15/2005       746
80014563    6/29/2005       756
80014565    6/24/2005       686
80014567     7/7/2005       809
80014570    6/30/2005       752
80014571    7/14/2005       761
80014572    7/13/2005       751
80014573    7/20/2005       657
80014574    4/14/2005       765
80014575    4/14/2005       799
80014576    5/31/2005       775
80014577     7/1/2005       803
80014578    6/30/2005       781
80014579    6/30/2005       732
80014580    4/29/2005       641
80014581    7/14/2005       674
80014584    6/22/2005       770
80014585    7/22/2005       766
80014586     8/2/2005       786
80014587     7/6/2005       803
80014588    7/29/2005       706
80014589    7/19/2005       752
80014590     5/3/2005       774
80014591     6/7/2005       790
80014592     5/6/2005       780
80014593    7/15/2005       633
80014594    6/27/2005       765
80014595    4/29/2005       725
80014596    4/27/2005       800
80014597    5/27/2005       707
80014598    4/13/2005       809
80014599    4/29/2005       814
80014600    4/27/2005       696
80014601     6/7/2005       791
80014603     6/9/2005       669
80014604    4/28/2005       714
80014605    5/27/2005       735
80014606    5/31/2005       703
80014607    4/18/2005       795
80014608    5/11/2005       760
80014609    5/12/2005       682
80014610    5/20/2005       756
80014611    5/18/2005       778
80014612    5/16/2005       765
80014613    5/13/2005       733
80014615    5/16/2005       730
80014616    5/23/2005       741
80014617    6/13/2005       732
80014618    7/29/2005       759
80014619    7/20/2005       795
80014620    7/12/2005       787
80014621    4/29/2005       716
80014622    6/27/2005       780
80014623    6/30/2005       684
80014624     7/8/2005       788
80014625    6/24/2005       759
80014626    4/15/2005       816
80014627    5/23/2005       803
80014628     6/3/2005       752
80014629    7/25/2005       685
80014630    4/28/2005       677
80014631    4/27/2005       763
80014633     7/7/2005       746
80014634    7/21/2005       779
80014635    7/19/2005       797
80014636    7/15/2005       664
80014637    7/15/2005       732
80014638    4/15/2005       765
80014639     7/8/2005       799
80014640    6/30/2005       746
80014641    6/20/2005       744
80014642    6/24/2005       802
80014643    7/20/2005       717
80014644     7/7/2005       739
80014645    6/24/2005       710
80014646    6/24/2005       656
80014647    7/11/2005       780
80014648    7/22/2005       707
80014649    7/22/2005       777
80014650    7/15/2005       759
80014651     7/8/2005       766
80014652    7/25/2005       760
80014653    7/21/2005       716
80014654    7/15/2005       766
80014655    7/15/2005       680
80014656    7/25/2005       792
80014657     7/2/2005       703
80014658     7/1/2005       771
80014659    6/13/2005       720
80014660    7/13/2005       730
80014661    7/11/2005       768
80014662    6/29/2005       732
80014663    7/14/2005       742
80014664     7/1/2005       706
80014666     7/8/2005       671
80014667    6/29/2005       714
80014668    6/30/2005       758
80014669     7/5/2005       723
80014670     7/1/2005       736
80014671     7/5/2005       772
80014672    6/27/2005       683
80014673    6/24/2005       790
80014674    7/13/2005       684
80014675     7/5/2005       737
80014676    6/22/2005       727
80014677    7/13/2005       675
80014679     7/1/2005       759
80014680    7/20/2005       783
80014681     8/3/2005       726
80014682     7/8/2005       709
80014683    6/30/2005       761
80014684    7/12/2005       701
80014685    7/25/2005       720
80014686     7/8/2005       702
80014688    7/18/2005       715
80014689     7/1/2005         0
80014690     7/8/2005       684
80014691    7/11/2005       722
80014692    7/12/2005       752
80014693    7/18/2005       743
80014694    7/26/2005       737
80014695    7/15/2005       810
80014696    7/20/2005       769
80014697    5/13/2005       798
80014698    4/11/2005       722
80014699    5/17/2005       723
80014700    7/19/2005       692
80014701    5/27/2005       736
80014702     7/5/2005       797
80014703    6/29/2005       791
80014704    6/15/2005       778
80014705    7/15/2005       789
80014706    6/30/2005       681
80014707    7/30/2005       781
80014708     7/7/2005       761
80014709    6/29/2005       792
80014710    6/23/2005       634
80014711    6/23/2005       714
80014712    6/30/2005       801
80014713     6/9/2005       731
80014714    7/15/2005       734
80014715    6/20/2005       712
80014716    6/27/2005       723
80014717     7/5/2005       761
80014718     7/7/2005       805
80014719     7/7/2005       750
80014720    6/22/2005       705
80014721     7/5/2005       730
80014722    7/28/2005       774
80014723    6/24/2005       786
80014724     7/6/2005       739
80014725    7/18/2005       709
80014726     7/8/2005       762
80014727    7/14/2005       778
80014730     7/5/2005       695
80014731     7/8/2005       723
80014732     7/5/2005       725
80014733    7/11/2005       715
80014734    7/22/2005       786
80014735     7/7/2005       816
80014736    7/22/2005       708
80014737    7/15/2005       760
80014738     7/5/2005       800
80014739    7/25/2005       785
80014740    7/13/2005       727
80014741    7/13/2005       789
80014742    7/22/2005       639
80014743    7/15/2005       737
80014744    7/26/2005       775
80014745    7/29/2005       712
80014746    7/22/2005       766
80014747    7/22/2005       793
80014748    7/29/2005       709

                                  EXHIBIT D-4

                     MORTGAGE LOAN SCHEDULE (LOAN GROUP 4)

WMLT 2005-B
Group 4 Mortgage Loan Schedule


           SERVICER                                                                                      ORIGINAL          CURRENT
LOANID      ID            GROUP                 SERVICER                     ORIGINATOR                  BALANCE           BALANCE
80013941    1776620    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    789,200.00      789,200.00
80013942    1777885    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    412,000.00      412,000.00
80013943    1778426    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    848,000.00      848,000.00
80013944    3379814    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    433,000.00      432,800.00
80013945    3380314    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    355,000.00      355,000.00
80013946    3380719    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    639,900.00      638,500.00
80013947    3380882    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    450,000.00      450,000.00
80013948    3381110    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    406,000.00      406,000.00
80013949    3381179    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    396,000.00      395,190.54
80013950    3548261    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    640,000.00      640,000.00
80013951    3973538    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    966,000.00      962,927.34
80013952    4085623    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    195,000.00      195,000.00
80013953    4120693    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    369,000.00      368,750.00
80013954    4128172    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    280,000.00      279,930.00
80013955    4128550    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    437,000.00      437,000.00
80013956    4133678    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,000,000.00    1,000,000.00
80013957    4136394    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    344,000.00      344,000.00
80013958    4153650    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    463,000.00      462,609.31
80013959    4156944    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,000,000.00      999,995.85
80013960    4164186    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    200,000.00      200,000.00
80013961    4166346    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    466,400.00      466,400.00
80013962    4166900    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    485,000.00      484,800.00
80013963    4168813    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    320,000.00      319,800.00
80013964    4173555    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    780,000.00      780,000.00
80013965    4181940    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    507,500.00      507,500.00
80013966    4185267    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    388,000.00      388,000.00
80013967    4185609    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    387,200.00      387,200.00
80013968    4188317    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    204,250.00      204,068.09
80013969    4191129    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    559,300.00      559,145.32
80013970    4191461    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    947,000.00      947,000.00
80013971    4191514    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    373,650.00      373,650.00
80013972    4191662    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,000,000.00      999,760.94
80013973    4191798    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    432,000.00      432,000.00
80013974    4191889    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    361,600.00      361,517.13
80013975    4197135    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    424,000.00      424,000.00
80013976    4197163    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    516,000.00      515,910.89
80013977    4198477    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    176,000.00      176,000.00
80013978    4202559    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    246,750.00      246,650.00
80013979    4203643    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    390,000.00      390,000.00
80013980    4207614    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    548,000.00      548,000.00
80013981    4210202    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    480,000.00      479,851.69
80013982    4212277    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    383,000.00      383,000.00
80013983    4212973    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,500,000.00    1,500,000.00
80013984    4216004    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    600,000.00      599,800.00
80013985    4222418    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    520,000.00      520,000.00
80013986    4222615    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    322,000.00      322,000.00
80013987    4223669    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    267,900.00      267,900.00
80013988    4225495    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    374,400.00      374,400.00
80013989    4225694    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    475,000.00      474,949.00
80013990    4226458    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    454,000.00      453,900.00
80013991    4228290    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    615,000.00      614,900.00
80013993    4229017    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    184,000.00      184,000.00
80013994    4229762    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    650,000.00      650,000.00
80013995    4231640    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    596,000.00      596,000.00
80013996    4235127    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    167,200.00      167,200.00
80013998    4237374    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    241,000.00      241,000.00
80013999    4238632    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    490,000.00      489,143.75
80014000    4239604    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    205,500.00      205,400.00
80014001    4240309    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    314,000.00      314,000.00
80014002    4241419    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    615,000.00      615,000.00
80014003    4241823    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    175,600.00      175,600.00
80014004    4244721    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    101,000.00      101,000.00
80014005    4245113    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    320,000.00      319,986.70
80014006    4245473    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    850,000.00      850,000.00
80014007    4245992    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    444,000.00      444,000.00
80014008    4246829    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    630,000.00      630,000.00
80014009    4247511    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    480,000.00      480,000.00
80014010    4247824    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    303,200.00      303,200.00
80014011    4248190    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    487,000.00      487,000.00
80014012    4248634    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    300,000.00      299,831.18
80014013    4248720    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    411,000.00      410,999.99
80014014    4252826    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    308,000.00      307,994.35
80014015    4253034    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    500,000.00      499,998.21
80014016    4253064    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.  1,000,000.00    1,000,000.00
80014017    4253636    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    700,000.00      700,000.00
80014018    4254055    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    180,000.00      179,900.00
80014019    4254513    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    391,900.00      391,900.00
80014020    4260124    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    280,000.00      280,000.00
80014021    4260484    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    202,750.00      202,750.00
80014022    4261228    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    427,500.00      427,500.00
80014023    4262453    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    508,000.00      508,000.00
80014024    4264282    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    395,000.00      395,000.00
80014025    4264306    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    564,000.00      563,992.48
80014026    4267338    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    230,000.00      229,999.34
80014027    4267710    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    471,000.00      471,000.00
80014028    4268595    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    600,000.00      600,000.00
80014029    4268875    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.     84,000.00       84,000.00
80014030    4269881    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    416,800.00      416,800.00
80014031    4269957    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    530,000.00      528,942.11
80014032    4271454    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    650,000.00      649,999.99
80014033    4271607    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    168,000.00      168,000.00
80014034    4272977    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    207,000.00      206,999.75
80014035    4273604    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    595,000.00      595,000.00
80014036    4274153    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    640,000.00      640,000.00
80014037    4275251    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.     97,500.00       97,500.00
80014038    4276689    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    500,000.00      500,000.00
80014039    4282534    Group 4 - 10/1 ARMs  National City Mortgage Corp.  National City Mortgage Corp.    881,300.00      881,300.00
80014749   29347598    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         864,000.00      864,000.00
80014751   29767209    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         393,828.00      393,828.00
80014752   30095327    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         319,200.00      319,052.39
80014753   30199137    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         174,500.00      174,500.00
80014754   31135015    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         134,400.00      134,400.00
80014755   31342108    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         183,920.00      183,920.00
80014756   31614811    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         348,000.00      346,550.23
80014757   31615032    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         479,900.00      479,900.00
80014758   31615040    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         125,000.00      125,000.00
80014759   31615099    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         172,000.00      150,000.00
80014760   31655244    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         292,500.00      292,500.00
80014761   31786080    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         248,000.00      247,550.00
80014762   31800923    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         375,000.00      375,000.00
80014763   31807050    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.       1,350,000.00    1,278,360.48
80014764   31861446    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         393,600.00      392,297.76
80014765   32145583    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         400,000.00      390,758.40
80014766   32159568    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         312,000.00      312,000.00
80014767   32160665    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         405,000.00      404,200.00
80014768   32209801    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         340,000.00      252,068.94
80014769   32300394    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         185,600.00      184,487.65
80014770   33351735    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         150,000.00      150,000.00
80014771   33407909    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         432,000.00      430,492.80
80014772   33493420    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         311,920.00      311,920.00
80014773   33576604    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         978,400.00      978,170.69
80014774   33585407    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.          89,600.00       89,534.00
80014775   33602780    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         204,000.00      204,000.00
80014776   33606385    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         544,000.00      544,000.00
80014777   33612128    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         152,000.00      120,932.05
80014778   33613001    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         368,000.00      367,946.30
80014779   33849415    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         488,000.00      487,816.57
80014781   34062885    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         200,000.00      200,000.00
80014782   34281881    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         210,000.00      210,000.00
80014783   34294579    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.       1,256,250.00    1,256,250.00
80014784   34362418    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.       1,005,000.00    1,003,391.88
80014785   34365916    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.          80,000.00       80,000.00
80014786   34451088    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         357,600.00      357,600.00
80014787   34465013    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         427,000.00      427,000.00
80014788   34780643    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         340,000.00      340,000.00
80014789   34784264    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         452,050.00      452,050.00
80014790   35059484    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         370,000.00      370,000.00
80014791  134455591    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         308,000.00      306,288.90
80014792  142222553    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         500,000.00      499,998.33
80014793  143298511    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         100,000.00      100,000.00
80014794  143371680    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         115,500.00      115,497.26
80014795  143374718    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         759,000.00      759,000.00
80014796  143422665    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.          84,000.00       83,509.74
80014797  143439404    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         428,500.00      428,000.00
80014798  143469294    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         149,200.00      149,200.00
80014799  143525566    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         441,000.00      441,000.00
80014800  143540599    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         407,000.00      407,000.00
80014801  143626133    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         395,000.00      395,000.00
80014802  143745230    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         399,200.00      399,200.00
80014803  201016995    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         115,000.00      114,011.53
80014804  201490729    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         302,000.00      302,000.00
80014805  201546777    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         342,000.00      342,000.00
80014806  201589710    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         167,200.00      167,158.97
80014808  201620630    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         146,400.00      145,493.35
80014810  201646155    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         206,500.00      206,500.00
80014811  201654993    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         359,200.00      356,819.08
80014812  201662079    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         560,000.00      559,051.59
80014813  201676798    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         203,064.00      203,055.56
80014814  201681194    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         200,000.00      199,796.52
80014815  201712932    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         316,550.00      315,924.88
80014816  201745007    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         540,000.00      539,921.44
80014817  201747011    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         127,120.00      127,120.00
80014818  201751468    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         345,600.00      345,600.00
80014819  201784022    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         425,000.00      424,901.31
80014820  201789054    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         585,000.00      585,000.00
80014821  201823192    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         136,000.00      136,000.00
80014823  201832490    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         393,000.00      393,000.00
80014824  201887361    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         410,400.00      410,305.95
80014825  201910528    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         128,800.00      128,780.31
80014826  201920659    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         592,000.00      592,000.00
80014827  202006524    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         415,000.00      415,000.00
80014829  202036133    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         600,000.00      600,000.00
80014830  202108478    Group 4 - 10/1 ARMs  Suntrust Mortgage, Inc.       Suntrust Mortgage, Inc.         420,000.00      418,533.75

                                                                             FIRST                  PRINCIPAL    PAID
              OCCUPANCY             PROPERTY                       ORIGINAL   PAID      MATURITY       AND       THRU
LOANID          TYPE                 TYPE           OTERM  RTERM    LTV      DATE        DATE       INTEREST     DATE
80013941  Primary Residence  PUD-D                     360    358    60.710  10/1/2005   9/1/2035   3,534.96  10/1/2005
80013942  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   2,017.08  11/1/2005
80013943  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   4,240.00  10/1/2005
80013944  Primary Residence  Single Family Detached    360    358    72.770  10/1/2005   9/1/2035   2,210.10  11/1/2005
80013945  Primary Residence  PUD-D                     360    358    63.960  10/1/2005   9/1/2035   1,664.06  10/1/2005
80013946  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   2,932.88  11/1/2005
80013947  Primary Residence  Single Family Detached    360    358    33.330  10/1/2005   9/1/2035   2,343.75  11/1/2005
80013948  Primary Residence  Single Family Detached    360    358    52.320  10/1/2005   9/1/2035   1,903.13  11/1/2005
80013949  Second Home        Condominium Hi-Rise       360    358    80.000  10/1/2005   9/1/2035   2,342.49  11/1/2005
80013950  Primary Residence  Single Family Detached    360    357    77.580   9/1/2005   8/1/2035   3,133.33  10/1/2005
80013951  Primary Residence  Single Family Detached    360    355    70.000   7/1/2005   6/1/2035   4,729.38  11/1/2005
80013952  Primary Residence  Single Family Detached    360    358    56.850  10/1/2005   9/1/2035     914.06  10/1/2005
80013953  Primary Residence  Single Family Detached    360    358    64.170  10/1/2005   9/1/2035   1,575.94  11/1/2005
80013954  Primary Residence  PUD-D                     360    358    73.680  10/1/2005   9/1/2035   1,400.00  10/1/2005
80013955  Primary Residence  Single Family Detached    360    358    72.830  10/1/2005   9/1/2035   2,093.96  11/1/2005
80013956  Primary Residence  Single Family Detached    360    357    57.140   9/1/2005   8/1/2035   4,479.17  11/1/2005
80013957  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,648.33  11/1/2005
80013958  Primary Residence  PUD-D                     360    358    77.040  10/1/2005   9/1/2035   2,266.77  11/1/2005
80013959  Primary Residence  Single Family Detached    360    357    66.010   9/1/2005   8/1/2035   4,687.50  11/1/2005
80013960  Primary Residence  Single Family Detached    360    358    50.630  10/1/2005   9/1/2035     979.17  11/1/2005
80013961  Primary Residence  CL                        360    357    80.000   9/1/2005   8/1/2035   2,186.25  11/1/2005
80013962  Primary Residence  2-4 Family                360    358    60.250  10/1/2005   9/1/2035   2,323.96  10/1/2005
80013963  Primary Residence  PUD-D                     360    357    74.420   9/1/2005   8/1/2035   1,566.67  11/1/2005
80013964  Second Home        Single Family Detached    360    358    34.670  10/1/2005   9/1/2035   3,900.00  11/1/2005
80013965  Primary Residence  PUD-D                     360    358    70.000  10/1/2005   9/1/2035   2,431.77  10/1/2005
80013966  Second Home        Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,818.75  10/1/2005
80013967  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,774.67  11/1/2005
80013968  Primary Residence  Single Family Detached    360    358    58.690  10/1/2005   9/1/2035     893.59  11/1/2005
80013969  Primary Residence  Single Family Detached    360    358    70.000  10/1/2005   9/1/2035   2,563.46  11/1/2005
80013970  Primary Residence  Single Family Detached    360    358    43.050  10/1/2005   9/1/2035   4,439.06  11/1/2005
80013971  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   1,751.48  11/1/2005
80013972  Primary Residence  PUD-D                     360    358    71.680  10/1/2005   9/1/2035   4,687.50  11/1/2005
80013973  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   2,070.00  10/1/2005
80013974  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   1,657.33  11/1/2005
80013975  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   2,075.83  11/1/2005
80013976  Primary Residence  PUD-A                     360    358    75.330  10/1/2005   9/1/2035   2,418.75  11/1/2005
80013977  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035     788.33  11/1/2005
80013978  Primary Residence  Single Family Detached    360    358    75.000  10/1/2005   9/1/2035   1,208.05  10/1/2005
80013979  Primary Residence  Single Family Detached    360    358    69.640  10/1/2005   9/1/2035   1,909.38  10/1/2005
80013980  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   2,911.25  10/1/2005
80013981  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   2,300.00  10/1/2005
80013982  Primary Residence  PUD-D                     360    358    38.490  10/1/2005   9/1/2035   1,795.31  11/1/2005
80013983  Primary Residence  PUD-D                     360    358    49.180  10/1/2005   9/1/2035   7,031.25  10/1/2005
80013984  Primary Residence  Single Family Detached    360    358    68.570  10/1/2005   9/1/2035   2,937.50  11/1/2005
80013985  Primary Residence  Single Family Detached    360    358    59.090  10/1/2005   9/1/2035   2,383.33  11/1/2005
80013986  Primary Residence  PUD-D                     360    358    70.000  10/1/2005   9/1/2035   1,542.92  11/1/2005
80013987  Primary Residence  CL                        360    358    79.970  10/1/2005   9/1/2035   1,311.59  11/1/2005
80013988  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,755.00  11/1/2005
80013989  Primary Residence  PUD-D                     360    358    68.740  10/1/2005   9/1/2035   2,177.08  10/1/2005
80013990  Primary Residence  Single Family Detached    360    358    63.940  10/1/2005   9/1/2035   2,270.00  10/1/2005
80013991  Primary Residence  Single Family Detached    360    358    74.550  10/1/2005   9/1/2035   3,010.94  10/1/2005
80013993  Second Home        Single Family Detached    360    358    66.910  10/1/2005   9/1/2035     900.83  10/1/2005
80013994  Primary Residence  PUD-D                     360    358    67.360  10/1/2005   9/1/2035   3,385.42  10/1/2005
80013995  Primary Residence  PUD                       360    358    80.000  10/1/2005   9/1/2035   2,731.67  11/1/2005
80013996  Second Home        PUD-D                     360    358    80.000  10/1/2005   9/1/2035     783.75  10/1/2005
80013998  Primary Residence  Single Family Detached    360    358    31.500  10/1/2005   9/1/2035   1,205.00  11/1/2005
80013999  Primary Residence  Single Family Detached    360    358    70.000  10/1/2005   9/1/2035   2,143.75  10/1/2005
80014000  Primary Residence  PUD-A                     360    358    57.080  10/1/2005   9/1/2035   1,006.09  11/1/2005
80014001  Second Home        Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,602.71  11/1/2005
80014002  Primary Residence  Single Family Detached    360    358    76.880  10/1/2005   9/1/2035   2,946.88  11/1/2005
80014003  Primary Residence  PUD-A                     360    358    80.000  10/1/2005   9/1/2035     859.71  11/1/2005
80014004  Primary Residence  PUD-D                     360    358    72.140  10/1/2005   9/1/2035     473.44  11/1/2005
80014005  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,566.67  10/1/2005
80014006  Primary Residence  Single Family Detached    360    358    69.390  10/1/2005   9/1/2035   4,072.92  11/1/2005
80014007  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   2,173.75  10/1/2005
80014008  Primary Residence  PUD-D                     360    358    60.000  10/1/2005   9/1/2035   3,018.75  10/1/2005
80014009  Primary Residence  Single Family Detached    360    358    66.210  10/1/2005   9/1/2035   2,500.00  11/1/2005
80014010  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   1,484.42  10/1/2005
80014011  Primary Residence  Single Family Detached    360    358    73.790  10/1/2005   9/1/2035   2,384.27  10/1/2005
80014012  Primary Residence  CL                        360    358    72.290  10/1/2005   9/1/2035   1,562.50  11/1/2005
80014013  Primary Residence  Single Family Detached    360    358    62.270  10/1/2005   9/1/2035   1,969.38  10/1/2005
80014014  Primary Residence  PUD-A                     360    358    80.000  10/1/2005   9/1/2035   1,636.25  10/1/2005
80014015  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   2,395.83  11/1/2005
80014016  Primary Residence  PUD-D                     360    358    65.250  10/1/2005   9/1/2035   4,166.67  10/1/2005
80014017  Primary Residence  PUD-D                     360    358    70.000  10/1/2005   9/1/2035   3,500.00  11/1/2005
80014018  Primary Residence  PUD-D                     360    358    66.680  10/1/2005   9/1/2035     862.50  11/1/2005
80014019  Primary Residence  CL                        360    358    80.000  10/1/2005   9/1/2035   1,918.68  11/1/2005
80014020  Primary Residence  PUD-D                     360    358    80.000  10/1/2005   9/1/2035   1,341.67  10/1/2005
80014021  Primary Residence  Single Family Detached    360    358    56.320  10/1/2005   9/1/2035     992.63  11/1/2005
80014022  Primary Residence  PUD-A                     360    358    75.000  10/1/2005   9/1/2035   2,048.44  11/1/2005
80014023  Primary Residence  CP                        360    358    80.000  10/1/2005   9/1/2035   2,381.25  10/1/2005
80014024  Primary Residence  PUD-D                     360    358    63.710  10/1/2005   9/1/2035   1,933.85  11/1/2005
80014025  Primary Residence  Single Family Detached    360    358    50.000  10/1/2005   9/1/2035   2,996.25  11/1/2005
80014026  Primary Residence  Single Family Detached    360    358    65.710  10/1/2005   9/1/2035   1,150.00  11/1/2005
80014027  Primary Residence  Single Family Detached    360    358    57.090  10/1/2005   9/1/2035   2,305.94  10/1/2005
80014028  Primary Residence  PUD-D                     360    358    75.000  10/1/2005   9/1/2035   2,875.00  11/1/2005
80014029  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035     402.50  10/1/2005
80014030  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   2,084.00  11/1/2005
80014031  Primary Residence  Single Family Detached    360    358    64.630  10/1/2005   9/1/2035   3,177.62  10/1/2005
80014032  Primary Residence  Single Family Detached    360    358    74.710  10/1/2005   9/1/2035   3,114.58  11/1/2005
80014033  Second Home        PUD-D                     360    358    80.000  10/1/2005   9/1/2035     875.00  11/1/2005
80014034  Primary Residence  Single Family Detached    360    358    86.250  10/1/2005   9/1/2035   1,121.25  11/1/2005
80014035  Primary Residence  Single Family Detached    360    358    70.000  10/1/2005   9/1/2035   3,098.96  10/1/2005
80014036  Primary Residence  Single Family Detached    360    358    80.000  10/1/2005   9/1/2035   3,266.67  10/1/2005
80014037  Primary Residence  Condominium               360    358    67.240  10/1/2005   9/1/2035     477.34  10/1/2005
80014038  Primary Residence  Single Family Detached    360    358    65.790  10/1/2005   9/1/2035   2,552.08  10/1/2005
80014039  Primary Residence  Single Family Detached    360    358    70.000  10/1/2005   9/1/2035   4,498.30  11/1/2005
80014749  Primary Residence  Single Family Detached    360    356    50.820   8/1/2005   7/1/2035   4,320.00  10/1/2005
80014751  Primary Residence  Single Family Detached    360    345    80.000   9/1/2005   8/1/2034   1,887.09  11/1/2005
80014752  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,496.25  10/1/2005
80014753  Primary Residence  PUD-D                     360    355    49.860   7/1/2005   6/1/2035     836.15  11/1/2005
80014754  Second Home        Single Family Detached    360    355    80.000   7/1/2005   6/1/2035     616.00  11/1/2005
80014755  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035     881.28  11/1/2005
80014756  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   1,631.25  11/1/2005
80014757  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035   2,199.54  11/1/2005
80014758  Primary Residence  Single Family Detached    360    356    50.000   8/1/2005   7/1/2035     585.94  11/1/2005
80014759  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035     806.25  11/1/2005
80014760  Primary Residence  Single Family Detached    360    355    75.000   7/1/2005   6/1/2035   1,432.03  10/1/2005
80014761  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035   1,188.33  11/1/2005
80014762  Second Home        CL                        360    356    44.120   8/1/2005   7/1/2035   1,835.94  11/1/2005
80014763  Primary Residence  PUD-D                     360    357    36.490   9/1/2005   8/1/2035   6,187.50  11/1/2005
80014764  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,265.78  10/1/2005
80014765  Primary Residence  Single Family Detached    360    355    22.860   7/1/2005   6/1/2035   1,958.33  10/1/2005
80014766  Primary Residence  Single Family Detached    360    356    63.670   8/1/2005   7/1/2035   1,495.00  10/1/2005
80014767  Primary Residence  Single Family Detached    360    356    77.140   8/1/2005   7/1/2035   1,982.81  11/1/2005
80014768  Primary Residence  Single Family Detached    360    356    77.270   8/1/2005   7/1/2035   1,558.33  11/1/2005
80014769  Investor Property  Single Family Detached    360    355    74.990   7/1/2005   6/1/2035   1,157.90  11/1/2005
80014770  Second Home        CL                        360    357    30.610   9/1/2005   8/1/2035     750.00  10/1/2005
80014771  Primary Residence  Condominium Hi-Rise       360    357    80.000   9/1/2005   8/1/2035   2,070.00  11/1/2005
80014772  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035   1,462.13  11/1/2005
80014773  Primary Residence  PUD-D                     360    354    80.000   6/1/2005   5/1/2035   4,586.25  10/1/2005
80014774  Primary Residence  CL                        360    354    80.000   6/1/2005   5/1/2035     447.67  10/1/2005
80014775  Primary Residence  PUD-D                     360    354    80.000   6/1/2005   5/1/2035     935.00  10/1/2005
80014776  Primary Residence  PUD-D                     360    355    80.000   7/1/2005   6/1/2035   2,606.67  10/1/2005
80014777  Primary Residence  Single Family Detached    360    355    69.410   7/1/2005   6/1/2035     775.84  11/1/2005
80014778  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035   1,686.54  10/1/2005
80014779  Second Home        Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   2,287.50  10/1/2005
80014781  Primary Residence  Single Family Detached    360    355    31.250   7/1/2005   6/1/2035     937.50  10/1/2005
80014782  Primary Residence  Single Family Detached    360    357    79.250   9/1/2005   8/1/2035     962.50  11/1/2005
80014783  Primary Residence  Single Family Detached    360    357    75.000   9/1/2005   8/1/2035   6,150.39  11/1/2005
80014784  Primary Residence  Single Family Detached    360    355    77.320   7/1/2005   6/1/2035   4,396.88  11/1/2005
80014785  Primary Residence  Single Family Detached    360    356    28.580   8/1/2005   7/1/2035     383.33  10/1/2005
80014786  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,676.25  11/1/2005
80014787  Primary Residence  PUD-D                     360    356    70.000   8/1/2005   7/1/2035   2,135.00  11/1/2005
80014788  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   1,593.75  10/1/2005
80014789  Primary Residence  Single Family Detached    360    357    79.990   9/1/2005   8/1/2035   2,024.81  11/1/2005
80014790  Primary Residence  Single Family Detached    360    357    19.730   9/1/2005   8/1/2035   1,811.46  11/1/2005
80014791  Primary Residence  PUD-D                     351    346    80.000   7/1/2005   9/1/2034   1,814.79  10/1/2005
80014792  Primary Residence  Single Family Detached    360    357    60.980   9/1/2005   8/1/2035   2,604.17  10/1/2005
80014793  Primary Residence  Single Family Detached    360    356    46.510   8/1/2005   7/1/2035     468.75  11/1/2005
80014794  Primary Residence  Single Family Detached    360    355    46.200   7/1/2005   6/1/2035     517.34  10/1/2005
80014795  Primary Residence  Single Family Detached    360    356    48.970   8/1/2005   7/1/2035   3,557.81  10/1/2005
80014796  Primary Residence  PUD-D                     360    355    41.180   7/1/2005   6/1/2035     411.25  11/1/2005
80014797  Primary Residence  Single Family Detached    360    356    77.910   8/1/2005   7/1/2035   1,963.50  10/1/2005
80014798  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035     730.46  11/1/2005
80014799  Primary Residence  PUD-D                     360    356    89.820   8/1/2005   7/1/2035   2,159.06  11/1/2005
80014800  Primary Residence  PUD-D                     360    356    67.830   8/1/2005   7/1/2035   1,992.60  10/1/2005
80014801  Primary Residence  Single Family Detached    360    356    34.350   8/1/2005   7/1/2035   2,016.15  11/1/2005
80014802  Primary Residence  Single Family Detached    360    357    80.000   9/1/2005   8/1/2035   1,954.42  11/1/2005
80014803  Primary Residence  Single Family Detached    360    354    70.040   6/1/2005   5/1/2035     717.46  10/1/2005
80014804  Primary Residence  PUD-D                     360    354    80.000   6/1/2005   5/1/2035   1,478.54  11/1/2005
80014805  Second Home        PUD-D                     360    355    80.000   7/1/2005   6/1/2035   1,710.00  11/1/2005
80014806  Primary Residence  PUD-D                     360    354    79.620   6/1/2005   5/1/2035     818.58  10/1/2005
80014808  Primary Residence  Single Family Detached    360    354    80.000   6/1/2005   5/1/2035     866.02  11/1/2005
80014810  Primary Residence  PUD-D                     360    355    35.910   7/1/2005   6/1/2035     946.46  10/1/2005
80014811  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035   1,608.92  11/1/2005
80014812  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   2,683.10  11/1/2005
80014813  Primary Residence  PUD-D                     360    354    80.000   6/1/2005   5/1/2035     930.70  10/1/2005
80014814  Primary Residence  PUD-A                     360    356    43.960   8/1/2005   7/1/2035     957.93  10/1/2005
80014815  Primary Residence  PUD-A                     360    355    70.890   7/1/2005   6/1/2035   1,482.86  11/1/2005
80014816  Primary Residence  Single Family Detached    360    356    68.790   8/1/2005   7/1/2035   2,531.12  10/1/2005
80014817  Primary Residence  Single Family Detached    360    356    80.000   8/1/2005   7/1/2035     569.39  11/1/2005
80014818  Primary Residence  PUD-A                     360    355    80.000   7/1/2005   6/1/2035   1,620.00  11/1/2005
80014819  Primary Residence  PUD-D                     360    356    53.130   8/1/2005   7/1/2035   2,036.46  10/1/2005
80014820  Second Home        Single Family Detached    360    356    79.590   8/1/2005   7/1/2035   2,864.06  11/1/2005
80014821  Primary Residence  Single Family Detached    360    355    80.000   7/1/2005   6/1/2035     637.50  11/1/2005
80014823  Primary Residence  PUD-D                     360    356    59.100   8/1/2005   7/1/2035   1,883.13  10/1/2005
80014824  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   1,881.00  11/1/2005
80014825  Primary Residence  Single Family Detached    360    356    79.980   8/1/2005   7/1/2035     630.56  11/1/2005
80014826  Primary Residence  PUD-D                     360    356    80.000   8/1/2005   7/1/2035   2,836.67  11/1/2005
80014827  Primary Residence  Single Family Detached    360    357    62.880   9/1/2005   8/1/2035   2,031.77  11/1/2005
80014829  Primary Residence  Single Family Detached    360    357    64.860   9/1/2005   8/1/2035   2,812.50  11/1/2005
80014830  Primary Residence  Single Family Detached    360    357    58.330   9/1/2005   8/1/2035   1,968.75  10/1/2005

                                                                        FIRST RATE   CURRENT
                                  DOCUMENTATION           APPRAISAL     FREQUENCY   INTEREST  INITIAL  PERIODIC  LIFE   GROSS
 LOANID   PURPOSE                     TYPE                  VALUE      CHANGE DATE    RATE     CAP        CAP     CAP   MARGIN
80013941  Purchase        Full                           1,300,000.00      9/1/2015     5.375   5.000     2.000  5.000   2.250
80013942  Cashout Refi    Full                             515,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80013943  Purchase        Full                           1,060,000.00      9/1/2015     6.000   5.000     2.000  5.000   2.250
80013944  Cashout Refi    Full                             595,000.00      9/1/2015     6.125   5.000     2.000  5.000   2.250
80013945  Purchase        Full                             555,000.00      9/1/2015     5.625   5.000     2.000  5.000   2.250
80013946  Purchase        Full                             800,000.00      9/1/2015     5.500   5.000     2.000  5.000   2.250
80013947  Rate/Term Refi  Full                           1,350,000.00      9/1/2015     6.250   5.000     2.000  5.000   2.250
80013948  Purchase        Full                             780,000.00      9/1/2015     5.625   5.000     2.000  5.000   2.250
80013949  Purchase        Stated Income/Assets Verified    495,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80013950  Rate/Term Refi  Full                             825,000.00      8/1/2015     5.875   5.000     2.000  5.000   2.250
80013951  Cashout Refi    Stated Income/Assets Verified  1,380,000.00      6/1/2015     5.875   5.000     2.000  5.000   2.250
80013952  Rate/Term Refi  Full                             343,000.00      9/1/2015     5.625   5.000     2.000  5.000   2.250
80013953  Cashout Refi    Stated Income/Assets Verified    575,000.00      9/1/2015     5.125   5.000     2.000  5.000   2.250
80013954  Cashout Refi    Full                             380,000.00      9/1/2015     6.000   5.000     2.000  5.000   2.250
80013955  Cashout Refi    Full                             600,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80013956  Rate/Term Refi  Stated Income/Assets Verified  1,750,000.00      8/1/2015     5.375   5.000     2.000  5.000   2.250
80013957  Cashout Refi    Full                             430,000.00      7/1/2015     5.750   5.000     2.000  5.000   2.250
80013958  Cashout Refi    Full                             601,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80013959  Purchase        Full                           1,515,000.00      8/1/2015     5.625   5.000     2.000  5.000   2.250
80013960  Cashout Refi    Full                             395,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80013961  Purchase        Full                             583,000.00      8/1/2015     5.625   5.000     2.000  5.000   2.250
80013962  Purchase        Full                             805,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80013963  Cashout Refi    Full                             430,000.00      8/1/2015     5.875   5.000     2.000  5.000   2.250
80013964  Cashout Refi    Stated Income/Assets Verified  2,250,000.00      9/1/2015     6.000   5.000     2.000  5.000   2.250
80013965  Purchase        Full                             730,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80013966  Purchase        Full                             490,700.00      9/1/2015     5.625   5.000     2.000  5.000   2.250
80013967  Purchase        Full                             495,000.00      9/1/2015     5.500   5.000     2.000  5.000   2.250
80013968  Rate/Term Refi  Full                             348,000.00      9/1/2015     5.250   5.000     2.000  5.000   2.250
80013969  Purchase        Full                             810,000.00      9/1/2015     5.500   5.000     2.000  5.000   2.250
80013970  Rate/Term Refi  Full                           2,200,000.00      9/1/2015     5.625   5.000     2.000  5.000   2.250
80013971  Purchase        Full                             480,000.00      9/1/2015     5.625   5.000     2.000  5.000   2.250
80013972  Purchase        Full                           1,400,000.00      9/1/2015     5.625   5.000     2.000  5.000   2.250
80013973  Purchase        Stated Income/Assets Verified    555,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80013974  Cashout Refi    Full                             452,000.00      9/1/2015     5.500   5.000     2.000  5.000   2.250
80013975  Cashout Refi    Full                             530,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80013976  Rate/Term Refi  Full                             685,000.00      9/1/2015     5.625   5.000     2.000  5.000   2.250
80013977  Rate/Term Refi  Full                             220,000.00      9/1/2015     5.375   5.000     2.000  5.000   2.250
80013978  Purchase        Stated Income/Assets Verified    329,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80013979  Cashout Refi    Full                             560,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80013980  Purchase        Stated Income/Assets Verified    685,000.00      9/1/2015     6.375   5.000     2.000  5.000   2.250
80013981  Purchase        Full                             600,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80013982  Rate/Term Refi  Full                             995,000.00      9/1/2015     5.625   5.000     2.000  5.000   2.250
80013983  Cashout Refi    Stated Income/Assets Verified  3,050,000.00      9/1/2015     5.625   5.000     2.000  5.000   2.250
80013984  Purchase        Full                             875,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80013985  Purchase        Full                             880,000.00      9/1/2015     5.500   5.000     2.000  5.000   2.250
80013986  Cashout Refi    Stated Income/Assets Verified    460,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80013987  Rate/Term Refi  Full                             335,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80013988  Cashout Refi    Full                             468,000.00      9/1/2015     5.625   5.000     2.000  5.000   2.250
80013989  Cashout Refi    Full                             691,000.00      9/1/2015     5.500   5.000     2.000  5.000   2.250
80013990  Cashout Refi    Stated Income/Assets Verified    710,000.00      9/1/2015     6.000   5.000     2.000  5.000   2.250
80013991  Cashout Refi    Full                             825,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80013993  Cashout Refi    Full                             275,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80013994  Cashout Refi    Stated Income/Assets Verified    965,000.00      9/1/2015     6.250   5.000     2.000  5.000   2.250
80013995  Purchase        Full                             747,000.00      9/1/2015     5.500   5.000     2.000  5.000   2.250
80013996  Purchase        Full                             209,000.00      9/1/2015     5.625   5.000     2.000  5.000   2.250
80013998  Cashout Refi    Stated Income/Assets Verified    765,000.00      9/1/2015     6.000   5.000     2.000  5.000   2.250
80013999  Cashout Refi    Stated Income/Assets Verified    700,000.00      9/1/2015     5.250   5.000     2.000  5.000   2.250
80014000  Cashout Refi    Full                             360,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80014001  Purchase        Stated Income/Assets Verified    392,500.00      8/1/2015     6.125   5.000     2.000  5.000   2.250
80014002  Rate/Term Refi  Stated Income/Assets Verified    800,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80014003  Purchase        Full                             220,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80014004  Rate/Term Refi  Full                             140,000.00      9/1/2015     5.625   5.000     2.000  5.000   2.250
80014005  Cashout Refi    Full                             400,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80014006  Purchase        Stated Income/Assets Verified  1,225,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80014007  Purchase        Full                             555,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80014008  Cashout Refi    Stated Income/Assets Verified  1,050,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80014009  Cashout Refi    Stated Income/Assets Verified    725,000.00      9/1/2015     6.250   5.000     2.000  5.000   2.250
80014010  Purchase        Full                             550,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80014011  Cashout Refi    Stated Income/Assets Verified    660,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80014012  Cashout Refi    Full                             415,000.00      9/1/2015     6.250   5.000     2.000  5.000   2.250
80014013  Purchase        Stated Income/Assets Verified    662,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80014014  Cashout Refi    Full                             385,000.00      9/1/2015     6.375   5.000     2.000  5.000   2.250
80014015  Cashout Refi    Full                             625,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80014016  Purchase        Full                           1,550,000.00      9/1/2015     5.000   5.000     2.000  5.000   2.250
80014017  Cashout Refi    Full                           1,000,000.00      9/1/2015     6.000   5.000     2.000  5.000   2.250
80014018  Purchase        Full                             271,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80014019  Purchase        Full                             490,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80014020  Cashout Refi    Full                             350,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80014021  Cashout Refi    Full                             360,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80014022  Rate/Term Refi  Full                             570,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80014023  Cashout Refi    Full                             635,000.00      9/1/2015     5.625   5.000     2.000  5.000   2.250
80014024  Cashout Refi    Full                             620,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80014025  Cashout Refi    Stated Income/Assets Verified  1,128,000.00      9/1/2015     6.375   5.000     2.000  5.000   2.250
80014026  Cashout Refi    Full                             350,000.00      9/1/2015     6.000   5.000     2.000  5.000   2.250
80014027  Rate/Term Refi  Full                             825,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80014028  Purchase        Stated Income/Assets Verified    800,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80014029  Purchase        Full                             105,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80014030  Cashout Refi    Full                             521,000.00      9/1/2015     6.000   5.000     2.000  5.000   2.250
80014031  Cashout Refi    Full                             820,000.00      9/1/2015     6.000   5.000     2.000  5.000   2.250
80014032  Purchase        Stated Income/Assets Verified    875,000.00      9/1/2015     5.750   5.000     2.000  5.000   2.250
80014033  Purchase        Stated Income/Assets Verified    210,000.00      9/1/2015     6.250   5.000     2.000  5.000   2.250
80014034  Rate/Term Refi  Full                             240,000.00      9/1/2015     6.500   5.000     2.000  5.000   2.250
80014035  Cashout Refi    Stated Income/Assets Verified    850,000.00      9/1/2015     6.250   5.000     2.000  5.000   2.250
80014036  Purchase        Stated Income/Assets Verified    800,000.00      9/1/2015     6.125   5.000     2.000  5.000   2.250
80014037  Rate/Term Refi  Full                             145,000.00      9/1/2015     5.875   5.000     2.000  5.000   2.250
80014038  Cashout Refi    Stated Income/Assets Verified    760,000.00      9/1/2015     6.125   5.000     2.000  5.000   2.250
80014039  Purchase        Stated Income/Assets Verified  1,277,500.00      9/1/2015     6.125   5.000     2.000  5.000   2.250
80014749  Rate/Term Refi  Full                           1,700,000.00      7/1/2015     6.000   5.000     2.000  5.000   2.250
80014751  Purchase        Full                                   0.00      8/1/2014     6.250   5.000     2.000  5.000   2.250
80014752  Purchase        Full                             400,000.00      7/1/2015     5.625   5.000     2.000  5.000   2.250
80014753  Cashout Refi    Full                             350,000.00      6/1/2015     5.750   5.000     2.000  5.000   2.250
80014754  Purchase        Full                             170,000.00      6/1/2015     5.500   5.000     2.000  5.000   2.250
80014755  Purchase        Full                             231,500.00      6/1/2015     5.750   5.000     2.000  5.000   2.250
80014756  Purchase        Full                             435,000.00      7/1/2015     5.625   5.000     2.000  5.000   2.250
80014757  Purchase        Full                             600,000.00      7/1/2015     5.500   5.000     2.000  5.000   2.250
80014758  Purchase        Full                             250,000.00      7/1/2015     5.625   5.000     2.000  5.000   2.250
80014759  Purchase        Full                             215,000.00      7/1/2015     5.625   5.000     2.000  5.000   2.250
80014760  Cashout Refi    Stated Income/Assets Verified    390,000.00      6/1/2015     5.875   5.000     2.000  5.000   2.250
80014761  Purchase        Full                             311,000.00      5/1/2015     5.750   5.000     2.000  5.000   2.250
80014762  Purchase        Full                             870,000.00      7/1/2015     5.875   5.000     2.000  5.000   2.250
80014763  Purchase        Full                           3,700,000.00      8/1/2015     5.500   5.000     2.000  5.000   2.250
80014764  Rate/Term Refi  Full                             492,000.00      8/1/2015     5.625   5.000     2.000  5.000   2.250
80014765  Purchase        Full                           1,800,000.00      6/1/2015     5.875   5.000     2.000  5.000   2.250
80014766  Cashout Refi    Full                             490,000.00      7/1/2015     5.750   5.000     2.000  5.000   2.250
80014767  Cashout Refi    Full                             525,000.00      7/1/2015     5.875   5.000     2.000  5.000   2.250
80014768  Purchase        Full                             440,000.00      7/1/2015     5.500   5.000     2.000  5.000   2.250
80014769  Purchase        Full                             247,500.00      6/1/2015     6.375   5.000     2.000  5.000   2.625
80014770  Purchase        Full                             490,000.00      8/1/2015     6.000   5.000     2.000  5.000   2.250
80014771  Purchase        Full                             550,000.00      8/1/2015     5.750   5.000     2.000  5.000   2.250
80014772  Purchase        Full                             400,000.00      6/1/2015     5.625   5.000     2.000  5.000   2.250
80014773  Purchase        Full                           1,223,000.00      5/1/2015     5.625   5.000     2.000  5.000   2.250
80014774  Purchase        Full                             135,000.00      5/1/2015     6.000   5.000     2.000  5.000   2.250
80014775  Purchase        Full                             260,000.00      5/1/2015     5.500   5.000     2.000  5.000   2.250
80014776  Purchase        Full                             680,000.00      6/1/2015     5.750   5.000     2.000  5.000   2.250
80014777  Rate/Term Refi  Full                             219,000.00      6/1/2015     6.125   5.000     2.000  5.000   2.250
80014778  Purchase        Full                             465,000.00      6/1/2015     5.500   5.000     2.000  5.000   2.250
80014779  Purchase        Full                             610,000.00      8/1/2015     5.625   5.000     2.000  5.000   2.250
80014781  Purchase        Full                             640,000.00      6/1/2015     5.625   5.000     2.000  5.000   2.250
80014782  Cashout Refi    Full                             265,000.00      8/1/2015     5.500   5.000     2.000  5.000   2.250
80014783  Purchase        Full                           1,700,000.00      8/1/2015     5.875   5.000     2.000  5.000   2.250
80014784  Purchase        Full                           1,300,000.00      6/1/2015     5.250   5.000     2.000  5.000   2.250
80014785  Purchase        Full                             280,000.00      7/1/2015     5.750   5.000     2.000  5.000   2.250
80014786  Purchase        Full                             453,000.00      8/1/2015     5.625   5.000     2.000  5.000   2.250
80014787  Cashout Refi    Full                             610,000.00      7/1/2015     6.000   5.000     2.000  5.000   2.250
80014788  Purchase        Full                             435,000.00      7/1/2015     5.625   5.000     2.000  5.000   2.250
80014789  Purchase        Full                             600,000.00      8/1/2015     5.375   5.000     2.000  5.000   2.250
80014790  Rate/Term Refi  Full                           1,875,000.00      8/1/2015     5.875   5.000     2.000  5.000   2.250
80014791  Purchase        Full                             385,000.00      6/1/2015     5.750   5.000     2.000  5.000   2.250
80014792  Cashout Refi    Full                             820,000.00      8/1/2015     6.250   5.000     2.000  5.000   2.250
80014793  Cashout Refi    Full                             215,000.00      7/1/2015     5.625   5.000     2.000  5.000   2.250
80014794  Rate/Term Refi  Full                             250,000.00      6/1/2015     5.375   5.000     2.000  5.000   2.250
80014795  Rate/Term Refi  Full                           1,550,000.00      7/1/2015     5.625   5.000     2.000  5.000   2.250
80014796  Purchase        Full                             210,000.00      6/1/2015     5.875   5.000     2.000  5.000   2.250
80014797  Rate/Term Refi  Full                             550,000.00      7/1/2015     5.500   5.000     2.000  5.000   2.250
80014798  Purchase        Full                             188,000.00      6/1/2015     5.875   5.000     2.000  5.000   2.250
80014799  Purchase        Full                             492,000.00      7/1/2015     5.875   5.000     2.000  5.000   2.250
80014800  Rate/Term Refi  Full                             600,000.00      7/1/2015     5.875   5.000     2.000  5.000   2.250
80014801  Cashout Refi    Stated Income/Assets Verified  1,150,000.00      7/1/2015     6.125   5.000     2.000  5.000   2.250
80014802  Purchase        Full                             510,000.00      8/1/2015     5.875   5.000     2.000  5.000   2.250
80014803  Purchase        Stated Income/Assets Verified    166,000.00      5/1/2015     6.375   5.000     2.000  5.000   2.250
80014804  Purchase        Full                             390,000.00      5/1/2015     5.875   5.000     2.000  5.000   2.250
80014805  Purchase        Full                             430,000.00      6/1/2015     6.000   5.000     2.000  5.000   2.250
80014806  Purchase        Full                             210,000.00      5/1/2015     5.875   5.000     2.000  5.000   2.250
80014808  Purchase        Full                             184,000.00      5/1/2015     5.875   5.000     2.000  5.000   2.250
80014810  Rate/Term Refi  Full                             575,000.00      6/1/2015     5.500   5.000     2.000  5.000   2.250
80014811  Purchase        Full                             465,000.00      6/1/2015     5.375   5.000     2.000  5.000   2.250
80014812  Purchase        Full                             700,000.00      7/1/2015     5.750   5.000     2.000  5.000   2.250
80014813  Purchase        Full                             254,000.00      5/1/2015     5.500   5.000     2.000  5.000   2.250
80014814  Cashout Refi    Full                             455,000.00      7/1/2015     5.750   5.000     2.000  5.000   2.250
80014815  Purchase        Full                             447,000.00      6/1/2015     5.625   5.000     2.000  5.000   2.250
80014816  Purchase        Full                             785,000.00      7/1/2015     5.625   5.000     2.000  5.000   2.250
80014817  Purchase        Full                             160,000.00      7/1/2015     5.375   5.000     2.000  5.000   2.250
80014818  Purchase        Full                             432,000.00      6/1/2015     5.625   5.000     2.000  5.000   2.250
80014819  Purchase        Full                             800,000.00      7/1/2015     5.750   5.000     2.000  5.000   2.250
80014820  Purchase        Full                             736,000.00      7/1/2015     5.875   5.000     2.000  5.000   2.250
80014821  Purchase        Full                             178,000.00      6/1/2015     5.625   5.000     2.000  5.000   2.250
80014823  Cashout Refi    Full                             665,000.00      7/1/2015     5.750   5.000     2.000  5.000   2.250
80014824  Purchase        Full                             515,000.00      7/1/2015     5.500   5.000     2.000  5.000   2.250
80014825  Purchase        Full                             161,040.00      7/1/2015     5.875   5.000     2.000  5.000   2.250
80014826  Cashout Refi    Full                             740,000.00      7/1/2015     5.750   5.000     2.000  5.000   2.250
80014827  Rate/Term Refi  Full                             660,000.00      8/1/2015     5.875   5.000     2.000  5.000   2.250
80014829  Rate/Term Refi  Full                             925,000.00      8/1/2015     5.625   5.000     2.000  5.000   2.250
80014830  Cashout Refi    Full                             720,000.00      8/1/2015     5.625   5.000     2.000  5.000   2.250

             DATE
              OF       ORIGINAL
 LOANID   ORIGINATION    FICO
80013941   8/12/2005     780
80013942   8/11/2005     775
80013943   8/12/2005     703
80013944   8/12/2005     699
80013945   8/19/2005     789
80013946   8/12/2005     773
80013947   8/16/2005     708
80013948   8/22/2005     760
80013949   8/19/2005     804
80013950   7/18/2005     719
80013951   5/26/2005     773
80013952   8/18/2005     765
80013953   8/15/2005     692
80013954   8/10/2005     723
80013955   8/10/2005     808
80013956   7/25/2005     782
80013957   6/29/2005     711
80013958   8/12/2005     727
80013959   7/28/2005     768
80013960   8/16/2005     802
80013961   7/22/2005     766
80013962   8/16/2005     645
80013963   7/11/2005     738
80013964   8/16/2005     754
80013965   8/15/2005     786
80013966   8/15/2005     765
80013967   8/15/2005     741
80013968   8/17/2005     729
80013969   8/12/2005     786
80013970   8/17/2005     774
80013971   8/12/2005     772
80013972   8/17/2005     748
80013973   8/11/2005     755
80013974   8/12/2005     699
80013975   8/17/2005     647
80013976   8/12/2005     754
80013977   8/11/2005     734
80013978   8/19/2005     662
80013979    8/4/2005     746
80013980   8/12/2005     733
80013981   8/15/2005     732
80013982    8/5/2005     787
80013983   8/10/2005     797
80013984   8/16/2005     680
80013985   8/18/2005     693
80013986   8/12/2005     731
80013987    8/5/2005     719
80013988    8/8/2005     770
80013989    8/5/2005     733
80013990    8/9/2005     748
80013991    8/9/2005     666
80013993   8/18/2005     653
80013994   8/10/2005     765
80013995   8/19/2005     798
80013996    8/5/2005     789
80013998   8/15/2005     680
80013999   8/11/2005     677
80014000   8/15/2005     761
80014001   7/29/2005     744
80014002   8/15/2005     745
80014003   8/17/2005     792
80014004   8/12/2005     751
80014005   8/15/2005     752
80014006   8/12/2005     785
80014007    8/5/2005     775
80014008    8/8/2005     812
80014009    8/8/2005     759
80014010   8/11/2005     701
80014011   8/11/2005     684
80014012   8/15/2005     706
80014013   8/18/2005     790
80014014   8/17/2005     749
80014015   8/16/2005     713
80014016   8/18/2005     734
80014017   8/10/2005     708
80014018   8/16/2005     749
80014019   8/12/2005     715
80014020   8/11/2005     756
80014021   8/15/2005     767
80014022   8/18/2005     684
80014023   8/12/2005     758
80014024    8/8/2005     761
80014025    8/5/2005     762
80014026   8/17/2005     793
80014027   8/12/2005     759
80014028   8/19/2005     703
80014029   8/11/2005     771
80014030   8/23/2005     781
80014031   8/15/2005     762
80014032   8/10/2005     729
80014033   8/11/2005     759
80014034   8/11/2005     748
80014035   8/16/2005     670
80014036   8/18/2005     763
80014037   8/17/2005     659
80014038    8/8/2005     721
80014039   8/16/2005     792
80014749    6/7/2005     809
80014751   7/20/2005     756
80014752   6/13/2005     771
80014753   5/25/2005     788
80014754   5/26/2005     734
80014755   5/16/2005     692
80014756    6/1/2005     731
80014757   6/15/2005     769
80014758    6/7/2005     614
80014759   6/16/2005     790
80014760   5/25/2005     722
80014761    4/8/2005     784
80014762   6/28/2005     764
80014763   7/15/2005     792
80014764    7/8/2005     722
80014765   6/24/2005     760
80014766   6/22/2005     754
80014767   6/24/2005     782
80014768    7/7/2005     666
80014769    5/2/2005     788
80014770   7/19/2005     784
80014771   7/12/2005     807
80014772   5/31/2005     679
80014773    5/2/2005     750
80014774   4/29/2005     743
80014775   4/21/2005     772
80014776   5/20/2005     735
80014777    5/2/2005     796
80014778   5/26/2005     686
80014779   7/15/2005     778
80014781   5/27/2005     804
80014782   7/11/2005     778
80014783   7/22/2005     792
80014784   5/31/2005     733
80014785   6/13/2005     731
80014786    7/1/2005     786
80014787   6/22/2005     685
80014788   6/30/2005     713
80014789    7/8/2005     704
80014790   7/25/2005     791
80014791   5/27/2005     660
80014792   7/28/2005     767
80014793   6/10/2005     815
80014794   5/23/2005     802
80014795   6/17/2005     700
80014796   5/23/2005     750
80014797   6/24/2005     731
80014798    5/3/2005     729
80014799   6/27/2005     774
80014800   6/27/2005     793
80014801   6/17/2005     791
80014802   7/11/2005     701
80014803   4/29/2005     752
80014804    4/4/2005     776
80014805   5/13/2005     709
80014806    4/7/2005     629
80014808    5/3/2005     752
80014810   5/18/2005     683
80014811   5/18/2005     759
80014812   6/30/2005     683
80014813   4/29/2005     625
80014814    6/2/2005     740
80014815   5/26/2005     808
80014816   6/30/2005     761
80014817    6/6/2005     770
80014818   5/25/2005     786
80014819   6/30/2005     802
80014820   6/30/2005     755
80014821   5/31/2005     763
80014823   6/17/2005     690
80014824   6/27/2005     696
80014825   6/30/2005     686
80014826   6/20/2005     729
80014827    7/7/2005     792
80014829    7/7/2005     761
80014830   7/18/2005     736

                                   EXHIBIT E

                    FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:      Wachovia Bank, National Association
         301 South College Street
         Charlotte, North Carolina 28288

Re: Pooling and Servicing Agreement, dated as of November 22, 2005, among Wachovia Mortgage Loan Trust, LLC, as depositor, Wells Fargo Bank, National Association, as master servicer and certificate administrator, National City Mortgage Co. and SunTrust Mortgage, Inc., as servicers, and U.S. Bank National Association, as trustee, issuing Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates Series 2005-B

         In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____          1.          Mortgage Paid in Full and proceeds have been
                           deposited into the Servicer Custodial Account

_____          2.          Foreclosure

_____          3.          Substitution

_____          4.          Repurchase

_____          5.          Other (Describe)

         Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                            ____________________________________
                                            [Name of Servicer]

                                            By:_________________________________
                                               Name:
                                               Title:

                                   EXHIBIT F

               FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT

                                     [Date]

         _______________ hereby certifies that it has established a Servicer Custodial Account pursuant to Section 3.08(e) of the Pooling and Servicing Agreement, dated November 22, 2005, among Wachovia Bank, National Association, as depositor,
Wells Fargo Bank, National Association, as master servicer and certificate administrator, National City Mortgage Co. and SunTrust Mortgage, Inc., as servicers, and U.S. Bank National Association, as trustee.


                                            ____________________________________
                                            [Name of Servicer]


                                            By: ________________________________
                                                Name:
                                                Title:

                                  EXHIBIT G-1

                        FORM OF TRANSFEROR'S CERTIFICATE

[Date]

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479
Attention: Client Manager -- Wachovia Mortgage Loan Trust, Series 2005-B

      Re: Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates, Series 2005-B, Class ______

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by ______________ (the "Transferor") to ______________ (the "Transferee") of the
captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated November 22, 2005, among Wachovia Mortgage Loan Trust, LLC, as depositor, Wells Fargo Bank, National Association, as master servicer and certificate administrator, National City Mortgage Co. and SunTrust Mortgage, Inc., as servicers, and U.S. Bank National Association, as trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Administrator, that:

         1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

         2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                            Very truly yours,

                                            ____________________________________
                                            (Transferor)


                                            By:_________________________________
                                               Name:
                                               Title:

                                  EXHIBIT G-2A

                       FORM 1 OF TRANSFEREE'S CERTIFICATE


                              ______________,200___


Wells Fargo Bank, National Association,
  as Certificate Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn.: Client Manager -- Wachovia Mortgage Loan Trust, Series 2005-B


                 Re: Wachovia Mortgage Loan Trust, LLC Series 2005-B Mortgage Pass-Through Certificates, Series 2005-B, Class _____

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
______________ (the "Seller") $_________ initial Class Balance of Mortgage Pass-Through Certificates, Series 2005-B, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 22, 2005 among Wachovia Mortgage Loan Trust, LLC, as Depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer and certificate administrator, National City Mortgage Co. and SunTrust Mortgage, Inc., as servicers (each, a "Servicer") and U.S. Bank National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller and the Certificate Administrator that:

                 1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Seller is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                 2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                 3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501 (a) promulgated pursuant to the Act.

                 4. The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Seller as has been requested by the Purchaser from the Seller or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Seller or the Seller to the satisfaction of the Purchaser.

                 5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner,
         (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                 6. The Purchaser is (i) not acquiring the Certificate directly or indirectly for, on behalf of, or with "plan assets" of an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) has provided the opinion of counsel specified in
         Section 5.07(a) of the Pooling and Servicing Agreement.

         In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Certificate Administrator, the Servicers and the Trustee that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.



                                            Very truly yours,



                                            [PURCHASER]

                                            By:_________________________________
                                               Name:
                                               Title:

                                  EXHIBIT G-2B

                       FORM 2 OF TRANSFEREE'S CERTIFICATE

             Description of Rule 144A Securities, including numbers:

            _________________________________________________________


            _________________________________________________________


            _________________________________________________________


            _________________________________________________________



Ladies and Gentlemen:

         The undersigned buyer, ______________ (the "Buyer"), intends to purchase from the undersigned seller, ______________ (the "Seller"), $_________ initial Class Balance of the Rule 144A Securities described above and issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of November 22 2005 among Wachovia Mortgage Loan Trust, LLC, as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer and certificate administrator, National City Mortgage Co. and SunTrust Mortgage, Inc., as servicers (each, a "Servicer") and U.S. Bank National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                 1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of
         Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                 2. The Buyer warrants and represents to, and covenants with, the Depositor, the Trustee and the Certificate Administrator as follows:

                          (a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                          (b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                          (c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Depositor, the Trustee or the Certificate Administrator.

                          (d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144ASecurities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                          (e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed the form of certification to that effect attached hereto as Annex 1. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                 3. The Buyer is (i) not acquiring the Certificate directly or indirectly for, on behalf of, or with "plan assets" of an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) has provided the opinion of counsel specified in
         Section 5.07(a) of the Agreement.

                 4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

         IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


_____________________________________   ________________________________________
Print Name of Seller                    Print Name of Buyer


By:__________________________________   By:_____________________________________
   Name:                                   Name:
   Title:                                  Title:


Taxpayer Identification:                Taxpayer Identification:

No.__________________________________   No:_____________________________________

Date:________________________________   Date:___________________________________

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

                 The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                 1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                 2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_________________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

-- Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

-- Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-- Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

--               Broker-Dealer.  The Buyer is a dealer  registered  pursuant to
                 Section 15 of the  Securities  Exchange Act of 1934.

-- Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

-- State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

-- ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

-- Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

-- SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under
                 Section 301(c) or (d) of the Small Business Investment Act of 1958.

-- Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

-- Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

                 3.       The term "securities" as used herein does not include
(i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loanparticipations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                 4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

                 5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

_______         _______        Will the Buyer be purchasing the Rule 144A
Yes             No             Securities only for the Buyer's own account?

                 6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                 7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.



                                            ____________________________________
                                            Print Name of Buyer


                                            By: ________________________________
                                                Name:
                                                Title:


                                            Date:_______________________________

                                   EXHIBIT H


         FORM OF TRANSFEREE REPRESENTATION LETTER FOR ERISA RESTRICTED
                                  CERTIFICATES

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479
Attention: Client Manager -- Wachovia Mortgage Loan Trust, Series 2005-B

      Re: Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates, Series 2005-B, Class _____

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by _______________ (the "Transferor") to _________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated November 22, 2005, among Wachovia Mortgage Loan Trust, LLC, as depositor, Wells Fargo Bank, National Association, as master servicer and certificate administrator, National City Mortgage Co. and SunTrust Mortgage, Inc., as servicers, and U.S. Bank National Association, as trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Certificate Administrator, that it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law which is similar to ERISA or the Code ("Similar Law") (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates.

     Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                             Very truly yours,


                                            ___________________________________
                                            (Transferee)

                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________
                                            Date:______________________________

                                  EXHIBIT I-1

         FORM OF AFFIDAVIT REGARDING TRANSFER OF RESIDUAL CERTIFICATES


STATE OF __________________      )
                                 )        ss.:
COUNTY OF _________________      )

          ___________________________, being first duly sworn, deposes and says:

                 1.       That (s)he is a(n) ___________________________________
of ______________________________________ (record or beneficial owner (the
"Owner") of a ____% Percentage Interest of the Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates, Series 2005-B, Class 1-A-R Certificates (the "Class 1-A-R Certificates")), a __________________________ duly organized and existing under the laws of _____________________________ on behalf of which
(s)he makes this affidavit and agreement.

                 2. That the Owner (i) is not and will not be a Date] "disqualified organization" or an electing large partnership as of [Closing [date of purchase] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class 1-A-R Certificates, and (iii) is acquiring the Class 1-A-R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an x any agency or the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                 3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class 1-A-R Certificates to disqualified organizations or electing large partnerships under the Code, that applies to all transfers of Class 1-A-R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class 1-A-R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                 4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class 1-A-R Certificates if either the pass-through entity is an electing large partnership under Section 775 of the Code or if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                 5. The Owner is either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes and created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate that is described in Section 7701(a)(30)(D) of the Code, or (iv) a trust that is described in Section 7701(a)(30)(E) of the Code.

                 6. The Owner hereby agrees that it will not cause income from the Class 1-A-R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

                 7. That the Owner is aware that the Trustee will not register the transfer of any Class 1-A-R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                 8. That the Owner has reviewed the restrictions set forth on the face of the Class 1-A-R Certificates and the provisions of Section 6.02(f) of the Pooling and Servicing Agreement under which the Class 1-A-R Certificates were issued. The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                 9. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class 1-A-R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                 10.      The Owner's Taxpayer Identification Number is
______________________.

                 11. This affidavit and agreement relates only to the Class 1-A-R Certificates held by the Owner and not to any other holder of the Class 1-A-R Certificates. The Owner understands that the liabilities described herein relate only to the Class 1-A-R Certificates.

                 12. That no purpose of the Owner relating to the transfer of any of the Class 1-A-R Certificates by the Owner is or will be to impede the assessment or collection of any tax; in making this representation, the Owner warrants that the Owner is familiar with (i) Treasury Regulation Section 1.860E-1 (c) and recent amendments thereto, effective as of August 19, 2002, and
(ii) the preamble describing the adoption of the amendments to such regulation, which is attached hereto as EXHIBIT 1.

                 13. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class 1-A-R Certificates that the Owner intends to pay taxes associated with holding such Class 1-A-R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class 1-A-R Certificates.

                 14. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class 1-A-R Certificates remain outstanding.

                 15. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

                 Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of November 22, 2005.

                 IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its _____________________, and its corporate seal to be hereunto attached, attested by its ______________________, this _____ of November, 2005.


                                            [NAME OF INVESTOR]


                                            By:_________________________________
                                               Name:
                                               Title:


[Corporate Seal]

ATTEST:

________________________________



                 Personally appeared before me the above-named
_________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a(n) _________________________ of the Owner, and acknowledged to me that (s)he executed the same as his/her free act and deed and the free act and deed of the Owner.

                 Subscribed and sworn before me this _____ day of November, 2005.




                                            ____________________________________
                                                         NOTARY PUBLIC

                                  EXHIBIT I-2

              FORM OF TRANSFEROR CERTIFICATE REGARDING TRANSFER OF
                              RESIDUAL CERTIFICATE

                               [DATE]


Wells Fargo Bank, National Association
   as Certificate Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn: Client Manager -- Wachovia Mortgage Loan Trust, Series 2005-B


                 Re: Wachovia Mortgage Loan Trust, LLC Mortgage Asset-Backed Pass-Through Certificates, Series 2005-B, Class 1-A-R Certificate

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by ______________________________ (the "Seller") to
________________________________ (the "Purchaser") of a ____% Percentage
Interest in the Wachovia Mortgage Loan Trust, LLC Mortgage Asset-Backed Pass-Through Certificates, Series 2005-B, Class 1-A-R Certificates (the "Certificates"), pursuant to the Pooling and Servicing Agreement, dated as of November 22, 2005 (the "Pooling and Servicing Agreement"), among Wachovia Mortgage Loan Trust, LLC, as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer and certificate administrator (in its capacity as certificate administrator, the "Certificate Administrator"), National City Mortgage Co. and SunTrust Mortgage, Inc., as servicers, and U.S. Bank National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Trustee that:

                 1. No purpose of the Seller relating to the transfer of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                 2. The Seller understands that the Purchaser has delivered to the Certificate Administrator a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

                 3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

                 4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                                            Very truly yours,


                                            [NAME OF SELLER]



                                            By:_________________________________
                                               Name:
                                               Title:

                                   EXHIBIT J

                                   [Reserved]

                                   EXHIBIT K

                                   [Reserved]

                                   EXHIBIT L

                                   [Reserved]

                                   EXHIBIT M

                          FORM OF LOST NOTE AFFIDAVIT

                                                         Loan Number ___________


STATE OF ____________________


COUNTY OF ___________________


                          , of the  lawful  age,  who  declared  that  he/she is
an employee of Wachovia Bank, National Association, organized and existing under the laws of the United States of America, being by me first duly sworn according to law, deposes and says to the best of his/her knowledge and belief that the Note herein below described was lost and has not been paid, satisfied, assigned, pledged, transferred or hypothecated in any way;

THAT the unpaid balance is still due and owing on that certain Note dated ______ _______________, which Note was executed by

                                       ,

in the original principal sum of $_____________________________________.

EXECUTED this_____day of_____________________________,________.



                                            WACHOVIA BANK, NATIONAL ASSOCIATION


                                            By: ________________________________
                                                Name:
                                                Title:


Subscribed and sworn before me this ____ day of _____________________, 20____.



Notary Public in and for the
State of _____________________

                                   EXHIBIT N

                          FORM OF CUSTODIAL AGREEMENT

                 THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of November 22, 2005, is by and among U.S. BANK NATIONAL ASSOCIATION, as trustee (including successors, the "Trustee"), WACHOVIA MORTGAGE LOAN TRUST, LLC (together with any successor in interest, the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer and certificate administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer"), NATIONAL CITY MORTGAGE CO. and SUNTRUST MORTGAGE, INC., as servicers (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, each as a "Servicer") and WACHOVIA BANK, NATIONAL ASSOCIATION, as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                WITNESSETH THAT:

                 WHEREAS, the Depositor, Wells Fargo Bank, National
Association, as master servicer and certificate administrator, the Servicers and the Trustee have entered into a Pooling and Servicing Agreement, dated as of November 22, 2005, relating to the issuance of WMLT Mortgage Pass-Through Certificates, Series 2005-B (the "Pooling and Servicing Agreement"); and

                 WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor or the Servicers under the Pooling and Servicing Agreement upon the terms and conditions and subject to the limitations hereinafter set forth;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Servicers and the Custodian hereby agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

                 Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                  ARTICLE II.
                 APPOINTMENT; CUSTODY OF MORTGAGE DOCUMENTS

                 Section 2.1.     Appointment of Custodian.

                 Wachovia Bank, National Association is hereby appointed as Custodian pursuant to this Agreement and the Pooling and Servicing Agreement. Wachovia Bank, National Association hereby accepts such appointment, and agrees to perform the duties of the Custodian hereunder and thereunder and to comply with the terms and provisions hereof and thereof with respect thereto. Wachovia Bank, National Association acknowledges receipt of a copy of the Pooling and Servicing Agreement.

                 Section 2.2. Acceptance of Mortgage Files. The Custodian acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.4(1)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Loan Schedule") and declares that it holds and will hold such Mortgage Files as agent of, and for the benefit of, the Trustee.

                 Section 2.3. Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage to the Trustee in a state in which recordation is specifically required by the Rating Agencies to obtain the initial ratings for the Certificates pursuant to the provisions of Section 2.01(b) of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Depositor for the purpose of recording it in the appropriate public office for real property records, and the Depositor, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

                 Section 2.4.      Review of Mortgage Files.

                 (1)      On or prior to the Closing Date, in accordance with
Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Depositor, the Master Servicer and the Trustee an Initial Certification in the form of Exhibit O to the Pooling and Servicing Agreement evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each Mortgage Loan listed on the Mortgage Loan Schedule.

                 (2) Within 90 days of the Closing Date, the Custodian shall review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, and shall deliver to the Depositor, the Master Servicer and the Trustee a Final Certification in the form annexed as Exhibit P to the Pooling and Servicing Agreement. If, in the course of such review, the Custodian finds any document described in Section 2.01(b)(i), (ii), (iii), (v) or (ix)(A),
(B), (C), (D), (F) or (G) of the Pooling and Servicing Agreement which does not meet the requirements of Section 2.01 of the Pooling and Servicing Agreement or is omitted from such Mortgage File, the Custodian shall promptly so notify the related Servicer and the Depositor. In performing any such review, the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01(b)(i), (ii), (iii), (v) and (ix)(A), (B), (C), (D), (F) and (G) of
the Pooling and Servicing Agreement have been received and further confirming that any and all documents contained in the Mortgage File appear on their face to have been executed and relate to the related Mortgage Loan. The Custodian shall not have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

                 (3) The Custodian shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth in the Pooling and Servicing Agreement.

                 (4) The Custodian shall be under no duty or obligation (i) to inspect, review or examine any documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Sections 2.01(b)(iv), (vi), (vii) and (viii) and (ix)(E) of the Pooling and Servicing Agreement.

                 Section 2.5. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty as set forth in Section 2.04 of the Pooling and Servicing Agreement with respect to a Mortgage Loan, the Custodian shall give prompt written notice to the Depositor, the Master Servicer, the Servicers and the Trustee.

                 Section 2.6. Custodian to Cooperate; Release of Mortgage Files. Upon receipt by the Custodian of a Request for Release, in accordance with Section 3.15 of the Pooling and Servicing Agreement, the Custodian shall within seven Business Days release the related Mortgage File to or at the direction of the requesting Servicer. Such Servicer shall cause the Mortgage File so released to be returned to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Servicer Custodial Account, in which case such Servicer shall deliver to the Custodian a Request for Release, signed by a Servicing Officer.

                                  ARTICLE III.
                            CONCERNING THE CUSTODIAN

                 Section 3.1. Custodian as Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, is holding such Mortgage File for the sole benefit of the Trustee, and has no instructions to hold any Mortgage Note, Mortgage, or Mortgage File for the benefit of any person other than the Trustee and the Certificateholders. The Custodian undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.6 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Depositor, the Servicers or otherwise released from the possession of the Custodian.

                 Section 3.2. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                 Section 3.3. Master Servicer to Pay Fees. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable fees as agreed to by the Master Servicer and the Custodian for services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian.

                 Section 3.4. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign by giving notice to the other parties to this Agreement. Upon receiving such notice of resignation, the Trustee either shall take custody of the Mortgage Files or shall appoint a successor Custodian meeting the requirements set forth below.

                 Thirty (30) days after such notice of resignation, if the Trustee by then shall not have taken custody of the Mortgage Files and shall not have appointed a successor Custodian that has accepted its appointment, the resigning Custodian shall be entitled to deliver the Mortgage Files to the offices of the Trustee, and the Trustee shall be obligated to accept delivery. Alternatively, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian meeting the requirements set forth below.

                 The Trustee may remove the Custodian at any time for cause, based upon a material breach by the Custodian of its duties or obligations under any of this Agreement, the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement if, after giving notice of such material breach to the Custodian, such material breach remains uncured for 90 days. In addition, the Trustee may remove the Custodian if the credit rating of the Custodian is withdrawn or reduced to below "BBB-" by Standard & Poor's or below "Baa3" by Moody's.

                 In the event of any removal of the Custodian, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian meeting the requirements set forth below.

                 Any successor Custodian shall be an insured depository institution subject to supervision or examination by a federal or State governmental authority, shall have a combined capital and surplus at the time of appointment of at least $50,000,000 and shall be qualified to do business, or exempt from such qualification, in the jurisdictions in which the Mortgage Files will be held, unless the Depositor, the Issuer and the Trustee each consent otherwise.

                 Any resignation or removal of the Custodian, and appointment of a successor Custodian, shall become effective only upon acceptance by the successor Custodian of its appointment. The Trustee shall give prompt notice to the other parties to this Agreement of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor, which approval shall not be unreasonably withheld.

                 Section 3.5. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                 Section 3.6. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $50,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                  ARTICLE IV.
                        REPRESENTATIONS AND WARRANTIES

                 Section 4.1. Representations and Warranties. Each party hereby represents and warrants to, and agrees with, the other parties that:

                 (a) such party has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation;

                 (b) such party has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated and to execute, deliver, and perform its obligations under this Agreement;

                 (c) this Agreement has been duly authorized, executed, and delivered by such party, constitutes the legal, valid, and binding obligation of such party, and is enforceable against such party in accordance with its terms, except as such enforceability may be limited by laws relating to the rights of creditors or general principles of equity;

                 (d) neither the execution and delivery by such party of this Agreement, nor the performance by such party of its obligations under this Agreement, will conflict with, result in a material breach or violation of, or constitute (with or without notice or lapse of time or both) a default under, any law or any indenture or other agreement to which such party or its properties are bound, other than such as would not have a material adverse effect on the other parties to this Agreement;

                 (e) there are no proceedings or investigations pending or, to the best knowledge of such party, threatened, against such party before any governmental authority (i) asserting the unenforceability of this Agreement,
(ii) seeking to prevent the consummation of any transaction contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of such party, would have a material adverse effect on such party's performance under this Agreement, or (iv) seeking any determination or ruling that would have a material adverse effect on the enforceability of this Agreement, in each case which, if adversely determined, would be reasonably likely to result in a material adverse effect on the other parties to this Agreement; and

                 (f) no consent, approval, authorization, or order of, or filing with, any governmental authority is required on the part of such party in connection with its performance of the transactions contemplated by this Agreement, except those which have been obtained or made and are in full force and effect and those which the failure to obtain would not have a material adverse effect on the other parties to this Agreement.

                                   ARTICLE V.
                           MISCELLANEOUS PROVISIONS

                 Section 5.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, by overnight express, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                 Section 5.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Depositor, the Master Servicer, the Servicers nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

                 Section 5.3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 Section 5.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Depositor's expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                 For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                 Section 5.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                 IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Trustee under the Pooling
                                            and Servicing Agreement


                                            By:_________________________________
                                            Name:
                                            Title:

                                            WACHOVIA MORTGAGE LOAN TRUST, LLC,
                                            as Depositor


                                            By:_________________________________
                                            Name:
                                            Title:

                                            WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION, as Master Servicer and
                                            Certificate Administrator


                                            By:_________________________________
                                            Name:
                                            Title:

                                            NATIONAL CITY MORTGAGE CO.,
                                            as a Servicer


                                            By:_________________________________
                                            Name:
                                            Title:

                                            SUNTRUST MORTGAGE, INC.,
                                            as a Servicer


                                            By:_________________________________
                                            Name:
                                            Title:

                                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                                            as Custodian


                                            By:_________________________________
                                            Name:
                                            Title:

                                   EXHIBIT O

                         FORM OF INITIAL CERTIFICATION

U.S. Bank National Association           Wachovia Mortgage Loan Trust, LLC
60 Livingston Avenue                     301 S. College Street, NC5578 - Suite G
EP-MN-WS3D                               Charlotte, North Carolina 28288-5578
St. Paul, Minnesota 55107-2292

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045


         Re:     Wachovia Mortgage Loan Trust, LLC Series 2005-B Trust

Ladies and Gentlemen:

         In accordance with Section 2.4 of the custodial agreement dated as of November 22, 2005 (the "Custodial Agreement"), between U.S. Bank National Association, as trustee, Wachovia Mortgage Loan Trust, LLC, as depositor, Wells Fargo Bank, National Association., as master servicer and certificate administrator, National City Mortgage Co. and SunTrust Mortgage, Inc., as servicers, and Wachovia Bank, National Association, as custodian (the "Custodian"), the undersigned, as Custodian, hereby certifies that it has received the following with respect to each Mortgage Loan listed in the Mortgage Loan Schedule:

         Except for the exceptions listed on the schedule attached hereto, the Mortgage File for each of the Mortgage Loans includes all documents specified in
Section 2.01(b)(i), (ii), (iii), (v) and (ix)(A), (B), (C), (D), (F) and (G) of
the pooling and servicing agreement dated as of November 22, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo, National Association, as master servicer and certificate administrator, the Servicers and the Trustee.

         Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

                                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                                            as Custodian


                                            By:_________________________________
                                               Name:
                                               Title:

                                   EXHIBIT P

                          FORM OF FINAL CERTIFICATION

U.S. Bank National Association           Wachovia Mortgage Loan Trust, LLC
60 Livingston Avenue                     301 S. College Street, NC5578 - Suite G
EP-MN-WS3D                               Charlotte, North Carolina 28288-5578
St. Paul, Minnesota 55107-2292

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045


Re:      Wachovia Mortgage Loan Trust, LLC Series 2005-B Trust

         Ladies and Gentlemen:

         In accordance with Section 2.4 of the custodial agreement dated as of November 22, 2005 (the "Custodial Agreement"), between U.S. Bank National Association, as trustee, Wachovia Mortgage Loan Trust, LLC, as depositor, Wells Fargo Bank, National Association., as master servicer and certificate administrator, National City Mortgage Co. and SunTrust Mortgage, Inc., as servicers, and Wachovia Bank, National Association, as custodian (the "Custodian"), the undersigned, as Custodian, hereby certifies that it has received the following with respect to each Mortgage Loan listed in the Mortgage Loan Schedule:

         Except for the exceptions listed on the schedule attached hereto, the Mortgage File for each of the Mortgage Loans includes all documents specified in
Section 2.01(b)(i), (ii), (iii), (v) and (ix)(A), (B), (C), (D), (F) and (G) of
the pooling and servicing agreement dated as of November 22, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo, National Association, as master servicer and certificate administrator, the Servicers and the Trustee.

         Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

                                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                                            as Custodian


                                            By:_________________________________
                                               Name:
                                               Title: